EXECUTION COPY
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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)






                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 29, 1999

                               $850,069,757.10

                       Mortgage Pass-Through Certificates
                                 Series 1999-18




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





                                TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions...................................................1
Section 1.02   Acts of Holders..............................................65
Section 1.03   Effect of Headings and Table of Contents.....................65
Section 1.04   Benefits of Agreement........................................65


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans..................................1
Section 2.02   Acceptance by Trust Administrator.............................2
Section 2.03   Representations and Warranties of the Master Servicer
                  and the Seller.............................................3
Section 2.04   Execution and Delivery of Certificates.......................10
Section 2.05   Designation of Certificates; Designation of Startup Day
                  and Latest Possible Maturity Date.........................10


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account...........................................1
Section 3.02   Permitted Withdrawals from the Certificate Account............2
Section 3.03   Advances by Master Servicer and Trust Administrator...........3
Section 3.04   Trust Administrator to Cooperate; Release of Owner
                  Mortgage Loan Files........................................5
Section 3.05   Reports to the Trustee and Trust Administrator; Annual
                  Compliance Statements......................................6
Section 3.06   Title, Management and Disposition of Any REO Mortgage
                  Loan.......................................................7
Section 3.07   Amendments to Servicing Agreements, Modification of
                  Standard Provisions........................................7
Section 3.08   Oversight of Servicing........................................8
Section 3.09   Termination and Substitution of Servicing Agreements.........11
Section 3.10   Application of Net Liquidation Proceeds......................12
Section 3.11   Act Reports..................................................12


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions.................................................1
Section 4.02   Allocation of Realized Losses................................14
Section 4.03   Paying Agent.................................................17
Section 4.04   Statements to Certificateholders; Report to the Trust
                  Administrator, Financial Security and the Seller..........18
Section 4.05   Reports to Mortgagors and the Internal Revenue Service.......21
Section 4.06   Reserve Fund.................................................22
Section 4.07   Distributions in Reduction of the Class A-12
                  Certificates..............................................22
Section 4.08   Policy Matters...............................................27
Section 4.09   Calculation of Amounts; Binding Effect of
                  Interpretations and Actions of Master Servicer............30
Section 4.10   Determination of LIBOR.......................................30


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates..............................................1
Section 5.02   Registration of Certificates..................................3
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.............6
Section 5.04   Persons Deemed Owners.........................................7
Section 5.05   Access to List of Certificateholders' Names and
                  Addresses..................................................7
Section 5.06   Maintenance of Office or Agency...............................7
Section 5.07   Definitive Certificates.......................................8
Section 5.08   Notices to Clearing Agency....................................8


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer...............1
Section 6.02   Merger or Consolidation of the Seller or the Master
                  Servicer...................................................1
Section 6.03   Limitation on Liability of the Seller, the Master
                  Servicer and Others........................................1
Section 6.04   Resignation of the Master Servicer............................2
Section 6.05   Compensation to the Master Servicer...........................2
Section 6.06   Assignment or Delegation of Duties by Master Servicer.........2
Section 6.07   Indemnification of Trustee, Trust Administrator and
                  Seller by Master Servicer..................................3
Section 6.08   Master Servicer Covenants Concerning Year 2000
                  Compliance.................................................3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default.............................................1
Section 7.02   Other Remedies of Trustee.....................................2
Section 7.03   Directions by Certificateholders and Duties of Trustee
                  During Event of Default....................................3
Section 7.04   Action upon Certain Failures of the Master Servicer and
                  upon Event of Default......................................3
Section 7.05   Trust Administrator to Act; Appointment of Successor..........3
Section 7.06   Notification to Certificateholders............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01   Duties of Trustee and the Trust Administrator.................1
Section 8.02   Certain Matters Affecting the Trustee and the Trust
                  Administrator..............................................2
Section 8.03   Neither Trustee nor Trust Administrator Required to Make
                  Investigation..............................................3
Section 8.04   Neither Trustee nor Trust Administrator Liable for
                  Certificates or Mortgage Loans.............................3
Section 8.05   Trustee and Trust Administrator May Own Certificates..........3
Section 8.06   The Master Servicer to Pay Fees and Expenses..................3
Section 8.07   Eligibility Requirements......................................4
Section 8.08   Resignation and Removal.......................................4
Section 8.09   Successor.....................................................5
Section 8.10   Merger or Consolidation.......................................6
Section 8.11   Authenticating Agent..........................................6
Section 8.12   Separate Trustees and Co-Trustees.............................7
Section 8.13   Appointment of Custodians.....................................8
Section 8.14   Tax Matters; Compliance with REMIC Provisions.................9
Section 8.15   Monthly Advances.............................................11
Section 8.16   Trustee Covenants Concerning Year 2000 Compliance............11
Section 8.17   Trust Administrator Covenants Concerning Year 2000
                  Compliance................................................11


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Purchase by the Seller or Liquidation
                  of All Mortgage Loans......................................1
Section 9.02   Additional Termination Requirements...........................3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.....................................................1
Section 10.02  Recordation of Agreement......................................3
Section 10.03  Limitation on Rights of Certificateholders....................3
Section 10.04  Governing Law; Jurisdiction...................................4
Section 10.05  Notices.......................................................4
Section 10.06  Severability of Provisions....................................5
Section 10.07  Special Notices to Rating Agencies and Financial
                  Security...................................................5
Section 10.08  Covenant of Seller............................................6
Section 10.09  Recharacterization............................................6


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Class A Fixed Pass-Through Rate...............................1
Section 11.02  Cut-Off Date..................................................1
Section 11.03  Cut-Off Date Aggregate Principal Balance......................1
Section 11.04  Original Class A Percentage...................................1
Section 11.05  Original Principal Balances of the Classes of Class A
                  Certificates and Components................................1
Section 11.05(a). Original Class A-21 Notional Amount and Original
                  Class A-8 IO Notional Amounts..............................2
Section 11.06  Original Class A Non-PO Principal Balance.....................2
Section 11.07  Original Subordinated Percentage..............................2
Section 11.08  Original Class B-1 Percentage.................................2
Section 11.09  Original Class B-2 Percentage.................................2
Section 11.10  Original Class B-3 Percentage.................................2
Section 11.11  Original Class B-4 Percentage.................................2
Section 11.12  Original Class B-5 Percentage.................................3
Section 11.13  Original Class B-6 Percentage.................................3
Section 11.14  Original Class B Principal Balance............................3
Section 11.15  Original Principal Balances of the Classes of Class B
                  Certificates...............................................3
Section 11.16  Original Class B-1 Fractional Interest........................3
Section 11.17  Original Class B-2 Fractional Interest........................3
Section 11.18  Original Class B-3 Fractional Interest........................3
Section 11.19  Original Class B-4 Fractional Interest........................3
Section 11.20  Original Class B-5 Fractional Interest........................3
Section 11.21  Closing Date..................................................3
Section 11.22  Right to Purchase.............................................4
Section 11.23  Wire Transfer Eligibility.....................................4
Section 11.24  Single Certificate............................................4
Section 11.25  Servicing Fee Rate............................................4
Section 11.26  Master Servicing Fee Rate.....................................4
Section 11.27  Financial Security Contact Person.............................4


                                    EXHIBITS

EXHIBIT A-1    -    Form of Face of Class A-1 Certificate
EXHIBIT A-2    -    Form of Face of Class A-2 Certificate
EXHIBIT A-3    -    Form of Face of Class A-3 Certificate
EXHIBIT A-4    -    Form of Face of Class A-4 Certificate
EXHIBIT A-5    -    Form of Face of Class A-5 Certificate
EXHIBIT A-6    -    Form of Face of Class A-6 Certificate
EXHIBIT A-7    -    Form of Face of Class A-7 Certificate
EXHIBIT A-8    -    Form of Face of Class A-8 Certificate
EXHIBIT A-9    -    Form of Face of Class A-9 Certificate
EXHIBIT A-10   -    Form of Face of Class A-10 Certificate
EXHIBIT A-11   -    Form of Face of Class A-11 Certificate
EXHIBIT A-12   -    Form of Face of Class A-12 Certificate
EXHIBIT A-13   -    Form of Face of Class A-13 Certificate
EXHIBIT A-14   -    Form of Face of Class A-14 Certificate
EXHIBIT A-15   -    Form of Face of Class A-15 Certificate
EXHIBIT A-16   -    Form of Face of Class A-16 Certificate
EXHIBIT A-17   -    Form of Face of Class A-17 Certificate
EXHIBIT A-18   -    Form of Face of Class A-18 Certificate
EXHIBIT A-19   -    Form of Face of Class A-19 Certificate
EXHIBIT A-20   -    Form of Face of Class A-20 Certificate
EXHIBIT A-21   -    Form of Face of Class A-21 Certificate
EXHIBIT A-22   -    Form of Face of Class A-22 Certificate
EXHIBIT A-PO   -    Form of Face of Class A-PO Certificate
EXHIBIT A-R    -    Form of Face of Class A-R Certificate
EXHIBIT A-LR   -    Form of Face of Class A-LR Certificate
EXHIBIT B-1    -    Form of Face of Class B-1 Certificate
EXHIBIT B-2    -    Form of Face of Class B-2 Certificate
EXHIBIT B-3    -    Form of Face of Class B-3 Certificate
EXHIBIT B-4    -    Form of Face of Class B-4 Certificate
EXHIBIT B-5    -    Form of Face of Class B-5 Certificate
EXHIBIT B-6    -    Form of Face of Class B-6 Certificate
EXHIBIT C      -    Form of Reverse of Series 1999-18 Certificates
EXHIBIT D      -    Reserved
EXHIBIT E      -    Custodial Agreement
EXHIBIT F-1    -    Schedule of Mortgage Loans Serviced by Norwest
                    Mortgage in locations other than Frederick, Maryland
EXHIBIT F-2    -    Schedule of Mortgage Loans Serviced by Norwest Mortgage
                    from Frederick, Maryland
EXHIBIT F-3    -    Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G      -    Request for Release
EXHIBIT H      -    Affidavit Pursuant to Section 860E(e)(4) of the Internal
                    Revenue  Code of  1986,  as  amended,  and  for  Non-ERISA
                    Investors
EXHIBIT I      -    Letter from Transferor of Residual Certificates
EXHIBIT J      -    Transferee's   Letter  (Class   [A-PO][B-4]   [B-5]  [B-6]
                    Certificates)
EXHIBIT K      -    Transferee's  Letter (Class [A-9] [A-22] [B-1] [B-2] [B-3]
                    Certificates)
EXHIBIT L      -    Servicing Agreements
EXHIBIT M      -    Form of Special Servicing Agreement
EXHIBIT N      -    The Policy

            This Pooling and Servicing Agreement, dated as of June 29, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01      Definitions.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: (a) For the Class A-5 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-4 and Class A-8 Certificates have been reduced to zero or (ii) the Cross-Over Date; (b) for the Class A-8 Accrual Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-4 Certificates has been reduced to zero or (ii) the Cross-Over Date; (c) for the Class A-11 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-10 Certificates has been reduced to zero or (ii) the Cross-Over Date; and (d) for the Class A-19 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-18 Certificates has been reduced to zero or (ii) the Cross-Over Date.

            Accrual Certificates: The Class A-5, Class A-11 and Class A-19 Certificates.

            Accrual Component:  The Class A-8 Accrual Component.

            Accrual Distribution Amount: As to any Distribution Date and each Class of Accrual Certificates and the Accrual Component prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $231,877.38 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-14 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates and Class A-19 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class:  All   certificates   whose  form  is  identical  except  for
variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates,  Class  A-18  Certificates,  Class A-19  Certificates,  Class A-20
Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-8, Class A-11, Class A-13, Class A-19, Class A-20, Class A-21 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-8 Certificates, the sum of (a) with respect to the Accrual Component,
(i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class A-8 Certificates with respect to the Accrual Component pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the Class A-8 Certificates with respect to the Accrual Component pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i) and (b) with respect to each Class A-8 IO Component, the amount distributable to the Class A-8 Certificates with respect to each Class A-8 IO Component pursuant to Paragraphs first or second of Section 4.01(a)(i). As to the Class A-5, Class A-11 and Class A-19 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-21 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-13 and Class A-20 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8 Certificates) and any Class A-8 Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause
(ii) of the definition of Premium Payment).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of each Class of Accrual Certificates and Class A-8 Certificates with respect to their Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            As to any Distribution Date and Class A-8 Component,  the product of
(a) the Class A Interest Shortfall Amount of the Class A-8 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-8 Certificates.

            Class A Interest Shortfall Distribution: As to any Distribution Date and Class of Class A Certificates, the amount distributed in respect of such Class pursuant to Paragraph second of Section 4.01(a)(i).

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8 Certificates) or Class A-8 Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Class A-5, Class A-8, Class A-11, Class A-19 and Class A-PO Certificates); (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates; and (iii) with respect to the Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-8, Class A-20 and Class A-PO Certificates), the Class A-8 Accrual Component or any Class A-20 Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates or the Accrual Component, the Original Principal Balance of such Class or Component, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As of any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A  Pass-Through  Rate: As to the Class A-5,  Class A-9,  Class
A-21,  Class  A-22,  Class A-R and Class  A-LR  Certificates,  the Class A Fixed
Pass-Through Rate. As to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, 6.000% per annum. As to the Class A-10, Class A-11 Class A-17, Class A-18 and Class A-19 Certificates, 6.750% per annum. As to the Class A-12 Certificates, 7.000% per annum. As to the Class A-16 Certificates, 6.625% per annum. As to the Class A-6 Certificates, the Class A-6 Pass-Through Rate. As to the Class A-7 Certificates, the Class A-7 Pass-Through Rate. As to the Class A-14 Certificates, the Class A-14 Pass-Through Rate. As to the Class A-15 Certificates, the Class A-15 Pass-Through Rate. The Class A-13, Class A-20 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in June 2004, 100%. As to any Distribution Date subsequent to June 2004 to and including the Distribution Date in June 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2005 to and including the Distribution Date in June 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2006 to and including the Distribution Date in June 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2007 to and including the Distribution Date in June 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the June preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after July 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates,  Class  A-18  Certificates,  Class A-19  Certificates,  Class A-20
Certificates, Class A-22 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8 Certificates) and any Class A-8 Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class or Component (or in the case of a Class of Accrual Certificates or Accrual
Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-6 Pass-Through Rate: With respect to the Distribution Date occurring in July 1999, 5.750% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 0.850% plus LIBOR subject to a minimum rate of 0.850% and a maximum rate of 9.000%.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-7 Pass-Through Rate: With respect to the Distribution Date occurring in July 1999, 8.450% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 21.190% minus the product of 2.600 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 21.190%

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-8 Component: Any of the Class A-8 IO Components and the Class A-8 Accrual Component.

            Class A-8 IO Component: Any of the Class A-8A IO, Class A-8B IO, Class A-8C IO and Class A-8D IO Components.

            Class A-8 IO Notional Amount: Any of the Class A-8A IO Component, Class A-8B IO Component, Class A-8C IO Component and Class A-8D IO Component Notional Amounts.

            Class A-8A IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-1 Certificates.

            Class A-8B IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-2 Certificates.

            Class A-8C IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-3 Certificates.

            Class A-8D IO Component Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-4 Certificates.

            Class A-8 Loss Amount: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balance of the Class A-8 Accrual Component would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-9 Loss Allocation Amount: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-9 Certificates with respect to such Determination Date prior to any reduction for the Class A-9 Loss Allocation Amount and (b) the Class A-8 Loss Amount.

            Class A-9 Priority Amount:  For any Distribution Date, the lesser of
(i) the Principal  Balance of the Class A-9 Certificates and (ii) the product of
(A) the Class A Percentage and (B) the sum of (1) the product of (x) the Class A-9 Priority Percentage and (y) the sum of (a) the product of the Group I Scheduled Principal Amount and the Group I-1 Percentage and (b) the Group II
Scheduled Principal Amount and (2) the product of (x) the Class A-9 Priority Percentage, (y) the Prepayment Shift Percentage and (z) the sum of (a) the product of the Group I Unscheduled Principal Amount and the Group I-1 Percentage and (b) the Group II Unscheduled Principal Amount.

            Class A-9 Priority Percentage: (i) The Principal Balance of the Class A-9 Certificates, divided by (ii) the sum of the Principal Balances of the Group 1 Certificates.

            Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-12 Distribution Deficiency: With respect to the Class A-12 Certificates on each Distribution Date, the sum of (i) the Class A-12 Interest
Loss Amount for such Distribution Date and (ii) the Class A-12 Principal Loss Amount for such Distribution.

            Class A-12 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-12 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-12 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-12 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Class A-12 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-12 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-12 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-12 Certificates.

            Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-14 Pass-Through Rate: With respect to the Distribution Date occurring in July 1999, 5.918% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 1.000% plus LIBOR subject to a minimum rate of 1.000% and a maximum rate of 8.500%.

            Class A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-15 Pass-Through Rate: With respect to the Distribution Date occurring in July 1999, 9.9591430000% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 28.9285714286% minus the product of 3.8571428571 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 28.9285714286%

            Class A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-18 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-19 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

            Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

            Class A-19 Loss Amount: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balance of the Class A-19 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-20 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

            Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

            Class A-20 Component: Either of the Class A-20A Component or the Class A-20B Component.

            Class A-21 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

            Class A-21 Certificateholder: The registered holder of a Class A-21 Certificate.

            Class A-21 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-21 Certificates and (B) the Class A-21 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-21 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e).

            Class A-21 Notional Amount: As to any Distribution Date, an amount equal to 1.9230769231% of the Principal Balance of the Class A-16 Certificates.

            Class A-22 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-22 and Exhibit C hereto.

            Class A-22 Certificateholder: The registered holder of a Class A-22 Certificate.

            Class A-22 Loss Allocation Amount: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-22 Certificates with respect to such Determination Date prior to any reduction for the Class A-22 Loss Allocation Amount and (b) the Class A-19 Loss Amount.

            Class A-22 Priority Amount: For any Distribution Date, the lesser of
(i) the Principal Balance of the Class A-22 Certificates and (ii) the product of
(A) the Class A Percentage and (B) the sum of (1) the product of (x) the Class A-22 Priority Percentage and (y) the sum of (a) the product of the Group I Scheduled Principal Amount and the Group I-2 Percentage and (b) the Group III
Scheduled Principal Amount and (2) the product of (x) the Class A-22 Priority Percentage, (y) the Prepayment Shift Percentage and (z) the sum of (a) the product of the Group I Unscheduled Principal Amount and the Group I-2 Percentage and (b) the Group III Unscheduled Principal Amount.

            Class A-22 Priority Percentage: (i) The Principal Balance of the Class A-22 Certificates divided by (ii) the sum of the Principal Balances of the Group 2 Certificates.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L8 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L10 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L14 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L16 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L20 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction  with respect to such  Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii)  the Scheduled  Principal  Balance of each Mortgage Loan
                         that  was   repurchased   by  the  Seller  during  such
                         preceding month pursuant to Section 2.02 or 2.03;

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2 , Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:


                  (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
                         2.02 or 2.03; and

                  (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Component: Any Class A-8 Component or Class A-20 Component.

            Component Rate: With respect to any Class A-8 IO Component, 0.500% per annum and with respect to the Class A-8 Accrual Component, 6.500% per annum. The Class A-20 Components are principal-only Components and have no Component Rate.

            Co-op   Shares:   Shares  issued  by  private   non-profit   housing
corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Corresponding Upper-Tier Class, Classes, Component or Components: As
to  the  following   Uncertificated   Lower-Tier  Interests,  the  Corresponding
Upper-Tier Class, Classes, Component or Components, as follows:

                                       Corresponding Upper-Tier Class, Classes,
 Uncertificated Lower-Tier Interest            Component or Components
 ----------------------------------            -----------------------

         Class A-L1 Interest                   Class A-1 Certificates and
                                               Class A-8A IO Component

         Class A-L2 Interest                   Class A-2 Certificates and
                                               Class A-8B IO Component

         Class A-L3 Interest                   Class A-3 Certificates and
                                               Class A-8C IO Component

         Class A-L4 Interest                   Class A-4 Certificates and
                                               Class A-8D IO Component

         Class A-L5 Interest                   Class A-5 Certificates,
                                               Class A-9 Certificates
                                               and Class A-22 Certificates

         Class A-L6 Interest                   Class A-6 Certificates and
                                               Class A-7 Certificates

         Class A-L8 Interest                   Class A-8 Accrual Component

        Class A-L10 Interest                   Class A-10 Certificates,
                                               Class A-11 Certificates,
                                               Class A-17 Certificates,
                                               Class A-18 Certificates,
                                               Class A-19 Certificates

        Class A-L12 Interest                   Class A-12 Certificates and
                                               Class A-13 Certificates

        Class A-L14 Interest                   Class A-14 Certificates and
                                               Class A-15 Certificates

        Class A-L16 Interest                   Class A-16 Certificates and
                                               Class A-21 Certificates

        Class A-L20 Interest                   Class A-20 Certificates

        Class A-LPO Interest                   Class A-PO Certificates

        Class A-LUR Interest                   Class A-R Certificate

         Class B-L1 Interest                   Class B-1 Certificates

         Class B-L2 Interest                   Class B-2 Certificates

         Class B-L3 Interest                   Class B-3 Certificates

         Class B-L4 Interest                   Class B-4 Certificates

         Class B-L5 Interest                   Class B-5 Certificates

         Class B-L6 Interest                   Class B-6 Certificates

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            DCR: Duff and Phelps Credit Rating Co., or its successor in interest.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-12 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust
Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-21 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-21 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-21 Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Dual Collateral Pledge Agreement: As defined in the NOVUS Servicing Agreement.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating
                         Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in
                         (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-12 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is July 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Financial Security: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto.

            Financial Security Contact Person: The officer designated by the Master Servicer to provide information to Financial Security pursuant to Section 4.08(g). The initial Financial Security Contact Person is appointed in Section 11.27.

            Financial Security Default: The existence and continuance of any of the following:

                  (a) Financial  Security fails to make a payment required under a policy in accordance with its terms;

                  (b) Financial Security (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $17,001,395.14 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Greenwich Capital: Greenwich Capital Markets, Inc., or its successor in interest.

            Group I-1 Percentage: With respect to any Distribution Date, (i)(A) the product of (x) the sum of the Principal Balances of the Group 1 Certificates divided by the Class A Non-PO Principal Balance and (y) the Class A Non-PO Principal Amount less (B) the Group II Amount divided by (ii) the Group I Amount, but will be neither greater than 100% nor less than 0%.

            Group I-2 Percentage: Is the difference between 100% and the Group I-1 Percentage.

            Group I Amount: With respect to any Distribution Date, the Class A Non-PO Principal Amount less the sum of the Group II Amount and the Group III Amount.

            Group I Mortgage Loans: All Mortgage Loans other than the Group II and Group III Mortgage Loans.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Group II Amount: With respect to any Distribution Date, the Class A Non-PO Principal Amount multiplied by a fraction, the numerator of which is the Group II Optimal Amount and the denominator of which is the Class A Non-PO Optimal Principal Amount.

            Group II Mortgage Loans: The two Mortgage Loans identified as Nos. 4906133 and 4944998 on the Mortgage Loan Schedule or any Substitute Mortgage Loan for either of such Mortgage Loans.

            Group II Optimal Amount: With respect to any Distribution Date, the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Group II Mortgage Loan and (B) the sum of the amounts described in clauses y(i) through y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

            Group II Scheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            Group II Unscheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Group III Amount: With respect to any Distribution Date, the Class A Non-PO Principal Amount multiplied by a fraction, the numerator of which is the Group III Optimal Amount and the denominator of which is the Class A Non-PO Optimal Principal Amount.

            Group III Mortgage Loans: The two Mortgage Loans identified as Nos. 4981400 and 4981357 on the Mortgage Loan Schedule or any Substitute Mortgage Loan for either of such Mortgage Loans.

            Group III Optimal Amount: With respect to any Distribution Date, the sum for each outstanding Group III Mortgage Loan (including each defaulted Group III Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Group III Mortgage Loan and (B) the sum of the amounts described in clauses y(i) through y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

            Group III Scheduled Principal Amount: The sum for each outstanding Group III Mortgage Loan (including each defaulted Group III Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            Group III Unscheduled Principal Amount: The sum for each outstanding Group III Mortgage Loan (including each defaulted Group III Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Group A Certificates: The Class A-16, Class A-17, Class A-18 and Class A-19 Certificates.

            Group B Certificates: The Class A-10, Class A-11, Class A-12 and Class A-13, Class A-14 and Class A-15 Certificates.

            Group 1 Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates.

            Group 2 Certificates: The Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20 and Class A-22 Certificates.

            Group A/A-20B Priority Amount: For any Distribution Date, the lesser of (i) the sum of the Principal Balances of the Group A Certificates and the Class A-20B Component and (ii) the product of (A) the Class A Percentage and (B) the sum of (1) the product of (x) the Group A/A-20B Priority Percentage and (y) the sum of (a) the product of the Group I Scheduled Principal Amount and the Group I-2 Percentage and (b) the Group III Scheduled Principal Amount and (2) the product of (x) the Group A/A-20B Priority Percentage, (y) the Prepayment Shift Percentage and (z) the sum of (a) the product of the Group I Unscheduled Principal Amount and the Group I-2 Percentage and (b) the Group III Unscheduled Principal Amount.

            Group A/A-20B Priority Percentage: (i) The sum of the Principal Balances of the Group A Certificates and the Class A-20B Component divided by
(ii) the sum of the Principal Balances of the Group 2 Certificates.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Individual Class A-12 Certificate: A Class A-12 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8, Class A-13, Class A-20, Class A-21 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-8 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-8 IO Components and the Class A-8 Accrual Component. As to any Distribution Date and the Class A-21 Certificates, the Class A-21 Interest Accrual Amount. The Class A-13, Class A-20 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class A-8 Component, (a) the product of (i) 1/12th of the Component Rate for such Component and (ii) the Principal Balance of such Component or, in the case of a Class A-8 IO Component, the applicable Class A-8 IO Notional Amount, as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Component of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to
Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e).

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with Section 4.10.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class A-6, Class A-7, Class A-14 and Class A-15 Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Living Holder: A Beneficial Owner of the Class A-12 Certificates other than a Deceased Holder.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the Rounding Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payment Account shall be part of the Lower-Tier REMIC.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Additional Collateral: As defined in the MLCC Servicing Agreement.

            MLCC Additional Collateral Mortgage Loans: As defined in the MLCC Servicing Agreement.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

            MLCC Surety Bond: The Surety Bond, as defined in the MLCC Servicing agreement.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the MLCC Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage  Loan  Purchase  Agreement:   The  mortgage  loan  purchase
agreement dated as of June 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:


            (i)       the Mortgage Loan identifying number;

            (ii)      the city, state and zip code of the Mortgaged Property;

            (iii)     the type of property;

            (iv)      the Mortgage Interest Rate;

            (v)       the Net Mortgage Interest Rate;

            (vi)      the Monthly Payment;

            (vii)     the original number of months to maturity;

            (viii)    the scheduled maturity date;

            (ix)      the Cut-Off Date Principal Balance;

            (x)       the Loan-to-Value Ratio at origination;

            (xi)      whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii)    the Servicing Fee Rate;

            (xiv)     the Master Servicing Fee Rate;

            (xv)      Fixed Retained Yield, if applicable; and

            (xvi) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(g).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

            Notice of Nonpayment: The notice to be delivered by the Trust Administrator to Financial Security with respect to any Distribution Date as to which there is a Class A-12 Distribution Deficiency, which shall be in the form attached to the Policy.

            NOVUS Additional Collateral: The Additional Collateral, as defined in the NOVUS Servicing Agreement.

            NOVUS   Additional   Collateral   Mortgage  Loans:   The  Additional
Collateral Mortgage Loans, as defined in the NOVUS Servicing Agreement.

            NOVUS Servicing Agreement: The Servicing Agreement executed by NOVUS, as Servicer.

            NOVUS Surety Bond: The Surety Bond, as defined in the NOVUS Servicing Agreement.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-22, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class A-8A IO Component Notional Amount: The Original Class A-8A IO Component Notional Amount, as set forth in Section 11.05(a).

            Original Class A-8B IO Component Notional Amount: The Original Class A-8B IO Component Notional Amount, as set forth in Section 11.05(a).

            Original Class A-8C IO Component Notional Amount: The Original Class A-8C IO Component Notional Amount, as set forth in Section 11.05(a).

            Original Class A-8D IO Component Notional Amount: The Original Class A-8D IO Component Notional Amount, as set forth in Section 11.05(a).

            Original Class A-21 Notional Amount: The Original Class A-21 Notional Amount, as set forth in Section 11.05(a).

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-8 Accrual Component and the Class A-20 Components as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

            Parent  Power(R)  Guaranty  and  Security   Agreement  for  Security
Account: As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class (other than Class A-12 or Class A-21 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-12 Certificate, the undivided percentage interest obtained by dividing the current principal balance evidenced by such Certificate by the Principal Balance of such Class. With respect to a Class A-21 Certificate, the undivided percentage interest obtained by dividing the Original Class A-21 Notional Amount evidenced by such Certificate by the Original Class A-21 Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Policy: The irrevocable Financial Security Insurance Policy No. 50801-N, including any endorsements thereto, issued by Financial Security with respect to the Class A-12 Certificates, in the form attached hereto as Exhibit N.

            Policy Payments Account: The account maintained pursuant to Section 4.08(b).

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Principal Balance of the Class A-12 Certificates as of the Determination Date immediately preceding such Distribution Date minus
(ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the Lower-Tier REMIC.

            Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Financial Security on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Financial Security on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.500% or greater.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                         Prepayment Shift
         Distribution Date Occurring In                     Percentage
         ------------------------------                     ----------
July 1999 through June 2004....................               0%
July 2004 through June 2005....................               30%
July 2005 through June 2006....................               40%
July 2006 through June 2007....................               60%
July 2007 through June 2008....................               80%
July 2008 and thereafter.......................               100%

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance:  As of the first Determination Date and as to any
Class of Class A Certificates (other than the Class A-8, Class A-20 and Class A-21 Certificates), the Class A-8 Accrual Component and any Class A-20 Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-8, Class A-20, Class A-21 and Class A-PO Certificates), the Class A-8 Accrual Component and any Class A-20 Component, the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates or the Accrual Component by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii) if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (a "Loss Reduction") on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such Loss Reduction for the Class A-8 Certificates will be decreased by the Class A-9 Loss Allocation Amount and the amount of any such Loss Reduction for the Class A-19 Certificates will be decreased by the Class A-22 Loss Allocation Amount. After the Cross-Over Date, the Principal Balance for the Class A-9 Certificates will additionally be reduced by the Class A-9 Loss Allocation Amount and the Principal Balance for the Class A-22 Certificates will additionally be reduced by the Class A-22 Loss Allocation Amount.

            As of any Determination Date, the Principal Balance of the Class A-8 Certificates will equal the Principal Balance of the Class A-8 Accrual Component and the Principal Balance of the Class A-20 Certificates will equal the sum of the Principal Balances of the Class A-20 Components.

            The Class A-21 Certificates are interest-only Certificates and have no Principal Balance.

            Each Class A-8 IO Component is an interest-only Component and has no Principal Balance.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, FSB, Citibank, N.A. and the Fuji Bank, Limited. If any of these banks are not available, the Trust Administrator shall select from one of the following banks a substitute Reference Bank: Marine Midland Bank, Westdeutsche Landesbank Grizozentrale, The Chase Manhattan Bank or National Westminister Bank Plc. If any of these banks are not available, the Trust Administrator shall in its discretion select another Reference Bank.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The non-interest bearing trust account established with the Trust Administrator and maintained by the Trust Administrator for the benefit of the Class A-12 Certificateholders pursuant to Section 4.06.
The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-12 Certificates.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, or its successor in interest.

            Schedule I PAC Certificates: The Class A-1, Class A-2 and Class A-3 Certificates.

            Schedule I PAC Principal  Amount:  For any Distribution Date and the
Schedule I PAC Certificates, the amount, if any, that would reduce the sum of the Principal Balances of such Classes to the percentage of their aggregate initial Principal Balance for such Distribution Date shown in the Schedule I PAC table under Section 4.01(b).

            Schedule I Reduction Amount: For any Distribution Date and the Class A-4 and Class A-5 Certificates and the Class A-8 Accrual Component, the amount, if any, that would reduce the sum of the Principal Balances of such Classes and Component to the percentage of their aggregate initial Principal Balance for such Distribution Date shown in the Schedule I Reduction table under Section 4.01(b).

            Schedule II PAC Certificates: The Class A-16 and Class A-17 Certificates.

            Schedule II PAC Principal Amount:  For any Distribution Date and the
Schedule II PAC Certificates, the amount, if any, that would reduce the sum of the Principal Balances of such Classes to the percentage of their aggregate initial Principal Balance for such Distribution Date shown in the Schedule II PAC table under Section 4.01(b).

            Schedule II Reduction Amount: For any Distribution Date and the Class A-4 Certificates and Class A-8 Accrual Component, the amount, if any, that would reduce the sum of Principal Balances of such Class and Component to the percentage of their aggregate initial Principal Balance for such Distribution Date shown in the Schedule II Reduction table under Section 4.01(b).

            Schedule III Reduction Amount: For any Distribution Date and the Class A-4 Certificates, the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its initial Principal Balance for such Distribution Date shown in the Schedule III Reduction table under Section 4.01(b).

            Schedule IV Reduction Amount: For any Distribution Date and the Class A-10, Class A-11, Class A-12 and Class A-13 Certificates, the amount, if any, that would reduce the sum of the Principal Balances of such Classes to the percentage of their aggregate initial Principal Balance for such Distribution Date shown in the Schedule IV Reduction table under Section 4.01(b).

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of Norwest Mortgage, Inc., Bank United, First Union Mortgage Corporation, Countrywide Home Loans, Inc., SunTrust Mortgage, Inc., Merrill Lynch Credit Corporation, National City Mortgage Company, FT Mortgage Companies, NOVUS Financial Corporation, Hibernia National Bank, The Huntington Mortgage Company, HomeSide Lending, Plymouth Savings Bank and Chase Manhattan Mortgage Corp. as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

            or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $8,500,697.57 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the Rounding Account, the rights of the Trust
Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be a part of the Upper-Tier REMIC or Lower-Tier REMIC.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L3 Interest, the Class A-L4 Interest, the Class A-L5 Interest, the Class A-L6 Interest, the Class A-L8 Interest, the Class A-L10 Interest, the Class A-L12 Interest, the Class A-L14 Interest, the Class
A-L16 Interest, the Class A-L20 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-LI Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person:  As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-21 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance; provided, however, that if the Principal Balance of the Class A-8 Certificates has been reduced to zero and any Class A-8 IO Notional Amount is greater than zero, the Class A-8 Certificates will be entitled to 1% of the remaining Voting Interest, and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest after taking into account the Voting Interest allocated to the Class A-8 Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            Section   1.02      Acts  of  Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


            Section 1.03 Effect of Headings and Table of Contents.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            Section 1.04 Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Financial Security any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each MLCC Additional Collateral Mortgage Loan, (e) all of the Seller's right, title and interest in and to each Dual Collateral Pledge Agreement with respect to each NOVUS Additional Collateral Mortgage Loan and (f) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.


            Section 2.02 Acceptance by Trust Administrator.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required
under    the    first    paragraph    of    this    Section    2.02.

            Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No  litigation  is  pending  or,  to  the  best  of  the  Master
         Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
         Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii)Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii)Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
         Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii)To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii)Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; (xxiv)With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence; (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi)If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.


            Section 2.04 Execution and Delivery of Certificates.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-8, Class A-R and Class A-LR Certificates), each Class A-8 Component and the Classes of Class B Certificates as the "regular interests" and the Class A-R Certificate as the "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L8 Interest, Class A-L10 Interest, Class A-L12 Interest, Class A-L14 Interest, Class A-L16 Interest, Class A-L20 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is July 25, 2029 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            Section 3.01 Certificate Account.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any (A) MLCC Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or
(B) NOVUS Additional Collateral pursuant to the terms of the Dual Collateral Pledge Agreement or any amounts received pursuant to the MLCC Surety Bond or the NOVUS Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            Section 3.02 Permitted Withdrawals from the Certificate Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii)to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xi) to clear and  terminate  the  Certificate  Account  pursuant to
         Section 9.01; and

            (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            Section 3.03 Advances by Master Servicer and Trust Administrator.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            Section 3.04 Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon
completion   of  the   foreclosure   proceeding  or  trustee's   sale.

            Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

(a) Not later than 15 days after each Distribution Date, the Master
Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator. (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            Section 3.06 Title, Management and Disposition of Any REO Mortgage Loan.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day). (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            Section 3.08 Oversight of Servicing.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            MLCC Additional Collateral and NOVUS Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of either the MLCC Additional Collateral or the NOVUS Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-12 Certificates, giving effect to the guaranty provided by Financial Security) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            Section   3.09      Termination   and   Substitution   of  Servicing
Agreements.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            Section 3.10 Application of Net Liquidation Proceeds.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            Section 3.11 Act Reports.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            Section 4.01      Distributions.

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, as the case may be, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates and the Accrual Component pursuant to this provisions will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and the Accrual Component, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, as the case may be, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes A Certificates and the Accrual Component, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-8, Class A-R or Class A-LR Certificates) has been reduced to zero, or, in the case of the Class A-8 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or (ii) each Class A-8 IO Notional Amount has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, Financial Security will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balance of the Class A-12 Certificates has been reduced to zero.

            Furthermore, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-21 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest equal to the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components in each case to the extent actually distributed thereon; provided that, in the case of the Class A-L5 Interest, the Class A-L8 Interest and Class A-L10 Interest, an amount equal to the Interest Accrual Amounts and payments of Unpaid Interest Shortfalls added to the Principal Balances of the Accrual Certificates and the Accrual Component will be added to the Principal Balance of the Uncertificated Lower-Tier Interest to which such Class of Accrual Certificates or the Accrual Component is a Corresponding Upper-Tier Class, Classes, Component or Components. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of  any  date,  the  principal  balance  of  each  Uncertificated
Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L8 Interest, Class A-LUR Interest, Class B-L1 Interest, Class BL-2 Interest, Class BL-3 Interest, Class BL-4 Interest, Class BL-5 Interest and Class BL-6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class A-L10 Interest, Class A-L14 Interest, and Class A-L16 Interest shall be 6.750% per annum. The pass-through rate with respect to the Class A-L12 Interest shall be 6.690% per annum The Class A-L20 and Class A-LPO Interests are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-21 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities:

            I.  On each  Distribution  Date  occurring  prior  to the  Accretion
      Termination Date for the Class A-8 Accrual Component, the Accrual Distribution Amount for the Class A-8 Accrual Component will be allocated sequentially as follows:

            first, to the Class A-4 Certificates, up to the Schedule III Reduction Amount for such Distribution Date;

            second, concurrently, 35% to the Class A-8 Accrual Component and 65% to the Class A-4 Certificates, without regard to the Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero; and

            third, to the Class A-8 Accrual Component, until the Principal Balance thereof has been reduced to zero;

            II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-5 Certificates, the Accrual Distribution Amount for the Class A-5 Certificates will be allocated, after the allocation of the Accrual Distribution Amount for the Class
      A-8 Accrual Component, sequentially as follows:

            first, sequentially, up to the Schedule II Reduction Amount for such Distribution Date, as follows:

                  (i) to the Class A-4 Certificates, up to the Schedule III Reduction Amount for such Distribution Date;

                  (ii) concurrently,  35% to the Class A-8 Accrual Component and
            65% to the Class A-4 Certificates, without regard to the Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero;

                  (iii) to the Class A-8 Accrual Component,  until the Principal
            Balance thereof has been reduced to zero; and

                  (iv) to the  Class  A-4  Certificates,  without  regard to the
            Schedule III Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            second,  to  the  Class A-5  Certificates,   until  the  Principal
      Balance thereof has been reduced to zero;

            III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-11 Certificates, the Accrual Distribution Amount for the Class A-11 Certificates will be allocated sequentially to the Class A-10 and Class A-11 Certificates, in that order, until the Principal Balance of each Class has been reduced to zero;

            IV. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-19 Certificates, the Accrual Distribution Amount for the Class A-19 Certificates will be allocated sequentially to the Class A-18 and Class A-19 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            V.  The  Class  A  Non-PO   Principal   Amount  will  be   allocated
      concurrently as follows:

            A. the sum of (i) the Group I-1 Percentage of the Group I Amount and (ii) the Group II Amount, sequentially, as follows:

            first,  to  the  Class A-9  Certificates,   up  to  the  Class A-9
      Priority Amount for such Distribution Date;

            second, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            third, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, up to the Schedule I PAC Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

            fourth, sequentially, up to the Schedule I Reduction Amount for such Distribution Date, as follows:

                  (i) sequentially, up to the Schedule II Reduction Amount for such Distribution Date, as follows:

                        (a)   to  the  Class A-4   Certificates,   up  to  the
                  Schedule III Reduction Amount for such Distribution Date;

                        (b) concurrently, 35% to the Class A-8 Accrual Component
                  and 65% to the Class A-4  Certificates,  without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero;

                        (c) to the Class A-8 Accrual Component, until the Principal Balance thereof has been reduced to zero; and

                        (d) to the Class A-4 Certificates, without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

                  (ii) to the Class A-5 Certificates, until the Principal Balance thereof has been reduced to zero; and

                  (iii)   sequentially,   without  regard  to  the  Schedule  II
            Reduction Amount for such Distribution Date, as follows:

                        (a)   to  the  Class A-4   Certificates,   up  to  the
                  Schedule III Reduction Amount for such Distribution Date;

                        (b) concurrently, 35% to the Class A-8 Accrual Component
                  and 65% to the Class A-4  Certificate,  without  regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero;

                        (c) to the Class A-8 Accrual Component, until the Principal Balance thereof has been reduced to zero; and

                        (d) to the Class A-4 Certificates, without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            fifth, concurrently, to the Class A-6 and Class A-7 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            sixth, sequentially, without regard to the Schedule I Reduction Amount for such Distribution Date, as follows:

                  (i) sequentially, up to the Schedule II Reduction Amount for such Distribution Date, as follows:

                        (a)   to  the  Class A-4   Certificates,   up  to  the
                  Schedule III Reduction Amount for such Distribution Date;

                        (b) concurrently, 35% to the Class A-8 Accrual Component
                  and 65% to the Class A-4  Certificates,  without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero;

                        (c) to the Class A-8 Accrual Component, until the Principal Balance thereof has been reduced to zero; and

                        (d) to the Class A-4 Certificates, without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

                  (ii) to the Class A-5 Certificates, until the Principal Balance thereof has been reduced to zero; and

                  (iii)   sequentially,   without  regard  to  the  Schedule  II
            Reduction Amount for such Distribution Date, as follows:

                        (a)   to  the  Class A-4   Certificates,   up  to  the
                  Schedule III Reduction Amount for such Distribution Date;

                        (b) concurrently, 35% to the Class A-8 Accrual Component
                  and 65% to the Class A-4  Certificates,  without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance of either such Component or Class has been reduced to zero;

                        (c) to the Class A-8 Accrual Component, until the Principal Balance thereof has been reduced to zero; and

                        (d) to the Class A-4 Certificates, without regard to the
                  Schedule III Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            seventh, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, without regard to the Schedule I PAC Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

            eighth, to the Class A-9 Certificates, without regard to the Class A-9 Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            ninth,  to  the  Group 2   Certificates  in  accordance  with  the
      priorities set forth in clause B below; and

            B. the sum of (i) the Group I-2 Percentage of the Group I Amount and
      (ii) the Group III Amount, sequentially, as follows:

            first, concurrently, to the Group A Certificates and the Class A-20B Component, pro rata, up to the Group A/A-20B Priority Amount for such Distribution Date, as follows:

                  (i)   to the Group A Certificates, sequentially, as follows:

                        (a) sequentially, to the Class A-16 and Class A-17 Certificates, in that order, up to the Schedule II PAC
                  Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

                        (b) sequentially, to the Class A-18 and Class A-19 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                        (c) sequentially, to the Class A-16 and Class A-17 Certificates, in that order, without regard to the Schedule II PAC Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced zero; and

                  (ii) to the Class A-20B Component, until the Principal Balance thereof has been reduced to zero;

            second, to the Class A-22 Certificates, up to the Class A-22 Priority Amount for such Distribution Date;

            third,   concurrently,   to  the  Group B   Certificates  and  the
      Class A-20A Component, pro rata, as follows:

                  (i)   to  the   Group B   Certificates,   sequentially,   as
            follows:

                        (a) sequentially, up the Schedule IV Reduction Amount for such Distribution Date, as follows:

                              (1) on each  Distribution  Date on and  after  the
                        Distribution Date in July 2002, concurrently, to the Class A-12 and Class A-13 Certificates, pro rata, based on their respective Original Principal Balances, up to $25,179.00 for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

                              (2) sequentially, to the Class A-10 and Class A-11
                        Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                              (3) concurrently, to the Class A-12 and Class A-13
                        Certificates, pro rata, based on their respective Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero;

                        (b) concurrently, to the Class A-14 and Class A-15 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

                        (c) sequentially, without regard to the Schedule IV Reduction Amount for such Distribution Date, as follows:

                              (1) on each  Distribution  Date on and  after  the
                        Distribution Date in July 2002, concurrently, to the Class A-12 and Class A-13 Certificates, pro rata, based on their respective Original Principal Balances, up to $25,179.00 for such Distribution Date (including any distributions made pursuant to this priority and all prior priorities to such Classes on such Distribution
                        Date), until the Principal Balance of each such Class has been reduced to zero;

                              (2) sequentially, to the Class A-10 and Class A-11
                        Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (3) concurrently, to the Class A-12 and Class A-13
                        Certificates, pro rata, based on their respective Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

                   (ii) to the Class A-20A Component, until the Principal Balance thereof has been reduced to zero;

            fourth, concurrently, to the Group A Certificates and the Class A-20B Component, pro rata, without regard to the Group A/A-20B Priority Amount for such Distribution Date, as follows:

                   (i)  to  the   Group A   Certificates,   sequentially,   as
             follows:

                        (a) sequentially, to the Class A-16 and Class A-17 Certificates, in that order, up to the Schedule II PAC
                  Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

                        (b) sequentially, to the Class A-18 and Class A-19 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                        (c) sequentially, to the Class A-16 and Class A-17 Certificates, in that order, without regard to the Schedule II PAC Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero; and

                   (ii) to the Class A-20B Component, until the Principal Balance thereof has been reduced to zero;

            fifth, to the Class A-22 Certificates, without regard to the Class A-22 Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            sixth,  to  the  Group 1   Certificates  in  accordance  with  the
      priorities set forth in clause A above.

            The following tables set forth for each Distribution Date the planned Principal Balances and the scheduled Principal Balances, expressed as a percentage of the initial Principal Balance or aggregate initial Principal Balance of the applicable Class, Classes or Component.

                            [Insert PAC and Scheduled Tables]

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (1) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (2) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (3) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (4) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (5) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-12 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and in the case of the Class A-12 Certificates, as provided in Section 4.07.

            In the  event  that,  on any  Distribution  Date  prior to the Final
Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-8, Class A-21, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-8 Certificates, upon the later of (a) the Principal Balance of such Class would be reduced to zero or (b) each Class A-8 IO Notional Amount would be reduced to zero, or in the case of the Class A-21 Certificates, the Class A-21 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Section 4.02 Allocation of Realized Losses.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
      Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
      Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
      Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-8, Class A-20 and Class A-PO Certificates), the Class A-8 Accrual Component and the Class A-20 Components in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and Premium Percentage, as the case may be.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.


            Section 4.03  Paying Agent.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            Section 4.04 Statements to Certificateholders; Report to the Trust Administrator, Financial Security and the Seller.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Financial Security a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii)the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii)the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date; (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii)the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class A-21 Certificates, the Class A-21 Notional Amount, if any; (xxiv)in the case of the Class A-8 IO Components, the Class A-8 IO Notional Amounts, if any;

          (xxv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

          (xxvi) the Class A-PO Deferred Amount,  if any;

          (xxvii) in the case of the Class A-12 Certificates, (a) the Class A-12 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-12 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-12 Certificates;

          (xxviii) in the case of the Class A-12 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

          (xxix)such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Financial Security. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit
the  proposed   transfer  to  be  effected   pursuant  to  Rule  144A.

            Section 4.05 Reports to Mortgagors and the Internal Revenue Service.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            Section 4.06 Reserve Fund.

            (a) The Reserve Fund shall be established on the Closing Date and maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,500.00.

            With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-12 Certificates, pro rata, based on Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Principal Balance of the Class A-12 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Greenwich Capital at the address provided by it to the Trust Administrator. (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Greenwich Capital, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the either REMIC.

            Section 4.07   Distributions   in  Reduction  of  the  Class  A-12
Certificates.

            Distributions in reduction of the Principal Balance of the Class A-12 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class A-12 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-12 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-12 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-12 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-12 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-12 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-12 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-12 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-12 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balances of the Class A-12 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-12 Certificates as a payment under the Policy of a Class A-12 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Amount allocable to distributions in reduction of the Principal Balance of the Class A-12 Certificates on any Distribution Date plus any amounts distributable to the Class A-12 Certificates as a payment under the Policy of a Class A-12 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-12 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Principal Balance of the Class A-12 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

            (b) A Class A-12 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-12 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-12 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-12 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-12 Certificates greater than the number of Individual Class A-12 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-12 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-12 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-12 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-12 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-12 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-12 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-12 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-12 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-12 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Financial Security or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-12 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class A-12 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class A-12 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent,  if any, that  distributions  in reduction of the
Principal Balance of Class A-12 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class A-12 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-12 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial
Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class A-12 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-12 Certificates would not be reduced to zero, the Individual Class A-12 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-12 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class A-12 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-12 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-12 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-12 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-12 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Principal Balance to be made on the Class A-12 Certificates. Rounding of such distribution on the Class A-12 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-12 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-12 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-12 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-12 Certificates; this process shall continue on succeeding Distribution Dates until the Principal Balance of the Class A-12 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class A-12 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class A-12 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Financial Security's failure to make a payment with respect to a Class A-12 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-12 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-12 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the  event  that  the pro  rata  distributions  described  in
Section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-12 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-12 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-12 Certificates, with the provisions of this Section 4.07.

            Section 4.08 Policy Matters.

            (a) If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-12 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-12 Distribution Deficiency and shall give notice to Financial Security by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-12 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-12 Certificates of the Class A-12 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-12 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(f). It shall not be necessary for such payments of the Class A-12 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-12 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-12 Certificates and Financial Security pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-12 Certificates equal to the Class A-12 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-12 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-12 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-12 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Financial Security, pursuant to the instructions of Financial Security, by the end of such Business Day.

            (c) The Trust Administrator shall keep a complete and accurate record of the Class A-12 Interest Loss Amount, the Class A-12 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-12 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Financial Security shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

            (d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-12 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Financial Security and shall comply with the provisions of the applicable Policy to obtain payment by Financial Security of such avoided distribution, and shall, at the time it provides notice to Financial Security, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to Financial Security its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in
Section 4.08(c)) on the Class A-12 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order and not to the Trust Administrator or any Class A-12 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security).

            (e) The Trust Administrator shall promptly notify Financial Security of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-12 Certificates as to which it has actual knowledge. Each Holder of a Class A-12 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Financial Security (so long as no Financial Security Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Financial Security shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trust Administrator acknowledges, and each Holder of a Class A-12 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Financial Security, Financial Security shall be subrogated to all of the rights to amounts distributable to such
Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-12 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-12 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Financial Security to the extent of Financial Security's interest with respect to amounts paid.

            (g) The Master Servicer shall designate a Financial Security Contact Person who shall be available to Financial Security to provide reasonable access to information regarding the Mortgage Loans. The initial Financial Security Contact Person is appointed in Section 11.27.

            (h) The Trust Administrator shall surrender the Policy to Financial Security for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            (i) The Trust Administrator upon receipt from the Master Servicer shall send to Financial Security the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

            Section   4.09   Calculation   of   Amounts;   Binding   Effect   of
Interpretations and Actions of Master Servicer.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            Section 4.10 Determination of LIBOR.

            On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

            If on any Rate Determination Date the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either
(A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 4.900% for the Class A-6 and Class A-7 Certificates and 4.918% for the Class A-14 and Class A-15 Certificates.

            The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the LIBOR Certificates for the related
Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trust Administrator at (704) 383-5272 and make a request therefor.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01  The Certificates.

            (a) The Class A and  Class B  Certificates  shall be issued  only in minimum Denominations of a Single Certificate and, except for the Class A-21, Class A-PO, Class A-R, Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-21, Class A-R, Class A-LR and Class A-PO Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18,
A-19,  A-20,  A-21,  A-22,  A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, B-6, and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            Section 5.02  Registration of Certificates.

          (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
     Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating  Agent in  accordance  with  their  standard  procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-9, Class A-22, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-9, Class A-22, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-9, Class A-22 or Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class A-9, Class A-22 or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class A-9, Class A-22 or Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-9, Class A-22, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan,
(A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-9, Class A-22, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-9, Class A-22, Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
(i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost,
stolen,  or  destroyed   Certificate  shall  be  found  at  any  time.

            Section 5.04  Persons Deemed Owners.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.


            Section 5.06  Maintenance of Office or Agency.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            Section 5.07  Definitive Certificates.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g) the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.


            Section 5.08  Notices to Clearing Agency.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            Section 6.01 Liability of the Seller and the Master Servicer.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            Section 6.02 Merger or Consolidation of the Seller or the Master Servicer.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).


            Section 6.04  Resignation of the Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Financial Security. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            Section 6.05  Compensation to the Master Servicer.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

            Section  6.06  Assignment  or  Delegation  of  Duties  by Master
Servicer.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without giving effect to the guaranty provided by Financial Security); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

            Section 6.08 Master Servicer Covenants Concerning Year 2000 Compliance.

            The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01  Events of Default.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.


            Section 7.02  Other Remedies of Trustee.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            Section   7.05  Trust   Administrator  to  Act;  Appointment  of
Successor.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer  in  effecting  the  termination  of the  Master  Servicer's  servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-12 Certificates, giving effect to the guaranty provided by Financial Security) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            Section 7.06  Notification to Certificateholders.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            Section 8.01  Duties of Trustee and the Trust Administrator.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of
     Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


            Section 8.02 Certain Matters Affecting the Trustee and the Trust Administrator.

            Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
     Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

          (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.


            Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            Section 8.04 Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            Section   8.05  Trustee   and   Trust   Administrator   May  Own
Certificates.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            Section 8.06  The Master Servicer to Pay Fees and Expenses.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement,
or   advance  as  may  arise  from  its   negligence   or  bad  faith.

            Section 8.07  Eligibility Requirements.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            Section 8.08  Resignation and Removal.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.


            Section 8.09  Successor.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            Section 8.10  Merger or Consolidation.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            Section 8.11  Authenticating Agent.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            Section 8.12  Separate Trustees and Co-Trustees.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            Section 8.13  Appointment of Custodians.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            Section 8.14  Tax Matters; Compliance with REMIC Provisions.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-PO and Class A-R Certificates, each Class A-8 Component, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L5, Class A-L6, Class A-L8, Class A-L10, Class A-L12, Class A-L14, Class A-L16, Class A-L20, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

      In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.


            Section 8.15  Monthly Advances.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account
for  Periodic  Advances  and   Nonrecoverable   Advances  made  by  it.

            Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.

            The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.


            Section 8.17 Trust Administrator Covenants Concerning Year 2000 Compliance.

            The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.


            Section 9.02  Additional Termination Requirements.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect to amendments affecting the rights or obligations of Financial Security, with the consent of Financial Security, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-12 Certificates, giving effect to the guaranty provided by Financial Security), (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Financial Security (only with respect to amendments affecting the rights or obligations of Financial Security) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Financial Security; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled
Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:


          (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            Section 10.02 Recordation of Agreement.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and
the   same    instrument.

            Section 10.03 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04 Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust
Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (v) in the case of Financial Security, to Financial Security Assurance, Inc., 350 Park Avenue, New York, New York 10022, Attention: Senior Vice President, Transaction Oversight re: NASCOR Series 1999-18; Confirmation: 212-826-0100; Telecopy: 212-339-3518 or
212-339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

            Section 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Special Notices to Rating Agencies and Financial Security.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a); (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the occurrence of any of the Events of Default described in
      Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator  pursuant  to  Section  8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency and Financial Security:

          (i) reports  prepared  pursuant to Section 3.05;  and

          (ii) statements prepared pursuant to Section 4.04.

            Section 10.08 Covenant of Seller.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            Section 10.09 Recharacterization.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            Section 11.01 Class A Fixed Pass-Through Rate.

            The Class A Fixed Pass-Through Rate is 6.50% per annum.

            Section 11.02 Cut-Off Date.

            The Cut-Off Date for the Certificates is June 1, 1999.

            Section 11.03 Cut-Off Date Aggregate Principal Balance.

            The Cut-Off  Date  Aggregate  Principal  Balance is  $850,069,757.10

            Section 11.04 Original Class A Percentage.

            The Original Class A Percentage is 95.99373117%

            Section 11.05 Original Principal Balances of the Classes of Class A Certificates and Components.

            As to the following Classes of Class A Certificates and Components, the Principal Balance of such Class or Component as of the Cut-Off Date, as follows:
                                            Original
                  Class                 Principal Balance
                  -----                 -----------------
            Class A-1                   $ 71,229,000.00
            Class A-2                   $ 53,772,000.00
            Class A-3                   $  2,831,000.00
            Class A-4                   $103,499,000.00
            Class A-5                   $  4,550,000.00
            Class A-6                   $ 25,165,473.00
            Class A-7                   $  9,679,027.00
            Class A-9                   $    686,500.00
            Class A-10                  $335,500,000.00
            Class A-11                  $  7,286,000.00
            Class A-12                  $ 24,073,000.00
            Class A-13                  $  1,106,000.00
            Class A-14                  $ 11,943,176.00
            Class A-15                  $  3,096,379.00
            Class A-16                  $ 15,243,000.00
            Class A-17                  $ 37,144,000.00
            Class A-18                  $ 19,196,370.00
            Class A-19                  $ 29,547,000.00
            Class A-22                  $    506,500.00
            Class A-PO                  $  1,328,709.03
            Class A-R                   $        100.00
            Class A-LR                  $        100.00

                  Component
                  ---------
            Class A-8 Accrual           $ 40,064,000.00
            Class A-20A                 $ 14,730,945.00
            Class A-20B                 $  3,889,630.00

      Section 11.05(a). Original Class A-21 Notional Amount and Original Class A-8 IO Notional Amounts.

            The Original Class A-21 Notional Amount is $ 293,134.62

            The   Original   Class  A-8A  IO   Component   Notional   Amount  is
$71,229,000.00

            The   Original   Class  A-8B  IO   Component   Notional   Amount  is
$53,772,000.00

            The   Original   Class  A-8C  IO   Component   Notional   Amount  is
$2,831,000.00

            The   Original   Class  A-8D  IO   Component   Notional   Amount  is
$103,499,000.00


            Section 11.06 Original Class A Non-PO Principal Balance.

            The Original Class A Non-PO Principal Balance is $814,738,200.00.

            Section 11.07 Original Subordinated Percentage.

            The Original Subordinated Percentage is 4.00626883%.

            Section 11.08  Original Class B-1 Percentage.

            The Original Class B-1 Percentage is 2.25345528%.

            Section 11.09 Original Class B-2 Percentage.

            The Original Class B-2 Percentage is 0.70115614%.

            Section 11.10 Original Class B-3 Percentage.

            The Original Class B-3 Percentage is 0.35051916%.

            Section 11.11  Original Class B-4 Percentage.

            The Original Class B-4 Percentage is 0.30044500%.

            Section 11.12 Original Class B-5 Percentage.

            The Original Class B-5 Percentage is 0.17025216%.

            Section 11.13  Original Class B-6 Percentage.

            The Original Class B-6 Percentage is 0.23044108%.

            Section 11.14  Original Class B Principal Balance.

            The Original Class B Principal Balance is $34,002,848.07

            Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                  Class                     Principal Balance
                  -----                     -----------------
              Class B-1                    $ 19,126,000.00
              Class B-2                    $  5,951,000.00
              Class B-3                    $  2,975,000.00
              Class B-4                    $  2,550,000.00
              Class B-5                    $  1,445,000.00

            Section 11.16 Original Class B-1 Fractional Interest.

            The Original Class B-1 Fractional Interest is 1.75281354%.

            Section 11.17 Original Class B-2 Fractional Interest.

            The Original Class B-2 Fractional Interest is 1.05165740%.

            Section 11.18 Original Class B-3 Fractional Interest.

            The Original Class B-3 Fractional Interest is 0.70113824%.

            Section 11.19 Original Class B-4 Fractional Interest.

            The Original Class B-4 Fractional Interest is 0.40069324%.

            Section 11.20 Original Class B-5 Fractional Interest.

            The Original Class B-5 Fractional Interest is 0.23044108%.

            Section 11.21 Closing Date.

            The Closing Date is June 29, 1999.

            Section 11.22 Right to Purchase.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $85,006,975.71 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.
Section 11.23 Wire Transfer Eligibility.

            With respect to the Class A (other than the Class A-21, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-21 and Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer. Section 11.24 Single Certificate.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-12, Class A-21, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-12 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-21 Certificates represents a $293,134.62 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $1,328,709.03 Denomination.

            Section 11.25 Servicing Fee Rate.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.


            Section 11.26 Master Servicing Fee Rate.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.


            Section 11.27 Financial Security Contact Person.

            The Initial Financial Security Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       NORWEST ASSET SECURITIES CORPORATION
                                         as Seller



                                       By:
                                           -----------------------------------
                                          Name:  Alan S. McKenney
                                          Title:  Vice President



                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                          as Master Servicer




                                       By::
                                           -----------------------------------
                                          Name:
                                          Title:


                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator



                                       By:
                                           -----------------------------------
                                          Name:
                                          Title:


Attest:
By:
     -------------------------
Name:
     -------------------------
Title:
     -------------------------

                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                          as Trustee



                                       By:
                                           -----------------------------------
                                          Name:
                                          Title:

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )


            On this 29th day of June, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )


            On this 29th day of June, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF _____________  )
                           ss.:
COUNTY OF               )


            On this 29th day of June, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA      )
                                ss.:
COUNTY OF                    )


            On this 29th day of June, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I


  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1999-18
               Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled    Partial Unscheduled
Servicer                              Principal Receipts    Principal Receipts
------------------------------        ------------------    ------------------
Norwest Mortgage, Inc. Exhibit F-(1)      Prior Month          Prior Month
Norwest Mortgage, Inc. Exhibit F-(2)       Mid Month            Mid Month
Bank United                                Mid Month           Prior Month
First Union Mortgage Corporation           Mid Month           Prior Month
Corporation.                               Mid Month           Prior Month
Countrywide Home Loans, Inc.              Prior Month          Prior Month
SunTrust Mortgage, Inc.                    Mid Month           Prior Month
Merrill Lynch Credit Corporation           Mid Month           Prior Month
National City Mortgage Company.            Mid Month           Prior Month
FT Mortgage Companies                      Mid Month           Prior Month
NOVUS Financial Corporation               Prior Month          Prior Month
Hibernia National Bank                     Mid Month           Prior Month
The Huntington Mortgage Company            Mid Month           Prior Month
HomeSide Lending                          Prior Month          Prior Month
Cascade Bank                               Mid Month           Prior Month
Chase Manhattan Mortgage Corporation       Mid Month           Prior Month
Plymouth Savings Bank                      Mid Month            Mid Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination: $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 98.24767%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.81900000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.37%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01866117%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
  Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-3

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 94.49767%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.56900000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.90%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03707965%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 97.59167%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.47500000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.90%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05274921%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-5 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 90.00556%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 14.37012906%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 23.20%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 1.50630400%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in July 1999 will be 5.750% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.850% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.850% and a maximum rate of 9.000%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in July 1999 will be 8.450% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to (i) 21.190% minus (ii) the product of 2.600 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 21.190%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 84.81322%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 15.28066667%;
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.45%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02916693%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.


Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-8 Certificates consist of five components (each, a "Component" and individually, the "Class A-8A IO Component", "Class A-8B IO Component", "Class A-8C IO Component", "Class A-8D IO Component" and the "Class A-8 Accrual Component"). The amount of interest which accrues on the Class A-8 Certificates in any month will equal the sum of the interest which accrues on the Class A-8 Components. The component rate (the "Component Rate") on each of the Class A-8 Components (other than the Class A-8 Accrual Componet) will be 0.500% per annum and the Component Rate on the Class A-8 Accural Component will be 6.500% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-8 Accrual Component or the applicable outstanding notional amount in the case of the Class A-8A IO, Class A-8B IO, Class A-8C IO and Class A-8D IO Components. Prior to the applicable Accretion Termination Date, the interest accrued on the Class A-8 Accrual Component will not be distributed as interest on this Certificate. Prior to the applicable Accretion Termination Date, the interest on the Class A-8 Accrual Component otherwise available for distribution on this Certificate will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates with respect to their Components.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 100.24610%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 79.20304839%;
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.67%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.55502385%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

            AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, THAT WOULD OTHERWISE BE ALLOCATED TO THE CLASS A-8 CERTIFICATES WILL BE BORNE BY THE CLASS A-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-9

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-9 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 96.20856%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.86366667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.04%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01932856%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-10

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced           Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 98.99400%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.08100000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.11%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02073970%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-11

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this    Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 90.88400%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 81.55830867%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.95%; and
(iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.52155619%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator

                           By ________________________
                               Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-12

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25,
2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-12 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-12 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Financial Security fails to make a payment with respect to a Class A-12 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in
Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-12 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

            The Class A-12 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-13

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled Maturity Date:  July 25,
2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-13 Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 37.79700% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 62.20300000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.05%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.21974034%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator
By ________________________
Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-14

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in July 1999 will be 5.918% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 1.000% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 1.000% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-15

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in July 1999 will be 9.9591430% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to (i) 28.9285714286% minus (ii) the product of 3.8571428571 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 28.9285714286%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, and based on its issue price of 90.27460%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.83605713%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.55%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03312265%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-16

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.625% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-17

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date: June 1, 1999

CUSIP No.:                              First Distribution Date: July 26, 1999
Percentage Interest evidenced             Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-18

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-19

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-19 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 92.94700%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 129.82263455%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.42%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.49782103%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-20

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-20 Certificates consist of two components (each, a "Component" and individually, the "Class A-20A Component" and the "Class A-20B Component"). Neither Component will be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This Certificate is issued on June 29, 1999, at an issue price of 67.75000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.25000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.50%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.36663001%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-21
                    [FORM OF FACE OF CLASS A-21 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-21

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.


Certificate No. __                        Cut-Off Date:  June 1, 1999

CUSIP No.:  ______                        First Distribution Date: July 26, 1999

Percentage Interest evidenced                   Denomination:   $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-21 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-21 Certificates each month in an amount equal to the product of (i) 1/12th of 6.500% and (ii) the Class A-21 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            This  Certificate  is issued on June 29, 1999,  at an issue price of
24.89656% of the initial Class A-21 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-21 Notional Amount is approximately 7.34980279%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.30%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial Class A-21 Notional Amount, calculated using the exact method, is approximately 0.16722382%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-22
                    [FORM OF FACE OF CLASS A-22 CERTIFICATE]

            AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, THAT WOULD OTHERWISE BE ALLOCATED TO THE CLASS A-19 CERTIFICATES WILL BE BORNE BY THE CLASS A-22 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                                  EXHIBIT A-22
                    [FORM OF FACE OF CLASS A-22 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-22

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  June 1, 1999

CUSIP No.:                              First Distribution Date:  July 26, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: July 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-22 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-22 Certificates required to be distributed to Holders of the Class A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-22 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-22 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 96.69356%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.37866667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.97%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01697769%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.



Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer



Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18 CLASS A-PO

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25,
2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, at an issue price of 67.25000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.75000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.51%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.36437245%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
    Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

            THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

            THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS A-R

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $100.00
Certificate:  %

Final Scheduled  Maturity  Date:  July 25,
2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

            THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

            THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-18, CLASS A-LR

                       evidencing an interest in a pool of
                                      fixed
                      interest rate, conventional, monthly
                                      pay,
                      fully amortizing, first lien, one- to
                        four-family residential mortgage
                     loans, which may include loans secured
                               by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $100.00
Certificate:  %

Final Scheduled  Maturity  Date:  July 25,
2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                          Trust Administrator



                                          By ____________________________
                                          Authorized Officer

Countersigned:



   First Union National Bank,
   Trust Administrator



   By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND FINANCIAL SECURITY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-1

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final  Scheduled  Maturity Date:  July 25,
2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Financial Security as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 92.78681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.28541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.54%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03555593%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By  ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-2

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination: $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 91.16181%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 8.91041667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.79%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04300523%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-3

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 85.38056%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 14.69166667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.72%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.06811102%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator


                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-4

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 70.19306%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.87916667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.69%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12254431%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-5

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 53.53681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 46.53541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.27%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15900409%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-18, CLASS B-6

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                        mortgage loans, which may include
                        loans secured by shares issued by
                     cooperative housing corporations, sold
                                       by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                           Cut-Off Date:  June 1, 1999

CUSIP No.:                               First Distribution Date:  July 26, 1999

Percentage Interest evidenced by this      Denomination:  $
Certificate:  %

Final Scheduled  Maturity  Date:  July 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            This Certificate is issued on June 29, 1999, and based on its issue price of 24.50556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated June 24, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 34.42%; and (iii) the amount of OID allocable to the short first accrual period (June 29, 1999 to July 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.13858197%.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By ____________________________
                                          Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 1999-18 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-18

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




            (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:




Social Security or other Identifying Number of Assignee:


------------------------------------------------------------------------------

Dated:





                                       -----------------------------------
                                          Signature by or on behalf of
                                          assignor


                                       -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,        in        immediately        available        funds       to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements should be mailed to ___________________________________________
---------------------------------------------------.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                               W I T N E S S E T H

            WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of June 29, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-18 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:
ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.
ARTICLE II

                          Custody of Mortgage Documents
Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders. Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian. Section
2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator. Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator. Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement. Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.
ARTICLE III

                            Concerning the Custodian
Section 3.1 Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian. Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.
Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian. Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. Section
3.5 Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer. Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File. ARTICLE IV

                            Miscellaneous Provisions
Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received. Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.
Section 4.3 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York. Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                 FIRST UNION NATIONAL BANK

230 South Tryon Street                   By:___________________________________
Charlotte, North Carolina, 28288         Name: ________________________________
                                         Title: _______________________________

Address:                                 NORWEST ASSET SECURITIES
                                            CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

Address:                                 NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

Address:                                 [CUSTODIAN]

                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

STATE OF          )
                  :  ss.:
COUNTY OF         )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                                      Notary Public



[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                                      Notary Public



[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.




                                                      Notary Public



[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.




                                                      Notary Public



[NOTARIAL SEAL]

                                   EXHIBIT F-1

           [Schedule of Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]



NASCOR
NMI / 1999-18 Exhibit F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)       (ii)                                (iii)    (iv)      (v)           (vi)     (vii)    (viii)     (ix)
-----     ------------------   -------- ----- -------- --------  --------      ----------------- ---------- --------------
                                                                 NET                                        CUT-OFF
MORTGAGE                                               MORTGAGE  MORTGAGE      CURRENT  ORIGINAL SCHEDULED  DATE
LOAN                                    ZIP   PROPERTY INTEREST  INTEREST      MONTHLY  TERM TO  MATURITY   PRINCIPAL
NUMBER    CITY                    STATE CODE  TYPE     RATE      RATE          PAYMENT  MATURITY DATE       BALANCE
--------  ------------------   --------------------------------  --------      ----------------- -------------------------
7366607   AURORA                  IL    60504 PUD       7.500      6.500       $1,809.57   360  1-Apr-29  $ 258,414.66
7574960   HOFFMAN ESTATES         IL    60195 SFD       7.000      6.500       $1,922.73   360  1-Feb-29  $ 287,588.83
7579116   KILDEER                 IL    60047 SFD       7.375      6.500       $2,002.96   360  1-Apr-29  $ 289,557.31
7644664   GOLDEN VALLEY           MN    55416 SFD       7.125      6.500       $2,455.70   360  1-May-29  $ 364,208.52
7644956   ORLAND PARK             IL    60462 SFD       7.125      6.500       $2,526.44   360  1-May-29  $ 374,700.12
7682336   LOWER MERION TWP        PA    19072 SFD       7.250      6.500       $2,032.89   360  1-May-29  $ 297,767.53
7698955   EAGAN                   MN    55123 SFD       6.875      6.500       $1,691.70   360  1-May-29  $ 257,300.66



NASCOR
NMI / 1999-18 Exhibit F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS

(continued)

(i)        (x)    (xi)      (xii)   (xiii)  (xiv)     (xv)    (xvi)
------    -----  -----   ---------  ------  ------   ------  ------
MORTGAGE                   MORTGAGE          T.O.P.    MASTER  FIXED
LOAN                      INSURANCE SERVICE MORTGAGE  SERVICE RETAINED
NUMBER     LTV    SUBSIDY   CODE    FEE     LOAN      FEE     YIELD
-----    ------- -------------------------------------------------------
7366607  90.00            24       0.250             0.017    0.733
7574960  72.25                     0.250             0.017    0.233
7579116  80.00                     0.250             0.017    0.608
7644664  90.00            06       0.250             0.017    0.358
7644956  65.22                     0.250             0.017    0.358
7682336  76.41                     0.250             0.017    0.483
7698955  88.03            06       0.250             0.017    0.108


                                                                  $ 2,129,537.63

COUNT:                          7
WAC:                  7.174889702
WAM:                  358.3375377
WALTV:                79.74477533


                                   EXHIBIT F-2

    [Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick,
                                  Maryland]


NASCOR
NMI / 1999-18 Exhibit F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (ii)                                      (iii)      (iv)        (v)             (vi)     (vii)      (viii)
-----       ----------------------------     -----    --------   --------    --------     ----------  -------- ----------
                                                                             NET
MORTGAGE                                                         MORTGAGE    MORTGAGE      CURRENT    ORIGINAL  SCHEDULED
LOAN                                          ZIP     PROPERTY   INTEREST    INTEREST      MONTHLY    TERM TO   MATURITY
NUMBER      CITY                   STATE      CODE    TYPE       RATE        RATE          PAYMENT    MATURITY    DATE
--------    -------------------------------------------------------------    --------     ----------  -------- -----------
6518705     JONESBORO              GA        30236    SFD           7.125       6.500     $2,048.10        360  1-Apr-29
6593778     DALY CITY              CA        94014    SFD           7.125       6.500     $2,108.74        360  1-May-29
6615468     WINTER PARK            CO        80482    SFD           7.000       6.500     $1,989.25        360  1-Apr-29
6667853     DRIPPING SPRINGS       TX        78620    PUD           7.250       6.500     $1,937.38        360  1-Apr-29
6691861     CAMARILLO              CA        93012    SFD           7.375       6.500     $1,673.16        360  1-Mar-28
6713160     BRIDGEWATER            NJ        08807    SFD           7.250       6.500     $3,820.19        360  1-Jun-29
6734357     SHOREVIEW              MN        55126    SFD           7.250       6.500     $2,708.24        360  1-Jun-29
6765188     CHESTER TWP            NJ        07930    SFD           7.750       6.500     $2,745.29        360  1-May-29
6790957     NIWOT                  CO        80503    PUD           7.000       6.500     $3,326.51        360  1-Apr-29
6792141     HOPEWELL TWP           NJ        08540    SFD           7.500       6.500     $3,327.62        360  1-Jun-29
6802031     COLLEGE STATION        TX        77845    SFD           7.625       6.500     $2,180.00        360  1-May-29
6802407     FREDERICKSBURG         VA        22407    PUD           7.250       6.500     $1,705.44        360  1-May-29
6827238     LANDENBERG             PA        19350    SFD           6.625       6.358     $1,803.12        360  1-May-29
6829093     CORNELIUS              NC        28031    SFD           7.125       6.500     $1,684.30        360  1-May-29
6835944     SANDIA PARK            NM        87047    SFD           7.250       6.500     $2,236.17        360  1-May-29
6853704     MESA                   AZ        85207    PUD           7.375       6.500     $2,171.14        360  1-Apr-29
6855056     PLATTEVILLE            CO        80651    SFD           7.000       6.500     $2,568.07        360  1-Jun-29
6879890     CAMARILLO              CA        93010    SFD           6.625       6.358     $2,626.56        360  1-Jan-29
6880358     STILLWATER             MN        55082    SFD           7.125       6.500     $2,775.72        360  1-May-29
6896945     ALISO VIEJO            CA        92656    LCO           7.500       6.500     $1,677.77        360  1-Oct-28
6898485     ALTADENA               CA        91001    PUD           7.250       6.500     $3,106.04        360  1-Jul-28
6901875     MAMMOTH LAKES          CA        93546    SFD           7.250       6.500     $2,380.80        360  1-May-29
6914338     LIVERMORE              CA        94550    SFD           7.125       6.500     $2,147.66        360  1-Apr-29
6934246     SAN DIEGO              CA        92131    PUD           7.250       6.500     $3,376.77        360  1-Aug-28
6943858     DAVIS                  CA        95616    PUD           7.500       6.500     $2,181.55        360  1-May-29
6944663     SAN PEDRO              CA        90732    LCO           7.125       6.500     $1,564.04        360  1-Oct-28
6948016     CHAPEL HILL            NC        27514    SFD           7.500       6.500     $2,796.86        360  1-Jun-29
6956720     IRVINE                 CA        92620    SFD           7.375       6.500     $3,716.18        360  1-Dec-28
7021737     SCOTTSDALE             AZ        85255    SFD           7.125       6.500     $2,174.36        360  1-May-29
7022390     STERLING HEIGHTS       MI        48317    SFD           7.250       6.500     $1,882.81        360  1-May-29
7024348     LOVELAND               CO        80537    SFD           6.875       6.500     $2,079.18        360  1-May-29
7024762     SUGAR LAND             TX        77479    PUD           6.875       6.500     $2,627.72        360  1-May-29
7034765     SN JN CAPISTRANO       CA        92675    SFD           7.500       6.500     $1,889.00        360  1-Dec-28
7037809     SANTA FE               NM        87501    SFD           7.125       6.500     $1,953.78        360  1-May-29
7046652     CHESTER                VA        23831    SFD           7.000       6.500     $1,745.75        360  1-May-29
7047630     TRACY                  CA        95376    SFD           7.250       6.500     $1,803.16        360  1-Mar-29
7072590     AVONDALE               PA        19311    SFD           6.750       6.483     $2,270.09        360  1-May-29
7072868     LEXINGTON              KY        40509    SFD           6.750       6.483     $1,546.91        360  1-Apr-29
7073284     GERMANTOWN             TN        38138    SFD           6.750       6.483     $2,244.15        360  1-Mar-29
7075360     WASHINGTON TWP         NJ        07853    SFD           7.250       6.500     $3,083.44        360  1-May-29
7076888     CHINO HILLS            CA        91709    SFD           7.125       6.500     $3,497.95        360  1-Apr-29
7084680     PARK CITY              UT        84098    SFD           7.125       6.500     $2,358.01        360  1-May-29
7094296     PACIFICA               CA        94044    SFD           7.125       6.500     $2,748.93        360  1-Jun-29
7098290     BASALT                 CO        81621    SFD           7.250       6.500     $3,410.88        360  1-Jun-29
7110536     CARLSBAD               CA        92009    SFD           7.125       6.500     $2,408.54        360  1-Jun-29
7111419     NEW YORK               NY        10031    SFD           7.500       6.500     $2,543.39        360  1-Nov-28
7117092     NAPLES                 FL        34105    PUD           7.125       6.500     $2,021.16        360  1-May-29
7122192     LOVELAND               CO        80538    SFD           7.000       6.500     $1,829.58        360  1-Jun-29
7123990     MARTINSBURG            WV        25401    SFD           7.500       6.500     $1,794.32        360  1-May-29
7138265     PHOENIX                AZ        85045    PUD           7.250       6.500     $2,042.81        360  1-Jun-29
7141908     SAN DIEGO              CA        92130    SFD           7.000       6.500     $3,610.26        360  1-Mar-29
7142752     SAN JOSE               CA        95117    LCO           7.000       6.500      $793.37         360  1-Oct-28
7143276     CARNELIAN BAY          CA        96140    SFD           7.250       6.500     $2,460.35        360  1-Apr-29
7154496     CALABASAS              CA        91302    SFD           7.375       6.500     $2,392.50        360  1-Nov-28
7165792     DIVIDE                 CO        80814    SFD           7.625       6.500     $1,104.16        360  1-Dec-28
7169345     COTTONWOOD             CA        96022    SFD           7.500       6.500     $2,936.70        360  1-May-29
7184777     WALPOLE                MA        02081    SFD           6.750       6.483     $3,473.24        360  1-May-29
7185018     SUNSET HILLS           MO        63128    SFD           7.250       6.500     $2,948.95        360  1-Jun-29
7189071     DENVER                 CO        80203    HCO           7.125       6.500     $1,684.30        360  1-May-29
7189072     SEA ISLE CITY          NJ        08243    LCO           7.750       6.500      $895.52         360  1-Jun-29
7201196     OLD BRIDGE             NJ        08857    PUD           7.750       6.500      $838.20         360  1-Jan-29
7201530     GILROY                 CA        95020    SFD           6.875       6.500     $1,911.66        360  1-Jun-29
7201882     SAN DIEGO              CA        92130    SFD           7.000       6.500     $3,541.07        360  1-Mar-29
7205497     KALAMAZOO              MI        49009    SFD           6.750       6.483     $1,232.34        360  1-May-29
7214290     WEST LINN              OR        97068    SFD           7.250       6.500     $5,413.75        360  1-Jun-29
7215298     CHANHASSEN             MN        55317    PUD           7.000       6.500     $1,962.64        360  1-May-29
7227154     WINCHESTER             VA        22601    SFD           7.375       6.500     $1,989.14        360  1-May-29
7229545     UPPER FREEHOLD TW      NJ        08501    SFD           7.125       6.500     $1,711.58        360  1-May-29
7235901     BOULDER                CO        80302    SFD           7.375       6.500     $1,705.31        360  1-May-29
7259014     GRANGER                IA        50109    SFD           7.000       6.500     $1,962.64        360  1-May-29
7283222     MT OLIVE TWP           NJ        07828    SFD           7.250       6.500     $1,818.34        360  1-May-29
7283498     LAKE ALMANOR           CA        96137    SFD           7.375       6.500      $725.21         360  1-Dec-28
7286170     DARNESTOWN             MD        20878    SFD           6.750       6.483     $1,945.79        360  1-May-29
7316278     PRINCETON JCT          NJ        08550    SFD           7.000       6.500     $3,126.92        360  1-May-29
7323134     READINGTON TWP         NJ        08889    SFD           7.375       6.500     $3,037.67        360  1-May-29
7325165     YORBA LINDA            CA        92887    SFD           6.625       6.358     $3,900.77        360  1-Jun-29
7328806     LAKE FOREST            CA        92630    SFD           7.125       6.500     $1,645.99        312  1-Nov-24
7330237     DARNESTOWN             MD        20878    SFD           6.750       6.483     $2,918.69        360  1-Jun-29
7330287     SAN DIEGO              CA        92130    SFD           7.000       6.500     $3,197.11        360  1-Mar-29
7352434     HEBER CITY             UT        84032    SFD           7.000       6.500     $1,969.30        360  1-May-29
7355351     YORBA LINDA            CA        92887    SFD           7.000       6.500     $1,829.58        360  1-May-29
7373266     SAN DIEGO              CA        92121    PUD           6.875       6.500     $2,323.56        360  1-May-29
7380308     SANTA ROSA             CA        95409    SFD           7.000       6.500     $2,246.47        360  1-Jun-29
7381263     VALENCIA               CA        91354    LCO           7.000       6.500      $798.36         360  1-Apr-29
7382045     CHESTERFIELD           MO        63017    SFD           7.250       6.500     $2,319.40        360  1-Jun-29
7389459     ROCKVILLE              MD        20850    SFD           7.000       6.500     $2,760.01        360  1-May-29
7391326     FORT COLLINS           CO        80528    SFD           6.875       6.500     $1,988.35        360  1-May-29
7400056     HALF MOON BAY          CA        94019    SFD           6.875       6.500     $3,187.42        360  1-May-29
7409542     LOS ANGELES            CA        90068    LCO           7.750       6.500      $671.64         360  1-Dec-28
7409797     CLARKSTON              MI        48348    SFD           7.250       6.500     $3,056.83        360  1-May-29
7416490     SEATTLE                WA        98112    SFD           7.625       6.500     $4,848.39        360  1-May-29
7420497     COULTERVILLE           CA        95311    SFD           7.125       6.500     $1,037.53        360  1-Dec-28
7430734     ROCKVILLE              MD        20850    SFD           7.000       6.500     $3,065.05        360  1-May-29
7440280     LANGHORNE              PA        19047    PUD           7.625       6.500     $1,248.12        360  1-Apr-29
7440512     WEST HILLS             CA        91367    SFD           7.375       6.500     $3,588.28        360  1-Jan-29
7442551     OAK PARK               CA        91301    SFD           6.750       6.483     $3,576.37        360  1-Apr-29
7442649     CAMARILLO              CA        93012    SFD           7.375       6.500     $2,425.31        360  1-May-29
7443914     MURRIETA               CA        93562    SFD           7.250       6.500     $1,723.52        360  1-Apr-29
7448102     HOPKINS                MN        55343    SFD           7.000       6.500     $2,208.80        360  1-Jan-29
7448568     MAMMOTH LAKES          CA        93546    LCO           7.250       6.500      $361.55         360  1-Feb-29
7450930     CRYSTAL LAKE           IL        60012    SFD           7.250       6.500     $1,898.50        360  1-Jun-29
7455285     SAN DIEGO              CA        92173    PUD           6.625       6.358     $1,913.57        360  1-May-29
7455408     RIDGWAY                CO        81432    SFD           7.250       6.500     $2,387.62        360  1-May-29
7462083     BENICIA                CA        94510    SFD           7.375       6.500     $1,937.58        360  1-May-29
7462561     CRANFORD               NJ        07016    SFD           7.375       6.500     $2,486.43        360  1-May-29
7465216     MORGAN HILL            CA        95037    SFD           7.250       6.500     $2,232.08        360  1-May-29
7467954     FAWNSKIN               CA        92333    SFD           7.500       6.500      $922.96         360  1-Jan-29
7469005     OAK PARK               CA        91301    SFD           6.625       6.358     $2,509.38        360  1-Apr-29
7482734     SAN DIEGO              CA        92131    PUD           6.875       6.500     $2,956.18        360  1-May-29
7482806     LAUREL                 MD        20707    SFD           7.625       6.500     $1,971.21        360  1-May-29
7491478     IRVINE                 CA        92606    SFD           7.000       6.500     $1,992.76        360  1-May-29
7493609     ALPHARETTA             GA        30022    SFD           7.250       6.500     $2,070.52        360  1-May-29
7495072     CASTLE ROCK            CO        80104    PUD           7.375       6.500     $3,453.38        360  1-Feb-29
7508145     EAGLE                  ID        83616    SFD           7.000       6.500     $1,886.27        360  1-Mar-29
7513750     CARLSBAD               CA        92009    PUD           7.000       6.500     $1,663.26        360  1-May-29
7520997     SNOWMASS               CO        81654    PUD           7.125       6.500     $2,209.80        360  1-May-29
7525792     SANTEE                 CA        92071    SFD           7.500       6.500     $2,097.64        360  1-May-29
7529063     DEEPHAVEN              MN        55391    SFD           6.750       6.483     $1,899.10        360  1-Apr-29
7529946     PALO ALTO              CA        94303    SFD           6.875       6.500     $2,890.49        360  1-May-29
7531624     CAMARILLO              CA        93012    SFD           7.250       6.500     $1,837.78        360  1-May-29
7535075     DALY CITY              CA        94014    SFD           7.125       6.500     $2,012.84        360  1-Apr-29
7540564     MISSION VIEJO          CA        92692    PUD           7.125       6.500     $2,502.80        360  1-Apr-29
7542575     SANTA CLARA            CA        95051    SFD           7.375       6.500     $1,968.42        360  1-Mar-29
7542921     ST CHARLES             IL        60175    SFD           7.125       6.500     $2,304.12        360  1-May-29
7544354     LITTLETON              CO        80128    SFD           7.000       6.500     $2,260.03        360  1-May-29
7545213     SALINAS                CA        93907    SFD           7.625       6.500     $1,781.87        360  1-Jun-29
7549433     BEVERLY HILLS          CA        90212    LCO           7.250       6.500      $832.26         360  1-Mar-29
7550599     HOUSTON                TX        77006    SFD           7.125       6.500     $2,371.49        360  1-Jun-29
7551587     CLE ELUM               WA        98922    SFD           7.625       6.500     $1,061.69        360  1-Apr-29
7560700     CARLSBAD               CA        92009    PUD           7.250       6.500     $3,107.31        360  1-Mar-29
7561529     LOS ANGELES            CA        91340    LCO           8.000       6.500      $247.65         360  1-Mar-29
7561535     TELLURIDE              CO        81435    LCO           7.375       6.500     $1,712.87        360  1-Apr-29
7562115     BEDMINSTER             NJ        07921    SFD           7.750       6.500     $2,052.52        360  1-May-29
7563480     MAHWAH                 NJ        07670    LCO           7.250       6.500     $2,312.58        360  1-May-29
7563830     FALLS CHURCH           VA        22046    SFD           6.500       6.233     $2,528.27        360  1-Mar-29
7565358     EDGEWATER              MD        21037    SFD           7.250       6.500     $1,773.66        360  1-Mar-29
7565752     EMERYVILLE             CA        94608    LCO           7.500       6.500     $2,622.05        360  1-May-29
7566373     PLEASANTON             CA        94566    PUD           7.375       6.500     $3,971.38        360  1-May-29
7566768     CAMARILLO              CA        93012    SFD           7.125       6.500     $2,135.01        360  1-Jun-29
7568183     ATKINSON               NH        03811    SFD           7.250       6.500     $2,046.53        360  1-May-29
7568658     SAN DIEGO              CA        92130    PUD           7.000       6.500     $2,362.82        360  1-Apr-29
7569674     BRISBANE               CA        94005    LCO           7.250       6.500     $1,868.48        360  1-May-29
7569844     GLENVIEW               IL        60025    SFD           7.000       6.500     $2,528.15        360  1-May-29
7570149     REDDING                CA        96001    SFD           7.000       6.500     $1,969.30        360  1-May-29
7571629     GLENDALE               CA        91214    SFD           7.500       6.500     $1,943.82        360  1-May-29
7572575     YONKERS                NY        10705    SFD           7.375       6.500     $1,421.06        360  1-Apr-29
7573137     FALLS CHURCH           VA        22046    SFD           6.500       6.233     $3,255.15        360  1-May-29
7573563     HOLUALOA               HI        96725    LCO           7.375       6.500      $411.64         360  1-Mar-29
7579331     CAMARILLO              CA        93012    SFD           7.250       6.500     $1,798.22        360  1-May-29
7579978     ROCHESTER              MI        48307    SFD           7.125       6.500     $2,593.82        360  1-May-29
7580261     EDEN PRAIRIE           MN        55347    PUD           7.750       6.500      $716.41         360  1-Mar-29
7580383     UNION CITY             CA        94587    SFD           7.250       6.500     $2,014.52        360  1-Jun-29
7584049     MURRIETA               CA        92562    SFD           7.625       6.500     $1,811.95        360  1-Jun-29
7585262     BENICIA                CA        94510    SFD           6.875       6.500     $2,140.41        360  1-Jun-29
7587498     THOUSAND OAKS          CA        91320    PUD           7.000       6.500     $1,975.95        360  1-May-29
7589106     ASPEN                  CO        81611    LCO           7.125       6.500     $4,333.36        360  1-Jun-29
7589365     SAN DEIGO              CA        90402    SFD           7.250       6.500     $4,945.78        360  1-Apr-29
7590390     CARLSBAD               CA        92009    SFD           7.000       6.500     $1,794.92        360  1-May-29
7590589     ALISO VIEJO AREA       CA        92656    PUD           7.375       6.500     $2,943.66        360  1-May-29
7591725     NEENAH                 WI        54956    SFD           6.750       6.483     $1,852.40        360  1-Apr-29
7592412     ARLINGTON HEIGHTS      IL        60005    SFD           7.375       6.500     $1,933.89        360  1-May-29
7593170     CHULA VISTA            CA        91915    SFD           7.125       6.500     $1,810.28        360  1-Mar-29
7596229     COROLLA                NC        27927    SFD           7.500       6.500     $3,496.07        360  1-Jun-29
7597480     ASPEN                  CO        81611    LCO           7.125       6.500     $1,347.44        360  1-Apr-29
7597513     BARRINGTON             IL        60010    SFD           7.500       6.500     $1,963.39        360  1-May-29
7598203     PLEASANTON             CA        94566    PUD           7.250       6.500     $1,807.77        360  1-May-29
7599108     CORONA                 CA        91719    SFD           7.000       6.500     $1,716.65        360  1-May-29
7599312     HOUSTON                TX        77095    PUD           7.000       6.500     $2,457.52        360  1-May-29
7604211     PALM BEACH             FL        33480    SFD           6.750       6.483     $2,294.09        360  1-Apr-29
7604818     FORT COLLINS           CO        80524    SFD           7.000       6.500     $2,298.62        360  1-May-29
7605875     OAK RIDGE              NC        27310    SFD           6.875       6.500     $1,653.82        360  1-May-29
7605980     SAN FRANCISCO          CA        94112    SFD           6.750       6.483     $1,783.64        360  1-May-29
7606493     ATASCADERO             CA        93422    SFD           7.500       6.500     $2,272.45        360  1-May-29
7606544     DULUTH                 GA        30097    PUD           7.250       6.500     $1,870.51        360  1-May-29
7608155     POOLESVILLE            MD        20837    SFD           7.250       6.500     $2,488.58        360  1-May-29
7610281     NEW CANAAN             CT        06840    SFD           7.125       6.500     $2,122.21        360  1-May-29
7610472     WEST BLOOMFIELD        MI        48323    SFD           7.125       6.500     $4,732.87        360  1-May-29
7610724     SALT LAKE CITY         UT        84109    SFD           7.250       6.500     $2,728.71        360  1-May-29
7612340     SANTA ANA              CA        92705    SFD           7.125       6.500     $1,852.73        360  1-Apr-29
7614664     FREMONT                CA        94536    SFD           7.375       6.500     $2,022.30        360  1-Jun-29
7615076     DANVILLE               CA        94506    PUD           7.125       6.500     $2,893.53        360  1-Jun-29
7615129     FREMONT                CA        94539    SFD           7.375       6.500     $3,323.97        360  1-May-29
7615476     WASHINGTON             DC        20015    SFD           7.500       6.500     $1,817.26        360  1-May-29
7616255     CHULA VISTA            CA        91915    SFD           7.375       6.500     $1,851.01        360  1-May-29
7616602     HUNTSVILLE             TX        77340    SFD           6.875       6.500     $2,627.72        360  1-Apr-29
7617195     LAS VEGAS              NV        89117    SFD           8.125       6.500      $885.43         360  1-Apr-29
7617781     TENAFLY BOROUGH        NJ        07670    SFD           7.125       6.500     $3,466.28        360  1-May-29
7618681     RYE BROOK              NY        10573    SFD           7.375       6.500     $2,331.03        360  1-May-29
7619822     LORTON                 VA        22079    SFD           6.875       6.500     $1,786.06        360  1-May-29
7620296     WESTHAMPTON            NY        11977    SFD           7.125       6.500     $1,812.98        360  1-May-29
7620360     AKRON                  OH        44333    SFD           6.875       6.500     $2,496.33        360  1-May-29
7620930     NEWPORT COAST          CA        92657    SFD           7.250       6.500     $4,303.71        360  1-May-29
7621196     VIRGINIA BEACH         VA        23456    SFD           7.500       6.500     $1,705.73        360  1-May-29
7621240     EDEN PRAIRIE           MN        55346    SFD           7.250       6.500     $2,428.55        360  1-May-29
7622122     CYPRESS                CA        90630    SFD           7.500       6.500     $2,328.38        360  1-May-29
7622697     THOUSAND OAKS          CA        91362    SFD           6.875       6.500     $1,182.47        360  1-Apr-29
7622737     FALLS CHURCH           VA        22044    SFD           7.000       6.500     $2,328.56        360  1-May-29
7622912     MORRISON               CO        80465    SFD           7.750       6.500      $938.50         360  1-Apr-29
7622934     AVALON                 NJ        08202    SFD           6.500       6.233     $3,160.34        360  1-May-29
7624760     PISMO BEACH            CA        93449    SFD           7.250       6.500     $2,217.07        360  1-May-29
7625926     SAN DIEGO              CA        92173    SFD           7.125       6.500     $1,933.24        360  1-May-29
7626203     ATLANTA                GA        30327    SFD           8.000       6.500     $2,316.86        360  1-Apr-29
7629781     LIBERTYVILLE           IL        60048    SFD           7.250       6.500     $3,796.31        360  1-May-29
7629947     PHOENIX                AZ        85013    SFD           6.750       6.483     $2,107.94        360  1-May-29
7630443     INVER GROVE HEIGH      MN        55075    SFD           7.250       6.500     $1,855.52        360  1-Jun-29
7630634     IRVINE                 CA        92602    SFD           6.875       6.500     $1,970.79        360  1-May-29
7630636     SILVERTHORNE           CO        80498    SFD           7.250       6.500     $1,023.26        360  1-Apr-29
7631084     PASADENA               CA        91105    SFD           7.375       6.500     $2,558.95        360  1-May-29
7631998     SAN JOSE               CA        95117    SFD           7.125       6.500     $1,778.62        360  1-May-29
7633448     SAN FRANCISCO          CA        94133    LCO           7.375       6.500     $2,636.31        360  1-May-29
7633809     MAHWAH                 NJ        07430    LCO           7.250       6.500     $2,578.63        360  1-May-29
7633978     WASHINGTON             DC        20007    SFD           7.250       6.500     $3,547.32        360  1-May-29
7635306     DENVER                 CO        80236    SFD           7.500       6.500     $1,590.71        360  1-Apr-29
7636731     SAN JOSE               CA        95133    SFD           7.000       6.500     $1,962.64        360  1-May-29
7637187     PARK CITY              UT        84098    SFD           7.625       6.500     $1,064.52        360  1-Apr-29
7637927     RANCHO MIRAGE          CA        92270    SFD           7.125       6.500     $2,344.54        360  1-May-29
7638543     DANA POINT             CA        92629    PUD           7.000       6.500     $2,960.60        360  1-May-29
7639472     BATTLE CREEK           MI        49017    SFD           7.000       6.500     $1,916.07        360  1-May-29
7639606     CHINO HILLS            CA        91709    SFD           7.125       6.500     $2,332.75        360  1-May-29
7640454     FAIRFAX                CA        94930    SFD           8.000       6.500     $2,344.38        360  1-Jun-29
7641928     COLORADO SPRINGS       CO        80919    SFD           7.250       6.500     $1,910.09        360  1-May-29
7642554     CHINO HILLS            CA        91709    SFD           6.875       6.500     $2,397.79        360  1-May-29
7642613     CAMDEN                 ME        04843    SFD           7.250       6.500     $2,575.22        360  1-May-29
7642615     OAKLAND                CA        94611    SFD           6.875       6.500     $2,131.73        360  1-May-29
7642777     MORAGA                 CA        94556    SFD           7.000       6.500     $2,967.25        360  1-May-29
7642839     CHARLESTOWN            MA        02129    LCO           6.875       6.500     $2,680.27        360  1-May-29
7642877     MINNETONKA             MN        55305    SFD           7.250       6.500     $2,455.83        360  1-May-29
7642898     CAPISTRANO BEACH       CA        92624    SFD           7.000       6.500     $2,288.64        360  1-Apr-29
7642921     SAN CLEMENTE           CA        92673    SFD           7.125       6.500     $5,423.43        360  1-May-29
7643464     HAWORTH BOROUGH        NJ        07624    SFD           7.250       6.500     $1,910.09        360  1-May-29
7643493     PRINCETON TWP          NJ        08540    SFD           7.125       6.500     $3,301.22        360  1-May-29
7643572     WILMINGTON             DE        19807    SFD           6.500       6.233     $2,673.65        360  1-May-29
7644372     SCOTTSDALE             AZ        85255    SFD           7.250       6.500     $1,943.86        360  1-Jun-29
7644648     JOHNSTON               IA        50131    SFD           7.125       6.500     $2,432.12        360  1-May-29
7644874     BENICIA                CA        94510    SFD           7.125       6.500     $2,564.98        360  1-Jun-29
7644883     LONGMONT               CO        80503    SFD           7.125       6.500     $2,863.30        360  1-May-29
7646936     CLARKSTON              MI        48346    LCO           7.625       6.500     $2,434.81        360  1-May-29
7647092     OAK PARK               CA        91377    PUD           7.125       6.500     $3,306.27        360  1-Apr-29
7647947     TUSTIN                 CA        92782    SFD           7.125       6.500     $1,583.24        360  1-Jun-29
7648815     CUMMING                GA        30041    SFD           7.500       6.500     $2,363.35        360  1-May-29
7649344     SANTA ANA              CA        92705    SFD           7.250       6.500     $2,558.16        360  1-May-29
7649412     CUPERTINO              CA        95014    SFD           7.250       6.500     $3,438.17        360  1-May-29
7650105     ATLANTA                GA        30342    SFD           6.875       6.500     $1,970.79        360  1-May-29
7650140     LOS ANGELES            CA        90066    SFD           7.375       6.500     $3,341.14        360  1-May-29
7652242     BURNSVILLE             MN        55306    SFD           7.250       6.500     $2,421.73        360  1-May-29
7652331     MORRIS TOWNSHIP        NJ        07960    SFD           7.375       6.500     $2,175.63        360  1-May-29
7652476     PHILADELPHIA           PA        19118    SFD           7.500       6.500     $4,419.04        360  1-Jun-29
7653222     WABAN                  MA        02468    SFD           7.875       6.500     $2,102.70        360  1-Apr-29
7653463     WINTER GARDEN          FL        34787    PUD           7.500       6.500     $3,034.59        360  1-Jun-29
7653590     MONTROSE               CO        81401    SFD           7.125       6.500     $1,751.67        360  1-May-29
7654009     BELLEVUE               WA        98008    SFD           7.500       6.500     $3,272.32        360  1-May-29
7654715     LAKEVILLE              MN        55044    SFD           7.250       6.500     $1,855.18        360  1-May-29
7654868     MORGAN HILL            CA        95037    SFD           7.500       6.500     $2,150.08        360  1-Apr-29
7655003     AFTON                  OK        74331    SFD           7.500       6.500     $2,804.55        360  1-Apr-29
7655358     ENGLEWOOD              NJ        07631    SFD           7.625       6.500     $2,831.17        360  1-Jun-29
7655439     BASALT                 CO        81621    PUD           7.125       6.500     $1,832.51        360  1-May-29
7656555     CARMEL                 CA        93923    SFD           7.000       6.500     $3,326.51        360  1-May-29
7657036     BOULDER                CO        80303    SFD           7.125       6.500     $5,187.63        360  1-May-29
7657100     BELLEVUE               WA        98006    SFD           7.375       6.500     $3,453.38        360  1-May-29
7657987     BENICIA                CA        94510    SFD           7.250       6.500     $2,056.76        360  1-May-29
7658258     MISSION VIEJO          CA        92692    SFD           6.750       6.483     $2,334.95        360  1-May-29
7658401     TARPON SPRINGS         FL        34689    SFD           8.125       6.500     $2,208.93        360  1-Apr-29
7658413     ATLANTA                GA        30328    SFD           7.250       6.500     $1,800.95        360  1-May-29
7658646     WALNUT CREEK           CA        94596    SFD           7.375       6.500     $4,489.39        360  1-Jun-29
7658975     TRINIDAD               CO        81082    SFD           7.750       6.500      $952.83         360  1-May-29
7659125     SAN RAFAEL             CA        94901    SFD           7.500       6.500     $1,809.22        360  1-May-29
7659238     FAIRFAX                CA        94930    SFD           7.375       6.500     $2,417.36        360  1-May-29
7659384     BRIGHTON               CO        80601    SFD           7.000       6.500     $2,262.03        360  1-May-29
7659589     WESTPORT               CT        06880    SFD           7.000       6.500     $6,653.03        360  1-Jun-29
7659800     SAN DIMAS              CA        91773    SFD           6.875       6.500     $2,463.48        360  1-May-29
7660125     WESTON                 FL        33327    PUD           7.000       6.500     $2,542.45        360  1-Apr-29
7660492     ALBUQUERQUE            NM        87111    SFD           7.250       6.500     $2,408.63        360  1-May-29
7660737     CHARLOTTE              NC        28211    SFD           7.000       6.500     $2,641.25        360  1-May-29
7661009     MINNEAPOLIS            MN        55414    LCO           7.375       6.500     $1,740.50        360  1-Jun-29
7661200     ASPEN                  CO        81611    LCO           7.375       6.500     $2,719.53        360  1-May-29
7661519     HOLMDEL                NJ        07733    SFD           7.375       6.500     $2,762.70        360  1-May-29
7661672     ANAHEIM                CA        92808    SFD           7.125       6.500     $2,425.39        360  1-May-29
7662928     DANVILLE               CA        94526    SFD           7.250       6.500     $2,259.37        360  1-May-29
7663073     CASTRO VALLEY          CA        94552    PUD           7.500       6.500     $2,422.78        360  1-Apr-29
7663634     MIAMI BEACH            FL        33140    SFD           7.000       6.500     $3,073.70        360  1-Jun-29
7663799     SNOWMASS VILLAGE       CO        81615    LCO           7.250       6.500     $4,202.21        360  1-May-29
7664511     PLEASANTON             CA        94566    SFD           6.875       6.500     $2,159.98        360  1-May-29
7664803     ATLANTA                GA        30307    SFD           7.000       6.500     $2,086.39        360  1-May-29
7665262     MINNETONKA             MN        55391    SFD           7.375       6.500     $1,449.90        360  1-May-29
7665390     STILLWATER             MN        55082    SFD           7.375       6.500     $2,659.10        360  1-Apr-29
7665567     GOLDEN                 CO        80401    PUD           7.125       6.500     $1,852.73        360  1-May-29
7665654     LITTLETON              CO        80121    SFD           7.250       6.500     $2,974.29        360  1-May-29
7665822     SHERMAN OAKS           CA        91403    SFD           7.250       6.500     $3,410.88        360  1-May-29
7665852     PARADISE VALLEY        AZ        85253    SFD           8.000       6.500     $7,337.65        360  1-May-29
7666399     COSTA MESA             CA        92627    LCO           7.375       6.500     $1,087.81        360  1-Apr-29
7666432     SACRAMENTO             CA        95831    SFD           7.000       6.500     $2,528.15        360  1-May-29
7666555     OAK PARK               CA        91377    SFD           7.000       6.500     $3,315.20        360  1-Jun-29
7666682     CAMPBELL               CA        95008    SFD           7.000       6.500     $2,069.09        360  1-May-29
7666974     DAYTON                 OH        45458    SFD           7.125       6.500     $2,829.62        360  1-May-29
7667127     GLENDALE               AZ        85308    SFD           6.875       6.500     $1,744.15        360  1-May-29
7667565     CHINO HILLS            CA        91709    SFD           7.125       6.500     $2,139.73        360  1-May-29
7668356     ARLINGTON HEIGHTS      IL        60004    SFD           7.250       6.500     $2,217.07        360  1-Apr-29
7668557     SAN JOSE               CA        95131    SFD           7.500       6.500     $1,879.84        360  1-Jun-29
7669017     RANCHO SANTA MARG      CA        92688    SFD           7.000       6.500     $1,615.35        360  1-May-29
7669046     PLEASANTON             CA        94588    SFD           7.250       6.500     $2,373.97        360  1-May-29
7669076     RESTON                 VA        20191    SFD           6.750       6.483     $1,712.30        360  1-May-29
7670125     YORBA LINDA            CA        92886    SFD           7.250       6.500     $3,097.08        360  1-May-29
7670941     OKLAHOMA CITY          OK        73120    SFD           7.875       6.500     $2,719.01        360  1-May-29
7671977     TORRANCE               CA        90505    SFD           7.250       6.500     $2,148.86        360  1-May-29
7672085     WICHITA FALLS          TX        76309    SFD           6.875       6.500     $3,843.03        360  1-May-29
7672102     EVANSTON               IL        60201    SFD           7.500       6.500     $2,901.74        360  1-May-29
7672376     BELLEVUE               WA        98006    SFD           7.500       6.500     $4,894.50        360  1-Jun-29
7672435     FORT COLLINS           CO        80528    SFD           7.125       6.500     $2,139.73        360  1-May-29
7672671     LOS ANGELES            CA        90039    SFD           7.125       6.500     $2,088.53        360  1-May-29
7672695     SALINAS                CA        93908    SFD           6.875       6.500     $2,353.43        360  1-May-29
7672816     ACTON                  CA        93510    SFD           7.750       6.500     $2,552.22        360  1-May-29
7672905     ALISO VIEJO AREA       CA        92656    SFD           7.250       6.500     $3,129.82        360  1-May-29
7672953     HONOLULU               HI        96822    SFD           6.875       6.500     $3,284.64        360  1-Jun-29
7673200     WILMINGTON             NC        28409    SFD           7.000       6.500     $1,942.68        360  1-Jun-29
7673487     CORONADO               CA        92118    SFD           7.750       6.500     $1,647.75        360  1-Apr-29
7675155     BETHESDA               MD        20817    SFD           6.750       6.483     $1,759.00        360  1-May-29
7675158     WASHINGTON             DC        20009    SFD           7.125       6.500     $2,123.56        360  1-May-29
7675501     CARLSBAD               CA        92009    LCO           7.000       6.500      $685.26         360  1-May-29
7675688     MILLBURN               NJ        07078    SFD           7.375       6.500     $2,486.43        360  1-Jun-29
7675715     WILMETTE               IL        60091    SFD           7.625       6.500     $4,317.54        360  1-Jun-29
7675799     GILROY                 CA        95020    SFD           7.250       6.500     $2,260.48        240  1-May-19
7676323     BERNARDS TWP           NJ        07920    SFD           7.500       6.500     $2,237.49        360  1-Jun-29
7676989     PARK CITY              UT        84060    SFD           7.000       6.500     $3,173.49        360  1-May-29
7677320     HAYWARD                CA        94544    SFD           7.125       6.500     $1,728.09        360  1-May-29
7677714     EL SEGUNDO             CA        90245    MF2           7.375       6.500     $2,237.79        360  1-May-29
7677858     REDMOND                WA        98053    SFD           6.750       6.483     $2,542.50        360  1-Jun-29
7678011     CHAPEL HILL            NC        27514    SFD           7.250       6.500     $2,046.53        360  1-May-29
7678734     SNOWMASS VILLAGE       CO        81615    SFD           7.250       6.500     $3,390.42        360  1-May-29
7678836     COCOA BEACH            FL        32931    SFD           6.750       6.483     $1,919.85        360  1-May-29
7678906     NORFOLK                VA        23508    SFD           6.875       6.500     $2,266.40        360  1-May-29
7678928     MILL VALLEY            CA        94941    SFD           7.000       6.500     $5,156.09        360  1-May-29
7679399     TROY                   MI        48098    SFD           6.875       6.500     $1,642.32        360  1-May-29
7679559     BASALT                 CO        81621    SFD           7.375       6.500     $2,002.96        360  1-May-29
7680133     PALOUSE                WA        99161    SFD           7.500       6.500     $1,859.91        360  1-Jun-29
7680557     SAN JOSE               CA        95123    SFD           7.125       6.500     $2,299.74        360  1-May-29
7682030     CINCINNATI             OH        45243    SFD           7.250       6.500     $3,194.63        360  1-May-29
7682116     PAYETTE                ID        83661    SFD           6.500       6.233     $1,800.13        360  1-Jun-29
7682150     LONGMONT               CO        80501    PUD           7.500       6.500     $1,893.12        360  1-Apr-29
7682465     PACIFICA               CA        94044    SFD           7.500       6.500     $2,181.55        360  1-May-29
7682596     CHICAGO                IL        60657    HCO           7.375       6.500     $2,458.80        360  1-May-29
7682696     NEW HARMONY            UT        84757    SFD           7.500       6.500     $2,027.72        360  1-May-29
7682715     IRVINE                 CA        92620    SFD           7.250       6.500     $2,967.47        360  1-May-29
7682726     BONITA                 CA        91902    SFD           7.000       6.500     $1,910.73        240  1-May-19
7682824     RENO                   NV        89509    SFD           7.250       6.500     $2,223.89        360  1-May-29
7682844     PALM DESERT            CA        92211    SFD           7.625       6.500      $867.05         360  1-May-29
7682906     LAS VEGAS              NV        89134    SFD           7.125       6.500     $1,697.77        360  1-May-29
7682923     LITTLETON              CO        80123    SFD           7.125       6.500     $2,105.71        360  1-May-29
7683003     LAGUNA BEACH           CA        92651    SFD           7.375       6.500     $3,453.38        360  1-May-29
7683177     PISMO BEACH            CA        93449    SFD           7.125       6.500     $1,785.35        360  1-May-29
7683256     WOODLAND HILLS         CA        91364    SFD           7.000       6.500     $1,763.05        360  1-May-29
7683282     NOVATO                 CA        94945    SFD           6.625       6.358     $3,150.33        360  1-May-29
7683393     REHOBOTH BEACH         DE        19971    SFD           7.625       6.500     $3,335.12        360  1-Jun-29
7683912     CINCINNATI             OH        45242    SFD           7.250       6.500     $2,947.00        360  1-Jun-29
7684026     ASPEN                  CO        81611    LCO           7.250       6.500     $1,136.51        360  1-May-29
7684361     EDINA                  MN        55424    SFD           7.125       6.500     $3,665.03        360  1-May-29
7684652     OAKLAND                CA        94611    SFD           7.250       6.500     $2,302.35        360  1-May-29
7684718     TEANECK TWNSP          NJ        07666    SFD           7.250       6.500     $1,166.52        360  1-May-29
7684844     EULESS                 TX        76039    SFD           6.875       6.500      $693.72         360  1-May-29
7685141     NEWPORT BEACH          CA        92657    SFD           7.250       6.500     $6,821.76        360  1-May-29
7685496     COLORADO SPRINGS       CO        80906    SFD           7.250       6.500     $1,978.31        360  1-May-29
7686301     HOLLISTER              CA        95023    SFD           6.875       6.500     $1,959.89        360  1-Apr-29
7686970     SAN FRANCISCO          CA        94131    SFD           7.250       6.500     $4,434.15        360  1-May-29
7687459     SCOTTSDALE             AZ        85259    SFD           7.125       6.500     $3,132.79        360  1-May-29
7687735     THE WOODLANDS          TX        77382    SFD           7.125       6.500     $2,656.47        360  1-May-29
7687846     ROWLAND HEIGHTS        CA        91748    SFD           7.250       6.500     $2,335.77        360  1-May-29
7687877     EL CAJON               CA        92020    SFD           7.250       6.500     $1,964.67        360  1-May-29
7688225     ALEXANDRIA             VA        22302    SFD           7.125       6.500     $1,765.14        360  1-May-29
7688274     ANN ARBOR              MI        48103    SFD           7.000       6.500     $1,743.09        360  1-May-29
7688388     CAMPBELL               CA        95008    SFD           6.875       6.500     $3,232.09        360  1-Jun-29
7688451     RENO                   NV        89511    SFD           7.500       6.500     $2,340.97        360  1-Jun-29
7688480     MOUNTAIN VIEW          CA        94040    SFD           7.250       6.500     $1,862.34        360  1-May-29
7688740     GRAPEVINE              TX        76051    PUD           6.875       6.500     $1,576.63        360  1-May-29
7688904     SOUTH PASADENA         CA        91030    SFD           6.875       6.500     $5,255.43        360  1-May-29
7688958     NIWOT                  CO        80503    SFD           6.750       6.483     $2,630.71        360  1-May-29
7689000     LEXINGTON              MA        02173    SFD           7.375       6.500     $1,730.14        360  1-May-29
7689756     AURORA                 CO        80015    SFD           7.750       6.500     $2,887.14        360  1-May-29
7689990     SAUSALITO              CA        94939    SFD           7.250       6.500     $6,821.76        360  1-May-29
7690374     SAN JOSE               CA        95133    SFD           7.375       6.500     $1,933.89        360  1-Jun-29
7690626     DOVE CANYON            CA        92679    PUD           7.250       6.500     $2,401.26        360  1-May-29
7690638     PEBBLE BEACH           CA        93953    SFD           7.000       6.500     $5,854.66        360  1-May-29
7690890     DANVILLE               CA        94526    SFD           7.250       6.500     $2,150.22        360  1-May-29
7690914     RIVERSIDE              CA        92506    SFD           7.000       6.500     $2,538.13        360  1-May-29
7690919     MANASSAS               VA        20111    SFD           7.500       6.500     $2,080.16        360  1-May-29
7690963     PACIFIC GROVE          CA        93950    SFD           7.250       6.500     $2,174.44        360  1-May-29
7691035     LA VERNE (AREA)        CA        91750    SFD           7.250       6.500     $2,510.41        360  1-May-29
7691060     REDWOOD CITY           CA        94062    SFD           7.000       6.500     $2,494.88        360  1-May-29
7691321     ATLANTA                GA        30319    SFD           7.375       6.500     $2,204.63        360  1-May-29
7691681     SSAQUAH                WA        98027    SFD           7.250       6.500     $1,719.08        360  1-May-29
7691979     SAN JOSE               CA        95125    SFD           7.125       6.500     $2,021.16        360  1-May-29
7692519     ST CHARLES             IL        60174    SFD           6.000       5.733     $2,062.45        360  1-May-29
7692521     MAPLE GROVE            MN        55311    SFD           6.875       6.500     $1,863.84        360  1-May-29
7692962     VIRGINIA BEACH         VA        23457    SFD           7.125       6.500     $2,182.85        360  1-May-29
7693414     PARADISE VALLEY        AZ        85253    SFD           7.250       6.500     $2,728.71        360  1-May-29
7693423     DANVILLE               CA        92506    SFD           7.500       6.500     $2,847.20        360  1-May-29
7693482     HOLLISTER              CA        95023    SFD           6.750       6.483     $2,189.41        360  1-Jun-29
7693792     FOLSOM                 CA        95630    SFD           7.375       6.500     $2,072.03        360  1-May-29
7693970     BARRINGTON             IL        60010    SFD           7.000       6.500     $3,406.35        360  1-May-29
7694835     PACIFIC PALASADES      CA        90272    LCO           7.375       6.500     $2,724.71        360  1-May-29
7695278     BENICIA                CA        94510    SFD           7.500       6.500     $2,285.73        360  1-May-29
7695333     BENICIA                CA        94510    SFD           7.500       6.500     $2,051.50        360  1-May-29
7696759     BENICIA                CA        94510    SFD           7.250       6.500     $2,133.85        360  1-May-29
7696878     WALTHAM                MA        02451    LCO           6.875       6.500     $2,012.83        360  1-May-29
7696984     MILL VALLEY            CA        94941    PUD           7.250       6.500     $2,046.53        360  1-May-29
7697129     SAN JOSE               CA        95129    SFD           7.000       6.500     $1,936.03        360  1-May-29
7697666     UNION CITY             CA        94587    SFD           7.000       6.500     $1,796.32        360  1-May-29
7697871     ELK GROVE              CA        95758    PUD           6.750       6.483     $1,797.38        360  1-May-29
7697918     FAIRFIELD              CA        94533    PUD           7.375       6.500     $1,755.01        360  1-May-29
7698176     ANDOVER                MN        55304    SFD           7.500       6.500     $1,982.27        360  1-May-29
7698596     PORTLAND               OR        97229    SFD           7.375       6.500     $3,729.65        360  1-Jun-29
7698605     CORONADO               CA        92118    SFD           7.375       6.500     $2,486.43        360  1-May-29
7698638     STEAMBOAT SPRINGS      CO        80477    SFD           7.000       6.500     $6,553.23        360  1-May-29
7698764     MAHWAH TOWNSHIP        NJ        07430    SFD           7.500       6.500     $2,209.52        360  1-May-29
7698803     SANTA CRUZ             CA        95060    SFD           6.875       6.500     $3,153.26        360  1-May-29
7699025     PALOS VERDES EST       CA        90274    SFD           6.875       6.500     $2,463.48        360  1-Jun-29
7699094     MANHATTAN BEACH        CA        90266    SFD           7.000       6.500     $6,486.70        360  1-May-29
7699806     LAGUNA NIGUEL          CA        92677    SFD           7.500       6.500     $2,359.50        360  1-May-29
7700072     TELLURIDE              CO        81435    SFD           7.375       6.500     $2,513.60        240  1-May-19
7700824     LOS ALTOS              CA        94022    SFD           6.875       6.500     $2,709.83        360  1-May-29
7701129     CARY                   IL        60013    SFD           7.250       6.500     $2,182.96        360  1-May-29
7701311     EDINA                  MN        55424    SFD           7.000       6.500     $2,069.09        360  1-Jun-29
7701650     LITHONIA               GA        30058    SFD           7.500       6.500     $1,992.76        360  1-Jun-29
7702625     EVANSTON               IL        60202    SFD           8.000       6.500     $4,769.47        360  1-May-29
7703131     WOODSTOCK              GA        30189    PUD           6.875       6.500     $2,062.76        360  1-May-29
7703241     SEAL BEACH             CA        90740    SFD           6.875       6.500     $1,701.45        360  1-May-29
7703469     DECATUR                GA        30033    SFD           6.875       6.500     $1,848.60        360  1-May-29
7703543     BURLINGAME             CA        94010    SFD           7.000       6.500     $2,494.88        360  1-May-29
7704515     PARK CITY              UT        84098    SFD           7.375       6.500     $2,009.86        360  1-May-29
7704552     WALNUT CREEK           CA        94596    SFD           7.000       6.500     $1,756.40        360  1-May-29
7704851     CHEVY CHASE            MD        20815    LCO           6.875       6.500     $2,956.18        360  1-May-29
7705139     BEND                   OR        97702    SFD           7.500       6.500     $1,959.55        360  1-Jun-29
7705186     SHERWOOD               OR        97140    SFD           7.500       6.500     $1,727.06        360  1-May-29
7705595     STOCKTON               CA        95212    SFD           7.375       6.500     $2,279.23        360  1-May-29
7705617     HOT SPRGS VILLAGE      AR        71909    SFD           7.250       6.500     $2,017.88        360  1-May-29
7706073     HOPKINTON              NH        03229    SFD           7.625       6.500     $2,286.17        360  1-May-29
7706381     STEAMBOAT SPRINGS      CO        80477    SFD           7.250       6.500     $2,955.87        360  1-May-29
7707109     SOLON                  IA        52333    SFD           7.250       6.500     $2,073.82        360  1-May-29
7707743     SNOWMASS               CO        81654    SFD           7.125       6.500     $2,694.87        360  1-May-29
7707860     MT. AIRY               MD        21771    SFD           7.875       6.500     $2,175.21        360  1-Jun-29
7707896     PARK CITY              UT        84060    PUD           7.125       6.500     $2,273.19        360  1-Jun-29
7708305     WALLINGFORD            CT        06492    SFD           7.375       6.500     $2,635.62        360  1-Jun-29
7708496     LAGUNA NIGUEL          CA        92677    SFD           7.250       6.500     $2,221.36        288  1-May-23
7708831     LAS VEAGS              NV        89107    SFD           7.500       6.500     $2,202.53        360  1-May-29
7709454     PLEASANTON             CA        94566    SFD           6.500       6.233     $4,108.44        360  1-May-29
7709576     ATLANTA                GA        30306    MF2           7.250       6.500     $2,240.95        360  1-Jun-29
7709684     DURANGO                CO        81301    SFD           7.000       6.500     $4,397.65        360  1-May-29
7709755     LOS ANGELES            CA        91364    SFD           7.500       6.500     $2,696.17        360  1-May-29
7710036     ESCONDIDO              CA        92026    SFD           7.375       6.500     $1,933.89        360  1-May-29
7710152     POWAY                  CA        92064    SFD           7.125       6.500     $2,452.34        360  1-May-29
7710856     MICHIGAN CITY          IN        46360    SFD           7.750       6.500     $2,435.80        360  1-May-29
7710988     BASALT                 CO        81621    SFD           7.250       6.500     $2,521.32        360  1-May-29
7711189     DURANGO                CO        81301    SFD           7.250       6.500     $3,001.58        360  1-May-29
7711831     GRANITE BAY            CA        95746    PUD           6.875       6.500     $2,326.18        360  1-Jun-29
7711977     WESTLAKE VILLAGE       CA        91362    SFD           7.125       6.500     $2,155.90        360  1-May-29
7711978     LAKE FOREST            CA        92630    PUD           6.875       6.500     $2,254.58        360  1-May-29
7712030     PLAYA DEL REY          CA        90293    SFD           7.125       6.500     $3,368.59        360  1-Jun-29
7712289     YORBA LINDA            CA        92886    SFD           7.250       6.500     $2,016.51        360  1-May-29
7712759     ANN ARBOR              MI        48105    SFD           7.375       6.500     $1,983.62        360  1-May-29
7713061     SARATOGA               CA        95070    SFD           7.000       6.500     $3,911.98        360  1-Jun-29
7713764     LITTLETON              CO        80123    SFD           7.375       6.500     $2,590.03        360  1-May-29
7713871     BOULDER                CO        80302    SFD           7.000       6.500     $6,297.01        360  1-May-29
7713939     SAN DIEGO              CA        92037    SFD           7.500       6.500     $6,607.58        360  1-Jun-29
7714282     REDWOOD CITY           CA        94062    PUD           7.375       6.500     $3,108.04        360  1-May-29
7714377     ORANGE                 CA        92867    PUD           7.375       6.500     $5,276.76        360  1-Jun-29
7714589     DANVILLE               CA        94506    SFD           7.125       6.500     $3,638.08        360  1-Jun-29
7715474     BROKEN ARROW           OK        74012    SFD           7.375       6.500     $2,439.81        360  1-May-29
7715639     BLAIRSTOWN             NJ        07825    SFD           7.875       6.500     $2,030.19        360  1-Jun-29
7715777     CHANDLER               AZ        85224    SFD           7.125       6.500     $2,042.71        360  1-May-29
7715797     IRVINE                 CA        92604    SFD           7.125       6.500     $1,943.74        240  1-May-19
7716573     SAN JOSE               CA        95123    SFD           7.500       6.500     $2,083.66        360  1-May-29
7717099     ATLANTA                GA        30319    SFD           7.250       6.500     $1,880.76        360  1-Jun-29
7717149     RENO                   NV        89509    SFD           7.500       6.500     $2,912.23        360  1-May-29
7717191     MOUND                  MN        55364    SFD           7.125       6.500     $2,051.47        360  1-Jun-29
7718093     AVALON                 CA        90704    SFD           7.125       6.500     $2,155.90        360  1-May-29
7718428     COTO DE CAZA AREA      CA        92679    SFD           7.125       6.500     $2,169.37        360  1-Jun-29
7718528     FORT COLLINS           CO        80524    SFD           6.875       6.500     $2,429.98        360  1-Jun-29
7718638     SAN CLEMENTE           CA        92673    SFD           7.250       6.500     $5,147.02        360  1-May-29
7718941     BOULDER                CO        80304    SFD           7.000       6.500     $1,995.91        360  1-Jun-29
7719053     NOVATO                 CA        94949    SFD           7.375       6.500     $2,127.28        360  1-Jun-29
7719479     CLARKSVILLE            MD        21029    SFD           6.750       6.483     $2,205.23        360  1-Jun-29
7720136     LAFAYETTE              CO        80026    SFD           7.875       6.500     $1,363.13        360  1-May-29
7720191     MARIETTA               GA        30068    SFD           6.750       6.483     $2,903.51        360  1-May-29
7720225     ATLANTA                GA        30309    SFD           6.750       6.483     $2,633.31        360  1-May-29
7720918     STOCKTON               CA        95212    SFD           6.875       6.500     $1,944.51        360  1-May-29
7721226     SAN JOSE               CA        95123    SFD           7.000       6.500     $2,029.17        360  1-May-29
7721413     BERKELEY               CA        94705    SFD           7.375       6.500     $3,142.57        360  1-Jun-29
7722451     DOYLESTOWN             PA        18901    SFD           7.500       6.500     $1,929.83        360  1-Jun-29
7722699     BELMONT                CA        94002    SFD           7.000       6.500     $2,561.41        360  1-Jun-29
7722920     SEATTLE                WA        98118    SFD           7.000       6.500     $2,050.60        360  1-May-29
7723470     KILDEER                IL        60047    SFD           7.125       6.500     $2,260.33        360  1-May-29
7723605     GLENBROOK              NV        89413    SFD           7.875       6.500     $2,175.21        360  1-Jun-29
7723739     ST CHARLES             MO        63304    SFD           7.000       6.500     $3,459.57        360  1-Jun-29
7723892     DES MOINES             IA        50312    SFD           6.875       6.500     $3,012.02        360  1-May-29
7724106     LAS VEGAS              NV        89117    SFD           7.125       6.500     $3,570.71        360  1-May-29
7724218     BALD HEAD ISLAND       NC        28461    SFD           7.125       6.500     $2,661.19        360  1-Jun-29
7724260     DENVER                 CO        80210    SFD           7.250       6.500      $866.70         360  1-May-29
7724698     MILLER PLACE           NY        11764    SFD           7.125       6.500     $2,748.77        360  1-May-29
7724987     LAS VEGAS              NV        89117    SFD           7.875       6.500     $1,911.28        360  1-May-29
7725054     CARBONDALE             CO        81623    SFD           7.250       6.500     $2,966.96        360  1-Jun-29
7725499     SAN RAFAEL             CA        94903    SFD           7.000       6.500     $1,783.01        360  1-Jun-29
7725529     WALNUT CREEK           CA        94598    SFD           7.375       6.500     $2,458.80        360  1-May-29
7725595     GLENDALE               CA        91202    SFD           7.500       6.500     $3,146.47        360  1-May-29
7725608     ATLANTA                GA        30306    MF3           6.875       6.500     $2,522.61        360  1-May-29
7725670     SAN MATEO              CA        94402    SFD           7.375       6.500     $6,043.41        360  1-Jun-29
7725683     BETHESDA               MD        20817    SFD           7.000       6.500     $1,678.00        360  1-May-29
7726024     BRIGHTON               CO        80601    SFD           7.375       6.500     $1,897.93        360  1-May-29
7726202     KIRKLAND               WA        98034    SFD           7.250       6.500     $3,069.79        360  1-May-29
7726386     LOS OSOS               CA        93402    SFD           7.000       6.500     $2,395.09        360  1-Jun-29
7726403     BENICIA                CA        94510    SFD           7.250       6.500     $1,969.78        360  1-Jun-29
7726499     NEWPORT BEACH          CA        92660    SFD           7.125       6.500     $1,870.58        360  1-May-29
7726505     FOUNTAIN HILLS         AZ        85268    SFD           7.375       6.500     $2,538.23        360  1-May-29
7726809     SAN MATEO              CA        94403    SFD           6.875       6.500     $2,470.05        360  1-May-29
7726878     SALT LAKE CITY         UT        84105    SFD           7.125       6.500     $1,995.89        360  1-May-29
7727642     POTOMAC                MD        20854    SFD           7.375       6.500     $2,714.35        360  1-May-29
7727804     BLOOMFIELD HILLS       MI        48301    SFD           7.250       6.500     $3,187.47        360  1-Jun-29
7728340     MORRISVILLE            NC        27560    SFD           7.375       6.500     $2,103.99        360  1-Jun-29
7729343     FALLS CHURCH           VA        22042    SFD           6.500       6.233     $1,896.20        360  1-May-29
7729440     MCKINNEY               TX        75069    SFD           7.625       6.500     $1,942.89        360  1-May-29
7729557     SAN MATEO              CA        94402    SFD           7.000       6.500     $1,929.38        360  1-May-29
7729973     GLENVIEW               IL        60025    SFD           7.125       6.500     $3,031.06        360  1-Jun-29
7730085     DALLAS                 TX        75218    SFD           7.750       6.500     $1,192.11        360  1-May-29
7730424     FARMINGTON HILLS       MI        48331    LCO           7.375       6.500     $4,373.35        360  1-May-29
7730529     ATLANTA                GA        30318    SFD           7.250       6.500     $1,872.57        360  1-Jun-29
7730751     BRECKENRIDGE           CO        80424    PUD           7.000       6.500     $3,326.51        360  1-May-29
7730942     GLEN ALLEN             VA        23060    PUD           7.000       6.500     $1,909.42        360  1-May-29
7731186     SEAL BEACH             CA        90740    SFD           7.000       6.500     $2,070.75        360  1-Jun-29
7731579     SAN DIEGO              CA        92130    SFD           6.875       6.500     $2,153.08        360  1-May-29
7731618     DURHAM                 NC        27703    SFD           6.500       6.233     $1,580.17        360  1-Jun-29
7731651     ATLANTA                GA        30309    SFD           7.000       6.500     $2,533.47        360  1-May-29
7731971     MILL VALLEY            CA        94941    SFD           7.375       6.500     $2,686.73        360  1-Jun-29
7732327     LINCOLN                CA        95648    SFD           7.250       6.500     $1,768.20        360  1-Jun-29
7734045     LAFAYETTE              CA        94549    PUD           6.875       6.500     $3,100.70        360  1-Jun-29
7734074     SAUSALITO              CA        94965    SFD           7.375       6.500     $3,764.18        360  1-Jun-29
7734327     SAN DIEGO              CA        92037    SFD           7.125       6.500     $6,376.07        360  1-May-29
7734533     MONUMENT               CO        80132    SFD           6.750       6.483     $1,816.07        360  1-Jun-29
7734565     WEST BLOOMFIELD        MI        48324    SFD           7.125       6.500     $2,382.63        312  1-May-25
7734979     INDIAN HARBOUR BE      FL        32937    SFD           7.375       6.500     $2,072.03        360  1-Jun-29
7735239     SAN DIEGO              CA        92128    SFD           7.000       6.500     $2,136.95        360  1-May-29
7736034     ZIONSVILLE             IN        46077    SFD           7.250       6.500     $2,886.97        360  1-May-29
7736233     TUSTIN                 CA        92782    SFD           7.250       6.500     $2,210.25        360  1-Jun-29
7736303     MILPITAS               CA        95035    SFD           6.875       6.500     $2,308.45        360  1-Jun-29
7736341     LOS ALTOS              CA        94024    SFD           6.875       6.500     $2,562.02        360  1-May-29
7736851     DANVILLE               CA        94506    SFD           6.875       6.500     $2,299.25        360  1-May-29
7737375     CASTLE ROCK            CO        80104    SFD           7.000       6.500     $5,003.07        360  1-Jun-29
7737482     NORCROSS               GA        30092    SFD           6.875       6.500     $1,806.55        360  1-Jun-29
7737563     SANTA CRUZ             CA        95066    SFD           7.250       6.500     $3,813.37        360  1-May-29
7738650     LOMA                   CO        81524    SFD           7.250       6.500     $1,717.38        360  1-Jun-29
7738688     VENTURA                CA        93003    SFD           7.250       6.500     $3,438.17        360  1-May-29
7738816     ANAHEIM                CA        92807    SFD           7.250       6.500     $1,023.26        360  1-May-29
7739610     ALPHARETTA             GA        30005    PUD           8.125       6.500     $1,989.04        360  1-May-29
7740281     LAGUNA HILLS           CA        92653    SFD           7.000       6.500     $5,322.42        360  1-Jun-29
7740779     PISMO BEACH            CA        93449    SFD           7.500       6.500     $4,195.29        360  1-Jun-29
7741634     KELLER                 TX        76248    SFD           7.000       6.500     $2,221.71        360  1-May-29
7742590     OCEAN CITY             NJ        08226    SFD           7.500       6.500     $2,293.42        360  1-Jun-29
7743109     WILSONVILLE            OR        97070    SFD           6.500       6.233     $2,054.22        360  1-Jun-29
7744588     SAN JOSE               CA        95135    SFD           7.125       6.500     $2,996.03        360  1-May-29
7745060     STONE HARBOR           NJ        08247    SFD           7.500       6.500     $3,654.37        360  1-Jun-29
7745262     SAN CLEMENTE           CA        92672    SFD           7.125       6.500     $1,913.36        360  1-Jun-29
7745295     ATLANTA                GA        30305    SFD           7.750       6.500     $2,149.24        360  1-Jun-29
7745885     BELLEVUE               WA        98006    SFD           6.875       6.500     $6,569.29        360  1-Jun-29
7747729     NORTHVILLE             MI        48167    SFD           7.500       6.500     $2,440.26        360  1-Jun-29
7747882     DISCOVERY BAY          CA        94514    SFD           7.375       6.500     $1,895.21        360  1-Jun-29
7749357     SAN JOSE               CA        95125    SFD           7.250       6.500     $2,908.80        360  1-Jun-29
7749987     SAN JOSE               CA        95124    SFD           7.125       6.500     $1,987.47        360  1-Jun-29
7749993     BASALT                 CO        81621    SFD           7.375       6.500     $2,272.32        360  1-May-29
7750601     SALT LAKE CITY         UT        84109    SFD           7.375       6.500     $2,299.22        360  1-Jun-29
7754011     NEWPORT COAST          CA        92657    PUD           7.250       6.500     $2,046.53        360  1-Jun-29
7755935     THE WOODLANDS          TX        77382    PUD           7.000       6.500     $2,655.89        360  1-Jun-29
7758519     WASHINGTON CROSSI      PA        18977    SFD           7.125       6.500     $3,179.95        360  1-Jun-29
7758822     SARATOGA               CA        95070    SFD           7.750       6.500     $3,223.85        360  1-Jun-29
7759879     SAN CLEMENTE           CA        92673    PUD           7.500       6.500     $2,674.50        360  1-Jun-29
7761611     SUNRISE BEACH          TX        78643    SFD           7.625       6.500     $2,799.32        360  1-Jun-29
7762430     SAN JOSE               CA        95132    SFD           7.625       6.500     $2,163.02        360  1-Jun-29
7776651     LAFAYETTE              CO        80026    SFD           7.250       6.500     $3,410.88        360  1-Jun-29
7782199     MORGAN HILL            CA        95037    SFD           7.625       6.500     $1,861.50        360  1-Jun-29
7791052     LOS ANGELES            CA        90027    SFD           7.875       6.500     $2,737.86        360  1-Jun-29
4643081     MIDWAY CITY            CA        92655    SFD           7.750       6.500      $558.94         300  1-Oct-22
4785090     BASTROP                TX        78602    SFD           7.000       6.500     $2,162.24        360  1-May-29
4801065     LEANDER                TX        78645    SFD           7.375       6.500     $3,660.58        360  1-Jun-29
4828023     NEW CANAAN             CT        06840    SFD           7.250       6.500     $1,875.99        360  1-Jun-29
4837378     BONITA SPRINGS         FL        34134    SFD           6.875       6.500     $2,299.26        360  1-Jun-29
4844529     BROOKLYN               NY        11229    SFD           7.625       6.500     $1,840.26        360  1-Nov-28
4845900     BOERNE                 TX        78006    SFD           7.125       6.500     $1,819.05        360  1-Jun-29
4848055     HINSDALE               IL        60521    SFD           7.250       6.500     $3,228.06        360  1-Jun-29
4850523     LITTLETON              NC        27850    SFD           7.500       6.500     $1,748.04        360  1-Jun-29
4851685     WILTON                 CT        06897    LCO           7.000       6.500     $2,634.60        360  1-Jun-29
4853775     MONROVIA               CA        91016    SFD           6.875       6.500     $3,424.57        360  1-Mar-29
4866388     HUNTINGTON             NY        11743    SFD           7.500       6.500     $1,957.10        360  1-Oct-28
4866607     SHERMAN OAKS           CA        91423    SFD           6.875       6.500     $2,296.63        360  1-May-29
4868764     STATEN ISLAND          NY        10309    SFD           7.000       6.500     $1,618.35        360  1-May-29
4872103     CHURCHVILLE            PA        18966    SFD           6.750       6.483     $2,340.15        360  1-May-29
4881077     LAGUNA NIGUEL          CA        92677    SFD           7.375       6.500     $2,072.03        360  1-Oct-28
4882250     EL CAJON               CA        92019    SFD           7.350       6.500     $1,918.10        360  1-Sep-28
4888980     AUSTIN                 TX        78735    SFD           7.000       6.500     $2,062.44        360  1-Jun-29
4893295     NEW YORK               NY        10014    HCO           6.625       6.358     $2,561.25        360  1-Jun-29
4898743     LOS ANGELES            CA        90024    SFD           7.250       6.500     $2,660.49        360  1-Nov-28
4898799     ATLANTIC BEACH         NY        11509    SFD           7.625       6.500     $2,123.39        360  1-Dec-28
4900438     NEWHALL                CA        91321    SFD           7.375       6.500     $2,382.83        360  1-Nov-28
4901752     LOS ANGELES            CA        90064    SFD           7.125       6.500     $1,920.10        360  1-Nov-28
4909747     SAN JOSE               CA        95135    SFD           7.125       6.500     $2,021.16        360  1-May-29
4910020     HILLSBORO              VA        20134    SFD           7.500       6.500     $3,803.73        360  1-Nov-28
4917266     HUNTINGTON BEACH       CA        92648    SFD           7.750       6.500     $2,807.26        360  1-Nov-28
4917360     IDAHO FALLS            ID        83404    SFD           7.000       6.500     $3,566.38        240  1-May-19
4925498     LEESBURG               VA        20176    SFD           6.750       6.483     $2,189.02        360  1-Jun-29
4926158     CHICAGO                IL        60622    LCO           7.625       6.500     $2,123.39        360  1-Jun-29
4927442     CANYON COUNTRY         CA        91351    SFD           7.250       6.500      $900.47         360  1-Nov-28
4927619     COMMACK                NY        11725    SFD           7.625       6.500     $2,000.23        360  1-Mar-29
4929148     BURLESON               TX        76028    SFD           6.500       6.233     $1,633.90        360  1-Nov-28
4930597     NEW MARKET TOWNSHIP    MN        55044    SFD           7.125       6.500     $2,212.49        360  1-Jan-29
4931152     BROOKLYN               NY        11204    MF2           7.875       6.500     $3,473.08        360  1-Jun-29
4931338     SAN DIEGO              CA        92110    SFD           6.875       6.500     $1,803.93        360  1-Dec-28
4933391     BRADLEY BEACH          NJ        07720    SFD           6.500       6.233     $1,678.14        360  1-Mar-29
4933899     SAN JOSE               CA        95131    SFD           7.375       6.500     $1,958.07        360  1-May-29
4934866     CAMBRIDGE              MA        02139    LCO           7.000       6.500     $1,676.57        360  1-May-29
4934998     SAN DIEGO              CA        92127    SFD           7.125       6.500     $1,914.03        360  1-Dec-28
4937013     FORT LAUDERDALE        FL        33315    SFD           7.500       6.500     $2,237.49        360  1-Jan-29
4937889     BLACKLICK              OH        43004    SFD           6.500       6.233     $1,763.47        360  1-May-29
4939879     NEW YORK               NY        10014    HCO           7.000       6.500     $3,991.82        360  1-Jun-29
4940569     BALTIMORE              MD        21230    LCO           7.250       6.500     $1,020.54        360  1-Dec-28
4940807     ORINDA                 CA        94563    SFD           7.125       6.500     $2,681.40        360  1-Jun-29
4942673     BALTIMORE              MD        21231    HCO           7.750       6.500     $1,524.53        360  1-Dec-28
4949126     BEAUMONT               TX        77706    SFD           7.000       6.500     $1,796.32        360  1-May-29
4950160     WASHINGTON             DC        20016    SFD           7.000       6.500     $1,975.95        360  1-Feb-29
4951328     NEW YORK               NY        10013    HCO           7.125       6.500     $2,694.88        360  1-Jun-29
4951509     DENVER                 CO        82220    SFD           7.250       6.500     $2,612.05        360  1-Jun-29
4952126     EL CERRITO             CA        94530    SFD           7.250       6.500     $1,418.93        360  1-Jan-29
4953714     VIRGINIA BEACH         VA        23454    SFD           7.125       6.500     $3,031.73        360  1-May-29
4953780     SAN LEANDRO            CA        94578    SFD           7.375       6.500     $1,392.41        360  1-Jan-29
4956473     ALISO VIEJO            CA        92656    SFD           7.125       6.500     $3,035.10        360  1-Mar-29
4958592     LOS ANGELES            CA        91601    SFD           7.250       6.500     $1,814.59        360  1-Dec-28
4958810     SEDONA                 AZ        86336    SFD           7.000       6.500     $1,808.29        360  1-Mar-29
4961907     AUBURN                 WA        98092    SFD           7.500       6.500     $1,725.32        360  1-Jun-29
4962287     REDONDO BEACH          CA        90278    SFD           6.875       6.500     $1,891.96        360  1-May-29
4964607     ORLANDO                FL        32821    SFD           7.250       6.500     $2,993.05        360  1-Feb-29
4965725     MCKINNEY               TX        75069    SFD           7.250       6.500     $2,876.97        240  1-May-19
4965781     TARZANA                CA        91356    SFD           7.250       6.500     $2,897.89        360  1-May-29
4966914     SOUTHLAKE              TX        76092    SFD           7.125       6.500     $2,058.89        360  1-Feb-29
4968094     GROSSE POINTE          MI        48230    SFD           7.625       6.500     $2,399.43        360  1-May-29
4968405     SOMERS                 NY        10589    LCO           7.625       6.500      $707.80         360  1-Apr-29
4968521     SAN JOSE               CA        95138    SFD           6.750       6.483     $3,243.00        360  1-Jun-29
4968811     NEW YORK               NY        10013    HCO           7.125       6.500     $2,694.88        360  1-Jun-29
4968905     EASTON                 CT        06612    SFD           7.000       6.500     $4,324.47        360  1-Jun-29
4969177     MILPITAS               CA        95035    SFD           7.250       6.500     $1,991.96        360  1-Jun-29
4969508     BENTONVILLE            AR        72712    SFD           7.000       6.500     $2,514.84        360  1-Jan-24
4970119     HOLLAND                PA        18966    SFD           7.500       6.500     $1,793.49        360  1-Apr-29
4970295     JAMAICA                NY        11432    SFD           7.000       6.500     $2,328.56        360  1-Jun-29
4971307     SAN JOSE               CA        95138    SFD           7.125       6.500     $4,049.05        360  1-Jun-29
4971399     NOVATO                 CA        94945    SFD           7.375       6.500     $1,602.37        360  1-Feb-29
4971944     BERKELEY HEIGHTS       NJ        07922    SFD           7.250       6.500     $1,933.97        360  1-May-29
4972864     SCOTTSDALE             AZ        85253    SFD           7.000       6.500     $1,745.76        360  1-Jun-29
4973682     MERRICK                NY        11566    SFD           7.250       6.500     $2,135.22        360  1-May-29
4974273     WEST LAFAYETTE         IN        47906    SFD           7.500       6.500     $3,146.47        360  1-Apr-29
4974629     FREMONT                CA        94539    SFD           7.500       6.500     $3,261.14        360  1-May-29
4974989     MEDFORD                NJ        08055    SFD           7.250       6.500     $2,012.42        360  1-Mar-29
4975085     ALPHARETTA             GA        30022    SFD           7.250       6.500     $2,365.79        360  1-May-29
4975539     SAINT GEORGE           UT        84770    SFD           7.125       6.500     $1,994.21        360  1-Jun-29
4975578     STAMFORD               CT        06902    SFD           6.375       6.108     $2,632.74        360  1-Mar-29
4975866     MASSAPEQUA             NY        11758    SFD           6.875       6.500     $2,326.48        240  1-Jun-19
4976753     GLEN COVE              NY        11542    SFD           7.500       6.500     $1,363.47        360  1-May-29
4976776     ROCKVILLE CENTRE       NY        11570    SFD           6.875       6.500     $1,839.41        360  1-Apr-29
4977384     ELMSFORD               NY        10523    SFD           7.250       6.500     $2,728.71        360  1-May-29
4977488     CARBONDALE             IL        62901    SFD           7.250       6.500     $2,285.29        360  1-Apr-29
4977544     SOUTH SAN FRANCISCO    CA        94080    SFD           7.125       6.500     $2,021.16        360  1-Jun-29
4977546     MUTTONTOWN             NY        11791    SFD           6.250       5.983     $3,478.81        360  1-Jun-29
4977961     BOLTON                 MA        01740    SFD           7.000       6.500     $2,627.95        360  1-May-29
4978300     GLEN ROCK              NJ        07452    SFD           6.875       6.500     $1,654.81        360  1-Jun-29
4979145     WILTON                 CT        06897    SFD           7.000       6.500     $3,454.26        360  1-May-29
4979574     WALL TOWNSHIP          NJ        07719    SFD           7.625       6.500     $2,862.32        360  1-Jun-29
4979727     WHITE PLAINS           NY        10605    SFD           7.250       6.500     $3,240.34        360  1-Apr-29
4979797     FREMONT                CA        94538    SFD           7.125       6.500     $2,256.96        360  1-May-29
4980261     BLOOMFIELD HILLS       MI        48304    SFD           7.250       6.500     $6,733.08        360  1-May-29
4980524     ESTES PARK             CO        80517    SFD           7.250       6.500     $1,773.66        360  1-Jun-29
4980733     FAIRFAX                VA        22039    SFD           6.500       6.233     $2,199.60        360  1-Apr-29
4981183     SOUTHBURY              CT        06488    SFD           6.750       6.483     $1,686.36        360  1-Jun-29
4981310     SUNNYVALE              CA        94087    SFD           6.875       6.500     $2,923.34        360  1-May-29
4981440     PINE BROOK             NJ        07058    SFD           7.500       6.500     $1,925.64        360  1-Apr-29
4982087     HAMPTON BAYS           NY        11946    SFD           6.625       6.358     $1,920.93        360  1-May-29
4982323     HERMOSA BEACH          CA        90254    SFD           7.250       6.500     $3,410.89        360  1-Jun-29
4982575     ORINDA                 CA        94563    SFD           7.500       6.500     $3,209.40        360  1-Jun-29
4983069     NEW YORK               NY        10003    COP           7.375       6.500     $1,346.82        360  1-May-29
4984178     MARSHALL               VA        20115    SFD           7.125       6.500     $1,879.68        360  1-Apr-29
4984218     SUNNYVALE              CA        94087    SFD           7.250       6.500     $2,592.27        360  1-Jun-29
4984755     MERRICK                NY        11566    SFD           7.375       6.500      $835.72         360  1-May-29
4984849     COLLEYVILLE            TX        76034    SFD           7.000       6.500     $2,528.15        360  1-May-29
4985491     CARDIFF BY THE SEA     CA        92007    LCO           7.125       6.500     $2,543.29        360  1-May-29
4985532     DALLAS                 TX        75287    SFD           6.750       6.483     $4,215.89        360  1-Jun-29
4985703     SAN DIEGO              CA        92123    SFD           7.000       6.500     $2,075.74        360  1-Apr-29
4985922     RUMSON                 NJ        07760    SFD           7.125       6.500     $3,031.74        360  1-Jun-29
4985932     NEW YORK               NY        10128    HCO           7.125       6.500     $3,368.60        360  1-Jun-29
4985946     NEW CANAAN             CT        06840    SFD           7.000       6.500     $3,659.17        360  1-Jun-29
4986289     FRISCO                 TX        75034    SFD           7.000       6.500     $1,995.91        360  1-May-29
4986361     MONTGOMERY             NJ        08802    SFD           7.250       6.500     $2,061.88        360  1-Jun-29
4986888     COTO DE CAZA           CA        92679    SFD           6.875       6.500     $4,266.76        360  1-May-29
4987189     LEXINGTON              MA        02421    SFD           7.125       6.500     $2,358.02        360  1-Jun-29
4987344     WEST LAFAYETTE         IN        47906    SFD           6.875       6.500     $2,653.99        360  1-May-29
4987387     SUPERIOR               CO        80027    SFD           7.000       6.500     $1,827.25        360  1-May-29
4987391     SODDY DAISY            TN        37379    SFD           7.250       6.500     $1,978.31        360  1-Mar-29
4987449     LIVERMORE              CA        94550    SFD           7.125       6.500     $3,660.32        360  1-Jun-29
4987529     GREENWICH              CT        06830    SFD           7.000       6.500     $4,324.47        360  1-May-29
4987803     NANTUCKET              MA        02554    SFD           7.250       6.500     $1,971.49        360  1-May-29
4987815     JERICHO                NY        11753    SFD           7.250       6.500     $1,829.09        360  1-May-29
4988000     WEST HARTFORD          CT        06117    SFD           7.125       6.500     $1,751.67        360  1-May-29
4988039     PLYMOUTH               MN        55442    SFD           7.000       6.500     $1,969.30        360  1-Jun-29
4988119     BULVERDE               TX        78163    SFD           7.000       6.500     $1,862.85        360  1-Jun-29
4988204     GREENSBORO             GA        30642    SFD           6.875       6.500     $1,970.79        360  1-May-29
4988303     STERLING               VA        20165    SFD           6.500       6.233     $2,022.62        360  1-May-29
4988724     MEDINA                 MN        55391    SFD           7.125       6.500     $2,640.98        360  1-May-29
4988803     FISHERS                IN        46038    SFD           7.375       6.500     $2,646.55        352  1-Aug-28
4989155     ARLINGTON              VA        22205    SFD           7.500       6.500     $1,900.47        360  1-May-29
4989287     PLEASANTVILLE          NY        10570    SFD           7.000       6.500     $3,293.25        360  1-May-29
4989483     WALNUT CREEK           CA        94598    SFD           7.000       6.500     $1,902.77        360  1-May-29
4989518     EVERETT                WA        98201    SFD           7.125       6.500     $1,886.41        360  1-Apr-29
4990003     OLDSMAR                FL        34677    SFD           7.250       6.500     $2,694.60        360  1-Apr-29
4990063     PLYMOUTH               MN        55446    SFD           7.250       6.500     $2,491.31        360  1-Apr-29
4990146     PORTOLA VALLEY         CA        94028    SFD           7.250       6.500     $2,046.53        360  1-May-29
4990197     STUDIO CITY            CA        91604    SFD           7.250       6.500     $2,510.41        360  1-May-29
4990215     SILVER SPRING          MD        20905    SFD           6.750       6.483     $3,109.71        360  1-Jun-29
4990359     BROWNSBURG             IN        46112    SFD           7.250       6.500     $2,051.36        357  1-Jan-29
4990402     LAKE ZURICH            IL        60047    SFD           7.125       6.500     $1,805.57        360  1-Jun-29
4990521     MANHASSET              NY        11030    SFD           7.250       6.500     $4,348.87        360  1-May-29
4990639     LIVERMORE              CA        94550    SFD           7.000       6.500     $1,795.99        360  1-Jun-29
4990645     SAN JOSE               CA        95129    SFD           6.875       6.500     $3,027.13        360  1-May-29
4990816     MONTVALE               NJ        07645    SFD           7.250       6.500     $2,373.98        360  1-Jun-29
4991057     HARTSDALE              NY        11043    SFD           7.375       6.500     $2,099.65        360  1-May-29
4991272     SOUTHLAKE              TX        76092    SFD           7.375       6.500     $2,729.55        360  1-May-29
4991526     NEWTON                 MA        02158    SFD           7.125       6.500     $2,883.52        360  1-May-29
4991880     MILLBURN               NJ        07041    SFD           7.375       6.500     $2,044.40        360  1-May-29
4992181     SOUTHAMPTON            NY        11968    SFD           7.250       6.500     $2,319.40        360  1-Jun-29
4992185     NORTH EASTON           MA        02356    SFD           7.500       6.500     $2,034.72        360  1-May-29
4992433     NEW YORK               NY        10014    LCO           7.375       6.500     $2,417.37        360  1-May-29
4992623     WESTFIELD              NJ        07090    SFD           7.250       6.500     $1,931.25        360  1-May-29
4992981     FAIRFIELD              CT        06430    SFD           6.875       6.500     $2,299.26        360  1-Jun-29
4993137     LA QUINTA              CA        92253    LCO           7.625       6.500     $2,226.29        240  1-Jun-19
4993164     VICTORIA               MN        55386    SFD           7.250       6.500     $2,080.64        360  1-May-29
4993197     EAGAN                  MN        55123    SFD           7.375       6.500     $2,895.31        360  1-Jun-29
4993199     BOONTON                NJ        07005    SFD           6.500       6.233     $2,370.26        360  1-May-29
4993200     TAOS                   NM        87571    SFD           7.625       6.500     $3,170.92        360  1-May-29
4993272     ARLINGTON              VA        22202    SFD           7.375       6.500     $1,920.08        360  1-Jun-29
4993427     DENVILLE               NJ        07834    SFD           7.000       6.500     $1,972.63        360  1-Jun-29
4993456     FAIRFIELD              CT        06490    SFD           7.000       6.500     $3,003.85        360  1-Jun-29
4993480     DENVER                 CO        80220    SFD           7.375       6.500     $1,824.76        360  1-May-29
4993620     MOUNTAIN VIEW          CA        94041    SFD           7.250       6.500     $2,253.92        360  1-May-29
4993868     KAILUA                 HI        96734    SFD           7.250       6.500     $3,378.48        360  1-May-29
4993922     NORTH HILLS            NY        11030    SFD           7.500       6.500     $4,543.15        360  1-May-29
4994328     BETHESDA               MD        20816    LCO           6.875       6.500     $2,140.28        360  1-Jun-29
4994451     HOLLISTER              CA        95023    SFD           7.000       6.500     $2,208.14        360  1-May-29
4994585     SOUTH DENNIS           MA        02660    SFD           7.750       6.500     $3,152.22        360  1-Jun-29
4994627     WESTFIELD              NJ        07090    SFD           7.250       6.500     $2,619.56        360  1-May-29
4994724     FULLERTON              CA        92833    SFD           6.875       6.500     $1,718.53        360  1-May-29
4994751     SANTA BARBARA          CA        93111    SFD           7.250       6.500     $1,893.04        360  1-Apr-29
4994772     THE WOODLANDS          TX        77380    SFD           7.250       6.500     $2,046.53        360  1-Jun-29
4994846     DARIEN                 CT        06820    SFD           6.750       6.483     $2,587.91        360  1-May-29
4994906     SEATTLE                WA        98177    SFD           7.375       6.500     $3,453.38        360  1-May-29
4994999     MANASSAS               VA        20111    SFD           6.500       6.233     $2,930.27        360  1-May-29
4995384     PLEASANTON             CA        94566    SFD           7.375       6.500     $4,489.39        360  1-May-29
4995449     ROCKFORD               IL        61107    SFD           7.375       6.500     $2,072.03        360  1-May-29
4995468     PELHAM                 NY        10803    SFD           7.250       6.500     $2,586.82        360  1-May-29
4995685     BOCA RATON             FL        33496    SFD           7.375       6.500     $1,967.39        360  1-May-29
4995709     SAN DIEGO              CA        92129    LCO           6.875       6.500      $604.37         360  1-Mar-29
4995872     CHARLOTTE              NC        28211    SFD           6.750       6.483     $1,135.05        360  1-May-29
4995874     WATERBURY              VT        05676    SFD           6.875       6.500     $2,553.82        360  1-Jun-29
4995906     PRINCETON              NJ        08540    SFD           7.250       6.500     $2,201.39        360  1-May-29
4995955     COHASSET               MA        02025    SFD           6.875       6.500     $1,970.79        360  1-Jun-29
4995990     HOLLIDAYSBURG          PA        16648    SFD           7.500       6.500     $1,908.86        360  1-May-29
4996142     JACKSON                MS        39211    SFD           7.250       6.500     $2,728.71        360  1-Apr-29
4996421     HOPEWELL TWP           NJ        08560    SFD           7.250       6.500     $1,773.66        360  1-May-29
4996513     LOS ALTOS              CA        94022    SFD           7.250       6.500     $6,821.77        360  1-May-29
4996709     MURPHYS                CA        95247    SFD           7.625       6.500     $1,097.09        360  1-May-29
4996726     CARMEL VALLEY          CA        93924    SFD           7.500       6.500     $3,143.67        360  1-May-29
4996785     UNION CITY             CA        94587    SFD           7.125       6.500     $1,990.84        360  1-Feb-29
4996799     ALPHARETTA             GA        30004    SFD           6.625       6.358     $1,984.96        360  1-May-29
4996824     PACIFICA               CA        94044    SFD           7.000       6.500     $1,630.00        360  1-Jan-29
4996901     BELMONT                CA        94002    SFD           7.125       6.500     $1,819.05        360  1-May-29
4996904     FOX RIVER GROVE        IL        60021    SFD           7.250       6.500     $1,850.07        360  1-Jun-29
4997061     HINGHAM                MA        02043    SFD           6.875       6.500     $2,660.56        360  1-May-29
4997130     SUNNYVALE              CA        94087    SFD           7.250       6.500     $2,762.82        360  1-Jun-29
4997134     BELMONT                CA        94002    SFD           7.375       6.500     $2,127.28        360  1-Jun-29
4997172     BOCA RATON             FL        33496    SFD           7.375       6.500     $2,262.66        360  1-Jun-29
4997217     SOUTHPORT              CT        06490    SFD           7.125       6.500     $3,873.89        360  1-Jun-29
4997266     FAIRFIELD              CT        06430    SFD           7.000       6.500     $2,248.73        360  1-Jun-29
4997344     BELLE MEAD             NJ        08502    SFD           7.250       6.500     $1,964.67        360  1-May-29
4997354     RIDGEWOOD              NJ        07450    SFD           6.875       6.500     $2,186.26        360  1-Jun-29
4997710     ST. FRANCISVILLE       LA        70775    SFD           7.125       6.500     $2,155.90        360  1-Apr-29
4997732     SAN JOSE               CA        95117    SFD           7.875       6.500     $1,986.70        360  1-May-29
4997735     HAWORTH                NJ        07641    SFD           7.500       6.500     $3,295.05        360  1-May-29
4997744     CHANTILLY              VA        20151    SFD           6.875       6.500     $1,773.71        360  1-May-29
4997768     EAST HILLS             NY        11577    SFD           7.375       6.500     $2,072.03        360  1-May-29
4997813     EL DORADO HILLS        CA        95762    SFD           7.125       6.500     $2,267.07        360  1-May-29
4997890     EVANSTON               IL        60201    SFD           7.375       6.500     $2,002.96        360  1-Jun-29
4998013     FOSTER CITY            CA        94404    SFD           7.125       6.500     $2,754.44        360  1-May-29
4998072     EL GRANADA             CA        94019    SFD           7.375       6.500     $1,906.27        360  1-May-29
4998162     EASTON                 CT        06612    SFD           7.250       6.500     $3,329.03        360  1-May-29
4998190     LONGWOOD               FL        32779    SFD           7.125       6.500     $2,258.31        360  1-May-29
4998347     FRANKLIN TOWNSHIP      NJ        08867    SFD           7.125       6.500     $2,031.27        360  1-May-29
4998461     AMAGANSETT             NY        11930    SFD           7.500       6.500     $3,093.89        360  1-Jun-29
4998481     CHILMARK               MA        02535    SFD           7.250       6.500     $2,558.17        360  1-May-29
4998530     BARRINGTON HILLS       IL        60010    SFD           7.375       6.500     $6,651.21        360  1-May-29
4999041     NEW YORK               NY        10024    HCO           7.125       6.500     $1,743.25        360  1-May-29
4999047     NEW YORK               NY        10016    LCO           6.875       6.500     $2,220.42        360  1-Apr-29
4999057     LUDLOW                 VT        05149    LCO           7.875       6.500     $2,283.97        360  1-May-29
4999164     MADISON                CT        06443    SFD           6.875       6.500     $2,187.58        360  1-Jun-29
4999244     DOVER                  MA        02030    SFD           7.375       6.500     $2,154.91        360  1-May-29
4999263     SANTA BARBARA          CA        93105    SFD           7.125       6.500     $2,425.39        360  1-May-29
4999446     IRVINE                 CA        92620    SFD           7.125       6.500     $2,336.46        360  1-May-29
4999488     TEANECK                NJ        07666    SFD           7.625       6.500     $2,236.63        360  1-May-29
4999523     WESTPORT               CT        06880    SFD           7.125       6.500     $4,042.32        360  1-May-29
4999664     BOSTON                 MA        02116    LCO           7.250       6.500     $2,046.53        360  1-May-29
4999787     RYE                    NY        10580    SFD           7.125       6.500     $3,112.58        360  1-Jun-29
5000006     HANOVER                MA        02339    SFD           6.625       6.358     $1,917.74        360  1-May-29
5000028     MINNETONKA             MN        55345    SFD           7.250       6.500     $1,991.87        349  1-Mar-28
5000137     EAST SANDWICH          MA        02537    SFD           7.250       6.500     $2,504.27        360  1-May-29
5000176     NAPERVILLE             IL        60540    SFD           7.500       6.500     $2,158.48        360  1-May-29
5000246     BRIELLE                NJ        08730    SFD           7.375       6.500     $2,099.65        360  1-May-29
5000297     BOSTON                 MA        02116    LCO           7.250       6.500     $2,510.41        360  1-May-29
5000437     SHOREWOOD              MN        55331    SFD           7.250       6.500     $2,438.63        321  1-Nov-25
5000450     DUBLIN                 OH        43017    SFD           7.000       6.500     $1,622.68        360  1-May-29
5000560     PARAGOULD              AR        72450    SFD           6.875       6.500     $2,759.10        360  1-Jun-29
5000576     SEABROOK               MD        20706    SFD           7.250       6.500      $960.50         360  1-Mar-29
5000584     DARIEN                 CT        06820    SFD           6.625       6.358     $3,265.59        360  1-Jun-29
5000588     FARMERS BRANCH         TX        75234    SFD           7.375       6.500      $569.12         360  1-Mar-29
5000626     MOUNTAIN VIEW          CA        94040    SFD           7.375       6.500     $1,857.92        360  1-May-29
5000738     MELROSE                MA        02176    SFD           7.375       6.500     $1,899.36        360  1-Jun-29
5000772     SANTA CLARA            CA        95051    SFD           7.000       6.500     $2,299.29        360  1-May-29
5000788     UNION CITY             CA        94587    SFD           7.125       6.500     $2,555.42        360  1-May-29
5000905     BRIDGEPORT             TX        76426    SFD           7.000       6.500      $325.67         360  1-Mar-29
5000974     NEWARK                 DE        19711    SFD           6.500       6.233     $1,795.08        360  1-Jun-29
5000976     BALTIMORE              MD        21219    SFD           7.375       6.500     $2,002.27        360  1-Jun-29
5001132     CAMBRIDGE              MA        02138    SFD           6.625       6.358     $3,201.56        360  1-Jun-29
5001211     MANHASSET              NY        11030    SFD           6.750       6.483     $2,419.28        360  1-Jun-29
5001346     CHICAGO                IL        60600    LCO           6.625       6.358     $2,881.40        360  1-Jun-29
5001372     MANHASSET              NY        11030    SFD           7.125       6.500     $2,492.76        360  1-May-29
5001383     LONG BEACH             NY        11561    HCO           7.250       6.500     $2,401.26        360  1-Apr-29
5001397     GREAT NECK             NY        11021    SFD           7.375       6.500     $3,280.71        360  1-Jun-29
5001497     MARLBORO               NJ        07746    SFD           7.375       6.500     $1,812.33        360  1-May-29
5001585     PLEASANTON             CA        94566    SFD           6.750       6.483     $4,196.43        360  1-May-29
5001623     FRANKLIN               TN        37069    SFD           7.125       6.500     $4,286.19        360  1-Jun-29
5001701     RIDGEFIELD             CT        06877    SFD           6.625       6.358     $1,587.97        360  1-Jun-29
5001713     BYRON                  CA        94514    SFD           6.875       6.500     $2,774.87        360  1-May-29
5001783     BLUE BELL              PA        19422    SFD           6.500       6.233     $2,063.70        360  1-May-29
5001808     FRANKLIN               TN        37067    SFD           7.000       6.500     $1,951.34        360  1-May-29
5001816     CAMARILLO              CA        93010    SFD           7.750       6.500     $2,411.45        360  1-May-29
5001993     EDWARDS                CO        81632    SFD           7.375       6.500     $3,038.97        360  1-May-29
5002122     LA JOLLA               CA        92037    LCO           7.125       6.500     $2,021.16        360  1-Jun-29
5002123     LEBANON                OH        45036    SFD           7.250       6.500     $1,964.67        360  1-May-29
5002200     RED BANK               NJ        07701    SFD           7.250       6.500     $1,684.98        360  1-Jun-29
5002224     MOUNTAIN VIEW          CA        94043    SFD           7.250       6.500     $1,764.45        360  1-May-29
5002251     VALENCIA               CA        91354    SFD           7.250       6.500     $2,650.94        360  1-May-29
5002320     LOS ANGELES            CA        90027    SFD           7.375       6.500     $4,489.39        360  1-May-29
5002334     TACOMA                 WA        98422    SFD           7.250       6.500     $2,455.84        360  1-Apr-29
5002424     BETHESDA               MD        20814    SFD           7.000       6.500     $2,900.72        360  1-May-29
5002437     NIWOT                  CO        80503    SFD           7.125       6.500     $1,812.31        360  1-May-29
5002507     SAN JOSE               CA        95136    SFD           7.375       6.500     $1,773.66        360  1-May-29
5002549     LARCHMONT              NY        10538    SFD           6.625       6.358     $3,169.54        360  1-Jun-29
5002559     SANTA CRUZ             CA        95060    SFD           6.750       6.483     $2,357.13        240  1-May-19
5002627     CHICAGO                IL        60640    LCO           7.000       6.500     $1,611.03        360  1-Jun-29
5002700     FALLS CHURCH           VA        22043    SFD           6.625       6.358     $2,212.92        360  1-May-29
5002772     WESTPORT               CT        06880    SFD           7.125       6.500     $2,526.45        360  1-Jun-29
5002779     FRESNO                 CA        93711    SFD           6.875       6.500     $3,941.58        360  1-May-29
5002784     NAPERVILLE             IL        60540    SFD           7.250       6.500     $1,983.87        348  1-Feb-28
5002789     FREMONT                CA        94539    SFD           7.375       6.500     $2,590.04        360  1-May-29
5002793     VIRGINIA BEACH         VA        23451    SFD           7.000       6.500     $2,328.56        360  1-Jun-29
5002894     NEWPORT BEACH          CA        92660    PUD           7.125       6.500     $4,244.43        360  1-Jun-29
5002931     ANDOVER                NJ        07821    SFD           7.750       6.500     $1,397.01        360  1-May-29
5003027     OAKLAND                CA        94618    SFD           7.125       6.500     $3,732.41        360  1-May-29
5003048     SAN MATEO              CA        94062    SFD           7.250       6.500     $3,811.66        360  1-May-29
5003064     TIERRA VERDE           FL        33715    SFD           7.000       6.500     $2,095.71        360  1-May-29
5003100     GLENDALE               CA        91201    SFD           7.250       6.500     $2,974.29        360  1-May-29
5003128     SOUTH ORANGE           NJ        07079    SFD           7.500       6.500     $2,006.05        360  1-May-29
5003165     BROOKEVILLE            MD        20833    SFD           7.250       6.500     $5,846.26        360  1-Jun-29
5003168     WINTER PARK            FL        32789    SFD           7.000       6.500     $1,989.26        360  1-Jun-29
5003246     NEW YORK               NY        10016    COP           7.625       6.500      $566.24         360  1-Jun-29
5003261     NEW YORK               NY        10000    HCO           7.500       6.500     $1,787.20        360  1-Jun-29
5003368     JONESBORO              GA        30236    SFD           7.250       6.500     $2,145.09        240  1-Apr-19
5003372     OSSINING               NY        10562    LCO           7.250       6.500     $1,753.19        360  1-Apr-29
5003432     WOODBURY               NY        11797    LCO           6.875       6.500     $3,416.03        360  1-Jun-29
5003464     FERNANDINA BEACH       FL        32034    SFD           7.000       6.500     $1,633.99        360  1-May-29
5003529     HUNTINGTON BEACH       CA        92649    SFD           7.125       6.500     $1,953.79        360  1-May-29
5003557     WESTLAKE VILLAGE       CA        91361    SFD           7.375       6.500     $5,076.47        360  1-May-29
5003624     HOUSTON                TX        77056    SFD           7.125       6.500     $2,231.36        360  1-May-29
5003630     CARPINTERIA            CA        93013    LCO           7.375       6.500     $2,345.54        360  1-May-29
5003735     RIDGEWOOD              NJ        07450    SFD           6.625       6.358     $2,273.11        360  1-Jun-29
5003749     HOPKINTON              MA        01748    SFD           7.000       6.500     $2,203.49        360  1-Jun-29
5003811     TALLAHASSEE            FL        32308    SFD           7.250       6.500     $1,887.59        360  1-Apr-29
5003884     FAIRFIELD              CT        06432    SFD           7.250       6.500     $1,944.21        360  1-May-29
5003908     OAKLAND                CA        94641    SFD           7.375       6.500     $1,768.13        360  1-May-29
5004030     NORWOOD                NJ        07648    SFD           7.250       6.500     $1,811.86        360  1-Jun-29
5004055     LOMBARD                IL        60148    SFD           7.625       6.500     $1,785.06        360  1-May-29
5004160     LA JOLLA               CA        92037    SFD           7.375       6.500     $2,417.37        360  1-May-29
5004274     ALPHARETTA             GA        30022    SFD           7.000       6.500     $2,333.79        360  1-Jun-29
5004305     MARLBOROUGH            MA        01752    SFD           7.625       6.500     $1,932.28        360  1-Jun-29
5004336     VERONA                 NJ        07044    SFD           7.500       6.500      $699.22         360  1-Jun-29
5004346     SOUTHOLD               NY        11971    SFD           7.000       6.500     $1,708.50        360  1-Jun-29
5004574     SAN JOSE               CA        95124    SFD           6.625       6.358     $1,903.01        360  1-May-29
5004637     EDMOND                 OK        73013    SFD           7.125       6.500     $3,522.69        240  1-May-19
5004760     COMMACK                NY        11725    SFD           7.125       6.500     $2,021.16        360  1-May-29
5004855     LINCOLN                MA        01773    SFD           7.250       6.500     $3,110.73        360  1-May-29
5004885     STAMFORD               CT        06902    SFD           7.250       6.500     $1,702.71        360  1-May-29
5004891     SCARSDALE              NY        10583    SFD           7.375       6.500     $1,723.93        360  1-May-29
5004934     MIAMI                  FL        33157    SFD           7.250       6.500     $2,210.26        360  1-May-29
5004935     WALNUT CREEK           CA        94598    SFD           6.875       6.500     $3,941.58        360  1-May-29
5004936     FRANKLIN LAKES         NJ        07417    SFD           7.250       6.500     $2,592.27        360  1-Jun-29
5004983     WATERMILL              NY        11976    SFD           7.000       6.500     $2,474.93        360  1-Jun-29
5005026     SAN CARLOS             CA        94070    SFD           7.375       6.500     $2,852.49        360  1-May-29
5005273     SAN MATEO              CA        94402    SFD           7.000       6.500     $4,623.86        360  1-May-29
5005318     SANTA ROSA             CA        95401    SFD           7.500       6.500     $2,324.89        360  1-May-29
5005390     SUNNYVALE              CA        94087    SFD           7.000       6.500     $2,308.60        360  1-May-29
5005557     SHERMAN OAKS           CA        91403    SFD           7.125       6.500     $2,367.12        360  1-May-29
5005598     HEMPSTEAD              NY        11550    SFD           7.375       6.500     $2,030.59        360  1-May-29
5005777     WHITE PLAINS           NY        10605    SFD           7.000       6.500     $3,126.93        360  1-May-29
5005837     EAST HAMPTON           NY        11937    SFD           7.250       6.500     $2,813.98        360  1-Jun-29
5005909     GILROY                 CA        95020    SFD           7.250       6.500     $5,653.54        360  1-May-29
5005937     AUSTIN                 TX        78735    SFD           6.875       6.500     $2,627.72        360  1-May-29
5005941     HOUSTON                TX        77030    SFD           6.875       6.500     $2,706.55        360  1-Jun-29
5006026     MAHOPAC                NY        10541    SFD           7.750       6.500      $897.31         360  1-May-29
5006029     HILLSBOROUGH           CA        94010    SFD           7.250       6.500     $6,139.59        360  1-May-29
5006076     WESTON                 MA        02193    SFD           7.250       6.500     $2,128.39        360  1-Jun-29
5006184     WESTPORT               CT        06880    SFD           7.375       6.500     $5,870.74        360  1-Jun-29
5006250     IRVINE                 CA        92606    SFD           7.000       6.500     $1,822.93        360  1-May-29
5006387     VILLA PARK             CA        92861    SFD           7.500       6.500     $2,740.93        360  1-May-29
5006419     HAGERSTOWN             MD        21742    SFD           7.125       6.500     $2,526.44        360  1-Apr-29
5006443     ROUND ROCK             TX        78681    SFD           6.625       6.358     $3,271.57        240  1-Jun-19
5006478     NEW YORK               NY        10016    HCO           7.375       6.500     $1,761.23        360  1-Jun-29
5006570     SAN MARINO             CA        91108    SFD           7.375       6.500     $2,659.10        360  1-Jun-29
5006789     CASTRO VALLEY          CA        94552    SFD           7.750       6.500     $2,262.79        360  1-May-29
5006831     MILL VALLEY            CA        94941    SFD           7.625       6.500     $4,706.83        360  1-May-29
5006852     LITTLETON              CO        80123    SFD           6.875       6.500     $2,245.98        360  1-Apr-29
5006906     ISLAMORADA             FL        33036    SFD           7.375       6.500     $1,933.89        360  1-May-29
5007202     WESTLAKE VILLAGE       CA        91362    SFD           7.250       6.500     $2,155.68        360  1-May-29
5007264     CHESTERFIELD           MO        63005    SFD           7.250       6.500     $1,773.66        360  1-May-29
5007293     HILLSBOROUGH           CA        94010    SFD           7.125       6.500     $3,368.60        360  1-May-29
5007384     NEWTOWN                PA        18940    SFD           7.000       6.500     $2,395.09        360  1-Jun-29
5007411     RIO RANCHO             NM        87124    SFD           7.000       6.500     $1,743.09        360  1-May-29
5007430     RAVENSDALE             WA        98051    SFD           7.250       6.500     $1,684.64        360  1-May-29
5007447     SAN RAFAEL             CA        94903    SFD           6.875       6.500     $2,529.18        360  1-Jun-29
5007462     CASTLE ROCK            CO        80104    SFD           7.125       6.500     $2,105.38        360  1-May-29
5007476     WESTON                 CT        06883    SFD           7.125       6.500     $2,640.98        360  1-Jun-29
5007502     GLEN COVE              NY        11542    SFD           7.125       6.500     $1,832.51        360  1-May-29
5007540     LANDENBERG             PA        19350    SFD           6.875       6.500     $2,060.13        360  1-May-29
5007586     FOREST HILLS           NY        11375    MF2           7.500       6.500     $3,188.42        360  1-May-29
5007589     WASHINGTON             DC        20016    SFD           7.375       6.500     $2,762.71        360  1-Jun-29
5007602     CHESTERFIELD           MO        63017    SFD           7.250       6.500     $1,973.20        360  1-Jun-29
5007607     KAYSVILLE              UT        84037    SFD           7.125       6.500     $3,732.40        360  1-Apr-29
5007624     ROSEVILLE              CA        95746    SFD           7.250       6.500     $2,351.47        360  1-Jun-29
5007628     OSSINING               NY        10562    LCO           7.375       6.500     $1,857.92        360  1-Apr-29
5007647     WALNUT CREEK           CA        94598    SFD           7.000       6.500     $2,543.12        360  1-Jun-29
5007682     ST. AUGUSTINE          FL        32095    SFD           6.625       6.358     $1,864.59        360  1-May-29
5007747     LA CRESCENTA AREA      CA        91214    SFD           7.125       6.500     $1,293.54        360  1-Mar-29
5007784     WESTPORT               CT        06880    SFD           7.000       6.500     $3,246.68        360  1-May-29
5007787     PASADENA               CA        91105    SFD           7.000       6.500     $2,181.86        360  1-May-29
5007790     WEST HOLLYWOOD         CA        90048    SFD           7.500       6.500     $3,015.37        360  1-May-29
5007804     SAN JOSE               CA        95125    SFD           7.000       6.500     $1,969.30        360  1-Apr-29
5007834     SANTA BARBARA          CA        93111    SFD           7.000       6.500     $1,829.59        360  1-May-29
5007977     NEW YORK               NY        10014    HCO           7.125       6.500     $3,367.92        360  1-Jun-29
5008084     ALPHARETTA             GA        30004    SFD           7.750       6.500     $1,753.07        360  1-Apr-29
5008091     MCKINNEY               TX        75070    SFD           7.000       6.500     $2,581.38        360  1-May-29
5008185     LOS ALTOS              CA        94024    SFD           7.125       6.500     $1,899.89        360  1-May-29
5008302     SAN JOSE               CA        95124    SFD           7.250       6.500     $2,182.97        360  1-May-29
5008344     SAN CARLOS             CA        94070    SFD           7.000       6.500     $1,796.32        360  1-May-29
5008362     FAIRFIELD              CT        06430    SFD           7.125       6.500     $2,263.70        360  1-May-29
5008570     HAYWARD                CA        94542    SFD           7.625       6.500     $2,236.63        360  1-May-29
5008592     EL CAJON               CA        92019    SFD           6.875       6.500     $3,284.65        360  1-Jun-29
5008635     NEW CANAAN             CT        06840    SFD           7.375       6.500     $5,245.68        360  1-Jun-29
5008658     SUNNYVALE              CA        94086    SFD           7.250       6.500     $2,251.19        360  1-May-29
5008781     SAN JOSE               CA        95125    SFD           7.625       6.500     $2,321.56        360  1-Jun-29
5008828     VIENNA                 VA        22181    SFD           7.000       6.500     $2,182.20        360  1-Jun-29
5008915     SEATTLE                WA        98112    SFD           7.125       6.500     $3,179.95        360  1-May-29
5008916     EDMONDS                WA        98020    SFD           7.000       6.500     $1,995.91        360  1-May-29
5008961     HOUSTON                TX        77005    SFD           7.000       6.500     $2,140.28        360  1-May-29
5009151     TALLAHASSEE            FL        32312    SFD           8.000       6.500      $572.34         360  1-May-29
5009240     CHESTNUT HILL          MA        02167    SFD           7.375       6.500     $2,493.34        360  1-May-29
5009357     FISHERS                IN        46038    SFD           7.500       6.500     $3,496.07        360  1-May-29
5009510     SIMI VALLEY            CA        93065    SFD           7.375       6.500     $1,968.43        360  1-May-29
5009614     DIX HILLS              NY        11746    SFD           7.500       6.500     $3,524.05        360  1-Jun-29
5009617     VIENNA                 VA        22182    SFD           7.250       6.500     $2,182.96        360  1-Apr-29
5009849     DALLAS                 TX        75230    SFD           7.125       6.500     $2,614.03        360  1-May-29
5009876     DALLAS                 TX        75205    SFD           7.250       6.500     $1,937.39        360  1-May-29
5009927     EAST NORTHPORT         NY        11731    SFD           7.250       6.500     $1,725.91        360  1-May-29
5010012     SAN JOSE               CA        95129    SFD           7.875       6.500     $2,001.20        360  1-May-29
5010036     SNOHOMISH              WA        98290    SFD           7.000       6.500     $2,102.36        360  1-May-29
5010108     FOUNTAIN VALLEY        CA        92708    SFD           7.875       6.500     $2,328.93        360  1-May-29
5010134     NOVATO                 CA        94947    SFD           7.375       6.500     $2,023.68        360  1-May-29
5010166     PALO ALTO              CA        94303    SFD           7.250       6.500     $2,387.62        360  1-May-29
5010211     STONE MOUNTAIN         GA        30087    SFD           7.250       6.500     $2,308.88        360  1-May-29
5010242     GOLETA                 CA        93117    SFD           7.125       6.500     $2,122.22        360  1-May-29
5010287     ROGERS                 AR        72758    SFD           7.125       6.500     $2,243.48        360  1-May-29
5010315     EAST HAMPTON           NY        11937    SFD           7.750       6.500     $2,489.54        360  1-Jun-29
5010498     CLAREMONT              CA        91711    SFD           7.000       6.500     $1,729.79        360  1-May-29
5010567     NEWTON                 MA        02159    SFD           7.250       6.500     $3,410.89        360  1-May-29
5010662     LARKSPUR               CA        94939    SFD           7.125       6.500     $2,793.92        360  1-May-29
5010729     MOUNT PLEASANT         SC        29464    SFD           7.000       6.500     $2,095.71        360  1-May-29
5010754     YORKVILLE              CA        95494    SFD           7.000       6.500     $2,937.98        360  1-May-29
5010758     LOS ANGELES            CA        90048    SFD           7.000       6.500     $2,953.95        360  1-May-29
5010790     DALLAS                 TX        75230    SFD           6.875       6.500     $1,740.87        360  1-May-29
5010794     RIVERSIDE              CA        92506    SFD           7.500       6.500     $3,211.49        360  1-Apr-29
5010800     CLEARWATER             FL        33767    SFD           7.125       6.500     $2,694.88        360  1-May-29
5010824     RIDGEFIELD             NJ        07657    SFD           7.000       6.500     $2,295.30        360  1-Jun-29
5010853     PLANO                  TX        75093    SFD           7.000       6.500     $2,007.89        360  1-May-29
5010882     WALNUT CREEK           CA        94596    SFD           7.375       6.500     $2,873.21        360  1-May-29
5010886     OXNARD                 CA        93030    SFD           6.875       6.500     $2,230.28        360  1-May-29
5011009     SAN DIEGO              CA        92131    SFD           6.750       6.483     $4,202.92        360  1-May-29
5011075     STAMFORD               CT        06902    SFD           7.375       6.500     $2,348.30        360  1-May-29
5011214     DALLAS                 TX        75230    SFD           6.875       6.500     $1,708.02        360  1-May-29
5011388     SAN ANTONIO            TX        78112    SFD           6.750       6.483     $4,215.89        360  1-Jun-29
5011460     NORTHPORT              MI        49670    SFD           7.375       6.500     $4,489.39        360  1-May-29
5011476     LOS GATOS              CA        95032    SFD           6.875       6.500     $3,032.39        360  1-May-29
5011640     TUSTIN                 CA        92782    SFD           6.625       6.358     $1,920.94        360  1-Jun-29
5011709     LONG VALLEY            NJ        07853    SFD           7.250       6.500     $2,046.53        360  1-Jun-29
5011757     BLUFFTON               SC        29910    SFD           7.250       6.500     $3,069.80        360  1-May-29
5011803     EVERETT                WA        98203    SFD           7.000       6.500     $2,245.40        360  1-May-29
5011822     NORMANDY PARK          WA        98166    SFD           7.000       6.500     $1,676.57        360  1-May-29
5011838     IRVINE                 CA        92602    SFD           7.375       6.500     $2,230.89        360  1-Jun-29
5011844     CARMEL                 CA        93923    SFD           7.375       6.500     $3,387.77        360  1-May-29
5011989     MOUNTAIN VIEW          CA        94040    SFD           7.250       6.500     $2,831.04        360  1-May-29
5012036     LEBANON                NJ        08833    SFD           7.500       6.500     $2,796.86        360  1-May-29
5012063     LUDLOW                 VT        05149    LCO           7.500       6.500     $2,041.71        360  1-Jun-29
5012143     PALO ALTO              CA        94303    SFD           7.375       6.500     $6,216.08        360  1-May-29
5012154     SARATOGA               CA        95070    SFD           6.500       6.233     $3,792.41        360  1-May-29
5012192     MANHATTAN BEACH        CA        90266    SFD           7.625       6.500     $2,307.41        360  1-May-29
5012229     LAKE MARY              FL        32746    SFD           7.375       6.500     $2,253.33        360  1-May-29
5012352     MISSION VIEJO          CA        92692    SFD           7.625       6.500     $2,431.28        360  1-Jun-29
5012376     LOS OSOS               CA        93402    SFD           7.375       6.500     $1,852.05        360  1-May-29
5012474     OAKLAND                CA        94609    SFD           7.625       6.500     $1,846.64        360  1-Jun-29
5012511     OAKLAND                CA        94611    SFD           7.375       6.500     $4,489.39        360  1-May-29
5012598     RIVERSIDE              CA        92056    SFD           7.375       6.500     $2,148.00        360  1-May-29
5012661     ESCALON                CA        95320    SFD           7.875       6.500     $1,819.93        360  1-May-29
5012668     SAN JOSE               CA        95129    SFD           7.125       6.500     $2,883.52        360  1-May-29
5012724     YORBA LINDA            CA        92886    SFD           7.250       6.500     $1,998.78        360  1-May-29
5012792     FULLERTON              CA        92831    SFD           6.750       6.483     $1,764.19        360  1-Jun-29
5012941     AUSTIN                 TX        78733    SFD           6.750       6.483     $2,270.10        360  1-Jun-29
5013000     HUNTINGTON BEACH       CA        92649    LCO           7.125       6.500     $2,593.82        360  1-May-29
5013002     SAN JUAN CAPISTRANO    CA        92675    SFD           7.000       6.500     $1,729.79        360  1-May-29
5013066     ARCADIA                CA        91006    SFD           6.750       6.483     $4,864.49        360  1-May-29
5013102     SEAL BEACH             CA        90740    SFD           7.000       6.500     $2,022.52        360  1-May-29
5013195     SATELLITE BEACH        FL        32937    SFD           7.250       6.500     $2,251.19        360  1-Jun-29
5013340     MANHASSET              NY        11030    SFD           6.875       6.500     $2,759.11        360  1-Jun-29
5013605     NAGS HEAD              NC        27959    SFD           7.500       6.500     $3,496.08        360  1-Jun-29
5013635     BRENTWOOD              MO        63144    SFD           7.500       6.500     $1,849.43        360  1-Jun-29
5013675     UNIVERSITY PARK        TX        75205    SFD           6.875       6.500     $2,943.04        360  1-May-29
5013817     BRADENGTON             FL        34202    SFD           7.250       6.500     $1,697.94        360  1-May-29
5013822     LIGHTHOUSE POINT       FL        33064    SFD           7.250       6.500     $1,891.00        360  1-May-29
5014003     LAFAYETTE              CA        94549    SFD           6.875       6.500     $1,970.79        360  1-May-29
5014053     SAN JOSE               CA        95129    SFD           7.250       6.500     $3,110.73        360  1-May-29
5014192     MILPITAS               CA        95035    SFD           6.875       6.500     $1,934.00        360  1-May-29
5014223     MOUNTAIN VIEW          CA        94043    PUD           7.875       6.500     $2,349.23        360  1-May-29
5014264     CRARYVILLE             NY        12521    SFD           7.375       6.500     $1,004.94        360  1-Jun-29
5014291     SAN RAMON              CA        94583    SFD           7.250       6.500     $2,046.53        360  1-May-29
5014296     MILL VALLEY            CA        94941    SFD           6.875       6.500     $2,286.12        360  1-May-29
5014313     SUNNYVALE              CA        94087    SFD           7.125       6.500     $1,886.42        360  1-Jun-29
5014355     KEY WEST               FL        33040    SFD           7.250       6.500     $2,155.68        360  1-May-29
5014417     SANTA BARBARA          CA        93108    SFD           7.375       6.500     $4,938.33        360  1-Jun-29
5014420     SEATTLE                WA        98112    SFD           7.000       6.500     $3,339.82        360  1-May-29
5014460     WASHINGTON             DC        20007    SFD           7.125       6.500     $2,189.59        360  1-May-29
5014489     PHOENIX                AZ        85028    SFD           6.875       6.500     $2,299.25        360  1-Apr-29
5014512     CAMARILLO              CA        93012    SFD           7.250       6.500     $2,360.33        360  1-May-29
5014516     LANOKA HARBOR          NJ        08734    SFD           7.500       6.500     $1,901.87        360  1-Jun-29
5014538     RENTON                 WA        98059    SFD           6.875       6.500     $1,658.75        360  1-May-29
5014551     NEWPORT COAST          CA        92657    SFD           7.875       6.500     $2,537.75        360  1-May-29
5014614     SANTA BARBARA          CA        93105    SFD           7.250       6.500     $2,455.84        360  1-May-29
5014713     ALAMEDA                CA        94501    SFD           8.000       6.500     $2,436.10        360  1-Jun-29
5014719     CONCORD                MA        01742    SFD           7.250       6.500     $2,967.47        360  1-Jun-29
5014769     SAN CLEMENTE           CA        92672    HCO           7.875       6.500     $2,229.59        360  1-May-29
5014814     MILL VALLEY            CA        94941    SFD           7.000       6.500     $4,324.47        360  1-May-29
5014827     PLEASANTON             CA        94566    SFD           7.125       6.500     $1,872.94        360  1-May-29
5014959     SAN JOSE               CA        95131    SFD           7.875       6.500     $2,687.11        360  1-May-29
5015142     CAMBRIDGE              MA        02139    SFD           7.125       6.500     $4,850.78        360  1-May-29
5015149     LAGUNA NIGUEL          CA        92677    SFD           7.000       6.500     $2,464.29        360  1-May-29
5015174     SAN MATEO              CA        94402    SFD           7.000       6.500     $3,991.82        360  1-May-29
5015295     MARCO ISLAND           FL        34145    HCO           7.750       6.500      $361.08         360  1-Jun-29
5015327     RANCHO PALOS VERDES    CA        90275    SFD           7.250       6.500     $4,570.59        360  1-May-29
5015457     CAMBRIDGE              MA        02138    SFD           7.250       6.500     $5,027.64        360  1-May-29
5015471     LOS ALTOS              CA        94022    SFD           6.625       6.358     $3,521.72        360  1-May-29
5015519     SAN JOSE               CA        95125    SFD           7.000       6.500     $3,259.98        360  1-May-29
5015543     HOUSTON                TX        77005    SFD           7.500       6.500     $1,745.24        360  1-May-29
5015577     SANTA CRUZ             CA        95062    SFD           6.750       6.483     $2,036.60        360  1-May-29
5015583     SAN JOSE               CA        95112    SFD           7.375       6.500     $2,092.75        360  1-May-29
5015585     SALEM                  VA        24153    SFD           7.000       6.500     $1,860.19        360  1-Jun-29
5015652     CAROLINA BEACH         NC        28428    SFD           7.000       6.500     $2,015.87        360  1-May-29
5015657     HOUSTON                TX        77005    SFD           6.875       6.500     $1,826.27        360  1-Jun-29
5015668     SAN JOSE               CA        95123    SFD           8.000       6.500     $3,287.27        360  1-Jun-29
5015678     SANTA CLARA            CA        95050    SFD           7.750       6.500     $2,005.96        360  1-May-29
5015725     FREMONT                CA        94539    SFD           7.125       6.500     $3,368.60        360  1-Jun-29
5015727     NORTHRIDGE             CA        91326    SFD           7.000       6.500     $2,993.87        360  1-May-29
5015924     GLENN DALE             MD        20769    SFD           7.000       6.500     $1,649.96        360  1-Jun-29
5015952     SAINT PETERSBURG       FL        33701    SFD           7.125       6.500     $2,061.58        360  1-Jun-29
5016032     TACOMA                 WA        98406    SFD           6.750       6.483     $1,790.14        360  1-May-29
5016034     IRVINE                 CA        92620    SFD           7.750       6.500     $2,041.78        360  1-May-29
5016051     BELLEVUE               WA        98006    SFD           6.875       6.500     $2,029.92        360  1-May-29
5016059     SEATTLE                WA        98109    SFD           7.000       6.500     $1,993.92        360  1-May-29
5016063     TRACY                  CA        95376    SFD           7.125       6.500     $1,765.15        360  1-May-29
5016074     HAYWARD                CA        94541    SFD           7.250       6.500     $2,483.13        360  1-May-29
5016102     FORT LAUDERDALE        FL        33308    SFD           6.875       6.500     $2,627.72        360  1-Jun-29
5016114     LOS ALTOS HILLS        CA        94022    SFD           7.250       6.500     $2,435.37        360  1-May-29
5016145     GRASS VALLEY           CA        95949    SFD           7.375       6.500     $3,384.31        360  1-May-29
5016146     WATAUGA                TX        76148    SFD           7.000       6.500      $489.66         360  1-Apr-29
5016165     SAN FRANCISCO          CA        94107    HCO           7.500       6.500     $2,321.40        360  1-Jun-29
5016173     PARK CITY              UT        84060    LCO           7.125       6.500     $2,560.14        360  1-May-29
5016252     SAN JOSE               CA        95131    PUD           7.000       6.500     $1,809.63        360  1-May-29
5016260     SAN FRANCISCO          CA        94112    SFD           7.000       6.500     $2,395.09        360  1-Jun-29
5016316     TAMPA                  FL        33606    SFD           7.000       6.500     $2,328.56        360  1-May-29
5016324     GLENMOORE              PA        19343    SFD           6.500       6.233     $1,588.71        360  1-Jun-29
5016350     DUXBURY                MA        02332    SFD           7.375       6.500     $1,864.83        360  1-May-29
5016355     MILPITAS               CA        95035    SFD           7.250       6.500     $1,862.35        360  1-May-29
5016356     AURORA                 CO        80015    SFD           7.500       6.500     $1,966.19        360  1-Jun-29
5016376     TIBURON                CA        94920    LCO           7.375       6.500     $2,334.49        360  1-Jun-29
5016444     BEDFORD                MA        01730    SFD           7.000       6.500     $2,564.75        360  1-Jun-29
5016476     LOS ALTOS              CA        94024    SFD           7.125       6.500     $2,492.76        360  1-May-29
5016481     FOSTER CITY            CA        94404    SFD           7.375       6.500     $2,257.13        360  1-May-29
5016482     SAINT GEORGE           UT        84790    SFD           7.000       6.500     $1,756.40        360  1-Jun-29
5016486     FREMONT                CA        94536    SFD           7.250       6.500     $1,719.09        360  1-May-29
5016494     SANTA FE               NM        87501    SFD           7.000       6.500     $2,102.36        360  1-May-29
5016522     MORAGA                 CA        94556    SFD           7.375       6.500     $2,697.78        360  1-Jun-29
5016526     SAN JOSE               CA        95148    SFD           6.625       6.358     $2,894.21        360  1-May-29
5016561     TAVERNIER              FL        33070    SFD           7.000       6.500     $1,789.67        360  1-Jun-29
5016565     WATSONVILLE            CA        95076    SFD           6.500       6.233     $3,520.62        360  1-May-29
5016573     SARATOGA               CA        95070    SFD           7.375       6.500     $2,002.96        360  1-Jun-29
5016598     DALLAS                 TX        75209    SFD           7.000       6.500     $2,597.35        360  1-May-29
5016606     SAN JOSE               CA        95136    SFD           7.000       6.500     $1,995.91        360  1-Jun-29
5016760     AGOURA HILLS           CA        91301    SFD           7.125       6.500     $1,818.37        360  1-Apr-29
5016766     NAPERVILLE             IL        60565    SFD           6.500       6.233     $1,825.42        360  1-Jun-29
5016768     SANTA BARBARA          CA        93111    SFD           7.375       6.500     $2,673.20        240  1-Jun-19
5016771     REDWOOD CITY           CA        94061    LCO           7.500       6.500     $2,122.12        360  1-Apr-29
5016786     DANVILLE               CA        94506    SFD           7.250       6.500     $1,875.99        360  1-Jun-29
5016790     BENICIA                CA        94510    SFD           6.875       6.500     $1,839.40        360  1-Apr-29
5016805     ROLLING HILLS          CA        90274    SFD           7.875       6.500     $6,699.65        360  1-May-29
5016825     COLUMBUS               OH        43220    SFD           7.375       6.500     $2,072.03        360  1-May-29
5016828     SAN RAMON              CA        94583    SFD           7.375       6.500     $1,954.61        360  1-Apr-29
5016835     BURBANK                CA        91501    SFD           6.750       6.483     $2,231.18        360  1-Jun-29
5016945     NEWBURY PARK           CA        91320    SFD           6.625       6.358     $1,992.65        360  1-May-29
5016946     CUPERTINO              CA        95014    SFD           7.125       6.500     $2,118.85        360  1-May-29
5016950     SAN DIEGO              CA        92131    SFD           7.125       6.500     $2,370.82        360  1-May-29
5016973     ALLENDALE              NJ        07401    SFD           6.875       6.500     $2,332.10        360  1-Jun-29
5016997     NORTH HOLLYWOOD        CA        91606    SFD           7.500       6.500     $2,307.41        360  1-May-29
5017018     SAN ANTONIO            TX        78209    SFD           6.875       6.500     $5,912.36        360  1-Jun-29
5017029     LOS ALTOS              CA        94024    SFD           7.375       6.500     $1,989.15        360  1-May-29
5017040     PORTOLA VALLEY         CA        94028    SFD           7.000       6.500     $1,995.91        360  1-Mar-29
5017066     SAN DIEGO              CA        92131    SFD           7.250       6.500     $1,893.04        360  1-Apr-29
5017068     CUPERTINO              CA        95014    SFD           7.250       6.500     $2,162.50        360  1-May-29
5017085     LIVERMORE              CA        94550    SFD           7.125       6.500     $2,007.69        360  1-May-29
5017088     LA CRESCENTA           CA        91214    SFD           7.250       6.500     $1,901.23        360  1-May-29
5017234     OAKLAND                CA        94610    SFD           7.125       6.500     $2,091.22        360  1-Apr-29
5017251     LONG BEACH             CA        90803    SFD           7.000       6.500     $3,166.84        360  1-Apr-29
5017258     SAN RAMON              CA        94583    SFD           7.250       6.500     $1,991.96        360  1-May-29
5017271     HAYWARD                CA        94544    SFD           7.375       6.500     $1,809.22        360  1-Apr-29
5017272     SANTA ROSA             CA        95404    SFD           6.750       6.483     $2,477.64        360  1-Mar-29
5017284     SAN JOSE               CA        95132    SFD           6.875       6.500     $1,740.87        360  1-Apr-29
5017286     SAN FRANCISCO          CA        94114    SFD           7.125       6.500     $2,465.81        360  1-May-29
5017308     LOS ALTOS              CA        94024    SFD           7.250       6.500     $2,865.15        360  1-May-29
5017344     ALHAMBRA               CA        91803    LCO           7.250       6.500      $682.18         360  1-May-29
5017413     LEE'S SUMMIT           MO        64063    SFD           6.875       6.500     $2,690.13        360  1-Jun-29
5017420     REDWOOD CITY           CA        94065    SFD           7.500       6.500     $3,296.80        360  1-May-29
5017451     GAINESVILLE            VA        20155    SFD           6.875       6.500     $3,613.11        360  1-Jun-29
5017513     SAN ANTONIO            TX        78257    SFD           7.000       6.500     $3,659.17        360  1-May-29
5017627     CUPERTINO              CA        95014    SFD           7.125       6.500     $2,231.04        240  1-May-19
5017647     PLEASANTON             CA        94588    SFD           7.250       6.500     $1,790.72        360  1-Jun-29
5017788     IRVINE                 CA        92714    PUD           7.250       6.500     $2,315.99        360  1-May-29
5017799     REDWOOD CITY           CA        94062    SFD           7.500       6.500     $2,408.80        360  1-Jun-29
5017829     LOVELAND               OH        45140    SFD           7.125       6.500     $2,102.01        360  1-Jun-29
5017834     MOUNTAIN VIEW          CA        94040    SFD           7.250       6.500     $2,517.24        360  1-Jun-29
5017839     REDLANDS               CA        92373    SFD           7.125       6.500     $1,967.26        360  1-Jun-29
5017849     SAN JOSE               CA        95129    SFD           7.250       6.500     $1,944.21        360  1-May-29
5017875     LOS ALTOS              CA        94024    SFD           6.750       6.483     $3,178.14        360  1-Jun-29
5017890     WALNUT CREEK           CA        94598    SFD           6.875       6.500     $2,342.94        360  1-Jun-29
5017897     PALO ALTO              CA        94306    SFD           7.125       6.500     $3,348.39        360  1-May-29
5017908     SAN JOSE               CA        95125    SFD           7.250       6.500     $1,910.10        360  1-Jun-29
5017935     RICHMOND               CA        94803    SFD           7.375       6.500     $1,833.75        360  1-Jun-29
5017957     SAN RAMON              CA        94583    SFD           7.500       6.500     $2,531.16        360  1-May-29
5017970     YORBA LINDA            CA        92887    SFD           7.375       6.500     $2,196.35        360  1-May-29
5018004     SAN JOSE               CA        95136    SFD           7.500       6.500     $2,167.57        360  1-Jun-29
5018021     STAMFORD               CT        06902    SFD           6.750       6.483     $5,188.79        360  1-Jun-29
5018032     HUNTINGTON BEACH       CA        92648    SFD           7.500       6.500     $2,095.55        360  1-May-29
5018053     HAYWARD                CA        94542    SFD           7.500       6.500     $1,852.92        360  1-May-29
5018085     GENEVA                 IL        60134    SFD           7.000       6.500     $1,736.44        360  1-May-29
5018112     LA CANADA FLINTRIDGE   CA        91011    SFD           7.500       6.500     $2,118.62        360  1-Jun-29
5018141     HONOLULU               HI        96825    SFD           7.375       6.500     $3,591.52        360  1-Jun-29
5018148     SAN JOSE               CA        95119    SFD           7.500       6.500     $1,966.55        360  1-May-29
5018160     SARATOGA               CA        95070    SFD           7.250       6.500     $2,994.76        360  1-Jun-29
5018164     SANTA CLARA            CA        95051    SFD           7.250       6.500     $2,041.08        360  1-Jun-29
5018173     FREMONT                CA        94536    SFD           7.250       6.500     $1,875.99        360  1-May-29
5018187     SAN RAFAEL             CA        94901    SFD           6.750       6.483     $1,822.57        360  1-May-29
5018210     RANCHO PALOS VERDES    CA        90275    SFD           7.375       6.500     $2,451.90        360  1-May-29
5018283     NAPLES                 FL        34108    HCO           7.250       6.500     $2,148.86        360  1-May-29
5018335     SUNNYVALE              CA        94087    SFD           7.250       6.500     $2,108.95        360  1-May-29
5018349     NORTHBROOK             IL        60062    SFD           7.250       6.500     $3,247.16        360  1-May-29
5018364     AGOURA                 CA        91301    SFD           7.125       6.500     $1,748.30        360  1-Jun-29
5018382     DANA POINT             CA        92629    SFD           6.500       6.233     $2,017.56        360  1-Apr-29
5018385     REDDING                CA        96001    SFD           7.750       6.500     $2,149.24        360  1-Apr-29
5018403     REDDING                CA        96001    SFD           7.125       6.500     $1,717.98        360  1-Apr-29
5018405     CORRALES               NM        87048    SFD           7.250       6.500     $2,428.55        360  1-Apr-29
5018411     UNION TOWNSHIP         OH        45069    SFD           7.250       6.500     $1,921.01        360  1-Apr-29
5018433     ISLAMORADA             FL        33036    SFD           7.375       6.500     $2,451.90        360  1-Jun-29
5018450     SANTA BARBARA          CA        93103    SFD           7.000       6.500     $1,796.32        360  1-Apr-29
5018468     SAN FRANCISCO          CA        94116    SFD           6.625       6.358     $2,305.12        360  1-Jun-29
5018470     LA CANADA-FLINTRIDGE   CA        91011    SFD           7.500       6.500     $2,076.67        360  1-Apr-29
5018479     BALTIMORE              MD        21218    SFD           7.375       6.500     $3,038.97        360  1-Apr-29
5018509     CARSON                 CA        90745    SFD           7.375       6.500     $1,139.27        360  1-Apr-29
5018518     LIVERMORE              CA        94550    SFD           7.375       6.500     $1,519.49        360  1-Apr-29
5018590     SARATOGA               CA        95070    SFD           7.375       6.500     $3,453.38        360  1-Jun-29
5018606     MENLO PARK             CA        94025    SFD           7.250       6.500     $1,794.13        360  1-May-29
5018621     DUBLIN                 CA        94568    SFD           7.250       6.500     $1,916.92        360  1-May-29
5018631     FALLS CHURCH           VA        22046    SFD           6.375       6.108     $1,696.62        360  1-May-29
5018634     LOS ALTOS              CA        94024    SFD           7.125       6.500     $4,379.18        360  1-May-29
5018636     GARDEN CITY            NY        11530    SFD           6.750       6.483     $1,816.08        360  1-Jun-29
5018682     POWAY                  CA        92064    SFD           7.375       6.500     $2,486.44        360  1-Jun-29
5018695     SAN CARLOS             CA        94070    SFD           7.000       6.500     $2,661.21        360  1-May-29
5018711     SAN DIEGO              CA        92129    SFD           7.125       6.500     $2,560.14        360  1-Jun-29
5018713     SAN JOSE               CA        95125    SFD           7.125       6.500     $2,492.76        360  1-May-29
5018747     LOS ANGELES            CA        90024    SFD           6.625       6.358     $4,162.03        360  1-May-29
5018748     EASTON                 CT        06612    SFD           7.125       6.500     $3,179.96        360  1-May-29
5018789     LOS ALTOS              CA        94024    SFD           7.125       6.500     $4,109.69        360  1-May-29
5018794     SAN JOSE               CA        95135    SFD           8.000       6.500     $2,348.05        360  1-Jun-29
5018798     RANCHO SANTA MARGARITA CA        92688    SFD           7.250       6.500     $1,691.46        360  1-May-29
5018873     CUPERTINO              CA        95014    SFD           7.750       6.500     $4,656.68        360  1-Jun-29
5018885     SHORT HILLS            NJ        07078    SFD           6.750       6.483     $2,594.40        360  1-Jun-29
5018887     MOUNTAIN VIEW          CA        94041    SFD           6.750       6.483     $2,088.49        360  1-May-29
5018912     PORTLAND               OR        97219    SFD           6.875       6.500     $1,751.71        360  1-May-29
5018915     MASSAPEQUA             NY        11758    SFD           7.250       6.500     $1,555.36        360  1-Jun-29
5018960     LAGUNA BEACH           CA        92651    SFD           7.000       6.500     $2,714.44        360  1-Jun-29
5019081     DALY CITY              CA        94015    SFD           7.000       6.500     $2,607.99        360  1-May-29
5019172     LA MESA                CA        91941    SFD           7.250       6.500     $1,855.52        360  1-Apr-29
5019174     HIGHLAND PARK          TX        75205    SFD           6.750       6.483     $1,829.05        360  1-May-29
5019191     GWYNEDD VALLEY         PA        19437    SFD           7.375       6.500     $2,313.77        360  1-Jun-29
5019209     LIVERMORE              CA        94550    SFD           7.250       6.500     $1,800.95        360  1-Jun-29
5019243     FREMONT                CA        94539    SFD           7.625       6.500     $3,078.91        360  1-May-29
5019263     LA JOLLA               CA        92037    LCO           7.500       6.500     $1,999.76        360  1-May-29
5019278     LOS ANGELES            CA        90049    SFD           7.250       6.500     $3,090.26        360  1-May-29
5019295     NACOGDOCHES            TX        75964    SFD           6.875       6.500      $436.86         360  1-Jun-29
5019311     FARMINGTON HILLS       MI        48331    SFD           7.125       6.500     $2,453.01        360  1-Jun-29
5019320     LOS GATOS              CA        95032    SFD           7.125       6.500     $3,035.11        360  1-May-29
5019333     FOSTER CITY            CA        94404    SFD           7.250       6.500     $2,080.64        360  1-May-29
5019340     TENAFLY                NJ        07670    SFD           7.250       6.500     $2,360.33        360  1-Jun-29
5019351     MORRISON               CO        80465    SFD           7.500       6.500     $1,922.84        360  1-May-29
5019387     RIVER HILLS            WI        53217    SFD           6.875       6.500     $1,905.10        360  1-Jun-29
5019398     ST CHARLES             MO        63304    SFD           7.250       6.500     $2,046.53        360  1-Mar-29
5019420     SUNNYVALE              CA        94087    SFD           7.875       6.500     $2,233.22        360  1-Jun-29
5019466     SAN PEDRO              CA        90732    SFD           7.250       6.500     $1,896.46        360  1-May-29
5019479     WEST CHESTER           PA        19382    SFD           6.625       6.358     $1,869.71        360  1-Jun-29
5019483     LAGUNA HILLS           CA        92653    SFD           7.125       6.500     $2,189.59        360  1-Jun-29
5019528     SUNNYVALE              CA        94087    SFD           7.125       6.500     $1,785.36        360  1-Jun-29
5019553     DANA POINT             CA        92629    SFD           6.875       6.500     $1,702.76        360  1-May-29
5019586     WALNUT CREEK           CA        94596    SFD           6.875       6.500     $1,764.19        360  1-Jun-29
5019619     MISSION VIEJO          CA        92692    SFD           7.000       6.500     $1,869.51        360  1-May-29
5019620     ESCONDIDO              CA        92025    SFD           7.000       6.500     $2,262.03        360  1-Jun-29
5019639     SAN DIEGO              CA        92130    SFD           7.000       6.500     $2,980.56        360  1-Jun-29
5019648     SAN JOSE               CA        95136    SFD           7.500       6.500     $1,762.03        360  1-May-29
5019649     LAGUNA NIGUEL          CA        92677    SFD           7.750       6.500     $7,156.96        360  1-May-29
5019669     LOS ALTOS              CA        94024    SFD           7.125       6.500     $3,368.60        360  1-Jun-29
5019677     LAFAYETTE              CA        94549    SFD           6.750       6.483     $2,983.56        360  1-Jun-29
5019679     KENTFIELD              CA        94904    SFD           7.250       6.500     $3,772.44        360  1-May-29
5019687     LOS GATOS              CA        95032    SFD           7.250       6.500     $2,264.83        360  1-May-29
5019706     COS COB                CT        06807    SFD           7.125       6.500     $2,694.88        360  1-Jun-29
5019750     NEWARK                 CA        94560    SFD           7.500       6.500     $1,845.65        360  1-Jun-29
5019865     NEWPORT BEACH          CA        92657    LCO           7.500       6.500     $1,398.43        360  1-Jun-29
5019894     HOUSTON                TX        77079    SFD           7.375       6.500     $2,004.69        360  1-Jun-29
5019938     MISSION VIEJO          CA        92692    SFD           7.000       6.500     $2,070.43        360  1-Jun-29
5019947     BRONX                  NY        10463    SFD           7.375       6.500     $2,348.30        360  1-May-29
5019957     SUNNYVALE              CA        94086    SFD           7.250       6.500     $1,807.77        360  1-Jun-29
5019964     DALLAS                 TX        75225    SFD           6.750       6.483     $2,853.84        360  1-May-29
5020064     FOSTER CITY            CA        94404    LCO           6.875       6.500     $2,029.92        360  1-May-29
5020099     FULLERTON              CA        92832    SFD           7.125       6.500     $2,694.88        360  1-Jun-29
5020105     LAWRENCEVILLE          GA        30043    SFD           6.875       6.500     $1,836.12        360  1-May-29
5020122     LA CANADA FLINTRIDGE   CA        91011    SFD           7.000       6.500     $2,328.56        360  1-Jun-29
5020174     SUNNYVALE              CA        94086    SFD           7.375       6.500     $1,961.52        360  1-May-29
5020241     CALABASAS              CA        91302    SFD           7.500       6.500     $1,748.04        360  1-Jun-29
5020263     TIBURON                CA        94920    SFD           7.125       6.500     $2,755.85        360  1-May-29
5020280     GLENCOE                IL        60022    SFD           7.125       6.500     $5,726.61        360  1-Jun-29
5020308     MOUNTAIN VIEW          CA        94043    SFD           7.125       6.500     $2,149.17        360  1-Jun-29
5020311     WATSONVILLE            CA        95076    SFD           6.500       6.233     $2,224.88        360  1-Mar-29
5020373     POTOMAC                MD        20854    SFD           6.750       6.483     $2,270.10        360  1-Jun-29
5020455     COOPER CITY            FL        33026    SFD           7.250       6.500     $1,828.24        360  1-May-29
5020513     SAN RAMON              CA        94583    SFD           6.500       6.233     $1,946.77        360  1-Mar-29
5020528     NEWPORT BEACH          CA        92660    SFD           6.875       6.500     $2,443.78        360  1-May-29
5020549     MORGAN HILL            CA        95037    SFD           7.125       6.500     $2,411.91        360  1-Apr-29
5020592     KATONAH                NY        10536    SFD           6.750       6.483     $1,945.80        360  1-Jun-29
5020596     BELLEVIEW              WA        98006    SFD           7.625       6.500     $1,154.41        360  1-May-29
5020622     NAPLES                 FL        34109    SFD           7.000       6.500     $1,829.58        360  1-Jun-29
5020658     MORGAN HILL            CA        95037    SFD           6.625       6.358     $3,142.65        360  1-May-29
5020692     SAN RAMON              CA        94583    SFD           7.000       6.500     $1,712.49        360  1-Jun-29
5020707     GLENDALE               CA        91206    SFD           7.125       6.500     $2,277.17        360  1-Jun-29
5020809     KATONAH                NY        10536    SFD           7.125       6.500     $3,031.74        360  1-Jun-29
5020842     SUPERIOR               CO        80027    SFD           7.000       6.500     $1,873.82        360  1-May-29
5020879     MERIDIAN               ID        83642    SFD           7.000       6.500     $3,108.29        360  1-May-29
5020880     WEST CHESTER           PA        19382    SFD           6.500       6.233     $2,002.40        360  1-Jun-29
5020926     FREMONT                CA        94536    SFD           7.125       6.500     $2,649.74        360  1-Jun-29
5020927     SUNNYVALE              CA        94087    SFD           7.250       6.500     $2,360.33        360  1-Jun-29
5020963     FREMONT                CA        94536    SFD           7.375       6.500     $2,002.96        360  1-Jun-29
5021029     ORINDA                 CA        94563    SFD           6.625       6.358     $3,457.68        360  1-May-29
5021053     PIEDMONT               CA        94611    SFD           7.000       6.500     $3,659.17        360  1-May-29
5021060     SAN JOSE               CA        95129    SFD           8.000       6.500     $2,678.25        360  1-Jun-29
5021067     YORBA LINDA            CA        92887    SFD           7.250       6.500     $2,043.12        360  1-May-29
5021070     SAN JOSE               CA        95128    SFD           7.250       6.500     $2,101.11        360  1-Jun-29
5021091     LOS GATOS              CA        95032    SFD           7.250       6.500     $2,148.86        360  1-Jun-29
5021154     SANTA BARBARA          CA        93105    SFD           6.500       6.233     $1,776.12        360  1-Jun-29
5021163     FRANKLIN LAKES         NJ        07417    SFD           7.000       6.500     $2,807.58        360  1-Jun-29
5021193     SARATOGA               CA        95070    SFD           7.000       6.500     $3,665.82        360  1-May-29
5021236     MOUNTAIN VIEW          CA        94043    SFD           8.000       6.500     $3,287.27        360  1-Jun-29
5021268     SAN JOSE               CA        95129    SFD           8.125       6.500     $2,747.24        360  1-Jun-29
5021269     REDWOOD CITY           CA        94062    SFD           7.500       6.500     $5,653.15        360  1-Jun-29
5021287     SAN JOSE               CA        95135    SFD           7.250       6.500     $2,217.08        360  1-May-29
5021292     NOBLESVILLE            IN        46060    SFD           7.500       6.500     $3,670.88        360  1-May-29
5021323     FOSTER CITY            CA        94404    SFD           7.250       6.500     $1,760.02        360  1-May-29
5021342     CUPERTINO              CA        95014    SFD           7.000       6.500     $3,281.94        360  1-May-29
5021398     COMMACK                NY        11725    SFD           7.125       6.500     $2,003.31        360  1-May-29
5021404     SAN FRANCISCO          CA        94112    SFD           7.125       6.500     $1,915.39        360  1-May-29
5021411     SAN FRANCISCO          CA        94116    SFD           6.875       6.500     $2,430.64        360  1-Jun-29
5021418     FAIRFIELD              CT        06430    SFD           6.875       6.500     $2,460.53        360  1-Apr-29
5021422     TOPANGA                CA        90290    SFD           7.125       6.500     $3,287.75        360  1-May-29
5021455     PORT WASHINGTON        NY        11050    SFD           7.125       6.500     $1,792.09        360  1-Apr-29
5021460     MANHATTAN BEACH        CA        90266    SFD           6.875       6.500     $3,284.65        360  1-May-29
5021463     DALLAS                 TX        75225    SFD           6.875       6.500     $3,278.07        360  1-Jun-29
5021485     LAKE GROVE             NY        11755    SFD           7.125       6.500     $2,225.63        360  1-Apr-29
5021496     CUPERTINO              CA        95014    SFD           7.500       6.500     $1,887.88        360  1-Jun-29
5021513     DOUGLASTON             NY        11362    SFD           7.000       6.500     $1,397.14        360  1-Apr-29
5021545     NEW YORK               NY        10023    HCO           7.250       6.500     $2,442.19        360  1-Apr-29
5021573     STUDIO CITY            CA        91604    SFD           7.000       6.500     $2,123.65        360  1-Jun-29
5021575     YORBA LINDA            CA        92886    SFD           7.125       6.500     $2,414.61        360  1-May-29
5021584     LOS ANGELES            CA        90210    SFD           7.000       6.500     $6,653.03        360  1-May-29
5021585     SEATTLE                WA        98105    SFD           7.000       6.500     $1,820.93        360  1-May-29
5021586     SAN FRANCISCO          CA        94112    SFD           6.875       6.500     $1,478.09        360  1-May-29
5021632     WALNUT CREEK           CA        94595    SFD           7.500       6.500     $3,744.30        360  1-Jun-29
5021673     SAN JOSE               CA        95129    SFD           8.000       6.500     $2,326.04        360  1-Jun-29
5021679     MOUNT KISCO            NY        10549    SFD           7.250       6.500     $2,395.81        360  1-Apr-29
5021680     MARLBORO               NJ        07751    SFD           6.625       6.358     $2,273.11        360  1-Apr-29
5021701     LOS ALTOS              CA        94022    SFD           7.000       6.500     $3,113.62        360  1-Jun-29
5021703     ESSEX FELLS            NJ        07021    SFD           6.625       6.358     $1,760.86        360  1-Apr-29
5021713     NEWTOWN                CT        06470    SFD           7.125       6.500     $2,223.27        360  1-Apr-29
5021721     MINEOLA                NY        11501    SFD           7.750       6.500     $1,783.87        360  1-Mar-29
5021811     BOCA RATON             FL        33498    SFD           7.375       6.500     $3,172.00        360  1-Jun-29
5021817     FREMONT                CA        94539    SFD           7.125       6.500     $2,492.76        360  1-May-29
5021835     TORRANCE               CA        90505    SFD           7.500       6.500     $2,198.34        360  1-Jun-29
5021905     MILL VALLEY            CA        94941    SFD           7.750       6.500     $2,915.80        360  1-May-29
5021913     HARTSDALE              NY        10530    SFD           6.875       6.500     $2,044.37        360  1-Apr-29
5021929     SAN MATEO              CA        94402    SFD           6.875       6.500     $3,823.33        360  1-May-29
5021930     CLIFTON                VA        20124    SFD           6.500       6.233     $3,033.93        360  1-Apr-29
5022030     PALM SPRINGS           CA        92264    LCO           7.125       6.500      $504.62         360  1-May-29
5022035     REDWOOD CITY           CA        94062    SFD           7.125       6.500     $1,864.18        360  1-May-29
5022040     LOS ANGELES            CA        90046    SFD           7.375       6.500     $2,175.63        360  1-May-29
5022054     LOS ANGELES            CA        90025    LCO           7.500       6.500     $1,925.64        360  1-Jun-29
5022078     UPPER MARLBORO         MD        20772    SFD           7.250       6.500     $2,522.01        360  1-May-29
5022085     HOLLYWOOD              CA        90069    SFD           7.125       6.500     $2,425.39        360  1-Jun-29
5022109     ENGLEWOOD              CO        80111    SFD           7.000       6.500     $2,580.05        360  1-Jun-29
5022156     STONY BROOK            NY        11790    SFD           6.625       6.358     $2,049.00        360  1-Apr-29
5022158     SAN JOSE               CA        95135    SFD           7.125       6.500     $2,459.08        360  1-Jun-29
5022177     TAHOE CITY             CA        96145    SFD           7.375       6.500     $2,590.04        360  1-Jun-29
5022347     YORBA LINDA            CA        92886    PUD           7.125       6.500     $3,068.79        360  1-Apr-29
5022363     GAITHERSBURG           MD        20878    SFD           7.000       6.500     $3,595.96        360  1-May-29
5022367     SAN JOSE               CA        95125    SFD           7.500       6.500     $2,657.02        360  1-Jun-29
5022379     RAMSEY                 NJ        07446    SFD           7.250       6.500     $1,910.10        360  1-Jun-29
5022399     PALO ALTO              CA        94303    SFD           7.125       6.500     $3,705.46        360  1-Jun-29
5022412     EAST HAMPTON           NY        11937    SFD           7.000       6.500     $2,827.54        360  1-Jun-29
5022427     OXNARD                 CA        93035    SFD           7.000       6.500     $2,639.93        360  1-Jun-29
5022459     SAN JOSE               CA        95120    SFD           7.125       6.500     $1,761.78        360  1-Jun-29
5022520     ANNANDALE              VA        22003    SFD           7.500       6.500     $1,766.92        360  1-May-29
5022535     SAN JOSE               CA        95135    SFD           7.125       6.500     $2,358.02        360  1-Jun-29
5022542     CORONADO               CA        92118    SFD           6.875       6.500     $2,174.44        360  1-Jun-29
5022544     OAKLAND                CA        94618    SFD           7.125       6.500     $1,785.36        360  1-Jun-29
5022568     COTO DE CAZA           CA        92679    SFD           7.125       6.500     $1,741.57        360  1-Jun-29
5022602     SANTA CRUZ             CA        95060    SFD           7.250       6.500     $2,217.08        360  1-May-29
5022626     MOUNTAIN VIEW          CA        94040    SFD           7.250       6.500     $3,820.19        360  1-Jun-29
5022894     NOVATO                 CA        94947    SFD           7.000       6.500     $3,825.49        360  1-Jun-29
5022929     ALAMO                  CA        94507    SFD           7.000       6.500     $3,315.87        360  1-Jun-29
5022946     FAIRFAX                VA        22030    SFD           7.500       6.500     $2,234.00        360  1-May-29
5022956     HUNTINGTON BEACH       CA        92648    PUD           7.125       6.500     $2,236.75        360  1-Jun-29
5023043     GOLDEN VALLEY          MN        55425    SFD           7.125       6.500     $2,021.16        360  1-May-29
5023131     ENGLEWOOD CLIFFS       NJ        07632    SFD           7.250       6.500     $2,046.53        360  1-Jun-29
5023142     SAN FRANCISCO          CA        94122    SFD           7.250       6.500     $2,728.71        360  1-Jun-29
5023143     FREMONT                CA        94539    SFD           7.375       6.500     $3,590.82        360  1-Apr-29
5023172     REDWOOD CITY           CA        94062    SFD           7.250       6.500     $2,217.07        360  1-Apr-29
5023174     LA MIRADA              CA        90638    SFD           7.250       6.500     $1,852.11        360  1-Jun-29
5023211     COS COB GREENWICH      CT        06807    SFD           7.000       6.500     $3,757.63        360  1-May-29
5023239     WEST  HILLS            CA        91304    SFD           7.250       6.500     $2,626.38        360  1-Apr-29
5023256     MANHATTAN BEACH        CA        90266    LCO           7.000       6.500     $3,013.82        360  1-Apr-29
5023294     SHARON                 MA        02067    SFD           6.750       6.483     $2,338.20        360  1-Apr-29
5023324     CLAYTON                CA        94517    SFD           7.750       6.500     $2,206.55        360  1-May-29
5023382     MARLBORO               NJ        07746    SFD           7.250       6.500     $2,012.43        360  1-Jun-29
5023384     GLEN HEAD              NY        11545    SFD           7.125       6.500     $1,347.44        360  1-Apr-29
5023435     LOS ANGELES            CA        90005    SFD           7.250       6.500     $3,445.00        360  1-May-29
5023462     SAN JOSE               CA        95135    SFD           7.250       6.500     $2,728.71        360  1-May-29
5023470     LAGUNA NIGUEL          CA        92677    SFD           7.625       6.500     $3,815.01        360  1-Jun-29
5023512     LAGUNA NIGUEL          CA        92677    SFD           7.875       6.500     $2,124.46        360  1-May-29
5023602     MOUNTAIN VIEW          CA        94040    SFD           7.250       6.500     $1,760.02        360  1-May-29
5023622     LEES SUMMIT            MO        64064    SFD           7.125       6.500     $2,054.85        360  1-Jun-29
5023623     ALAMO                  CA        94507    SFD           7.125       6.500     $3,328.17        360  1-Jun-29
5023626     ANNAPOLIS              MD        21403    SFD           7.250       6.500     $4,297.72        360  1-Jun-29
5023641     SARATOGA               CA        95070    SFD           7.375       6.500     $2,707.45        360  1-Jun-29
5023649     MILPITAS               CA        95035    SFD           8.125       6.500     $2,116.12        360  1-Jun-29
5023849     READING                MA        01867    SFD           6.875       6.500     $2,115.31        360  1-May-29
5023897     SAN FRANCISCO          CA        94109    HCO           7.375       6.500     $3,108.04        360  1-May-29
5023997     EL CERRITO             CA        94530    SFD           7.875       6.500     $1,990.68        360  1-May-29
5024015     AURORA                 CO        80016    SFD           7.000       6.500     $2,911.36        360  1-May-29
5024068     SAN FRANCISCO          CA        94100    LCO           7.250       6.500     $2,597.73        360  1-Jun-29
5024069     PACIFIC PALISADES      CA        90272    SFD           7.375       6.500     $2,279.23        360  1-May-29
5024140     OAKLAND                CA        94602    SFD           6.750       6.483     $1,705.82        360  1-May-29
5024147     SAN FRANCISCO          CA        94127    SFD           7.000       6.500     $2,361.83        360  1-Jun-29
5024173     LONG BEACH             CA        90803    SFD           7.000       6.500     $3,265.32        300  1-May-24
5024186     POUGHQUAG              NY        12570    SFD           7.375       6.500     $1,796.45        360  1-Jun-29
5024252     UNIVERSITY PARK        TX        75225    SFD           7.000       6.500     $2,145.61        360  1-May-29
5024272     PLEASANTON             CA        94566    SFD           6.875       6.500     $4,171.50        360  1-Jun-29
5024280     LAFAYETTE              CA        94549    SFD           7.500       6.500     $2,272.17        360  1-Jun-29
5024384     PALO ALTO              CA        94303    SFD           7.125       6.500     $4,163.58        360  1-May-29
5024392     LONG VALLEY            NJ        07853    SFD           7.125       6.500     $1,717.99        360  1-Apr-29
5024433     COMMACK                NY        11725    SFD           7.000       6.500     $1,809.63        360  1-Apr-29
5024531     ARLINGTON              TX        76016    SFD           7.125       6.500     $3,656.27        360  1-Jun-29
5024640     HOUSTON                TX        77055    SFD           7.125       6.500     $1,805.57        360  1-May-29
5024643     LONG BEACH             CA        90814    LCO           7.375       6.500     $1,878.64        360  1-Jun-29
5024644     CAMBRIDGE              MA        02138    SFD           7.125       6.500     $3,031.74        360  1-Jun-29
5024671     MORAGA                 CA        94556    SFD           7.250       6.500     $2,824.21        360  1-Jun-29
5024679     SUNNYVALE              CA        94087    SFD           7.250       6.500     $1,828.24        360  1-Jun-29
5024702     SAN RAMON              CA        94583    SFD           7.500       6.500     $1,877.40        360  1-Jun-29
5024705     POUND RIDGE            NY        10576    SFD           6.875       6.500     $2,936.48        360  1-Jun-29
5024867     HUNTINGTON BEACH       CA        92646    SFD           7.250       6.500     $2,032.89        360  1-May-29
5024905     GRANADA HILLS AREA  L  CA        91344    SFD           7.000       6.500     $3,632.56        360  1-May-29
5024971     SAN BRUNO              CA        94066    SFD           7.375       6.500     $1,900.74        360  1-May-29
5024993     NAPLES                 FL        34109    SFD           7.250       6.500     $3,192.58        360  1-Jun-29
5025007     MARCO ISLAND           FL        34145    SFD           6.750       6.483     $3,210.57        360  1-May-29
5025026     STONE HARBOR           NJ        08247    SFD           7.250       6.500     $4,030.98        360  1-May-29
5025027     SUNNYVALE              CA        94087    SFD           7.875       6.500     $3,045.30        360  1-Jun-29
5025037     SAN JOSE               CA        95135    SFD           7.250       6.500     $2,949.05        360  1-Jun-29
5025066     SEATTLE                WA        98166    SFD           7.875       6.500     $3,915.37        360  1-Jun-29
5025143     SOUTHOLD               NY        11971    SFD           7.250       6.500     $1,910.10        360  1-Jun-29
5025211     FOSTER CITY            CA        94404    SFD           7.625       6.500     $2,176.47        360  1-May-29
5025243     CHATSWORTH             CA        91311    SFD           7.500       6.500     $2,922.72        360  1-Jun-29
5025282     FREMONT                CA        94555    SFD           8.125       6.500     $2,264.62        360  1-Jun-29
5025287     SAN FRANCISCO          CA        94131    SFD           7.375       6.500     $1,726.69        360  1-Jun-29
5025329     HUNTINGTON BEACH       CA        92646    PUD           7.000       6.500     $2,914.03        360  1-May-29
5025365     SEATTLE                WA        98103    SFD           6.875       6.500     $1,744.15        360  1-May-29
5025370     UNION CITY             CA        94587    SFD           7.375       6.500     $2,030.59        360  1-May-29
5025393     CHESTER SPRINGS        PA        19425    SFD           7.250       6.500     $2,431.96        360  1-Jun-29
5025400     MANDEVILLE             LA        70471    SFD           7.250       6.500     $1,760.02        360  1-May-29
5025542     SAN DIEGO              CA        92131    SFD           7.375       6.500     $1,820.62        360  1-Apr-29
5025559     BOSTON                 MA        02118    MF2           6.750       6.483     $3,243.00        360  1-Jun-29
5025595     MOUNTAIN VIEW          CA        94041    SFD           7.250       6.500     $2,336.46        360  1-Jun-29
5025606     DALLAS                 TX        75230    SFD           7.500       6.500     $2,125.62        360  1-May-29
5025800     SAN JOSE               CA        95138    SFD           8.000       6.500     $4,035.71        360  1-Jun-29
5025823     DANVILLE               CA        94526    SFD           7.250       6.500     $1,935.34        360  1-Jun-29
5025826     PLEASANTON             CA        94588    SFD           7.000       6.500     $1,955.99        360  1-Jun-29
5025830     ALAMO                  CA        94507    SFD           6.875       6.500     $3,251.80        360  1-Jun-29
5025848     SUPERIOR               CO        80027    SFD           7.125       6.500     $2,021.16        360  1-Jun-29
5025852     WALNUT CREEK           CA        94598    SFD           7.250       6.500     $2,401.27        360  1-Jun-29
5025873     ENCINO                 CA        91316    SFD           6.750       6.483     $2,464.68        360  1-Jun-29
5025890     SUNNYVALE              CA        94087    SFD           8.125       6.500     $2,769.52        360  1-Jun-29
5025902     LITTLETON              CO        80121    SFD           6.875       6.500     $2,562.03        360  1-Jun-29
5025906     RANCHO PALOS VERDE     CA        90275    SFD           7.250       6.500     $2,680.96        360  1-May-29
5025921     MORGAN HILL            CA        95037    SFD           7.250       6.500     $3,451.82        360  1-Jun-29
5025924     FINKSBURG              MD        21048    SFD           6.875       6.500     $2,068.67        360  1-Jun-29
5025953     LOS ANGELES            CA        90066    SFD           7.000       6.500     $2,987.21        360  1-May-29
5025971     PLEASANTON             CA        94566    SFD           7.375       6.500     $1,933.90        360  1-Jun-29
5025987     WOODSIDE               CA        94062    SFD           7.375       6.500     $1,913.18        360  1-Jun-29
5026005     SPRINGFIELD            VA        22151    SFD           7.125       6.500     $1,885.74        360  1-May-29
5026071     FORT WORTH             TX        76107    SFD           7.125       6.500     $2,155.90        360  1-May-29
5026079     LEANDER                TX        78641    SFD           6.875       6.500     $2,463.16        360  1-Jun-29
5026184     DIX HILLS              NY        11746    SFD           7.125       6.500     $2,425.39        360  1-Jun-29
5026194     SAN JOSE               CA        95135    SFD           7.125       6.500     $3,099.11        360  1-Jun-29
5026292     SUNNYVALE              CA        94086    SFD           7.500       6.500     $2,155.68        360  1-May-29
5026319     ROSLYN HEIGHTS         NY        11577    LCO           7.000       6.500     $2,448.32        360  1-May-29
5026329     LA CANADA FLINTRIDGE   CA        91011    SFD           7.250       6.500     $2,837.86        360  1-Jun-29
5026352     ALAMEDA                CA        94501    SFD           7.250       6.500     $2,032.89        360  1-Jun-29
5026369     PALO ALTO              CA        94306    SFD           6.875       6.500     $2,102.18        360  1-Jun-29
5026375     REDONDO BEACH          CA        90277    SFD           7.000       6.500     $3,991.82        360  1-May-29
5026415     SAN JOSE               CA        95131    SFD           7.250       6.500     $2,155.68        360  1-Jun-29
5026437     EL CAJON               CA        92019    SFD           6.750       6.483     $1,783.65        360  1-May-29
5026517     SAN JOSE               CA        95130    SFD           7.375       6.500     $2,293.74        360  1-Jun-29
5026571     OAK BROOK              IL        60521    SFD           7.000       6.500     $2,361.83        360  1-Jun-29
5026574     DULUTH                 GA        30097    SFD           7.125       6.500     $4,176.39        360  1-May-29
5026586     PALMDALE               CA        93551    SFD           7.250       6.500     $1,739.55        360  1-May-29
5026587     SUNNYVALE              CA        94086    SFD           7.750       6.500     $2,149.24        360  1-Jun-29
5026623     DEL MAR                CA        92014    SFD           7.000       6.500     $6,356.97        360  1-Jun-29
5026653     SAN JOSE               CA        95120    SFD           7.250       6.500     $2,592.27        360  1-Jun-29
5026687     SAN JOSE               CA        95129    SFD           7.250       6.500     $2,394.44        360  1-Jun-29
5026703     SAN JOSE               CA        95129    SFD           7.125       6.500     $2,425.39        360  1-Jun-29
5026706     LOS ALTOS              CA        94024    SFD           7.250       6.500     $4,297.71        360  1-Jun-29
5026708     LOS GATOS              CA        95032    SFD           7.250       6.500     $1,773.66        360  1-Jun-29
5026728     MILLBRAE               CA        94030    SFD           7.250       6.500     $2,190.47        360  1-Jun-29
5026729     DALLAS                 TX        75225    SFD           6.875       6.500     $1,970.79        360  1-May-29
5026730     ANAHEIM                CA        92808    PUD           7.250       6.500     $2,459.25        360  1-May-29
5026734     OVILLA                 TX        75154    SFD           6.625       6.358     $1,767.26        360  1-Jun-29
5026739     PALO ALTO              CA        94303    SFD           7.250       6.500     $3,479.10        360  1-May-29
5026800     FOSTER CITY            CA        94404    SFD           7.250       6.500     $1,910.10        360  1-Jun-29
5026823     BONITA SPRINGS         FL        34134    SFD           7.000       6.500     $1,995.91        360  1-May-29
5026853     BOERNE                 TX        78006    SFD           7.000       6.500     $2,168.89        360  1-Jun-29
5026870     PELL CITY              AL        35128    SFD           7.000       6.500     $2,488.24        360  1-Jun-29
5026949     SANTA MONICA           CA        90405    LCO           7.000       6.500     $1,946.01        360  1-Jun-29
5026996     YORBA LINDA            CA        92886    SFD           7.500       6.500     $1,859.57        360  1-Jun-29
5027007     DARIEN                 CT        06820    SFD           7.125       6.500     $5,551.45        360  1-Jun-29
5027078     VIRGINIA BEACH         VA        23456    SFD           7.750       6.500     $1,038.80        360  1-Jun-29
5027091     AURORA                 CO        80016    SFD           7.000       6.500     $2,744.38        360  1-May-29
5027103     HOUSTON                TX        77024    SFD           7.125       6.500     $2,290.65        360  1-Jun-29
5027119     BUMPASS                VA        23024    SFD           7.500       6.500     $2,237.49        360  1-Jun-29
5027156     FREMONT                CA        94539    SFD           7.125       6.500     $2,560.14        360  1-May-29
5027159     MISSION VIEJO          CA        92692    SFD           7.375       6.500     $2,817.96        360  1-Jun-29
5027217     DEL MAR                CA        92014    SFD           7.125       6.500     $2,863.31        360  1-May-29
5027237     EAST MORICHES          NY        11940    SFD           7.125       6.500     $2,021.16        360  1-Jun-29
5027266     SAN JOSE               CA        95131    SFD           8.125       6.500     $2,004.75        360  1-Jun-29
5027270     LEAWOOD                KS        66211    SFD           7.000       6.500     $4,304.51        360  1-Jun-29
5027275     FREMONT                CA        94539    SFD           7.875       6.500     $3,248.32        360  1-Jun-29
5027279     LOS ANGELES            CA        90046    SFD           6.875       6.500     $2,117.94        360  1-Jun-29
5027314     HALF MOON BAY          CA        94019    SFD           7.000       6.500     $1,729.79        360  1-Jun-29
5027343     SANTA BARBARA          CA        93103    SFD           6.875       6.500     $2,121.89        360  1-Jun-29
5027361     VENICE                 CA        90291    SFD           7.250       6.500     $1,872.58        360  1-Jun-29
5027413     GOLETA                 CA        93117    SFD           7.500       6.500     $1,859.92        360  1-Jun-29
5027414     CONCORD                CA        94521    SFD           7.500       6.500     $2,013.74        360  1-May-29
5027506     SOUTHAMPTON            NY        11968    SFD           7.250       6.500     $1,773.66        360  1-May-29
5027593     SAN ANTONIO            TX        78212    SFD           7.000       6.500     $2,315.26        360  1-Jun-29
5027788     LOS ALTOS              CA        94022    SFD           6.875       6.500     $4,138.66        360  1-Jun-29
5027869     ALAMO                  CA        94507    SFD           7.125       6.500     $3,496.60        360  1-Jun-29
5027884     NEW YORK               NY        10022    MF2           7.875       6.500     $5,655.55        360  1-Jun-29
5027888     DANVILLE               CA        94506    SFD           7.125       6.500     $3,078.90        360  1-Jun-29
5027938     OAKLAND                CA        94618    SFD           7.125       6.500     $2,344.55        360  1-Jun-29
5027972     PORTOLA VALLEY         CA        94028    SFD           7.250       6.500     $2,728.71        360  1-Jun-29
5027973     MILL VALLEY            CA        94941    SFD           7.375       6.500     $1,878.64        360  1-Jun-29
5027986     POWAY                  CA        92064    SFD           6.875       6.500     $1,970.79        360  1-Jun-29
5028104     MANHATTAN BEACH        CA        90266    SFD           7.250       6.500     $4,424.60        360  1-May-29
5028158     SUWANEE                GA        30024    SFD           7.500       6.500     $2,097.65        360  1-May-29
5028204     FREMONT                CA        94539    SFD           7.125       6.500     $2,526.45        360  1-May-29
5028352     MILL VALLEY            CA        94941    SFD           7.500       6.500     $2,525.54        240  1-Jun-19
5028423     SAN JOSE               CA        95119    SFD           7.125       6.500     $1,999.60        360  1-May-29
5028458     POTOMAC                MD        20854    SFD           7.375       6.500     $2,445.00        360  1-Jun-29
5028479     MARYSVILLE             WA        98271    SFD           6.875       6.500     $2,764.03        360  1-May-29
5028630     BOCA RATON             FL        33486    SFD           7.125       6.500     $1,697.78        360  1-May-29
5028635     BELMONT                CA        94002    SFD           7.500       6.500     $3,566.00        360  1-Jun-29
5028654     SAN ANTONIO            TX        78258    SFD           7.000       6.500     $1,962.65        360  1-Jun-29
5028685     GREENBRAE              CA        94904    SFD           7.000       6.500     $3,077.03        360  1-Jun-29
5028708     HOUSTON                TX        77096    SFD           7.000       6.500     $1,676.57        360  1-Jun-29
5028711     WALNUT CREEK           CA        94596    SFD           7.375       6.500     $2,072.03        360  1-Jun-29
5028764     SAN JOSE               CA        95125    SFD           7.250       6.500     $1,855.52        360  1-Jun-29
5028836     MILPITAS               CA        95035    SFD           7.375       6.500     $2,158.36        360  1-Jun-29
5028922     BEVERLY HILLS          CA        90211    LCO           7.375       6.500     $3,453.38        360  1-Jun-29
5029073     SUNNYVALE              CA        94087    SFD           6.875       6.500     $1,905.10        360  1-Jun-29
5029091     CUPERTINO              CA        95014    SFD           8.125       6.500     $2,598.75        360  1-Jun-29
5029107     FREMONT                CA        94539    SFD           7.375       6.500     $2,210.17        360  1-Jun-29
5029133     FREMONT                CA        94539    SFD           8.125       6.500     $3,920.39        360  1-Jun-29
5029268     GREAT NECK             NY        11021    SFD           7.500       6.500     $2,076.67        360  1-May-29
5029284     PALO ALTO              CA        94306    SFD           8.000       6.500     $3,364.32        360  1-Jun-29
5029301     MESA                   AZ        85207    SFD           7.500       6.500     $1,887.88        360  1-May-29
5029305     CAMANO ISLAND          WA        98292    SFD           7.125       6.500     $2,467.16        360  1-Jun-29
5029329     IRVINE                 CA        92606    SFD           7.000       6.500     $2,021.85        360  1-May-29
5029341     SANIBEL                FL        33957    LCO           7.375       6.500     $2,106.56        360  1-Jun-29
5029354     SARATOGA               CA        95070    SFD           7.125       6.500     $2,694.87        360  1-May-29
5029361     OCEANSIDE              CA        92057    SFD           7.000       6.500     $1,689.87        360  1-May-29
5029366     NAPERVILLE             IL        60540    SFD           7.500       6.500     $1,887.88        360  1-May-29
5029374     MURPHYS                CA        95247    SFD           7.375       6.500     $2,762.70        360  1-May-29
5029385     MONTEREY PARK          CA        91754    SFD           7.000       6.500     $1,784.34        360  1-May-29
5029419     SOUTH SAN FRANCISCO    CA        94080    SFD           7.000       6.500     $2,894.07        360  1-Jun-29
5029433     LOS ANGELES            CA        90732    SFD           7.250       6.500     $2,715.06        360  1-May-29
5029474     ALAMO                  CA        94507    SFD           7.125       6.500     $2,856.57        360  1-May-29
5029481     SARATOGA               CA        95070    SFD           7.375       6.500     $2,672.92        360  1-Jun-29
5029552     AUSTIN                 TX        78759    SFD           7.500       6.500     $2,070.38        360  1-Jun-29
5029625     MANHATTAN BEACH        CA        90266    SFD           7.500       6.500     $1,922.84        360  1-Jun-29
5029746     CUPERTINO              CA        95014    SFD           7.375       6.500     $2,555.50        360  1-Jun-29
5029761     SAN JOSE               CA        95120    SFD           6.750       6.483     $2,140.38        360  1-Jun-29
5029805     GAMBRILLS              MD        21054    SFD           7.500       6.500     $1,650.15        360  1-Jun-29
5029950     DURANGO                CO        81301    SFD           7.375       6.500     $2,082.39        360  1-May-29
5030131     SAN ANSELMO            CA        94960    SFD           7.125       6.500     $3,301.23        360  1-Jun-29
5030190     SAN RAMON              CA        94583    SFD           7.375       6.500     $2,862.16        360  1-May-29
5030208     SAN JOSE               CA        95123    SFD           8.000       6.500     $2,707.60        360  1-Jun-29
5030254     LOS ANGELES            CA        90036    SFD           7.375       6.500     $2,102.42        360  1-May-29
5030269     SAN FRANCISCO          CA        94115    LCO           7.125       6.500     $3,321.44        360  1-May-29
5030274     TULSA                  OK        74136    SFD           7.500       6.500     $2,517.18        360  1-Jun-29
5030275     LOS GATOS              CA        95032    SFD           6.750       6.483     $2,727.36        360  1-May-29
5030299     GIG HARBOR             WA        98335    SFD           7.500       6.500     $2,517.18        360  1-Dec-28
5030300     PASADENA               CA        91106    SFD           7.250       6.500     $1,731.37        360  1-May-29
5030320     CASTRO VALLEY          CA        94552    SFD           6.750       6.483     $1,718.79        360  1-May-29
5030334     LONGWOOD               FL        32750    SFD           7.000       6.500     $1,756.40        360  1-Jun-29
5030344     DANA POINT             CA        92629    SFD           7.000       6.500     $1,975.95        360  1-May-29
5030370     RIVERSIDE AREA         CA        92562    SFD           7.250       6.500     $2,121.57        360  1-May-29
5030379     PETALUMA               CA        94952    SFD           6.875       6.500     $2,575.17        360  1-Jun-29
5030385     SAN DIEGO              CA        92121    SFD           7.250       6.500     $1,835.06        360  1-May-29
5030417     BELLEVUE               WA        98006    SFD           7.250       6.500     $1,705.45        360  1-May-29
5030425     DEL MAR                CA        92014    SFD           6.750       6.483     $2,594.39        360  1-May-29
5030436     LOS ANGELES            CA        90045    SFD           8.000       6.500     $3,727.53        360  1-Jun-29
5030438     LOS ANGELES  NORTHRID  CA        91326    SFD           7.250       6.500     $1,925.11        360  1-May-29
5030469     CALABASAS              CA        91302    SFD           7.375       6.500     $3,142.58        360  1-May-29
5030479     NEW ROCHELLE           NY        10801    SFD           7.375       6.500     $1,579.92        360  1-Jun-29
5030496     DANA POINT             CA        92629    SFD           7.125       6.500     $2,358.02        360  1-May-29
5030519     LAGUNA BEACH           CA        92651    SFD           7.250       6.500     $3,521.74        360  1-May-29
5030522     SACRAMENTO             CA        95819    SFD           7.375       6.500     $2,175.63        360  1-May-29
5030541     SANTA ANA AREA  ORANG  CA        92705    SFD           7.250       6.500     $1,910.10        360  1-May-29
5030547     NORTH ANDOVER          MA        01845    SFD           6.625       6.358     $1,741.65        360  1-May-29
5030554     NOVATO                 CA        94947    SFD           7.250       6.500     $2,496.77        360  1-May-29
5030559     CALABASAS              CA        91302    SFD           7.000       6.500     $2,907.38        360  1-May-29
5030581     SAUSALITO              CA        94965    SFD           7.625       6.500     $2,906.21        360  1-Jun-29
5030647     MURRIETA               CA        92562    SFD           7.375       6.500     $2,094.13        360  1-May-29
5030688     SUNSET HILLS           MO        63128    SFD           7.250       6.500     $2,387.62        360  1-May-29
5030719     CUPERTINO              CA        95014    SFD           7.500       6.500     $2,517.18        360  1-May-29
5030754     SANTA BARBARA          CA        93105    SFD           7.125       6.500     $2,021.16        360  1-Jun-29
5030795     ALAMO                  CA        94507    SFD           7.375       6.500     $3,453.38        360  1-Jun-29
5030802     MILL VALLEY            CA        94941    SFD           7.250       6.500     $3,013.18        360  1-Jun-29
5030955     SAN JOSE               CA        95120    SFD           7.875       6.500     $2,385.48        360  1-Jun-29
5031026     STAMFORD               CT        06905    SFD           7.500       6.500     $1,811.66        360  1-Jun-29
5031106     MILLBRAE               CA        94030    SFD           7.375       6.500     $2,296.50        360  1-Jun-29
5031200     PASADENA               CA        91107    SFD           7.375       6.500     $1,935.62        360  1-Jun-29
5031291     SANTA BARBARA          CA        93110    SFD           7.000       6.500     $1,949.34        360  1-May-29
5031293     SOLVANG                CA        93463    SFD           7.375       6.500     $2,679.82        360  1-Jun-29
5031309     CHINO HILLS            CA        91709    SFD           6.375       6.108     $3,493.68        360  1-May-29
5031312     PACIFIC PALISADES ARE  CA        90272    SFD           7.000       6.500     $2,632.61        360  1-May-29
5031327     LAS FLORES AREA        CA        92688    SFD           7.500       6.500     $1,748.04        360  1-May-29
5031343     SAN MATEO              CA        94402    SFD           7.250       6.500     $2,329.64        360  1-May-29
5031345     BUCKLEY                WA        98321    SFD           6.875       6.500     $1,852.54        360  1-May-29
5031382     FOSTER CITY            CA        94404    SFD           7.000       6.500     $2,215.46        360  1-Jun-29
5031401     SARATOGA               CA        95070    SFD           7.125       6.500     $3,368.60        360  1-May-29
5031402     OAKLAND                CA        94618    SFD           6.875       6.500     $3,153.26        360  1-Jun-29
5031408     VIRGINIA BEACH         VA        23454    SFD           6.750       6.483     $1,660.42        360  1-Jun-29
5031465     SEATTLE                WA        98166    SFD           7.250       6.500     $2,348.40        360  1-Dec-28
5031472     CLEARWATER             FL        34615    SFD           7.500       6.500     $3,496.08        360  1-Jun-29
5031475     BARRINGTON             IL        60010    LCO           7.500       6.500     $1,957.80        360  1-Jan-29
5031523     GRESHAM                OR        97030    SFD           7.250       6.500     $1,882.81        360  1-Apr-29
5031531     LONG BEACH             CA        90803    SFD           7.250       6.500     $3,080.71        360  1-Jun-29
5031560     DOYLESTOWN             PA        18901    SFD           6.375       6.108     $2,146.11        360  1-Feb-29
5031586     SAN JOSE               CA        95120    SFD           7.125       6.500     $2,630.20        360  1-Apr-29
5031602     SUNNYVALE              CA        94087    SFD           6.625       6.358     $2,786.64        360  1-Apr-29
5031619     NEW ROCHELLE           NY        10804    SFD           7.375       6.500     $2,417.37        360  1-Jun-29
5031621     ORLANDO                FL        32836    SFD           7.000       6.500     $2,228.77        360  1-Mar-29
5031628     LEXINGTON              MA        02420    SFD           7.375       6.500     $2,141.10        360  1-Apr-29
5031651     HUMMELSTOWN            PA        17036    SFD           6.750       6.483     $1,910.12        360  1-Apr-29
5031684     KIRKWOOD               MO        63122    SFD           7.000       6.500     $1,995.91        360  1-Mar-29
5031750     NORTH SALT LAKE        UT        84054    SFD           7.000       6.500     $1,842.89        360  1-Apr-29
5031882     SANTA CLARA            CA        95051    SFD           7.125       6.500     $1,872.94        360  1-Jun-29
5031956     WALNUT CREEK           CA        94598    SFD           6.500       6.233     $2,386.69        360  1-Jun-29
5031979     SANTA CRUZ             CA        95060    SFD           6.875       6.500     $2,102.18        360  1-Apr-29
5032050     APTOS                  CA        95003    SFD           7.250       6.500     $2,114.75        360  1-Jun-29
5032095     MILPITAS               CA        95035    SFD           8.125       6.500     $2,116.12        360  1-Jun-29
5032096     SAN JOSE               CA        95135    SFD           8.125       6.500     $2,828.92        360  1-Jun-29
5032100     CASTRO VALLEY          CA        94552    SFD           7.375       6.500     $2,624.57        360  1-Jun-29
5032269     DIAMOND BAR            CA        91765    SFD           7.000       6.500     $2,388.44        360  1-May-29
5032280     COLORADO SPRINGS       CO        80919    SFD           7.000       6.500     $1,949.34        360  1-May-29
5032282     SEATTLE                WA        98115    SFD           6.750       6.483     $1,816.08        360  1-May-29
5032301     SEATTLE                WA        98112    SFD           6.875       6.500     $2,759.11        360  1-May-29
5032311     PORTLAND               OR        97229    SFD           7.000       6.500     $2,042.48        360  1-Jun-29
5032319     ATLANTA                GA        30342    SFD           7.000       6.500     $2,508.19        360  1-Apr-29
5032322     CUPERTINO              CA        95014    SFD           7.500       6.500     $2,447.26        360  1-Jun-29
5032338     SANTA ROSA             CA        95409    SFD           7.125       6.500     $3,590.92        360  1-Apr-29
5032347     SAN PEDRO              CA        90731    SFD           7.375       6.500     $2,175.63        360  1-Apr-29
5032350     MASON                  OH        45040    SFD           7.500       6.500     $1,970.74        360  1-May-29
5032372     SACRAMENTO             CA        95818    SFD           7.125       6.500     $1,934.92        360  1-Apr-29
5032383     SANTA ROSA             CA        95404    SFD           7.125       6.500     $3,402.28        360  1-Apr-29
5032410     SAN MARCOS             CA        92069    SFD           7.000       6.500     $1,829.25        360  1-Apr-29
5032441     RANCHO PALOS VERDES    CA        90275    SFD           7.500       6.500     $2,922.72        360  1-Jun-29
5032463     JOPLIN                 MO        64804    SFD           7.125       6.500     $2,069.66        360  1-May-29
5032465     SPRINGDALE             AR        72764    SFD           6.875       6.500     $2,128.45        360  1-Mar-29
5032536     CASTRO VALLEY          CA        94546    SFD           7.125       6.500     $1,872.94        360  1-Apr-29
5032556     BIG SKY                MT        59716    PUD           7.375       6.500     $2,182.53        360  1-Apr-29
5032559     DANA POINT             CA        92629    SFD           7.000       6.500     $2,017.87        360  1-May-29
5032568     SAN JOSE               CA        95148    SFD           7.125       6.500     $2,091.56        360  1-Apr-29
5032584     CHICAGO                IL        60610    SFD           7.125       6.500     $1,987.47        360  1-Apr-29
5032598     BLOOMFIELD TOWNSHIP    MI        48301    SFD           7.125       6.500     $1,858.45        360  1-Mar-29
5032614     NORTH ANDOVER          MA        01845    SFD           7.000       6.500     $1,862.85        360  1-Mar-29
5032637     SANTA ROSA             CA        95404    SFD           7.375       6.500     $3,474.10        360  1-May-29
5032658     MILPITAS               CA        95035    SFD           7.250       6.500     $2,278.47        360  1-Feb-29
5032667     SAN JOSE               CA        95124    SFD           6.750       6.483     $1,805.70        360  1-Apr-29
5032727     GREENWICH              CT        06870    SFD           7.125       6.500     $3,368.59        360  1-May-29
5032728     SPRING LAKE            NJ        07762    SFD           7.625       6.500     $3,170.92        360  1-Apr-29
5032745     DALLAS                 TX        75214    SFD           7.125       6.500     $1,994.21        360  1-Jun-29
5032753     WEXFORD                PA        15090    SFD           6.875       6.500     $2,299.25        360  1-Apr-29
5032824     SAN ANSELMO            CA        94960    SFD           6.750       6.483     $2,853.84        360  1-Jun-29
5032828     ALPHARETTA             GA        30022    SFD           6.750       6.483     $2,594.40        360  1-May-29
5032982     SUGAR LAND             TX        77479    SFD           6.875       6.500     $3,678.81        360  1-Jun-29
5033008     SAN JOSE               CA        95129    SFD           8.125       6.500     $2,903.17        360  1-Jun-29
5033077     MOUNTAIN VIEW          CA        94040    SFD           7.500       6.500     $2,936.71        360  1-Jun-29
5033123     PASADENA               MD        21122    SFD           6.750       6.483     $1,746.03        360  1-Apr-29
5033127     SUISUN CITY            CA        94585    SFD           7.000       6.500     $2,114.34        360  1-May-29
5033145     SCITUATE               MA        02066    SFD           7.125       6.500     $2,155.90        360  1-Apr-29
5033166     OAKLAND                CA        94605    SFD           7.000       6.500     $1,862.85        360  1-May-29
5033179     MOORPARK               CA        93021    SFD           7.500       6.500     $1,940.33        360  1-Apr-29
5033209     FALLS CHURCH           VA        22046    SFD           6.250       5.983     $1,797.90        360  1-Apr-29
5033219     SAN JOSE               CA        95124    SFD           7.000       6.500     $2,474.93        360  1-Mar-29
5033230     PORTLAND               OR        97210    SFD           6.875       6.500     $1,951.08        360  1-Apr-29
5033260     RICHMOND               VA        23229    SFD           7.125       6.500     $1,912.69        360  1-Mar-29
5033270     BOLTON                 MA        01740    SFD           7.375       6.500     $2,470.90        360  1-Apr-29
5033278     LOS ALTOS              CA        94024    SFD           7.250       6.500     $2,387.62        360  1-Jun-29
5033309     WESTBOROUGH            MA        01581    SFD           6.500       6.233     $1,959.42        360  1-Apr-29
5033340     BROOKLINE              MA        02446    LCO           7.000       6.500     $2,607.99        360  1-Apr-29
5033362     WARRENTON              VA        20186    SFD           7.250       6.500     $1,773.66        360  1-Apr-29
5033367     HERMOSA BEACH          CA        90254    SFD           7.625       6.500     $2,434.81        360  1-Apr-29
5033377     CHESTERFIELD           MO        63005    SFD           6.875       6.500     $2,318.97        360  1-Apr-29
5033411     HUTCHINSON             KS        67502    SFD           7.000       6.500     $2,461.62        360  1-Apr-29
5033479     CHESAPEAKE             VA        23320    SFD           7.000       6.500     $2,259.37        360  1-Mar-29
5033509     TORRANCE               CA        90505    SFD           6.875       6.500     $2,259.84        360  1-Nov-28
5033585     RIVERSIDE              IL        60546    SFD           7.000       6.500     $1,962.65        360  1-Apr-29
5033639     SOLANA BEACH           CA        92075    SFD           6.750       6.483     $3,064.63        360  1-Apr-29
5033673     FORT COLLINS           CO        80525    SFD           6.750       6.483     $2,010.66        360  1-Apr-29
5033686     IRVINE                 CA        92614    SFD           7.000       6.500     $2,022.52        360  1-Apr-29
5033746     BETHESDA               MD        20817    SFD           7.250       6.500     $1,991.96        360  1-May-29
5033772     BELLAIRE               TX        77401    SFD           7.125       6.500     $3,915.99        360  1-Apr-29
5033798     LAGUNA BEACH           CA        92651    SFD           7.125       6.500     $3,233.85        360  1-Mar-29
5033811     CHARLOTTESVILLE        VA        22901    SFD           6.750       6.483     $1,900.40        360  1-Apr-29
5033851     SAN BRUNO              CA        94066    SFD           6.875       6.500     $1,689.63        360  1-Apr-29
5033871     GREENBRAE              CA        94904    SFD           7.125       6.500     $2,122.21        360  1-May-29
5033887     FREMONT                CA        94539    SFD           7.250       6.500     $3,281.27        360  1-May-29
5033910     BURBANK                CA        91505    SFD           7.250       6.500      $648.07         360  1-May-29
5033919     FOUNTAIN VALLEY        CA        92708    SFD           7.250       6.500     $1,903.27        360  1-May-29
5033927     OAKLAND                CA        94611    SFD           7.250       6.500     $3,410.55        360  1-May-29
5033934     SANTA CLARA            CA        95054    SFD           7.125       6.500     $1,956.48        360  1-May-29
5033947     YORBA LINDA            CA        92886    SFD           7.500       6.500     $1,824.95        360  1-Jun-29
5033958     SAN RAMON              CA        94583    SFD           6.875       6.500     $1,773.71        360  1-May-29
5033984     CASTRO VALLEY          CA        94546    SFD           6.875       6.500     $1,806.55        360  1-May-29
5033994     ROCKLIN                CA        95765    SFD           7.125       6.500     $1,909.99        360  1-Apr-29
5034002     DEL MAR                CA        92014    LCO           7.250       6.500     $2,738.94        360  1-May-29
5034014     DANVILLE               CA        94506    SFD           7.250       6.500     $2,217.08        360  1-Jun-29
5034055     LOS GATOS              CA        95030    SFD           7.000       6.500     $6,320.38        360  1-Jun-29
5034058     AUSTIN                 TX        78733    SFD           6.875       6.500     $2,535.09        360  1-Jun-29
5034290     LITTLETON              CO        80123    SFD           7.125       6.500     $2,140.41        360  1-May-29
5034360     WEATHERFORD            TX        76008    SFD           7.500       6.500     $2,936.00        360  1-Jun-29
5034369     IRVINE                 CA        92612    LCO           7.250       6.500     $2,210.26        360  1-May-29
5034383     NORTH BETHESDA         MD        20852    SFD           7.000       6.500     $2,328.56        360  1-Apr-29
5034387     ALPHARETTA             GA        30022    SFD           7.375       6.500     $2,154.22        360  1-Jun-29
5034550     SAN DIEGO              CA        92130    SFD           7.375       6.500     $2,051.31        360  1-May-29
5034572     MOUNTAIN VIEW          CA        94040    SFD           7.000       6.500     $2,328.56        360  1-Apr-29
5034585     HOLLISTER              CA        95023    SFD           7.125       6.500     $2,473.89        360  1-May-29
5034594     LOS GATOS              CA        95030    SFD           6.500       6.233     $3,792.41        360  1-Apr-29
5034608     LEAWOOD                KS        66211    SFD           6.625       6.358     $1,920.93        360  1-Apr-29
5034625     SAN FRANCISCO          CA        94109    SFD           6.875       6.500     $1,970.79        360  1-Apr-29
5034634     CHESTER SPRINGS        PA        19425    SFD           6.500       6.233     $2,418.93        360  1-Apr-29
5034636     SAN JOSE               CA        95123    SFD           7.000       6.500     $1,756.40        360  1-Apr-29
5034641     LA VERNE               CA        91750    SFD           7.125       6.500     $1,836.89        360  1-Apr-29
5034644     MOUNTAIN VIEW          CA        94043    SFD           7.250       6.500     $1,732.73        360  1-Apr-29
5034650     HUNTINGTON BEACH       CA        92648    SFD           7.000       6.500     $2,208.80        360  1-Apr-29
5034690     SAN JOSE               CA        95120    SFD           6.875       6.500     $2,517.36        360  1-Apr-29
5034725     ALPHARETTA             GA        30004    SFD           7.000       6.500     $1,995.91        360  1-Feb-29
5034742     SAN FRANCISCO          CA        94123    HCO           7.000       6.500     $3,991.82        360  1-Apr-29
5034748     IRVING                 TX        75063    SFD           7.000       6.500     $1,853.53        360  1-Jun-29
5034749     OAKLAND                CA        94619    SFD           7.375       6.500     $1,947.71        360  1-May-29
5034842     FREMONT                CA        94539    SFD           7.000       6.500     $2,701.13        360  1-Apr-29
5035121     BELLEVUE               WA        98006    SFD           7.625       6.500     $1,781.87        360  1-Jun-29
5035156     NEWPORT BEACH AREA     CA        92657    LCO           7.375       6.500     $2,244.70        360  1-May-29
5035166     GLEN ALLEN             VA        23060    SFD           7.625       6.500     $2,066.76        360  1-May-29
5035185     LA CANADA              CA        91011    SFD           7.125       6.500     $3,227.12        360  1-May-29
5035206     CYPRESS                CA        90630    SFD           7.250       6.500     $1,858.94        360  1-May-29
5035216     RANCHO PALOS VERDES    CA        90275    SFD           7.250       6.500     $3,172.12        360  1-May-29
5035226     TUSTIN                 CA        92782    SFD           7.250       6.500     $2,401.27        360  1-May-29
5035230     SAN JOSE               CA        95120    SFD           7.000       6.500     $2,175.54        360  1-May-29
5035258     LAGUNA NIGUEL          CA        92677    SFD           6.625       6.358     $2,305.12        360  1-May-29
5035275     FOOTHILL RANCH AREA    CA        92610    SFD           7.000       6.500     $1,985.27        360  1-May-29
5035294     BURLINGAME             CA        94010    SFD           7.375       6.500     $1,864.83        360  1-May-29
5035354     MALIBU                 CA        90265    SFD           6.500       6.233     $2,191.01        360  1-May-29
5035368     VENTURA                CA        93003    SFD           7.250       6.500     $1,749.79        360  1-May-29
5035389     LONG BEACH             CA        90803    SFD           7.000       6.500     $2,194.17        360  1-May-29
5035405     DANVILLE               CA        94526    SFD           7.000       6.500     $3,941.92        360  1-May-29
5035416     CHESTERTON             IN        46304    SFD           6.875       6.500     $2,299.26        360  1-May-29
5035426     REDONDO BEACH          CA        90278    SFD           7.000       6.500     $2,894.07        360  1-May-29
5035432     SAN JOSE               CA        95118    SFD           7.000       6.500     $2,215.46        360  1-Jun-29
5035438     CULVER CITY            CA        90230    SFD           7.375       6.500     $1,754.32        360  1-May-29
5035444     DANA POINT             CA        92629    SFD           7.000       6.500     $1,916.08        360  1-May-29
5035454     OLD LYME               CT        06371    SFD           7.000       6.500     $2,015.87        360  1-May-29
5035469     YORBA LINDA            CA        92887    SFD           7.500       6.500     $2,674.50        360  1-May-29
5035476     LOS ANGELES            CA        90046    LCO           7.000       6.500     $2,827.54        360  1-May-29
5035486     MISSION VIEJO          CA        92691    SFD           6.750       6.483     $1,621.50        360  1-May-29
5035496     RANCHO SANTA MARGARITA CA        92688    SFD           7.250       6.500     $1,923.74        360  1-May-29
5035505     MOUNT VERNON           NY        10708    SFD           7.250       6.500     $3,956.62        360  1-May-29
5035547     LA MESA                CA        91941    SFD           7.125       6.500     $2,863.31        360  1-May-29
5035566     SANTA CRUZ             CA        95062    SFD           7.375       6.500     $3,364.97        360  1-May-29
5035586     LOS ANGELES            CA        90039    SFD           7.000       6.500     $2,448.32        360  1-May-29
5035590     CASTRO VALLEY          CA        94552    SFD           7.250       6.500     $2,111.34        360  1-May-29
5035598     SANTA MONICA           CA        90405    LCO           7.250       6.500     $2,687.78        360  1-May-29
5035601     LONG BEACH             CA        90803    SFD           7.250       6.500     $2,305.76        360  1-May-29
5035676     ISSAQUAH               WA        98029    SFD           6.875       6.500     $2,069.33        360  1-May-29
5035681     ORINDA                 CA        94563    SFD           8.125       6.500     $2,583.90        360  1-Jun-29
5035685     LOS ANGELES            CA        90025    HCO           7.375       6.500     $2,434.63        360  1-Jun-29
5035731     IRVINE                 CA        92606    SFD           7.500       6.500     $2,569.61        360  1-Jun-28
5035752     NASHVILLE              TN        37215    SFD           7.250       6.500     $1,904.98        360  1-Apr-29
5035773     CHINO HILLS            CA        91709    SFD           7.500       6.500     $2,203.93        360  1-Jun-29
5035792     ROCHESTER              MI        48306    SFD           7.000       6.500     $2,235.42        360  1-Apr-29
5035813     ACTON                  MA        01720    SFD           7.250       6.500     $2,142.04        360  1-Apr-29
5035833     TORRANCE               CA        90505    SFD           7.125       6.500     $1,643.87        360  1-May-29
5035838     BLOOMINGDALE           IL        60108    SFD           7.000       6.500     $1,889.46        360  1-Mar-29
5035841     AUSTIN                 TX        78731    SFD           7.250       6.500     $1,916.92        360  1-Apr-29
5035855     DANA POINT             CA        92629    SFD           7.125       6.500     $2,910.46        360  1-May-29
5035877     SAN FRANCISCO          CA        94115    LCO           7.250       6.500     $2,210.25        360  1-May-29
5035892     NORTHVILLE             MI        48167    SFD           7.250       6.500     $2,019.24        360  1-Apr-29
5035897     VENTURA                CA        93003    SFD           7.000       6.500     $2,198.16        360  1-May-29
5035903     SAN RAMON              CA        94583    SFD           6.750       6.483     $2,088.49        360  1-Mar-29
5035925     HUDSON                 MA        01749    SFD           6.750       6.483     $2,244.15        360  1-Apr-29
5035934     VIENNA                 VA        22181    SFD           7.500       6.500     $2,500.75        360  1-Apr-29
5035942     EAST GREENWICH         RI        02818    SFD           7.125       6.500     $1,706.19        360  1-Mar-29
5035965     WESTWOOD               MA        02090    SFD           6.875       6.500     $2,049.62        360  1-Feb-29
5036037     DARIEN                 CT        06820    SFD           6.750       6.483     $2,205.24        360  1-Jun-29
5036057     RESTON                 VA        20194    SFD           7.250       6.500     $1,869.17        360  1-Jun-29
5036174     LONG BEACH             CA        90803    SFD           6.875       6.500     $2,144.22        360  1-Jun-29
5036218     SAN JUAN CAPISTRANO    CA        92675    SFD           7.000       6.500     $4,265.92        360  1-May-29
5036227     CITY OF LOS ANGELES  WOCA        91364    SFD           7.375       6.500     $1,848.94        360  1-May-29
5036240     THOUSAND OAKS          CA        91362    SFD           7.250       6.500     $1,944.21        360  1-May-29
5036261     LOS ANGELES            CA        90732    SFD           7.500       6.500     $1,776.71        360  1-May-29
5036262     YORBA LINDA            CA        92687    SFD           7.250       6.500     $1,964.67        360  1-May-29
5036276     TOWNSHIP OF LOWER MAKEFPA        19067    SFD           7.000       6.500     $2,029.18        360  1-May-29
5036278     LINCOLN                MA        01773    SFD           7.000       6.500     $1,871.17        360  1-May-29
5036291     MANHATTAN BEACH        CA        90266    SFD           7.250       6.500     $2,062.22        360  1-May-29
5036302     CHINO HILLS            CA        91709    SFD           7.375       6.500     $1,712.88        360  1-May-29
5036323     GILBERT                AZ        85234    SFD           7.125       6.500     $2,452.34        360  1-May-29
5036352     WALNUT AREA            CA        91789    SFD           7.000       6.500     $1,689.87        360  1-May-29
5036373     LOS ANGELES            CA        90045    SFD           7.250       6.500     $2,339.86        360  1-May-29
5036377     TORRANCE               CA        90503    SFD           6.625       6.358     $1,694.27        360  1-May-29
5036401     LAGUNA HILLS           CA        92653    SFD           7.250       6.500     $2,237.54        360  1-May-29
5036453     SIMI VALLEY            CA        93063    SFD           7.375       6.500     $1,993.98        360  1-May-29
5036468     SAN DIEGO              CA        92131    SFD           7.000       6.500     $1,812.62        360  1-May-29
5036486     CORONA                 CA        91719    SFD           7.000       6.500     $2,213.80        360  1-May-29
5036491     MANHATTAN BEACH        CA        90266    SFD           7.125       6.500     $1,953.79        360  1-May-29
5036500     COVINA AREA            CA        91724    SFD           7.000       6.500     $3,060.40        360  1-May-29
5036512     DANA POINT             CA        92624    SFD           7.125       6.500     $1,939.64        360  1-May-29
5036514     UPLAND                 CA        91784    SFD           7.250       6.500     $2,029.48        360  1-May-29
5036526     INGLEWOOD              CA        90302    SFD           7.250       6.500     $1,937.39        360  1-May-29
5036547     LOS ANGELES            CA        90004    SFD           6.750       6.483     $4,154.28        360  1-May-29
5036582     HOUSTON                TX        77098    HCO           6.875       6.500     $2,049.62        360  1-Apr-29
5036592     LONG BEACH             CA        90803    SFD           7.000       6.500     $1,829.59        360  1-May-29
5036644     RIVERTON               UT        84065    SFD           7.000       6.500     $1,697.86        360  1-Mar-29
5036657     LOS ANGELES            CA        90272    SFD           7.000       6.500     $4,317.82        360  1-May-29
5036684     ENCINO AREA  LOS ANGELECA        91436    SFD           7.000       6.500     $2,511.52        360  1-May-29
5036688     PALO ALTO              CA        94303    SFD           8.000       6.500     $3,133.18        360  1-Jun-29
5036697     FURLONG                PA        18925    SFD           7.250       6.500     $1,910.10        360  1-Apr-29
5036709     SANTA CLARITA          CA        91355    SFD           6.875       6.500     $1,872.25        360  1-May-29
5036724     CARLSBAD               CA        92009    SFD           7.000       6.500     $2,281.99        360  1-May-29
5036735     GLENDORA               CA        91741    SFD           7.000       6.500     $1,783.01        360  1-Jan-29
5036737     DECATUR                GA        30030    SFD           7.250       6.500     $1,806.41        360  1-May-29
5036762     BIRMINGHAM             AL        35242    SFD           6.500       6.233     $1,769.79        360  1-Apr-29
5036766     SAN DIEGO              CA        92106    SFD           7.125       6.500     $2,488.38        360  1-May-29
5036823     SHELTON                CT        06484    SFD           7.125       6.500     $2,290.65        360  1-Apr-29
5036846     BROOKLYN               NY        11234    SFD           7.000       6.500     $3,326.51        360  1-Jun-29
5036858     TULSA                  OK        74114    SFD           7.000       6.500     $2,128.97        360  1-Apr-29
5036919     LOS ANGELES            CA        90049    SFD           7.250       6.500     $3,854.30        360  1-May-29
5037129     MERCER ISLAND          WA        98040    SFD           6.875       6.500     $2,463.49        360  1-Jun-29
5037130     SARATOGA               CA        95070    SFD           7.375       6.500     $2,210.17        360  1-Jun-29
5037209     ANAHEIM                CA        92808    SFD           7.000       6.500     $1,796.32        360  1-May-29
5037218     MONARCH BEACH AREA     CA        92629    SFD           7.000       6.500     $2,661.21        360  1-May-29
5037234     LONG BEACH             CA        90803    SFD           7.375       6.500     $2,248.15        360  1-May-29
5037283     SHADOW HILLS           CA        91040    SFD           7.000       6.500     $2,341.87        360  1-May-29
5037313     GALT                   CA        95632    SFD           7.375       6.500     $2,072.03        360  1-May-29
5037339     NEWPORT BEACH          CA        92660    SFD           7.250       6.500     $2,182.97        360  1-May-29
5037366     FREMONT                CA        94539    SFD           7.500       6.500     $3,180.73        360  1-May-29
5037382     REDONDO BEACH          CA        90277    SFD           7.000       6.500     $2,484.91        360  1-May-29
5037403     AZLE                   TX        76020    SFD           6.750       6.483     $3,035.44        360  1-May-29
5037405     SAN RAMON              CA        94583    SFD           7.750       6.500     $2,124.88        360  1-Jun-29
5037408     TRABUCO CANYON         CA        92679    SFD           7.000       6.500     $2,348.52        360  1-May-29
5037430     ORANGE                 CA        92867    SFD           7.000       6.500     $2,262.03        360  1-May-29
5037448     MALIBU                 CA        90265    SFD           7.375       6.500     $3,259.99        360  1-May-29
5037466     SANTA ANA AREA         CA        92705    SFD           6.500       6.233     $3,247.25        360  1-May-29
5037470     LAGUNA NIGUEL          CA        92677    SFD           7.000       6.500     $2,049.14        360  1-May-29
5037479     POMPANO BEACH          FL        33062    SFD           7.125       6.500     $1,819.05        360  1-Jun-29
5037485     SAN DIEGO              CA        92131    SFD           7.500       6.500     $2,261.61        360  1-May-29
5037495     FULLERTON              CA        92831    SFD           7.000       6.500     $1,862.85        360  1-May-29
5037504     RANCHO CUCAMONGA       CA        91739    SFD           7.000       6.500     $1,663.26        360  1-May-29
5037523     LAGUNA BEACH           CA        92651    SFD           7.000       6.500     $2,993.87        360  1-May-29
5037652     IRVINGTON              NY        10533    SFD           7.625       6.500     $1,889.81        360  1-May-29
5037736     PORTLAND               OR        97221    SFD           7.250       6.500     $1,740.91        360  1-Jun-29
5037753     HUNTINGTON BAY         NY        11743    SFD           7.375       6.500     $4,489.39        360  1-Jun-29
5037815     WESTPORT               CT        06880    SFD           7.250       6.500     $2,182.96        360  1-May-29
5037937     SAN CARLOS             CA        94070    SFD           7.375       6.500     $2,037.50        360  1-Jun-29
5038205     GALLUP                 NM        87301    SFD           7.125       6.500     $1,650.62        360  1-May-29
5038206     MCKINNEY               TX        75070    SFD           7.000       6.500     $2,089.05        360  1-Jun-29
5038273     ALPINE                 CA        91901    SFD           7.250       6.500     $2,237.54        360  1-May-29
5038295     LOS ANGELES            CA        91325    SFD           7.000       6.500     $1,729.79        360  1-May-29
5038320     RIDGEWOOD              NJ        07458    SFD           7.250       6.500     $1,790.72        360  1-Jun-29
5038337     LIVERMORE              CA        94550    SFD           7.125       6.500     $2,290.65        360  1-May-29
5038366     HUNTINGTON BEACH       CA        92647    SFD           7.250       6.500     $2,264.83        360  1-May-29
5038393     DOVE CANYON            CA        92679    SFD           6.750       6.483     $1,867.97        360  1-May-29
5038406     ORANGE                 CA        92869    SFD           7.250       6.500     $2,421.73        360  1-May-29
5038561     LAFAYETTE              CA        94549    SFD           7.375       6.500     $2,693.64        360  1-Jun-29
5038667     ATHENS                 GA        30605    SFD           7.125       6.500     $2,689.48        360  1-Apr-29
5038678     FERNANDINA BEACH       FL        32034    HCO           7.500       6.500     $3,496.08        360  1-Jun-29
5039190     SAN JUAN CAPISTRANO    CA        92675    SFD           7.000       6.500     $2,224.78        360  1-Jun-29
5039209     WALNUT                 CA        91789    SFD           7.375       6.500     $1,667.99        360  1-May-29
5039223     ANAHIEM                CA        92867    SFD           7.125       6.500     $1,888.77        360  1-Jun-29
5039242     CINCINNATI             OH        45230    SFD           7.000       6.500     $1,856.20        360  1-May-29
5039262     YORBA LINDA            CA        92887    SFD           6.625       6.358     $1,898.53        360  1-May-29
5039317     SAN FRANCISCO          CA        94132    LCO           7.125       6.500     $2,371.49        360  1-May-29
5039366     LA VERNE               CA        91750    SFD           7.250       6.500     $1,896.46        360  1-May-29
5039385     GLENDALE               CA        91206    SFD           7.375       6.500     $2,590.04        360  1-May-29
5039406     LOS ANGELES            CA        91403    SFD           7.250       6.500     $2,831.04        360  1-May-29
5039432     NEWPORT BEACH          CA        92663    SFD           7.125       6.500     $3,476.39        360  1-May-29
5039437     WARWICK                NY        10990    SFD           7.125       6.500     $1,792.10        360  1-Jun-29
5039521     AVONDALE               PA        19311    SFD           6.625       6.358     $2,300.00        360  1-Jan-29
5039707     HOLMES BEACH           FL        34217    SFD           7.000       6.500     $3,326.52        360  1-Jun-29
5039721     MESA                   AZ        85205    SFD           7.625       6.500      $804.05         360  1-May-29
5039759     PORTLAND               OR        97219    SFD           7.375       6.500      $794.28         360  1-May-29
5039835     PLANO                  TX        75025    SFD           7.250       6.500     $1,782.83        360  1-May-29
5039843     BROOKLYN               NY        11234    SFD           7.375       6.500     $2,417.36        360  1-Jun-29
5039849     MOUNTAIN VIEW          CA        94040    SFD           7.500       6.500     $3,160.45        360  1-Jun-29
5039853     MISSION                TX        78572    SFD           7.375       6.500     $1,812.34        360  1-May-29
5040141     VALENCIA               CA        91355    SFD           7.375       6.500     $4,144.06        360  1-Jun-29
5040236     CARMEL VALLEY          CA        93024    SFD           6.875       6.500     $2,167.87        360  1-May-29
5040253     SEATTLE                WA        98122    SFD           7.000       6.500     $1,871.17        360  1-Jun-29
5040347     RENTON                 WA        98059    SFD           7.750       6.500     $1,375.52        360  1-May-29
5040374     OVEIDO                 FL        32765    SFD           7.500       6.500      $538.40         360  1-May-29
5040383     LOS ANGELES            CA        91311    SFD           7.500       6.500     $1,727.06        360  1-May-29
5040403     LOS ANGELES            CA        90046    SFD           7.125       6.500     $2,188.24        360  1-May-29
5040413     PASADENA               CA        91104    SFD           7.375       6.500     $2,044.40        360  1-May-29
5040579     HUNTINGTON             CA        92646    SFD           7.250       6.500     $2,063.59        360  1-May-29
5040614     SANIBEL                FL        33957    SFD           7.000       6.500     $2,185.52        360  1-Jun-29
5040634     FOLSOM                 CA        95630    SFD           7.625       6.500     $2,066.76        360  1-Apr-29
5040643     MORGAN HILL            CA        95037    SFD           7.750       6.500     $2,836.99        360  1-May-29
5040678     NEPONSIT               NY        11694    SFD           7.250       6.500     $3,069.80        360  1-Jun-29
5040706     KANSAS CITY            MO        64113    SFD           7.500       6.500     $3,635.92        360  1-Apr-29
5040750     SAN JOSE               CA        95131    SFD           7.750       6.500     $2,062.91        360  1-May-29
5040785     SCOTTSDALE             AZ        85260    SFD           7.625       6.500     $1,748.25        360  1-May-29
5040797     DUBLIN                 CA        94568    SFD           7.250       6.500     $1,991.95        360  1-May-29
5040798     ROCKLIN                CA        95677    SFD           7.375       6.500     $1,138.24        360  1-May-29
5040807     AUSTIN                 TX        78726    SFD           7.375       6.500     $2,099.66        360  1-May-29
5040810     PETALUMA               CA        94952    SFD           7.500       6.500     $1,223.63        360  1-May-29
5040812     WOODLAND HILLS         CA        91364    SFD           7.500       6.500     $2,097.65        360  1-May-29
5041160     RIVERSIDE              CA        92506    SFD           7.250       6.500     $1,749.10        360  1-May-29
5041183     VALENCIA               CA        91354    SFD           7.375       6.500     $1,781.95        360  1-Jun-29
5041202     LOS ANGELES            CA        90045    SFD           7.375       6.500     $1,978.10        360  1-Jun-29
5041233     LOS ANGELES            CA        91602    SFD           7.625       6.500     $3,362.03        360  1-May-29
5041333     BOWIE                  MD        20721    SFD           7.375       6.500     $2,279.23        360  1-Jun-29
5041514     SAN DIEGO              CA        92122    LCO           7.250       6.500     $1,749.79        360  1-May-29
5041547     ACTON                  CA        93510    SFD           7.250       6.500     $2,106.57        360  1-May-29
5041692     MENIFEE                CA        92584    SFD           7.250       6.500     $1,964.67        360  1-May-29
5041709     DANA POINT             CA        92629    SFD           6.875       6.500     $3,829.90        360  1-May-29
5041952     CORONA                 CA        91719    SFD           7.750       6.500     $2,371.32        360  1-Aug-28
5041962     SAN FRANCISCO          CA        94116    SFD           6.500       6.233     $2,839.57        360  1-Mar-29
5041971     SAN DIEGO              CA        92128    SFD           7.500       6.500     $2,545.14        360  1-Apr-29
5042002     MURRIETA               CA        92562    SFD           7.000       6.500     $3,592.64        360  1-Jun-29
5042026     LOS ANGELES            CA        90066    SFD           7.125       6.500     $1,994.21        360  1-Jun-29
5042037     VALENCIA               CA        91354    SFD           7.000       6.500     $1,798.32        360  1-Jun-29
5042050     FAIRVIEW TOWNSHIP      PA        17319    SFD           7.375       6.500     $2,027.14        360  1-May-29
5042052     MILL VALLEY            CA        94941    SFD           7.125       6.500     $4,379.18        360  1-Apr-29
5042069     THOUSAND OAKS          CA        91362    SFD           7.125       6.500     $1,926.84        360  1-Jun-29
5042087     CALABASAS              CA        91302    SFD           7.625       6.500     $1,776.57        360  1-May-29
5042108     FULLERTON              CA        92833    SFD           6.875       6.500     $1,882.11        360  1-May-29
5042185     LOS ALTOS              CA        94024    SFD           7.375       6.500     $3,764.18        360  1-Jun-29
5042195     ARCADIA                CA        91007    SFD           7.125       6.500     $1,893.15        360  1-Jun-29
5042482     LAS VEGAS              NV        89102    SFD           7.625       6.500     $2,229.56        360  1-May-29
5042485     NEW HARMONY            UT        84757    SFD           7.000       6.500     $1,729.79        360  1-May-29
5042576     ARCADIA                CA        91006    SFD           7.000       6.500     $1,463.67        360  1-May-29
5042578     ESCONDIDO              CA        92026    SFD           7.250       6.500     $1,186.30        360  1-May-29
5042913     EAST MORICHES          NY        11940    LCO           8.375       6.500      $760.07         360  1-Jun-29
5042930     NOVATO                 CA        94947    SFD           7.000       6.500     $2,195.50        360  1-Jun-29
5042953     WESTPORT               CT        06880    SFD           6.500       6.233     $2,370.26        360  1-Jun-29
5042971     LOS ANGELES            CA        90008    SFD           7.000       6.500     $1,969.30        360  1-May-29
5043006     ESCONDIDO              CA        92029    SFD           7.000       6.500     $2,162.24        360  1-Jun-29
5043064     DALLAS                 TX        75230    SFD           6.875       6.500     $2,604.72        360  1-Mar-29
5043065     KIRKLAND               WA        98033    SFD           7.500       6.500     $3,279.07        360  1-Jun-29
5043086     SAN JOSE               CA        95116    LCO           7.000       6.500      $532.25         360  1-May-29
5043106     PALO ALTO              CA        94306    SFD           7.250       6.500     $2,728.71        360  1-May-29
5043352     SAN DIEGO              CA        92109    SFD           7.250       6.500     $2,046.53        360  1-Jan-29
5043361     SUDBURY                MA        01776    SFD           7.125       6.500     $1,798.83        360  1-Apr-29
5043431     WEST ORANGE            NJ        07052    SFD           7.375       6.500     $1,616.19        360  1-Dec-28
5043510     ST. PETERSBURG         FL        33703    PUD           7.625       6.500     $1,776.56        360  1-Sep-28
5043549     MANALAPAN              NJ        07726    SFD           7.625       6.500     $1,663.32        360  1-Feb-29
5043576     IRVINGTON              NY        10533    SFD           7.000       6.500     $4,324.47        360  1-Mar-29
5043839     LA JOLLA               CA        92037    SFD           7.000       6.500     $2,262.03        360  1-Jun-29
5043889     SOUTH SAN FRANCISCO    CA        94080    SFD           7.625       6.500     $2,010.13        360  1-May-29
5043969     MILPITAS               CA        95035    SFD           7.125       6.500     $1,770.53        360  1-May-29
5044286     ROGERS                 AR        72758    SFD           6.875       6.500     $1,950.09        360  1-May-29
5044288     FAYETTEVILLE           AR        72703    SFD           6.875       6.500     $3,132.24        360  1-Jun-29
5047319     JAMUL                  CA        91935    SFD           7.125       6.500     $1,724.72        360  1-Jun-29
5047370     SAN DIEGO              CA        92130    SFD           7.250       6.500     $2,305.76        360  1-May-29
5047391     THOUSAND OAKS          CA        91362    SFD           6.750       6.483     $1,939.31        360  1-Jun-29
5047397     THOUSAND OAKS          CA        91361    SFD           7.000       6.500     $2,459.60        300  1-May-24
5047401     EL TORO AREA           CA        92630    SFD           7.000       6.500     $1,995.91        360  1-Jun-29
5047409     LOS ANGELES            CA        90039    SFD           7.000       6.500     $1,949.34        360  1-Jun-29
5047410     CULVER CITY            CA        90230    SFD           7.375       6.500     $2,565.86        360  1-Jun-29
5047426     CARLSBAD               CA        92008    SFD           7.125       6.500     $2,856.57        360  1-Jun-29
5047440     SAN MATEO              CA        94402    SFD           7.000       6.500     $1,995.91        360  1-Jun-29
5047455     SAN DIEGO              CA        92122    SFD           7.000       6.500     $2,079.08        360  1-Jun-29
5047459     WHITTIER               CA        90602    SFD           7.000       6.500     $2,029.18        360  1-Jun-29
5047465     CYPRESS                CA        90630    SFD           7.375       6.500     $2,396.65        360  1-Jun-29
5047468     TIBURON                CA        94920    SFD           7.000       6.500     $2,104.69        360  1-Jun-29
5047474     HACIENDA HEIGHTS AREA  CA        91745    SFD           7.000       6.500     $1,973.29        360  1-Jun-29
5047490     VILLA PARK             CA        92681    SFD           7.375       6.500     $2,369.02        360  1-Jun-29
5047515     LOS ANGELES            CA        91302    SFD           7.125       6.500     $3,584.19        360  1-Jun-29
5047517     FOSTER CITY            CA        94404    SFD           7.500       6.500     $2,307.41        360  1-Jun-29
5047542     LOS ANGELES            CA        91316    SFD           6.875       6.500     $2,548.89        360  1-Jun-29
5047580     TORRANCE               CA        90277    SFD           7.125       6.500     $2,230.01        360  1-Jun-29
5047699     LOS ANGELES            CA        90035    SFD           7.000       6.500     $2,594.68        360  1-Jun-29
5047702     LOS ANGELES            CA        90039    SFD           7.125       6.500     $2,068.32        360  1-Jun-29
5047716     WELLESLEY              MA        02181    SFD           7.250       6.500     $2,353.51        360  1-Jun-29
5047720     CHARLOTTE              NC        28207    LCO           7.625       6.500      $535.10         360  1-Jun-29
5047737     HONOLULU               HI        96822    HCO           6.875       6.500     $2,713.12        360  1-Jun-29
5047771     LOS ANGELES            CA        90290    SFD           7.000       6.500     $3,133.58        360  1-Jun-29
5047801     THOUSAND OAKS          CA        91362    SFD           7.375       6.500     $2,654.96        360  1-Jun-29
5047812     MILLBRAE               CA        94030    SFD           7.250       6.500     $2,421.73        360  1-Jun-29
5047828     ROLLING HILLS ESTATES  CA        90274    SFD           7.500       6.500     $2,181.55        360  1-Jun-29
5047845     LOS ALTOS              CA        94024    SFD           7.375       6.500     $2,624.57        360  1-Jun-29
5047850     AUBURN                 CA        95603    SFD           7.000       6.500     $2,500.21        360  1-May-29
5047874     LOS ANGELES            CA        90291    SFD           7.000       6.500     $2,794.28        360  1-Jun-29
5047891     OAKLAND                CA        94610    SFD           7.000       6.500     $2,927.34        360  1-Jun-29
5047916     LAFAYETTE              CA        94549    SFD           7.000       6.500     $2,128.97        360  1-Jun-29
5047951     LAS VEGAS              NV        89117    SFD           7.000       6.500     $1,676.57        360  1-Jun-29
5047958     LAFAYETTE              CA        94549    SFD           7.125       6.500     $3,914.31        360  1-Jun-29
5047984     SAN DIEGO              CA        92120    SFD           7.375       6.500     $1,664.53        360  1-Jun-29
5048022     CHINO HILLS            CA        91709    SFD           7.000       6.500     $1,643.30        360  1-Jun-29
5048026     SAN DIEGO              CA        92129    SFD           7.375       6.500     $1,905.92        360  1-Jun-29
5049097     VENTURA                CA        93004    SFD           7.625       6.500     $1,769.48        360  1-Jun-29
5054590     MONMOUTH BEACH         NJ        07750    SFD           7.125       6.500     $3,584.19        360  1-Jun-29
7623550     PLEASANTON             CA        94588    SFD           7.375       6.500     $2,072.03        360  1-Apr-29


NASCOR
NMI / 1999-18 Exhibit F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS

(CONTINUED)


(i)                    (ix)           (x)     (xi)            (xii)    (xiii)      (xiv)       (xv)         (xvi)
-----             --------------    ------    ---------    ----------  --------    ----------- -----------  -----------
                     CUT-OFF
MORTGAGE               DATE                                 MORTGAGE               T.O.P.      MASTER       FIXED
LOAN                PRINCIPAL                               INSURANCE  SERVICE     MORTGAGE    SERVICE      RETAINED
NUMBER               BALANCE          LTV     SUBSIDY         CODE     FEE         LOAN        FEE          YIELD
--------          --------------    ------    ---------    ----------  --------    ----------- -----------  -----------
6518705            $ 303,420.12   79.86                                  0.250                    0.017       0.358
6593778            $ 312,749.70   79.98                                  0.250                    0.017       0.358
6615468            $ 298,407.82   66.44                                  0.250                    0.017       0.233
6667853            $ 283,052.54   80.00                                  0.250                    0.017       0.483
6691861            $ 239,362.86   89.99                           17     0.250                    0.017       0.608
6713160            $ 560,000.00   72.26                                  0.250                    0.017       0.483
6734357            $ 397,000.00   78.61                                  0.250                    0.017       0.483
6765188            $ 382,929.54   79.86                                  0.250                    0.017       0.983
6790957            $ 499,177.93   65.21                                  0.250                    0.017       0.233
6792141            $ 475,908.00   80.00                                  0.250                    0.017       0.733
6802031            $ 306,977.08   79.48                                  0.250                    0.017       0.858
6802407            $ 249,804.98   57.47                                  0.250                    0.017       0.483
6827238            $ 281,351.55   79.99                                  0.250                    0.017       0.000
6829093            $ 249,800.08   41.12                                  0.250                    0.017       0.358
6835944            $ 327,544.29   79.95                                  0.250                    0.017       0.483
6853704            $ 313,870.13   89.99                           01     0.250                    0.017       0.608
6855056            $ 386,000.00   61.76                                  0.250                    0.017       0.233
6879890            $ 408,370.35   79.99                                  0.250                    0.017       0.000
6880358            $ 411,670.53   80.00                                  0.250                    0.017       0.358
6896945            $ 238,493.77   95.00                           16     0.250                    0.017       0.733
6898485            $ 451,286.78   80.00                                  0.250                    0.017       0.483
6901875            $ 347,059.30   79.32                                  0.250                    0.017       0.483
6914338            $ 318,265.64   80.00                                  0.250                    0.017       0.358
6934246            $ 491,031.86   80.01                                  0.250                    0.017       0.483
6943858            $ 311,768.45   80.00                                  0.250                    0.017       0.733
6944663            $ 230,552.55   89.98                           12     0.250                    0.017       0.358
6948016            $ 400,000.00   88.89                           11     0.250                    0.017       0.733
6956720            $ 535,555.47   79.93                                  0.250                    0.017       0.608
7021737            $ 322,481.91   90.00                           01     0.250                    0.017       0.358
7022390            $ 275,784.69   78.45                                  0.250                    0.017       0.483
7024348            $ 316,234.10   78.15                                  0.250                    0.017       0.108
7024762            $ 399,663.95   80.00                                  0.250                    0.017       0.108
7034765            $ 268,713.97   80.00                                  0.250                    0.017       0.733
7037809            $ 289,768.10   68.24                                  0.250                    0.017       0.358
7046652            $ 262,184.92   80.00                                  0.250                    0.017       0.233
7047630            $ 263,702.66   95.00                           24     0.250                    0.017       0.483
7072590            $ 349,698.66   61.83                                  0.250                    0.017       0.000
7072868            $ 238,088.15   90.00                           33     0.250                    0.017       0.000
7073284            $ 345,101.26   80.00                                  0.250                    0.017       0.000
7075360            $ 451,647.39   80.00                                  0.250                    0.017       0.483
7076888            $ 518,367.13   79.99                                  0.250                    0.017       0.358
7084680            $ 349,720.12   67.05                                  0.250                    0.017       0.358
7094296            $ 408,023.00   80.00                                  0.250                    0.017       0.358
7098290            $ 500,000.00   80.00                                  0.250                    0.017       0.483
7110536            $ 357,500.00   80.00                                  0.250                    0.017       0.358
7111419            $ 361,616.91   75.00                                  0.250                    0.017       0.733
7117092            $ 299,560.09   38.36                                  0.250                    0.017       0.358
7122192            $ 275,000.00   67.57                                  0.250                    0.017       0.233
7123990            $ 256,429.56   85.54                           11     0.250                    0.017       0.733
7138265            $ 299,455.00   80.00                                  0.250                    0.017       0.483
7141908            $ 541,307.79   79.99                                  0.250                    0.017       0.233
7142752            $ 118,451.86   75.00                                  0.250                    0.017       0.233
7143276            $ 360,097.60   80.00                                  0.250                    0.017       0.483
7154496            $ 344,520.57   80.00                                  0.250                    0.017       0.608
7165792            $ 154,802.09   69.33                                  0.250                    0.017       0.858
7169345            $ 419,688.30   80.00                                  0.250                    0.017       0.733
7184777            $ 535,038.95   85.00                           06     0.250                    0.017       0.000
7185018            $ 432,286.00   80.00                                  0.250                    0.017       0.483
7189071            $ 249,800.08   76.92                                  0.250                    0.017       0.358
7189072            $ 125,000.00   52.11                                  0.250                    0.017       0.983
7201196            $ 116,581.74   75.00                                  0.250                    0.017       0.983
7201530            $ 291,000.00   78.32                                  0.250                    0.017       0.108
7201882            $ 530,933.52   80.00                                  0.250                    0.017       0.233
7205497            $ 189,836.41   72.18                                  0.250                    0.017       0.000
7214290            $ 793,600.00   79.36                                  0.250                    0.017       0.483
7215298            $ 294,758.19   74.66                                  0.250                    0.017       0.233
7227154            $ 287,780.86   80.00                                  0.250                    0.017       0.608
7229545            $ 253,846.84   69.99                                  0.250                    0.017       0.358
7235901            $ 246,717.13   95.00                           33     0.250                    0.017       0.608
7259014            $ 294,758.19   74.68                                  0.250                    0.017       0.233
7283222            $ 266,342.07   78.28                                  0.250                    0.017       0.483
7283498            $ 104,513.19   75.00                                  0.250                    0.017       0.608
7286170            $ 299,741.71   77.14                                  0.250                    0.017       0.000
7316278            $ 469,614.75   79.97                                  0.250                    0.017       0.233
7323134            $ 439,477.34   80.00                                  0.250                    0.017       0.608
7325165            $ 609,200.00   79.99                                  0.250                    0.017       0.000
7328806            $ 231,327.92   71.85                                  0.250                    0.017       0.358
7330237            $ 450,000.00   74.66                                  0.250                    0.017       0.000
7330287            $ 479,361.39   80.00                                  0.250                    0.017       0.233
7352434            $ 295,757.37   80.00                                  0.250                    0.017       0.233
7355351            $ 274,774.59   41.70                                  0.250                    0.017       0.233
7373266            $ 353,402.85   89.99                           17     0.250                    0.017       0.108
7380308            $ 337,661.00   80.00                                  0.250                    0.017       0.233
7381263            $ 119,802.71   51.77                                  0.250                    0.017       0.233
7382045            $ 340,000.00   80.00                                  0.250                    0.017       0.483
7389459            $ 414,509.95   73.00                                  0.250                    0.017       0.233
7391326            $ 302,419.72   80.00                                  0.250                    0.017       0.108
7400056            $ 484,792.37   80.00                                  0.250                    0.017       0.108
7409542            $ 93,346.50    75.00                                  0.250                    0.017       0.983
7409797            $ 447,750.44   77.26                                  0.250                    0.017       0.483
7416490            $ 684,504.21   69.19                                  0.250                    0.017       0.858
7420497            $ 153,250.02   70.00                                  0.250                    0.017       0.358
7430734            $ 460,322.37   80.00                                  0.250                    0.017       0.233
7440280            $ 175,965.48   75.00                                  0.250                    0.017       0.858
7440512            $ 517,530.94   80.00                                  0.250                    0.017       0.608
7442551            $ 550,447.84   79.99                                  0.250                    0.017       0.000
7442649            $ 350,882.80   89.99                           17     0.250                    0.017       0.608
7443914            $ 252,254.63   89.98                           33     0.250                    0.017       0.483
7448102            $ 330,623.37   80.00                                  0.250                    0.017       0.233
7448568            $ 52,833.13    62.35                                  0.250                    0.017       0.483
7450930            $ 278,300.00   84.99                           06     0.250                    0.017       0.483
7455285            $ 297,228.88   80.00                                  0.250                    0.017       0.000
7455408            $ 349,726.96   68.63                                  0.250                    0.017       0.483
7462083            $ 280,320.54   80.00                                  0.250                    0.017       0.608
7462561            $ 359,726.07   80.00                                  0.250                    0.017       0.608
7465216            $ 326,944.75   80.00                                  0.250                    0.017       0.483
7467954            $ 131,504.04   68.75                                  0.250                    0.017       0.733
7469005            $ 390,484.57   79.99                                  0.250                    0.017       0.000
7482734            $ 449,621.95   60.31                                  0.250                    0.017       0.108
7482806            $ 278,275.42   94.99                           11     0.250                    0.017       0.858
7491478            $ 299,281.48   80.00                                  0.250                    0.017       0.233
7493609            $ 303,280.23   90.00                           11     0.250                    0.017       0.483
7495072            $ 498,464.07   80.00                                  0.250                    0.017       0.608
7508145            $ 282,819.73   80.00                                  0.250                    0.017       0.233
7513750            $ 249,795.07   78.97                                  0.250                    0.017       0.233
7520997            $ 327,737.70   80.00                                  0.250                    0.017       0.358
7525792            $ 299,777.36   94.96                           11     0.250                    0.017       0.733
7529063            $ 292,294.38   80.00                                  0.250                    0.017       0.000
7529946            $ 439,630.34   80.00                                  0.250                    0.017       0.108
7531624            $ 269,189.85   80.00                                  0.250                    0.017       0.483
7535075            $ 298,076.15   80.00                                  0.250                    0.017       0.358
7540564            $ 370,886.84   80.00                                  0.250                    0.017       0.358
7542575            $ 284,345.42   95.00                           17     0.250                    0.017       0.608
7542921            $ 341,726.51   79.91                                  0.250                    0.017       0.358
7544354            $ 339,421.55   79.44                                  0.250                    0.017       0.233
7545213            $ 251,750.00   95.00                           17     0.250                    0.017       0.858
7549433            $ 121,712.74   40.67                                  0.250                    0.017       0.483
7550599            $ 352,000.00   80.00                                  0.250                    0.017       0.358
7551587            $ 149,782.19   69.77                                  0.250                    0.017       0.858
7560700            $ 454,427.55   80.00                                  0.250                    0.017       0.483
7561529            $ 33,681.40    75.00                                  0.250                    0.017       1.233
7561535            $ 247,621.44   58.35                                  0.250                    0.017       0.608
7562115            $ 286,297.79   75.99                                  0.250                    0.017       0.983
7563480            $ 338,735.55   77.22                                  0.250                    0.017       0.483
7563830            $ 398,909.31   60.88                                  0.250                    0.017       0.000
7565358            $ 259,387.84   56.77                                  0.250                    0.017       0.483
7565752            $ 374,721.70   68.65                                  0.250                    0.017       0.733
7566373            $ 574,562.47   63.89                                  0.250                    0.017       0.608
7566768            $ 316,900.00   79.99                                  0.250                    0.017       0.358
7568183            $ 299,765.97   76.94                                  0.250                    0.017       0.483
7568658            $ 354,566.08   80.00                                  0.250                    0.017       0.233
7569674            $ 273,686.33   79.99                                  0.250                    0.017       0.483
7569844            $ 379,688.52   80.00                                  0.250                    0.017       0.233
7570149            $ 295,757.37   78.31                                  0.250                    0.017       0.233
7571629            $ 277,793.68   79.20                                  0.250                    0.017       0.733
7572575            $ 205,435.93   74.82                                  0.250                    0.017       0.608
7573137            $ 514,534.43   77.44                                  0.250                    0.017       0.000
7573563            $ 59,463.11    74.97                                  0.250                    0.017       0.608
7579331            $ 263,394.36   79.99                                  0.250                    0.017       0.483
7579978            $ 384,692.12   74.60                                  0.250                    0.017       0.358
7580261            $ 99,786.90    74.13                                  0.250                    0.017       0.983
7580383            $ 295,308.00   80.00                                  0.250                    0.017       0.483
7584049            $ 256,000.00   94.98                           33     0.250                    0.017       0.858
7585262            $ 325,821.00   80.00                                  0.250                    0.017       0.108
7587498            $ 296,756.55   74.25                                  0.250                    0.017       0.233
7589106            $ 643,200.00   80.00                                  0.250                    0.017       0.358
7589365            $ 723,865.44   46.77                                  0.250                    0.017       0.483
7590390            $ 269,568.85   90.00                           17     0.250                    0.017       0.233
7590589            $ 425,875.69   79.99                                  0.250                    0.017       0.608
7591725            $ 285,106.82   80.00                                  0.250                    0.017       0.000
7592412            $ 279,786.94   80.00                                  0.250                    0.017       0.608
7593170            $ 268,051.55   79.99                                  0.250                    0.017       0.358
7596229            $ 500,000.00   63.29                                  0.250                    0.017       0.733
7597480            $ 199,679.17   28.57                                  0.250                    0.017       0.358
7597513            $ 280,591.61   80.00                                  0.250                    0.017       0.733
7598203            $ 264,793.27   72.60                                  0.250                    0.017       0.483
7599108            $ 257,814.50   75.00                                  0.250                    0.017       0.233
7599312            $ 369,081.22   80.00                                  0.250                    0.017       0.233
7604211            $ 353,089.23   32.15                                  0.250                    0.017       0.000
7604818            $ 345,216.80   73.51                                  0.250                    0.017       0.233
7605875            $ 251,538.50   95.00                           01     0.250                    0.017       0.108
7605980            $ 274,763.24   62.50                                  0.250                    0.017       0.000
7606493            $ 324,758.80   63.41                                  0.250                    0.017       0.733
7606544            $ 273,983.10   80.00                                  0.250                    0.017       0.483
7608155            $ 364,515.42   79.99                                  0.250                    0.017       0.483
7610281            $ 314,748.10   52.07                                  0.250                    0.017       0.358
7610472            $ 701,561.00   58.54                                  0.250                    0.017       0.358
7610724            $ 399,687.96   64.00                                  0.250                    0.017       0.483
7612340            $ 274,558.86   44.07                                  0.250                    0.017       0.358
7614664            $ 292,800.00   80.00                                  0.250                    0.017       0.608
7615076            $ 429,486.00   80.00                                  0.250                    0.017       0.358
7615129            $ 480,897.80   80.00                                  0.250                    0.017       0.608
7615476            $ 259,707.12   79.97                                  0.250                    0.017       0.733
7616255            $ 267,796.07   73.42                                  0.250                    0.017       0.608
7616602            $ 399,325.97   79.21                                  0.250                    0.017       0.108
7617195            $ 119,093.45   74.58                                  0.250                    0.017       1.358
7617781            $ 514,088.56   70.00                                  0.250                    0.017       0.358
7618681            $ 337,243.19   75.00                                  0.250                    0.017       0.608
7619822            $ 271,651.59   80.00                                  0.250                    0.017       0.108
7620296            $ 268,884.80   90.00                           12     0.250                    0.017       0.358
7620360            $ 379,680.75   69.09                                  0.250                    0.017       0.108
7620930            $ 630,386.85   80.00                                  0.250                    0.017       0.483
7621196            $ 243,768.96   95.00                           13     0.250                    0.017       0.733
7621240            $ 355,722.28   80.00                                  0.250                    0.017       0.483
7622122            $ 332,752.87   69.38                                  0.250                    0.017       0.733
7622697            $ 179,696.68   45.00                                  0.250                    0.017       0.108
7622737            $ 349,713.11   66.67                                  0.250                    0.017       0.233
7622912            $ 130,814.48   73.18                                  0.250                    0.017       0.983
7622934            $ 499,547.99   57.14                                  0.250                    0.017       0.000
7624760            $ 324,746.47   72.22                                  0.250                    0.017       0.483
7625926            $ 286,720.53   94.99                           17     0.250                    0.017       0.358
7626203            $ 315,324.87   75.00                                  0.250                    0.017       1.233
7629781            $ 556,062.19   69.56                                  0.250                    0.017       0.483
7629947            $ 324,720.19   68.42                                  0.250                    0.017       0.000
7630443            $ 272,000.00   75.24                                  0.250                    0.017       0.483
7630634            $ 299,747.96   75.00                                  0.250                    0.017       0.108
7630636            $ 149,654.37   31.91                                  0.250                    0.017       0.483
7631084            $ 370,218.08   75.00                                  0.250                    0.017       0.608
7631998            $ 263,788.88   80.00                                  0.250                    0.017       0.358
7633448            $ 381,409.55   41.04                                  0.250                    0.017       0.608
7633809            $ 377,705.12   70.00                                  0.250                    0.017       0.483
7633978            $ 519,525.33   80.00                                  0.250                    0.017       0.483
7635306            $ 227,000.77   84.89                                  0.250                    0.017       0.733
7636731            $ 294,658.19   72.84                                  0.250                    0.017       0.233
7637187            $ 150,181.61   80.00                                  0.250                    0.017       0.858
7637927            $ 347,576.41   80.00                                  0.250                    0.017       0.358
7638543            $ 444,635.23   52.48                                  0.250                    0.017       0.233
7639472            $ 287,763.93   90.00                           06     0.250                    0.017       0.233
7639606            $ 343,667.57   87.66                           24     0.250                    0.017       0.358
7640454            $ 319,500.00   75.00                                  0.250                    0.017       1.233
7641928            $ 279,781.58   80.00                                  0.250                    0.017       0.483
7642554            $ 364,693.36   67.59                                  0.250                    0.017       0.108
7642613            $ 377,205.51   62.92                                  0.250                    0.017       0.483
7642615            $ 324,227.38   52.76                                  0.250                    0.017       0.108
7642777            $ 445,634.42   71.94                                  0.250                    0.017       0.233
7642839            $ 407,657.23   80.00                                  0.250                    0.017       0.108
7642877            $ 359,719.17   66.06                                  0.250                    0.017       0.483
7642898            $ 343,434.41   80.00                                  0.250                    0.017       0.233
7642921            $ 804,356.26   70.00                                  0.250                    0.017       0.358
7643464            $ 279,781.58   74.67                                  0.250                    0.017       0.483
7643493            $ 489,608.16   70.00                                  0.250                    0.017       0.358
7643572            $ 422,617.60   79.83                                  0.250                    0.017       0.000
7644372            $ 284,950.00   79.99                                  0.250                    0.017       0.483
7644648            $ 360,711.32   95.00                           11     0.250                    0.017       0.358
7644874            $ 380,720.00   80.00                                  0.250                    0.017       0.358
7644883            $ 424,660.14   62.50                                  0.250                    0.017       0.358
7646936            $ 343,751.02   80.00                                  0.250                    0.017       0.858
7647092            $ 489,962.79   80.00                                  0.250                    0.017       0.358
7647947            $ 235,000.00   53.31                                  0.250                    0.017       0.358
7648815            $ 337,749.15   72.69                                  0.250                    0.017       0.733
7649344            $ 374,707.47   52.45                                  0.250                    0.017       0.483
7649412            $ 503,606.83   80.00                                  0.250                    0.017       0.483
7650105            $ 299,747.96   43.67                                  0.250                    0.017       0.108
7650140            $ 483,381.91   75.00                                  0.250                    0.017       0.608
7652242            $ 354,723.06   77.17                                  0.250                    0.017       0.483
7652331            $ 314,760.31   73.60                                  0.250                    0.017       0.608
7652476            $ 632,000.00   80.00                                  0.250                    0.017       0.733
7653222            $ 289,599.55   65.17                                  0.250                    0.017       1.108
7653463            $ 434,000.00   70.00                                  0.250                    0.017       0.733
7653590            $ 259,792.08   80.00                                  0.250                    0.017       0.358
7654009            $ 467,652.68   80.00                                  0.250                    0.017       0.733
7654715            $ 271,737.85   90.00                           01     0.250                    0.017       0.483
7654868            $ 307,042.17   75.00                                  0.250                    0.017       0.733
7655003            $ 400,502.79   70.00                                  0.250                    0.017       0.733
7655358            $ 400,000.00   56.74                                  0.250                    0.017       0.858
7655439            $ 271,782.49   80.00                                  0.250                    0.017       0.358
7656555            $ 499,590.16   19.61                                  0.250                    0.017       0.233
7657036            $ 769,384.25   70.00                                  0.250                    0.017       0.358
7657100            $ 499,619.54   62.34                                  0.250                    0.017       0.608
7657987            $ 301,264.80   90.00                           06     0.250                    0.017       0.483
7658258            $ 359,690.05   69.23                                  0.250                    0.017       0.000
7658401            $ 297,109.47   70.00                                  0.250                    0.017       1.358
7658413            $ 263,794.05   80.00                                  0.250                    0.017       0.483
7658646            $ 650,000.00   78.31                                  0.250                    0.017       0.608
7658975            $ 132,906.13   53.20                                  0.250                    0.017       0.983
7659125            $ 258,557.97   75.00                                  0.250                    0.017       0.733
7659238            $ 349,733.68   46.67                                  0.250                    0.017       0.608
7659384            $ 339,721.30   80.00                                  0.250                    0.017       0.233
7659589           $ 1,000,000.00  66.67                                  0.250                    0.017       0.233
7659800            $ 374,684.96   68.18                                  0.250                    0.017       0.108
7660125            $ 381,521.69   79.99                                  0.250                    0.017       0.233
7660492            $ 352,633.54   80.00                                  0.250                    0.017       0.483
7660737            $ 396,674.58   69.89                                  0.250                    0.017       0.233
7661009            $ 252,000.00   80.00                                  0.250                    0.017       0.608
7661200            $ 393,450.39   75.00                                  0.250                    0.017       0.608
7661519            $ 399,695.63   74.77                                  0.250                    0.017       0.608
7661672            $ 359,712.11   80.00                                  0.250                    0.017       0.358
7662928            $ 330,941.63   80.00                                  0.250                    0.017       0.483
7663073            $ 345,984.09   77.00                                  0.250                    0.017       0.733
7663634            $ 462,000.00   65.07                                  0.250                    0.017       0.233
7663799            $ 615,519.46   77.97                                  0.250                    0.017       0.483
7664511            $ 328,523.77   52.61                                  0.250                    0.017       0.108
7664803            $ 313,342.94   80.00                                  0.250                    0.017       0.233
7665262            $ 209,765.26   75.00                                  0.250                    0.017       0.608
7665390            $ 380,184.19   60.16                                  0.250                    0.017       0.608
7665567            $ 274,780.08   62.50                                  0.250                    0.017       0.358
7665654            $ 435,659.88   80.00                                  0.250                    0.017       0.483
7665822            $ 499,609.95   69.93                                  0.250                    0.017       0.483
7665852            $ 999,329.02   37.04                                  0.250                    0.017       1.233
7666399            $ 157,259.58   75.00                                  0.250                    0.017       0.608
7666432            $ 379,688.52   66.09                                  0.250                    0.017       0.233
7666555            $ 498,300.00   80.00                                  0.250                    0.017       0.233
7666682            $ 310,745.08   78.73                                  0.250                    0.017       0.233
7666974            $ 419,664.13   80.00                                  0.250                    0.017       0.358
7667127            $ 265,276.94   90.00                           01     0.250                    0.017       0.108
7667565            $ 317,346.02   80.00                                  0.250                    0.017       0.358
7668356            $ 324,491.41   78.59                                  0.250                    0.017       0.483
7668557            $ 268,850.00   95.00                           17     0.250                    0.017       0.733
7669017            $ 242,600.98   80.00                                  0.250                    0.017       0.233
7669046            $ 347,728.53   80.00                                  0.250                    0.017       0.483
7669076            $ 263,772.70   80.00                                  0.250                    0.017       0.000
7670125            $ 453,645.84   80.00                                  0.250                    0.017       0.483
7670941            $ 374,741.93   75.00                                  0.250                    0.017       1.108
7671977            $ 314,754.27   75.00                                  0.250                    0.017       0.483
7672085            $ 584,508.53   65.00                                  0.250                    0.017       0.108
7672102            $ 414,692.01   87.37                           17     0.250                    0.017       0.733
7672376            $ 700,000.00   69.90                                  0.250                    0.017       0.733
7672435            $ 317,346.02   80.00                                  0.250                    0.017       0.358
7672671            $ 309,752.10   44.93                                  0.250                    0.017       0.358
7672695            $ 357,947.03   80.00                                  0.250                    0.017       0.108
7672816            $ 355,998.56   95.00                           01     0.250                    0.017       0.983
7672905            $ 458,442.10   79.99                                  0.250                    0.017       0.483
7672953            $ 500,000.00   80.00                                  0.250                    0.017       0.108
7673200            $ 292,000.00   78.92                                  0.250                    0.017       0.233
7673487            $ 229,674.29   58.97                                  0.250                    0.017       0.983
7675155            $ 270,966.50   80.00                                  0.250                    0.017       0.000
7675158            $ 314,947.94   80.00                                  0.250                    0.017       0.358
7675501            $ 102,915.57   55.08                                  0.250                    0.017       0.233
7675688            $ 360,000.00   37.04                                  0.250                    0.017       0.608
7675715            $ 610,000.00   79.32                                  0.250                    0.017       0.858
7675799            $ 285,467.44   79.89                                  0.250                    0.017       0.483
7676323            $ 320,000.00   66.39                                  0.250                    0.017       0.733
7676989            $ 476,609.01   64.46                                  0.250                    0.017       0.233
7677320            $ 256,244.88   90.00                           13     0.250                    0.017       0.358
7677714            $ 323,753.46   80.00                                  0.250                    0.017       0.608
7677858            $ 392,000.00   70.00                                  0.250                    0.017       0.000
7678011            $ 299,765.97   80.00                                  0.250                    0.017       0.483
7678734            $ 496,612.29   70.00                                  0.250                    0.017       0.483
7678836            $ 295,745.15   80.00                                  0.250                    0.017       0.000
7678906            $ 344,710.16   78.41                                  0.250                    0.017       0.108
7678928            $ 774,364.74   23.48                                  0.250                    0.017       0.233
7679399            $ 249,489.97   68.68                                  0.250                    0.017       0.108
7679559            $ 289,779.33   74.36                                  0.250                    0.017       0.608
7680133            $ 266,000.00   95.00                           33     0.250                    0.017       0.733
7680557            $ 340,976.77   70.00                                  0.250                    0.017       0.358
7682030            $ 467,934.68   69.90                                  0.250                    0.017       0.483
7682116            $ 284,800.00   80.00                                  0.250                    0.017       0.000
7682150            $ 270,346.88   95.00                           33     0.250                    0.017       0.733
7682465            $ 311,768.45   76.10                                  0.250                    0.017       0.733
7682596            $ 355,729.12   79.99                                  0.250                    0.017       0.608
7682696            $ 289,784.78   80.00                                  0.250                    0.017       0.733
7682715            $ 434,660.66   71.31                                  0.250                    0.017       0.483
7682726            $ 245,977.90   72.49                                  0.250                    0.017       0.233
7682824            $ 325,745.69   80.00                                  0.250                    0.017       0.483
7682844            $ 122,411.34   64.47                                  0.250                    0.017       0.858
7682906            $ 251,798.48   80.00                                  0.250                    0.017       0.358
7682923            $ 312,300.06   70.24                                  0.250                    0.017       0.358
7683003            $ 499,619.54   74.07                                  0.250                    0.017       0.608
7683177            $ 264,788.09   57.61                                  0.250                    0.017       0.358
7683256            $ 264,782.78   66.25                                  0.250                    0.017       0.233
7683282            $ 491,565.92   49.20                                  0.250                    0.017       0.000
7683393            $ 471,200.00   80.00                                  0.250                    0.017       0.858
7683912            $ 432,000.00   80.00                                  0.250                    0.017       0.483
7684026            $ 166,470.03   70.00                                  0.250                    0.017       0.483
7684361            $ 543,564.97   80.00                                  0.250                    0.017       0.358
7684652            $ 337,236.71   75.00                                  0.250                    0.017       0.483
7684718            $ 170,866.61   75.00                                  0.250                    0.017       0.483
7684844            $ 105,503.77   80.00                                  0.250                    0.017       0.108
7685141            $ 999,219.91   33.33                                  0.250                    0.017       0.483
7685496            $ 289,773.77   80.00                                  0.250                    0.017       0.483
7686301            $ 297,763.05   80.00                                  0.250                    0.017       0.108
7686970            $ 649,492.93   59.09                                  0.250                    0.017       0.483
7687459            $ 464,628.15   72.66                                  0.250                    0.017       0.358
7687735            $ 393,984.69   80.00                                  0.250                    0.017       0.358
7687846            $ 342,132.90   80.00                                  0.250                    0.017       0.483
7687877            $ 287,775.33   80.00                                  0.250                    0.017       0.483
7688225            $ 261,790.49   80.00                                  0.250                    0.017       0.358
7688274            $ 261,514.48   68.77                                  0.250                    0.017       0.233
7688388            $ 492,000.00   80.00                                  0.250                    0.017       0.108
7688451            $ 334,800.00   90.00                           33     0.250                    0.017       0.733
7688480            $ 272,787.04   62.76                                  0.250                    0.017       0.483
7688740            $ 239,798.37   79.95                                  0.250                    0.017       0.108
7688904            $ 799,327.90   57.14                                  0.250                    0.017       0.108
7688958            $ 405,250.79   80.00                                  0.250                    0.017       0.000
7689000            $ 250,309.39   79.52                                  0.250                    0.017       0.608
7689756            $ 402,715.57   84.31                           33     0.250                    0.017       0.983
7689990            $ 999,219.91   74.35                                  0.250                    0.017       0.483
7690374            $ 280,000.00   93.33                           17     0.250                    0.017       0.608
7690626            $ 351,725.41   63.20                                  0.250                    0.017       0.483
7690638            $ 879,278.67   31.13                                  0.250                    0.017       0.233
7690890            $ 314,954.11   80.00                                  0.250                    0.017       0.483
7690914            $ 381,187.29   73.93                                  0.250                    0.017       0.233
7690919            $ 297,279.22   79.33                                  0.250                    0.017       0.733
7690963            $ 318,501.34   75.00                                  0.250                    0.017       0.483
7691035            $ 367,712.92   80.00                                  0.250                    0.017       0.483
7691060            $ 374,692.62   60.98                                  0.250                    0.017       0.233
7691321            $ 318,778.31   95.00                           17     0.250                    0.017       0.608
7691681            $ 251,803.42   80.00                                  0.250                    0.017       0.483
7691979            $ 299,760.09   66.67                                  0.250                    0.017       0.358
7692519            $ 343,657.55   80.00                                  0.250                    0.017       0.000
7692521            $ 283,481.64   90.00                           33     0.250                    0.017       0.108
7692962            $ 323,552.48   90.00                           01     0.250                    0.017       0.358
7693414            $ 399,687.96   61.54                                  0.250                    0.017       0.483
7693423            $ 406,897.80   80.00                                  0.250                    0.017       0.733
7693482            $ 337,560.00   80.00                                  0.250                    0.017       0.000
7693792            $ 299,771.72   80.00                                  0.250                    0.017       0.608
7693970            $ 511,580.32   80.00                                  0.250                    0.017       0.233
7694835            $ 392,713.27   79.70                                  0.250                    0.017       0.608
7695278            $ 326,657.40   68.10                                  0.250                    0.017       0.733
7695333            $ 293,182.25   64.48                                  0.250                    0.017       0.733
7696759            $ 312,555.98   80.00                                  0.250                    0.017       0.483
7696878            $ 306,142.59   80.00                                  0.250                    0.017       0.108
7696984            $ 299,765.97   80.00                                  0.250                    0.017       0.483
7697129            $ 290,761.47   44.09                                  0.250                    0.017       0.233
7697666            $ 269,778.68   65.06                                  0.250                    0.017       0.233
7697871            $ 276,879.41   80.00                                  0.250                    0.017       0.000
7697918            $ 253,906.65   79.99                                  0.250                    0.017       0.608
7698176            $ 283,289.61   82.17                           06     0.250                    0.017       0.733
7698596            $ 540,000.00   80.00                                  0.250                    0.017       0.608
7698605            $ 359,726.07   54.55                                  0.250                    0.017       0.608
7698638            $ 984,192.60   57.94                                  0.250                    0.017       0.233
7698764            $ 315,765.48   60.19                                  0.250                    0.017       0.733
7698803            $ 479,596.74   71.86                                  0.250                    0.017       0.108
7699025            $ 375,000.00   50.00                                  0.250                    0.017       0.108
7699094            $ 974,200.80   64.57                                  0.250                    0.017       0.233
7699806            $ 337,199.56   89.99                           01     0.250                    0.017       0.733
7700072            $ 314,422.34   38.18                                  0.250                    0.017       0.608
7700824            $ 412,153.45   66.00                                  0.250                    0.017       0.108
7701129            $ 319,750.37   72.74                                  0.250                    0.017       0.483
7701311            $ 311,000.00   54.09                                  0.250                    0.017       0.233
7701650            $ 285,000.00   95.00                           17     0.250                    0.017       0.733
7702625            $ 649,563.86   57.02                                  0.250                    0.017       1.233
7703131            $ 313,736.20   83.62                           33     0.250                    0.017       0.108
7703241            $ 258,782.40   75.07                                  0.250                    0.017       0.108
7703469            $ 281,163.59   70.00                                  0.250                    0.017       0.108
7703543            $ 374,692.62   51.02                                  0.250                    0.017       0.233
7704515            $ 290,778.58   57.62                                  0.250                    0.017       0.608
7704552            $ 263,740.00   80.00                                  0.250                    0.017       0.233
7704851            $ 449,621.95   56.62                                  0.250                    0.017       0.108
7705139            $ 280,250.00   95.00                           13     0.250                    0.017       0.733
7705186            $ 246,816.69   95.00                           01     0.250                    0.017       0.733
7705595            $ 329,748.89   62.86                                  0.250                    0.017       0.608
7705617            $ 295,569.25   85.00                           06     0.250                    0.017       0.483
7706073            $ 322,766.23   75.12                                  0.250                    0.017       0.858
7706381            $ 432,961.98   71.62                                  0.250                    0.017       0.483
7707109            $ 303,762.85   80.00                                  0.250                    0.017       0.483
7707743            $ 399,680.13   33.33                                  0.250                    0.017       0.358
7707860            $ 300,000.00   94.59                           11     0.250                    0.017       1.108
7707896            $ 337,410.00   90.00                           13     0.250                    0.017       0.358
7708305            $ 381,600.00   90.00                           01     0.250                    0.017       0.608
7708496            $ 302,408.06   64.43                                  0.250                    0.017       0.483
7708831            $ 314,766.22   90.00                           33     0.250                    0.017       0.733
7709454            $ 649,412.39   61.61                                  0.250                    0.017       0.000
7709576            $ 328,500.00   90.00                           13     0.250                    0.017       0.483
7709684            $ 650,399.85   62.36                                  0.250                    0.017       0.233
7709755            $ 385,313.83   80.00                                  0.250                    0.017       0.733
7710036            $ 279,786.94   80.00                                  0.250                    0.017       0.608
7710152            $ 363,708.91   80.00                                  0.250                    0.017       0.358
7710856            $ 339,760.03   57.63                                  0.250                    0.017       0.983
7710988            $ 369,311.68   80.00                                  0.250                    0.017       0.483
7711189            $ 439,656.75   80.00                                  0.250                    0.017       0.483
7711831            $ 354,099.00   78.86                                  0.250                    0.017       0.108
7711977            $ 319,744.10   61.54                                  0.250                    0.017       0.358
7711978            $ 342,911.67   80.00                                  0.250                    0.017       0.108
7712030            $ 500,000.00   80.00                                  0.250                    0.017       0.358
7712289            $ 295,369.41   80.00                                  0.250                    0.017       0.483
7712759            $ 286,981.46   80.00                                  0.250                    0.017       0.608
7713061            $ 588,000.00   80.00                                  0.250                    0.017       0.233
7713764            $ 374,714.66   62.50                                  0.250                    0.017       0.608
7713871            $ 945,712.17   55.68                                  0.250                    0.017       0.233
7713939            $ 945,000.00   78.75                                  0.250                    0.017       0.733
7714282            $ 449,657.58   75.00                                  0.250                    0.017       0.608
7714377            $ 764,000.00   80.00                                  0.250                    0.017       0.608
7714589            $ 540,000.00   80.00                                  0.250                    0.017       0.358
7715474            $ 352,981.21   90.00                           17     0.250                    0.017       0.608
7715639            $ 280,000.00   71.79                                  0.250                    0.017       1.108
7715777            $ 302,957.54   89.99                           01     0.250                    0.017       0.358
7715797            $ 247,403.17   77.59                                  0.250                    0.017       0.358
7716573            $ 297,778.84   74.50                                  0.250                    0.017       0.733
7717099            $ 275,700.00   68.93                                  0.250                    0.017       0.483
7717149            $ 416,190.90   85.00                           33     0.250                    0.017       0.733
7717191            $ 304,500.00   70.00                                  0.250                    0.017       0.358
7718093            $ 319,744.10   80.00                                  0.250                    0.017       0.358
7718428            $ 322,000.00   57.50                                  0.250                    0.017       0.358
7718528            $ 369,900.00   58.71                                  0.250                    0.017       0.108
7718638            $ 753,911.42   62.88                                  0.250                    0.017       0.483
7718941            $ 300,000.00   50.00                                  0.250                    0.017       0.233
7719053            $ 308,000.00   80.00                                  0.250                    0.017       0.608
7719479            $ 340,000.00   72.81                                  0.250                    0.017       0.000
7720136            $ 187,870.62   72.31                                  0.250                    0.017       1.108
7720191            $ 447,274.58   90.00                           06     0.250                    0.017       0.000
7720225            $ 405,650.44   70.00                                  0.250                    0.017       0.000
7720918            $ 295,751.32   56.38                                  0.250                    0.017       0.108
7721226            $ 304,750.00   63.54                                  0.250                    0.017       0.233
7721413            $ 455,000.00   70.00                                  0.250                    0.017       0.608
7722451            $ 276,000.00   84.99                           06     0.250                    0.017       0.733
7722699            $ 385,000.00   67.54                                  0.250                    0.017       0.233
7722920            $ 307,967.35   90.00                           06     0.250                    0.017       0.233
7723470            $ 335,231.70   76.77                                  0.250                    0.017       0.358
7723605            $ 300,000.00   44.61                                  0.250                    0.017       1.108
7723739            $ 520,000.00   80.00                                  0.250                    0.017       0.233
7723892            $ 458,114.80   60.33                                  0.250                    0.017       0.108
7724106            $ 529,576.17   79.94                                  0.250                    0.017       0.358
7724218            $ 395,000.00   79.80                                  0.250                    0.017       0.358
7724260            $ 126,950.89   70.00                                  0.250                    0.017       0.483
7724698            $ 407,673.73   80.00                                  0.250                    0.017       0.358
7724987            $ 263,418.60   89.99                           01     0.250                    0.017       1.108
7725054            $ 434,925.00   75.00                                  0.250                    0.017       0.483
7725499            $ 268,000.00   69.25                                  0.250                    0.017       0.233
7725529            $ 355,729.12   80.00                                  0.250                    0.017       0.608
7725595            $ 449,666.03   75.00                                  0.250                    0.017       0.733
7725608            $ 383,677.39   80.00                                  0.250                    0.017       0.108
7725670            $ 875,000.00   64.81                                  0.250                    0.017       0.608
7725683            $ 252,009.26   80.00                                  0.250                    0.017       0.233
7726024            $ 274,584.91   95.00                           33     0.250                    0.017       0.608
7726202            $ 449,648.96   75.00                                  0.250                    0.017       0.483
7726386            $ 360,000.00   60.00                                  0.250                    0.017       0.233
7726403            $ 288,750.00   75.00                                  0.250                    0.017       0.483
7726499            $ 277,427.97   49.58                                  0.250                    0.017       0.358
7726505            $ 367,220.36   70.00                                  0.250                    0.017       0.608
7726809            $ 375,684.12   80.00                                  0.250                    0.017       0.108
7726878            $ 296,013.09   75.00                                  0.250                    0.017       0.358
7727642            $ 392,700.96   68.35                                  0.250                    0.017       0.608
7727804            $ 467,250.00   75.00                                  0.250                    0.017       0.483
7728340            $ 304,628.00   79.12                                  0.250                    0.017       0.608
7729343            $ 299,728.80   80.00                                  0.250                    0.017       0.000
7729440            $ 274,301.33   90.00                           17     0.250                    0.017       0.858
7729557            $ 289,762.29   61.70                                  0.250                    0.017       0.233
7729973            $ 449,900.00   59.20                                  0.250                    0.017       0.358
7730085            $ 166,282.56   80.00                                  0.250                    0.017       0.983
7730424            $ 632,718.19   79.15                                  0.250                    0.017       0.608
7730529            $ 274,500.00   90.00                           13     0.250                    0.017       0.483
7730751            $ 499,590.16   69.54                                  0.250                    0.017       0.233
7730942            $ 286,764.75   71.13                                  0.250                    0.017       0.233
7731186            $ 311,250.00   75.00                                  0.250                    0.017       0.233
7731579            $ 327,474.65   75.00                                  0.250                    0.017       0.108
7731618            $ 250,000.00   66.67                                  0.250                    0.017       0.000
7731651            $ 380,487.86   70.00                                  0.250                    0.017       0.233
7731971            $ 389,000.00   50.19                                  0.250                    0.017       0.608
7732327            $ 259,200.00   90.00                           17     0.250                    0.017       0.483
7734045            $ 472,000.00   69.41                                  0.250                    0.017       0.108
7734074            $ 545,000.00   72.67                                  0.250                    0.017       0.608
7734327            $ 945,643.18   80.00                                  0.250                    0.017       0.358
7734533            $ 280,000.00   80.00                                  0.250                    0.017       0.000
7734565            $ 337,624.25   68.98                                  0.250                    0.017       0.358
7734979            $ 300,000.00   69.77                                  0.250                    0.017       0.608
7735239            $ 320,936.72   90.00                           01     0.250                    0.017       0.233
7736034            $ 422,869.86   80.00                                  0.250                    0.017       0.483
7736233            $ 324,000.00   80.00                                  0.250                    0.017       0.483
7736303            $ 351,401.00   75.00                                  0.250                    0.017       0.108
7736341            $ 389,672.36   45.61                                  0.250                    0.017       0.108
7736851            $ 349,705.96   48.33                                  0.250                    0.017       0.108
7737375            $ 752,000.00   80.00                                  0.250                    0.017       0.233
7737482            $ 275,000.00   69.62                                  0.250                    0.017       0.108
7737563            $ 558,563.92   65.00                                  0.250                    0.017       0.483
7738650            $ 251,750.00   95.00                           33     0.250                    0.017       0.483
7738688            $ 503,606.83   64.99                                  0.250                    0.017       0.483
7738816            $ 149,882.99   66.67                                  0.250                    0.017       0.483
7739610            $ 267,709.76   90.00                           33     0.250                    0.017       1.358
7740281            $ 800,000.00   57.14                                  0.250                    0.017       0.233
7740779            $ 600,000.00   54.55                                  0.250                    0.017       0.733
7741634            $ 333,666.27   80.00                                  0.250                    0.017       0.233
7742590            $ 328,000.00   80.00                                  0.250                    0.017       0.733
7743109            $ 325,000.00   68.42                                  0.250                    0.017       0.000
7744588            $ 444,344.38   80.00                                  0.250                    0.017       0.358
7745060            $ 522,640.00   80.00                                  0.250                    0.017       0.733
7745262            $ 284,000.00   80.00                                  0.250                    0.017       0.358
7745295            $ 300,000.00   94.34                           13     0.250                    0.017       0.983
7745885           $ 1,000,000.00  79.05                                  0.250                    0.017       0.108
7747729            $ 349,000.00   71.22                                  0.250                    0.017       0.733
7747882            $ 274,400.00   80.00                                  0.250                    0.017       0.608
7749357            $ 426,400.00   80.00                                  0.250                    0.017       0.483
7749987            $ 295,000.00   54.63                                  0.250                    0.017       0.358
7749993            $ 328,749.66   74.94                                  0.250                    0.017       0.608
7750601            $ 332,895.00   78.33                                  0.250                    0.017       0.608
7754011            $ 300,000.00   51.16                                  0.250                    0.017       0.483
7755935            $ 399,200.00   80.00                                  0.250                    0.017       0.233
7758519            $ 472,000.00   80.00                                  0.250                    0.017       0.358
7758822            $ 450,000.00   46.39                                  0.250                    0.017       0.983
7759879            $ 382,500.00   75.00                                  0.250                    0.017       0.733
7761611            $ 395,500.00   70.00                                  0.250                    0.017       0.858
7762430            $ 305,600.00   80.00                                  0.250                    0.017       0.858
7776651            $ 500,000.00   53.49                                  0.250                    0.017       0.483
7782199            $ 263,000.00   54.23                                  0.250                    0.017       0.858
7791052            $ 377,600.00   80.00                                  0.250                    0.017       1.108
4643081            $ 72,108.17    56.49                                  0.250                    0.017       0.983
4785090            $ 324,733.59   78.50                                  0.250                    0.017       0.233
4801065            $ 530,000.00   79.10                                  0.250                    0.017       0.608
4828023            $ 275,000.00   45.91                                  0.250                    0.017       0.483
4837378            $ 350,000.00   62.00                                  0.250                    0.017       0.108
4844529            $ 258,657.37   80.00                                  0.250                    0.017       0.858
4845900            $ 270,000.00   75.00                                  0.250                    0.017       0.358
4848055            $ 473,200.00   80.00                                  0.250                    0.017       0.483
4850523            $ 250,000.00   75.05                                  0.250                    0.017       0.733
4851685            $ 396,000.00   63.87                                  0.250                    0.017       0.233
4853775            $ 519,978.59   74.47                                  0.250                    0.017       0.108
4866388            $ 278,201.39   79.99                                  0.250                    0.017       0.733
4866607            $ 349,306.29   80.00                                  0.250                    0.017       0.108
4868764            $ 242,899.68   89.99                           17     0.250                    0.017       0.233
4872103            $ 360,274.35   80.00                                  0.250                    0.017       0.000
4881077            $ 298,130.16   75.00                                  0.250                    0.017       0.608
4882250            $ 276,435.47   80.00                                  0.250                    0.017       0.583
4888980            $ 310,000.00   46.97                                  0.250                    0.017       0.233
4893295            $ 400,000.00   52.63                                  0.250                    0.017       0.000
4898743            $ 387,524.92   65.00                                  0.250                    0.017       0.483
4898799            $ 298,676.28   65.22                                  0.250                    0.017       0.858
4900438            $ 343,128.15   65.71                                  0.250                    0.017       0.608
4901752            $ 283,375.91   75.00                                  0.250                    0.017       0.358
4909747            $ 299,760.09   59.58                                  0.250                    0.017       0.358
4910020            $ 541,120.13   80.00                                  0.250                    0.017       0.733
4917266            $ 389,876.14   90.00                           33     0.250                    0.017       0.983
4917360            $ 459,116.95   79.17                                  0.250                    0.017       0.233
4925498            $ 337,500.00   80.00                                  0.250                    0.017       0.000
4926158            $ 300,000.00   93.75                           06     0.250                    0.017       0.858
4927442            $ 131,254.32   80.00                                  0.250                    0.017       0.483
4927619            $ 281,903.12   85.64                           33     0.250                    0.017       0.858
4929148            $ 256,837.34   79.54                                  0.250                    0.017       0.000
4930597            $ 327,071.25   80.00                                  0.250                    0.017       0.358
4931152            $ 479,000.00   59.88                                  0.250                    0.017       1.108
4931338            $ 272,359.46   89.99                           06     0.250                    0.017       0.108
4933391            $ 264,776.04   90.00                           11     0.250                    0.017       0.000
4933899            $ 283,284.27   90.00                           33     0.250                    0.017       0.608
4934866            $ 251,793.43   80.00                                  0.250                    0.017       0.233
4934998            $ 282,617.94   79.97                                  0.250                    0.017       0.358
4937013            $ 318,440.37   76.19                                  0.250                    0.017       0.733
4937889            $ 278,747.78   90.00                           33     0.250                    0.017       0.000
4939879            $ 600,000.00   67.80                                  0.250                    0.017       0.233
4940569            $ 148,693.48   80.00                                  0.250                    0.017       0.483
4940807            $ 398,000.00   54.52                                  0.250                    0.017       0.358
4942673            $ 211,884.15   80.00                                  0.250                    0.017       0.983
4949126            $ 269,778.68   90.00                           06     0.250                    0.017       0.233
4950160            $ 296,017.64   90.00                           12     0.250                    0.017       0.233
4951328            $ 400,000.00   53.69                                  0.250                    0.017       0.358
4951509            $ 382,900.00   78.95                                  0.250                    0.017       0.483
4952126            $ 207,178.83   80.00                                  0.250                    0.017       0.483
4953714            $ 449,640.15   75.00                                  0.250                    0.017       0.358
4953780            $ 200,823.46   80.00                                  0.250                    0.017       0.608
4956473            $ 449,412.79   80.00                                  0.250                    0.017       0.358
4958592            $ 264,736.00   89.86                           33     0.250                    0.017       0.483
4958810            $ 271,127.72   90.00                           24     0.250                    0.017       0.233
4961907            $ 246,750.00   80.00                                  0.250                    0.017       0.733
4962287            $ 287,758.04   80.00                                  0.250                    0.017       0.108
4964607            $ 437,368.47   75.00                                  0.250                    0.017       0.483
4965725            $ 363,322.20   70.00                                  0.250                    0.017       0.483
4965781            $ 424,468.61   80.91                           17     0.250                    0.017       0.483
4966914            $ 304,510.15   80.00                                  0.250                    0.017       0.358
4968094            $ 338,754.64   69.90                                  0.250                    0.017       0.858
4968405            $ 99,854.78    33.11                                  0.250                    0.017       0.858
4968521            $ 500,000.00   68.98                                  0.250                    0.017       0.000
4968811            $ 400,000.00   56.34                                  0.250                    0.017       0.358
4968905            $ 650,000.00   76.16                                  0.250                    0.017       0.233
4969177            $ 292,000.00   48.67                                  0.250                    0.017       0.483
4969508            $ 350,034.44   80.43                                  0.250                    0.017       0.233
4970119            $ 256,118.08   67.50                                  0.250                    0.017       0.733
4970295            $ 350,000.00   87.50                           17     0.250                    0.017       0.233
4971307            $ 601,000.00   79.97                                  0.250                    0.017       0.358
4971399            $ 231,287.32   80.00                                  0.250                    0.017       0.608
4971944            $ 283,278.84   90.00                           01     0.250                    0.017       0.483
4972864            $ 262,400.00   80.00                                  0.250                    0.017       0.233
4973682            $ 312,755.82   76.34                                  0.250                    0.017       0.483
4974273            $ 449,329.97   58.06                                  0.250                    0.017       0.733
4974629            $ 466,053.86   74.99                                  0.250                    0.017       0.733
4974989            $ 294,305.43   67.82                                  0.250                    0.017       0.483
4975085            $ 346,529.46   80.00                                  0.250                    0.017       0.483
4975539            $ 296,000.00   80.00                                  0.250                    0.017       0.358
4975578            $ 420,821.17   68.62                                  0.250                    0.017       0.000
4975866            $ 303,000.00   75.37                                  0.250                    0.017       0.108
4976753            $ 194,855.28   75.00                                  0.250                    0.017       0.733
4976776            $ 279,528.17   66.51                                  0.250                    0.017       0.108
4977384            $ 399,687.96   89.89                           01     0.250                    0.017       0.483
4977488            $ 334,475.75   76.14                                  0.250                    0.017       0.483
4977544            $ 300,000.00   52.59                                  0.250                    0.017       0.358
4977546            $ 565,000.00   66.47                                  0.250                    0.017       0.000
4977961            $ 394,676.22   79.80                                  0.250                    0.017       0.233
4978300            $ 251,900.00   90.00                           01     0.250                    0.017       0.108
4979145            $ 518,774.41   80.00                                  0.250                    0.017       0.233
4979574            $ 404,400.00   74.99                                  0.250                    0.017       0.858
4979727            $ 474,256.66   79.70                                  0.250                    0.017       0.483
4979797            $ 334,732.10   60.36                                  0.250                    0.017       0.358
4980261            $ 986,230.05   34.03                                  0.250                    0.017       0.483
4980524            $ 260,000.00   80.00                                  0.250                    0.017       0.483
4980733            $ 347,369.10   79.09                                  0.250                    0.017       0.000
4981183            $ 260,000.00   89.35                           17     0.250                    0.017       0.000
4981310            $ 444,626.14   79.18                                  0.250                    0.017       0.108
4981440            $ 274,989.94   90.00                           01     0.250                    0.017       0.733
4982087            $ 299,735.32   80.00                                  0.250                    0.017       0.000
4982323            $ 500,000.00   69.44                                  0.250                    0.017       0.483
4982575            $ 459,000.00   76.50                                  0.250                    0.017       0.733
4983069            $ 194,851.62   45.88                                  0.250                    0.017       0.608
4984178            $ 278,552.45   81.50                           11     0.250                    0.017       0.358
4984218            $ 380,000.00   80.00                                  0.250                    0.017       0.483
4984755            $ 120,907.93   37.81                                  0.250                    0.017       0.608
4984849            $ 379,688.52   80.00                                  0.250                    0.017       0.233
4985491            $ 377,198.12   72.25                                  0.250                    0.017       0.358
4985532            $ 650,000.00   59.09                                  0.250                    0.017       0.000
4985703            $ 311,487.03   79.99                                  0.250                    0.017       0.233
4985922            $ 450,000.00   56.25                                  0.250                    0.017       0.358
4985932            $ 500,000.00   52.63                                  0.250                    0.017       0.358
4985946            $ 550,000.00   63.22                                  0.250                    0.017       0.233
4986289            $ 299,754.09   79.12                                  0.250                    0.017       0.233
4986361            $ 302,250.00   75.00                                  0.250                    0.017       0.483
4986888            $ 648,921.09   69.95                                  0.250                    0.017       0.108
4987189            $ 350,000.00   64.83                                  0.250                    0.017       0.358
4987344            $ 403,660.59   80.00                                  0.250                    0.017       0.108
4987387            $ 274,424.87   80.00                                  0.250                    0.017       0.233
4987391            $ 289,317.22   79.89                                  0.250                    0.017       0.483
4987449            $ 543,300.00   80.00                                  0.250                    0.017       0.358
4987529            $ 649,467.20   34.53                                  0.250                    0.017       0.233
4987803            $ 288,774.55   52.55                                  0.250                    0.017       0.483
4987815            $ 267,915.83   75.00                                  0.250                    0.017       0.483
4988000            $ 259,792.08   80.00                                  0.250                    0.017       0.358
4988039            $ 296,000.00   80.00                                  0.250                    0.017       0.233
4988119            $ 280,000.00   80.00                                  0.250                    0.017       0.233
4988204            $ 299,747.96   63.16                                  0.250                    0.017       0.108
4988303            $ 319,710.71   70.06                                  0.250                    0.017       0.000
4988724            $ 391,686.52   80.00                                  0.250                    0.017       0.358
4988803            $ 377,983.34   79.96                                  0.250                    0.017       0.608
4989155            $ 271,598.28   90.00                           12     0.250                    0.017       0.733
4989287            $ 494,594.25   66.44                                  0.250                    0.017       0.233
4989483            $ 285,765.56   66.82                                  0.250                    0.017       0.233
4989518            $ 279,550.86   70.00                                  0.250                    0.017       0.358
4990003            $ 394,381.86   79.00                                  0.250                    0.017       0.483
4990063            $ 364,628.49   80.00                                  0.250                    0.017       0.483
4990146            $ 299,765.97   36.14                                  0.250                    0.017       0.483
4990197            $ 367,712.92   66.91                                  0.250                    0.017       0.483
4990215            $ 479,450.00   80.00                                  0.250                    0.017       0.000
4990359            $ 299,519.20   78.87                                  0.250                    0.017       0.483
4990402            $ 268,000.00   80.00                                  0.250                    0.017       0.358
4990521            $ 637,002.69   75.00                                  0.250                    0.017       0.483
4990639            $ 269,950.00   89.99                           01     0.250                    0.017       0.233
4990645            $ 460,412.87   80.00                                  0.250                    0.017       0.108
4990816            $ 348,000.00   80.00                                  0.250                    0.017       0.483
4991057            $ 303,768.68   83.75                                  0.250                    0.017       0.608
4991272            $ 394,899.28   80.00                                  0.250                    0.017       0.608
4991526            $ 427,657.73   80.00                                  0.250                    0.017       0.358
4991880            $ 295,774.77   80.00                                  0.250                    0.017       0.608
4992181            $ 340,000.00   80.00                                  0.250                    0.017       0.483
4992185            $ 290,784.03   62.58                                  0.250                    0.017       0.733
4992433            $ 349,733.67   57.85                                  0.250                    0.017       0.608
4992623            $ 282,879.15   79.99                                  0.250                    0.017       0.483
4992981            $ 350,000.00   63.75                                  0.250                    0.017       0.108
4993137            $ 273,750.00   57.03                                  0.250                    0.017       0.858
4993164            $ 304,762.07   69.79                                  0.250                    0.017       0.483
4993197            $ 419,200.00   80.00                                  0.250                    0.017       0.608
4993199            $ 374,660.99   75.00                                  0.250                    0.017       0.000
4993200            $ 447,675.75   64.00                                  0.250                    0.017       0.858
4993272            $ 278,000.00   74.13                                  0.250                    0.017       0.608
4993427            $ 296,500.00   66.63                                  0.250                    0.017       0.233
4993456            $ 451,500.00   70.00                                  0.250                    0.017       0.233
4993480            $ 263,998.97   79.99                                  0.250                    0.017       0.608
4993620            $ 330,142.25   80.00                                  0.250                    0.017       0.483
4993868            $ 494,863.66   79.24                                  0.250                    0.017       0.483
4993922            $ 649,267.79   70.00                                  0.250                    0.017       0.733
4994328            $ 325,800.00   90.00                           33     0.250                    0.017       0.108
4994451            $ 331,627.94   80.00                                  0.250                    0.017       0.233
4994585            $ 440,000.00   78.22                                  0.250                    0.017       0.983
4994627            $ 383,700.44   80.00                                  0.250                    0.017       0.483
4994724            $ 261,380.22   80.00                                  0.250                    0.017       0.108
4994751            $ 277,065.73   75.00                                  0.250                    0.017       0.483
4994772            $ 300,000.00   82.19                           06     0.250                    0.017       0.483
4994846            $ 398,656.47   70.00                                  0.250                    0.017       0.000
4994906            $ 499,619.54   80.00                                  0.250                    0.017       0.608
4994999            $ 463,180.90   80.00                                  0.250                    0.017       0.000
4995384            $ 649,505.40   76.59                                  0.250                    0.017       0.608
4995449            $ 299,771.72   68.03                                  0.250                    0.017       0.608
4995468            $ 378,904.18   80.00                                  0.250                    0.017       0.483
4995685            $ 284,633.25   90.00                                  0.250                    0.017       0.608
4995709            $ 91,766.81    77.97                                  0.250                    0.017       0.108
4995872            $ 174,849.33   33.02                                  0.250                    0.017       0.000
4995874            $ 388,750.00   79.34                                  0.250                    0.017       0.108
4995906            $ 322,448.26   49.65                                  0.250                    0.017       0.483
4995955            $ 300,000.00   63.29                                  0.250                    0.017       0.108
4995990            $ 272,797.39   69.77                                  0.250                    0.017       0.733
4996142            $ 399,374.03   80.00                                  0.250                    0.017       0.483
4996421            $ 259,797.17   80.00                                  0.250                    0.017       0.483
4996513            $ 999,219.90   58.65                                  0.250                    0.017       0.483
4996709            $ 154,884.90   65.96                                  0.250                    0.017       0.858
4996726            $ 449,266.33   80.00                                  0.250                    0.017       0.733
4996785            $ 294,546.32   75.00                                  0.250                    0.017       0.358
4996799            $ 309,726.50   51.67                                  0.250                    0.017       0.000
4996824            $ 243,984.05   76.56                                  0.250                    0.017       0.233
4996901            $ 269,784.08   68.35                                  0.250                    0.017       0.358
4996904            $ 271,200.00   80.00                                  0.250                    0.017       0.483
4997061            $ 404,659.76   66.94                                  0.250                    0.017       0.108
4997130            $ 405,000.00   75.00                                  0.250                    0.017       0.483
4997134            $ 308,000.00   80.00                                  0.250                    0.017       0.608
4997172            $ 327,600.00   80.00                                  0.250                    0.017       0.608
4997217            $ 575,000.00   47.92                                  0.250                    0.017       0.358
4997266            $ 338,000.00   65.00                                  0.250                    0.017       0.233
4997344            $ 287,775.33   80.00                                  0.250                    0.017       0.483
4997354            $ 332,800.00   80.00                                  0.250                    0.017       0.108
4997710            $ 319,486.68   80.00                                  0.250                    0.017       0.358
4997732            $ 273,811.43   83.03                           06     0.250                    0.017       1.108
4997735            $ 470,900.27   65.00                                  0.250                    0.017       0.733
4997744            $ 269,773.17   78.19                                  0.250                    0.017       0.108
4997768            $ 299,771.72   64.52                                  0.250                    0.017       0.608
4997813            $ 336,230.90   87.40                           06     0.250                    0.017       0.358
4997890            $ 290,000.00   75.32                                  0.250                    0.017       0.608
4998013            $ 408,513.05   80.00                                  0.250                    0.017       0.358
4998072            $ 275,789.98   80.00                                  0.250                    0.017       0.608
4998162            $ 487,619.30   80.00                                  0.250                    0.017       0.483
4998190            $ 334,931.94   80.00                                  0.250                    0.017       0.358
4998347            $ 301,258.89   90.00                           01     0.250                    0.017       0.358
4998461            $ 442,480.00   80.00                                  0.250                    0.017       0.733
4998481            $ 374,707.46   34.09                                  0.250                    0.017       0.483
4998530            $ 962,267.23   62.13                                  0.250                    0.017       0.608
4999041            $ 258,543.08   75.00                                  0.250                    0.017       0.358
4999047            $ 337,430.45   60.79                                  0.250                    0.017       0.108
4999057            $ 314,783.22   90.00                           33     0.250                    0.017       1.108
4999164            $ 333,000.00   90.00                           06     0.250                    0.017       0.108
4999244            $ 311,762.59   80.00                                  0.250                    0.017       0.608
4999263            $ 359,712.11   80.00                                  0.250                    0.017       0.358
4999446            $ 346,522.67   79.99                                  0.250                    0.017       0.358
4999488            $ 315,771.29   75.96                                  0.250                    0.017       0.858
4999523            $ 599,520.18   56.21                                  0.250                    0.017       0.358
4999664            $ 299,765.97   67.42                                  0.250                    0.017       0.483
4999787            $ 462,000.00   69.47                                  0.250                    0.017       0.358
5000006            $ 299,235.75   76.79                                  0.250                    0.017       0.000
5000028            $ 288,422.51   72.35                                  0.250                    0.017       0.483
5000137            $ 366,813.63   80.00                                  0.250                    0.017       0.483
5000176            $ 308,470.90   90.00                           13     0.250                    0.017       0.733
5000246            $ 303,768.68   80.00                                  0.250                    0.017       0.608
5000297            $ 367,712.92   80.00                                  0.250                    0.017       0.483
5000437            $ 343,831.31   77.11                                  0.250                    0.017       0.483
5000450            $ 243,700.07   76.96                                  0.250                    0.017       0.233
5000560            $ 420,000.00   70.00                                  0.250                    0.017       0.108
5000576            $ 140,468.51   80.00                                  0.250                    0.017       0.483
5000584            $ 510,000.00   51.00                                  0.250                    0.017       0.000
5000588            $ 82,210.73    80.00                                  0.250                    0.017       0.608
5000626            $ 268,795.31   48.91                                  0.250                    0.017       0.608
5000738            $ 275,000.00   68.75                                  0.250                    0.017       0.608
5000772            $ 345,316.71   80.00                                  0.250                    0.017       0.233
5000788            $ 378,996.67   79.98                                  0.250                    0.017       0.358
5000905            $ 48,828.92    79.98                                  0.250                    0.017       0.233
5000974            $ 284,000.00   80.00                                  0.250                    0.017       0.000
5000976            $ 289,900.00   83.30                           17     0.250                    0.017       0.608
5001132            $ 500,000.00   54.05                                  0.250                    0.017       0.000
5001211            $ 373,000.00   63.44                                  0.250                    0.017       0.000
5001346            $ 450,000.00   78.26                                  0.250                    0.017       0.000
5001372            $ 369,204.12   61.67                                  0.250                    0.017       0.358
5001383            $ 351,449.15   80.00                                  0.250                    0.017       0.483
5001397            $ 475,000.00   57.58                                  0.250                    0.017       0.608
5001497            $ 262,200.34   80.00                                  0.250                    0.017       0.608
5001585            $ 646,442.95   59.91                                  0.250                    0.017       0.000
5001623            $ 636,200.00   70.69                                  0.250                    0.017       0.358
5001701            $ 248,000.00   67.95                                  0.250                    0.017       0.000
5001713            $ 422,045.13   80.00                                  0.250                    0.017       0.108
5001783            $ 326,204.85   81.63                           33     0.250                    0.017       0.000
5001808            $ 293,059.58   89.73                           17     0.250                    0.017       0.233
5001816            $ 336,362.42   90.00                           33     0.250                    0.017       0.983
5001993            $ 439,665.20   46.03                                  0.250                    0.017       0.608
5002122            $ 300,000.00   80.00                                  0.250                    0.017       0.358
5002123            $ 287,775.33   80.00                                  0.250                    0.017       0.483
5002200            $ 247,000.00   77.21                                  0.250                    0.017       0.483
5002224            $ 258,448.23   52.79                                  0.250                    0.017       0.483
5002251            $ 388,296.85   90.00                           01     0.250                    0.017       0.483
5002320            $ 649,394.79   79.27                                  0.250                    0.017       0.608
5002334            $ 359,436.62   80.00                                  0.250                    0.017       0.483
5002424            $ 435,642.61   78.42                                  0.250                    0.017       0.233
5002437            $ 268,784.88   79.59                                  0.250                    0.017       0.358
5002507            $ 256,604.59   80.00                                  0.250                    0.017       0.608
5002549            $ 495,000.00   64.71                                  0.250                    0.017       0.000
5002559            $ 309,386.62   45.55                                  0.250                    0.017       0.000
5002627            $ 242,150.00   95.00                           17     0.250                    0.017       0.233
5002700            $ 345,295.08   86.40                           33     0.250                    0.017       0.000
5002772            $ 375,000.00   68.81                                  0.250                    0.017       0.358
5002779            $ 599,495.92   54.55                                  0.250                    0.017       0.108
5002784            $ 287,015.64   80.00                                  0.250                    0.017       0.483
5002789            $ 374,714.65   75.00                                  0.250                    0.017       0.608
5002793            $ 350,000.00   77.78                                  0.250                    0.017       0.233
5002894            $ 630,000.00   69.69                                  0.250                    0.017       0.358
5002931            $ 194,862.36   73.58                                  0.250                    0.017       0.983
5003027            $ 553,556.97   69.25                                  0.250                    0.017       0.358
5003048            $ 558,314.12   75.00                                  0.250                    0.017       0.483
5003064            $ 314,741.79   63.00                                  0.250                    0.017       0.233
5003100            $ 435,659.88   80.00                                  0.250                    0.017       0.483
5003128            $ 286,687.08   95.00                           01     0.250                    0.017       0.733
5003165            $ 857,000.00   68.56                                  0.250                    0.017       0.483
5003168            $ 299,000.00   69.53                                  0.250                    0.017       0.233
5003246            $ 80,000.00    52.29                                  0.250                    0.017       0.858
5003261            $ 255,600.00   90.00                           01     0.250                    0.017       0.733
5003368            $ 270,386.19   89.87                           01     0.250                    0.017       0.483
5003372            $ 256,597.83   79.96                                  0.250                    0.017       0.483
5003432            $ 520,000.00   80.00                                  0.250                    0.017       0.108
5003464            $ 245,398.68   73.31                                  0.250                    0.017       0.233
5003529            $ 289,768.09   68.24                                  0.250                    0.017       0.358
5003557            $ 734,440.72   72.06                                  0.250                    0.017       0.608
5003624            $ 330,935.14   79.62                                  0.250                    0.017       0.358
5003630            $ 339,341.58   79.91                                  0.250                    0.017       0.608
5003735            $ 355,000.00   78.91                                  0.250                    0.017       0.000
5003749            $ 331,200.00   80.00                                  0.250                    0.017       0.233
5003811            $ 276,266.97   89.98                           24     0.250                    0.017       0.483
5003884            $ 284,244.46   75.00                                  0.250                    0.017       0.483
5003908            $ 255,805.20   72.11                                  0.250                    0.017       0.608
5004030            $ 265,600.00   80.00                                  0.250                    0.017       0.483
5004055            $ 252,017.46   79.79                                  0.250                    0.017       0.858
5004160            $ 349,733.67   49.30                                  0.250                    0.017       0.608
5004274            $ 350,785.00   80.00                                  0.250                    0.017       0.233
5004305            $ 273,000.00   69.11                                  0.250                    0.017       0.858
5004336            $ 100,000.00   37.88                                  0.250                    0.017       0.733
5004346            $ 256,800.00   80.00                                  0.250                    0.017       0.233
5004574            $ 296,937.78   80.00                                  0.250                    0.017       0.000
5004637            $ 449,149.19   64.75                                  0.250                    0.017       0.358
5004760            $ 299,760.09   80.00                                  0.250                    0.017       0.358
5004855            $ 455,644.27   80.00                                  0.250                    0.017       0.483
5004885            $ 249,405.29   80.00                                  0.250                    0.017       0.483
5004891            $ 249,410.07   79.87                                  0.250                    0.017       0.608
5004934            $ 323,747.24   80.00                                  0.250                    0.017       0.483
5004935            $ 599,495.92   65.93                                  0.250                    0.017       0.108
5004936            $ 380,000.00   69.09                                  0.250                    0.017       0.483
5004983            $ 372,000.00   80.00                                  0.250                    0.017       0.233
5005026            $ 412,685.74   70.00                                  0.250                    0.017       0.608
5005273            $ 694,430.31   52.85                                  0.250                    0.017       0.233
5005318            $ 332,253.24   70.00                                  0.250                    0.017       0.733
5005390            $ 346,715.57   58.22                                  0.250                    0.017       0.233
5005557            $ 351,069.02   70.27                                  0.250                    0.017       0.358
5005598            $ 293,776.28   79.46                                  0.250                    0.017       0.608
5005777            $ 469,614.74   80.00                                  0.250                    0.017       0.233
5005837            $ 412,500.00   75.00                                  0.250                    0.017       0.483
5005909            $ 828,103.49   65.00                                  0.250                    0.017       0.483
5005937            $ 399,663.95   68.38                                  0.250                    0.017       0.108
5005941            $ 412,000.00   80.00                                  0.250                    0.017       0.108
5006026            $ 125,161.60   75.00                                  0.250                    0.017       0.983
5006029            $ 899,297.91   52.02                                  0.250                    0.017       0.483
5006076            $ 312,000.00   65.68                                  0.250                    0.017       0.483
5006184            $ 850,000.00   47.35                                  0.250                    0.017       0.608
5006250            $ 273,775.40   60.89                                  0.250                    0.017       0.233
5006387            $ 391,709.07   78.40                                  0.250                    0.017       0.733
5006419            $ 374,398.46   83.33                           06     0.250                    0.017       0.358
5006443            $ 434,454.22   79.00                                  0.250                    0.017       0.000
5006478            $ 255,000.00   75.00                                  0.250                    0.017       0.608
5006570            $ 385,000.00   49.04                                  0.250                    0.017       0.608
5006789            $ 315,613.57   89.99                           11     0.250                    0.017       0.983
5006831            $ 664,518.69   59.38                                  0.250                    0.017       0.858
5006852            $ 341,314.89   80.00                                  0.250                    0.017       0.108
5006906            $ 279,786.94   74.67                                  0.250                    0.017       0.608
5007202            $ 315,753.49   80.00                                  0.250                    0.017       0.483
5007264            $ 259,797.17   63.03                                  0.250                    0.017       0.483
5007293            $ 499,600.15   22.36                                  0.250                    0.017       0.358
5007384            $ 360,000.00   52.94                                  0.250                    0.017       0.233
5007411            $ 261,785.24   76.50                                  0.250                    0.017       0.233
5007430            $ 246,757.35   95.00                           11     0.250                    0.017       0.483
5007447            $ 385,000.00   66.72                                  0.250                    0.017       0.108
5007462            $ 312,250.09   76.97                                  0.250                    0.017       0.358
5007476            $ 392,000.00   70.00                                  0.250                    0.017       0.358
5007502            $ 271,782.49   72.53                                  0.250                    0.017       0.358
5007540            $ 313,336.54   80.00                                  0.250                    0.017       0.108
5007586            $ 455,661.58   80.00                                  0.250                    0.017       0.733
5007589            $ 400,000.00   68.14                                  0.250                    0.017       0.608
5007602            $ 289,250.00   80.00                                  0.250                    0.017       0.483
5007607            $ 553,111.32   68.33                                  0.250                    0.017       0.358
5007624            $ 344,700.00   79.61                                  0.250                    0.017       0.483
5007628            $ 268,589.36   66.57                                  0.250                    0.017       0.608
5007647            $ 382,250.00   58.36                                  0.250                    0.017       0.233
5007682            $ 290,943.08   80.00                                  0.250                    0.017       0.000
5007747            $ 191,444.98   80.00                                  0.250                    0.017       0.358
5007784            $ 487,599.99   71.76                                  0.250                    0.017       0.233
5007787            $ 327,681.18   69.04                                  0.250                    0.017       0.233
5007790            $ 430,929.94   73.09                                  0.250                    0.017       0.733
5007804            $ 295,513.32   80.00                                  0.250                    0.017       0.233
5007834            $ 274,774.58   69.62                                  0.250                    0.017       0.233
5007977            $ 499,900.00   70.41                                  0.250                    0.017       0.358
5008084            $ 244,353.46   94.98                           06     0.250                    0.017       0.983
5008091            $ 387,681.95   80.00                                  0.250                    0.017       0.233
5008185            $ 281,774.49   18.19                                  0.250                    0.017       0.358
5008302            $ 319,750.36   61.66                                  0.250                    0.017       0.483
5008344            $ 269,778.68   59.34                                  0.250                    0.017       0.233
5008362            $ 335,731.30   80.00                                  0.250                    0.017       0.358
5008570            $ 315,771.29   68.70                                  0.250                    0.017       0.858
5008592            $ 500,000.00   67.96                                  0.250                    0.017       0.108
5008635            $ 759,500.00   70.00                                  0.250                    0.017       0.608
5008658            $ 329,742.56   67.35                                  0.250                    0.017       0.483
5008781            $ 328,000.00   80.00                                  0.250                    0.017       0.858
5008828            $ 328,000.00   75.40                                  0.250                    0.017       0.233
5008915            $ 471,622.55   80.00                                  0.250                    0.017       0.358
5008916            $ 299,754.09   76.92                                  0.250                    0.017       0.233
5008961            $ 321,436.30   69.18                                  0.250                    0.017       0.233
5009151            $ 77,947.66    70.27                                  0.250                    0.017       1.233
5009240            $ 360,725.31   41.02                                  0.250                    0.017       0.608
5009357            $ 499,628.93   76.93                                  0.250                    0.017       0.733
5009510            $ 284,783.13   77.03                                  0.250                    0.017       0.608
5009614            $ 504,000.00   80.00                                  0.250                    0.017       0.733
5009617            $ 319,499.24   80.00                                  0.250                    0.017       0.483
5009849            $ 387,689.72   80.00                                  0.250                    0.017       0.358
5009876            $ 283,778.44   80.00                                  0.250                    0.017       0.483
5009927            $ 252,792.43   84.33                           17     0.250                    0.017       0.483
5010012            $ 275,810.05   86.25                           06     0.250                    0.017       1.108
5010036            $ 315,740.98   79.20                                  0.250                    0.017       0.233
5010108            $ 320,978.95   89.97                           01     0.250                    0.017       1.108
5010134            $ 292,777.05   57.45                                  0.250                    0.017       0.608
5010166            $ 349,726.96   68.23                                  0.250                    0.017       0.483
5010211            $ 338,192.96   69.07                                  0.250                    0.017       0.483
5010242            $ 314,748.09   49.22                                  0.250                    0.017       0.358
5010287            $ 332,733.71   90.00                           24     0.250                    0.017       0.358
5010315            $ 347,500.00   34.75                                  0.250                    0.017       0.983
5010498            $ 259,786.88   74.29                                  0.250                    0.017       0.233
5010567            $ 499,609.94   65.36                                  0.250                    0.017       0.483
5010662            $ 414,368.36   66.89                                  0.250                    0.017       0.358
5010729            $ 314,741.79   63.00                                  0.250                    0.017       0.233
5010754            $ 441,238.02   70.10                                  0.250                    0.017       0.233
5010758            $ 443,636.05   69.92                                  0.250                    0.017       0.233
5010790            $ 264,777.36   72.60                                  0.250                    0.017       0.108
5010794            $ 458,214.89   90.00                           33     0.250                    0.017       0.733
5010800            $ 399,680.12   80.00                                  0.250                    0.017       0.358
5010824            $ 345,000.00   75.00                                  0.250                    0.017       0.233
5010853            $ 301,552.61   74.98                                  0.250                    0.017       0.233
5010882            $ 415,683.46   80.00                                  0.250                    0.017       0.608
5010886            $ 339,214.77   70.00                                  0.250                    0.017       0.108
5011009            $ 647,442.08   80.00                                  0.250                    0.017       0.000
5011075            $ 339,741.28   44.48                                  0.250                    0.017       0.608
5011214            $ 259,781.56   80.00                                  0.250                    0.017       0.108
5011388            $ 650,000.00   59.09                                  0.250                    0.017       0.000
5011460            $ 649,505.40   61.90                                  0.250                    0.017       0.608
5011476            $ 461,212.19   72.13                                  0.250                    0.017       0.108
5011640            $ 300,000.00   69.36                                  0.250                    0.017       0.000
5011709            $ 300,000.00   53.57                                  0.250                    0.017       0.483
5011757            $ 449,648.95   75.00                                  0.250                    0.017       0.483
5011803            $ 337,223.35   90.00                           11     0.250                    0.017       0.233
5011822            $ 251,793.43   90.00                           06     0.250                    0.017       0.233
5011838            $ 323,000.00   88.99                           11     0.250                    0.017       0.608
5011844            $ 490,126.76   57.71                                  0.250                    0.017       0.608
5011989            $ 414,676.25   58.04                                  0.250                    0.017       0.483
5012036            $ 399,703.14   83.33                           01     0.250                    0.017       0.733
5012063            $ 292,000.00   80.00                                  0.250                    0.017       0.733
5012143            $ 899,315.17   55.21                                  0.250                    0.017       0.608
5012154            $ 599,457.59   49.38                                  0.250                    0.017       0.000
5012192            $ 325,764.05   69.36                                  0.250                    0.017       0.858
5012229            $ 326,001.75   75.00                                  0.250                    0.017       0.608
5012352            $ 343,500.00   69.39                                  0.250                    0.017       0.858
5012376            $ 267,945.96   67.04                                  0.250                    0.017       0.608
5012474            $ 260,900.00   94.98                           33     0.250                    0.017       0.858
5012511            $ 649,505.40   54.39                                  0.250                    0.017       0.608
5012598            $ 310,763.35   74.94                                  0.250                    0.017       0.608
5012661            $ 250,827.26   86.55                           06     0.250                    0.017       1.108
5012668            $ 427,657.73   80.00                                  0.250                    0.017       0.358
5012724            $ 292,771.43   89.88                           11     0.250                    0.017       0.483
5012792            $ 272,000.00   68.43                                  0.250                    0.017       0.000
5012941            $ 350,000.00   58.33                                  0.250                    0.017       0.000
5013000            $ 384,692.12   79.38                                  0.250                    0.017       0.358
5013002            $ 259,786.88   80.00                                  0.250                    0.017       0.233
5013066            $ 749,354.26   42.86                                  0.250                    0.017       0.000
5013102            $ 303,750.81   80.00                                  0.250                    0.017       0.233
5013195            $ 330,000.00   76.74                                  0.250                    0.017       0.483
5013340            $ 420,000.00   60.39                                  0.250                    0.017       0.108
5013605            $ 500,000.00   66.23                                  0.250                    0.017       0.733
5013635            $ 264,500.00   75.57                                  0.250                    0.017       0.733
5013675            $ 447,623.63   80.00                                  0.250                    0.017       0.108
5013817            $ 248,705.84   89.99                           11     0.250                    0.017       0.483
5013822            $ 276,957.50   89.42                           17     0.250                    0.017       0.483
5014003            $ 299,747.96   63.16                                  0.250                    0.017       0.108
5014053            $ 455,644.27   80.00                                  0.250                    0.017       0.483
5014192            $ 294,152.67   80.00                                  0.250                    0.017       0.108
5014223            $ 323,777.02   72.00                                  0.250                    0.017       1.108
5014264            $ 145,500.00   54.29                                  0.250                    0.017       0.608
5014291            $ 299,765.97   65.93                                  0.250                    0.017       0.483
5014296            $ 347,707.63   80.00                                  0.250                    0.017       0.108
5014313            $ 280,000.00   41.79                                  0.250                    0.017       0.358
5014355            $ 315,753.49   80.00                                  0.250                    0.017       0.483
5014417            $ 715,000.00   32.50                                  0.250                    0.017       0.608
5014420            $ 501,588.51   80.00                                  0.250                    0.017       0.233
5014460            $ 324,740.10   77.38                                  0.250                    0.017       0.358
5014489            $ 349,410.23   60.87                                  0.250                    0.017       0.108
5014512            $ 345,730.09   65.28                                  0.250                    0.017       0.483
5014516            $ 272,000.00   85.00                           17     0.250                    0.017       0.733
5014538            $ 252,287.86   75.94                                  0.250                    0.017       0.108
5014551            $ 349,759.13   56.45                                  0.250                    0.017       1.108
5014614            $ 359,719.16   69.90                                  0.250                    0.017       0.483
5014713            $ 332,000.00   78.12                                  0.250                    0.017       1.233
5014719            $ 435,000.00   61.40                                  0.250                    0.017       0.483
5014769            $ 307,288.38   75.00                                  0.250                    0.017       1.108
5014814            $ 649,467.20   51.59                                  0.250                    0.017       0.233
5014827            $ 277,777.69   69.50                                  0.250                    0.017       0.358
5014959            $ 370,344.95   79.99                                  0.250                    0.017       1.108
5015142            $ 719,424.22   74.23                                  0.250                    0.017       0.358
5015149            $ 370,096.38   80.00                                  0.250                    0.017       0.233
5015174            $ 599,508.18   80.00                                  0.250                    0.017       0.233
5015295            $ 50,400.00    70.00                                  0.250                    0.017       0.983
5015327            $ 669,477.33   64.73                                  0.250                    0.017       0.483
5015457            $ 736,425.07   29.48                                  0.250                    0.017       0.483
5015471            $ 549,514.74   69.18                                  0.250                    0.017       0.000
5015519            $ 489,598.35   75.50                                  0.250                    0.017       0.233
5015543            $ 249,414.76   64.02                                  0.250                    0.017       0.733
5015577            $ 313,729.65   69.78                                  0.250                    0.017       0.000
5015583            $ 302,769.44   54.01                                  0.250                    0.017       0.608
5015585            $ 279,600.00   77.24                                  0.250                    0.017       0.233
5015652            $ 302,751.63   75.75                                  0.250                    0.017       0.233
5015657            $ 278,000.00   80.00                                  0.250                    0.017       0.108
5015668            $ 448,000.00   80.00                                  0.250                    0.017       1.233
5015678            $ 279,802.37   80.00                                  0.250                    0.017       0.983
5015725            $ 500,000.00   80.00                                  0.250                    0.017       0.358
5015727            $ 449,631.13   79.93                                  0.250                    0.017       0.233
5015924            $ 248,000.00   68.32                                  0.250                    0.017       0.233
5015952            $ 306,000.00   90.00                           01     0.250                    0.017       0.358
5016032            $ 275,762.36   80.00                                  0.250                    0.017       0.000
5016034            $ 284,798.84   75.00                                  0.250                    0.017       0.983
5016051            $ 308,740.39   67.32                                  0.250                    0.017       0.108
5016059            $ 299,317.91   90.82                           11     0.250                    0.017       0.233
5016063            $ 261,790.48   62.09                                  0.250                    0.017       0.358
5016074            $ 363,716.04   62.98                                  0.250                    0.017       0.483
5016102            $ 400,000.00   39.02                                  0.250                    0.017       0.108
5016114            $ 356,721.51   36.84                                  0.250                    0.017       0.483
5016145            $ 489,627.15   66.22                                  0.250                    0.017       0.608
5016146            $ 73,478.99    80.00                                  0.250                    0.017       0.233
5016165            $ 332,000.00   69.89                                  0.250                    0.017       0.733
5016173            $ 379,696.11   59.84                                  0.250                    0.017       0.358
5016252            $ 271,777.04   80.00                                  0.250                    0.017       0.233
5016260            $ 360,000.00   73.92                                  0.250                    0.017       0.233
5016316            $ 349,713.11   78.48                                  0.250                    0.017       0.233
5016324            $ 251,350.00   89.82                           17     0.250                    0.017       0.000
5016350            $ 269,794.54   64.59                                  0.250                    0.017       0.608
5016355            $ 272,787.03   60.40                                  0.250                    0.017       0.483
5016356            $ 281,200.00   90.00                           12     0.250                    0.017       0.733
5016376            $ 338,000.00   38.63                                  0.250                    0.017       0.608
5016444            $ 385,500.00   59.22                                  0.250                    0.017       0.233
5016476            $ 369,704.12   45.96                                  0.250                    0.017       0.358
5016481            $ 326,551.33   68.80                                  0.250                    0.017       0.608
5016482            $ 264,000.00   75.43                                  0.250                    0.017       0.233
5016486            $ 251,803.41   56.63                                  0.250                    0.017       0.483
5016494            $ 315,740.97   60.19                                  0.250                    0.017       0.233
5016522            $ 390,600.00   63.51                                  0.250                    0.017       0.608
5016526            $ 451,601.21   80.00                                  0.250                    0.017       0.000
5016561            $ 269,000.00   89.67                           17     0.250                    0.017       0.233
5016565            $ 556,496.46   59.57                                  0.250                    0.017       0.000
5016573            $ 290,000.00   33.96                                  0.250                    0.017       0.608
5016598            $ 390,079.98   47.90                                  0.250                    0.017       0.233
5016606            $ 300,000.00   69.77                                  0.250                    0.017       0.233
5016760            $ 269,467.05   90.00                           01     0.250                    0.017       0.358
5016766            $ 288,800.00   80.00                                  0.250                    0.017       0.000
5016768            $ 335,000.00   69.79                                  0.250                    0.017       0.608
5016771            $ 303,048.11   89.95                           13     0.250                    0.017       0.733
5016786            $ 275,000.00   51.59                                  0.250                    0.017       0.483
5016790            $ 279,528.19   80.00                                  0.250                    0.017       0.108
5016805            $ 923,364.10   54.35                                  0.250                    0.017       1.108
5016825            $ 299,771.72   71.60                                  0.250                    0.017       0.608
5016828            $ 282,568.00   79.05                                  0.250                    0.017       0.608
5016835            $ 344,000.00   80.00                                  0.250                    0.017       0.000
5016945            $ 310,925.43   80.00                                  0.250                    0.017       0.000
5016946            $ 314,248.49   59.34                                  0.250                    0.017       0.358
5016950            $ 351,618.59   80.00                                  0.250                    0.017       0.358
5016973            $ 355,000.00   61.74                                  0.250                    0.017       0.108
5016997            $ 329,755.09   76.74                                  0.250                    0.017       0.733
5017018            $ 900,000.00   68.18                                  0.250                    0.017       0.108
5017029            $ 287,780.85   30.97                                  0.250                    0.017       0.608
5017040            $ 299,257.96   37.50                                  0.250                    0.017       0.233
5017066            $ 277,065.74   69.38                                  0.250                    0.017       0.483
5017068            $ 316,752.71   74.94                                  0.250                    0.017       0.483
5017085            $ 297,761.69   73.58                                  0.250                    0.017       0.358
5017088            $ 278,482.58   79.63                                  0.250                    0.017       0.483
5017234            $ 309,902.09   80.00                                  0.250                    0.017       0.358
5017251            $ 475,217.38   80.00                                  0.250                    0.017       0.233
5017258            $ 291,772.21   80.00                                  0.250                    0.017       0.483
5017271            $ 261,550.15   88.80                           17     0.250                    0.017       0.608
5017272            $ 381,007.77   73.46                                  0.250                    0.017       0.000
5017284            $ 264,553.44   60.23                                  0.250                    0.017       0.108
5017286            $ 365,707.32   65.36                                  0.250                    0.017       0.358
5017308            $ 419,672.35   49.12                                  0.250                    0.017       0.483
5017344            $ 99,921.99    71.94                                  0.250                    0.017       0.483
5017413            $ 409,500.00   70.00                                  0.250                    0.017       0.108
5017420            $ 471,150.08   84.95                           11     0.250                    0.017       0.733
5017451            $ 550,000.00   64.71                                  0.250                    0.017       0.108
5017513            $ 549,549.16   68.75                                  0.250                    0.017       0.233
5017627            $ 284,461.15   49.83                                  0.250                    0.017       0.358
5017647            $ 262,500.00   70.00                                  0.250                    0.017       0.483
5017788            $ 339,235.16   69.29                                  0.250                    0.017       0.483
5017799            $ 344,500.00   79.93                                  0.250                    0.017       0.733
5017829            $ 312,000.00   80.00                                  0.250                    0.017       0.358
5017834            $ 369,000.00   57.21                                  0.250                    0.017       0.483
5017839            $ 292,000.00   80.00                                  0.250                    0.017       0.358
5017849            $ 282,677.67   61.96                                  0.250                    0.017       0.483
5017875            $ 490,000.00   52.69                                  0.250                    0.017       0.000
5017890            $ 356,650.00   70.00                            356,6 0.250                    0.017       0.108
5017897            $ 496,602.55   66.27                                  0.250                    0.017       0.358
5017908            $ 280,000.00   65.88                                  0.250                    0.017       0.483
5017935            $ 265,500.00   75.00                                  0.250                    0.017       0.608
5017957            $ 361,731.34   77.85                                  0.250                    0.017       0.733
5017970            $ 317,758.02   76.63                                  0.250                    0.017       0.608
5018004            $ 310,000.00   79.28                                  0.250                    0.017       0.733
5018021            $ 800,000.00   60.61                                  0.250                    0.017       0.000
5018032            $ 299,477.58   67.35                                  0.250                    0.017       0.733
5018053            $ 264,803.33   79.10                                  0.250                    0.017       0.733
5018085            $ 260,786.06   90.00                           01     0.250                    0.017       0.233
5018112            $ 303,000.00   76.71                                  0.250                    0.017       0.733
5018141            $ 520,000.00   80.00                                  0.250                    0.017       0.608
5018148            $ 281,041.26   75.00                                  0.250                    0.017       0.733
5018160            $ 439,000.00   60.14                                  0.250                    0.017       0.483
5018164            $ 299,200.00   80.00                                  0.250                    0.017       0.483
5018173            $ 274,585.47   69.97                                  0.250                    0.017       0.483
5018187            $ 280,758.06   74.93                                  0.250                    0.017       0.000
5018210            $ 354,729.87   56.80                                  0.250                    0.017       0.608
5018283            $ 314,754.27   75.00                                  0.250                    0.017       0.483
5018335            $ 308,908.83   53.77                                  0.250                    0.017       0.483
5018349            $ 472,530.60   68.00                                  0.250                    0.017       0.483
5018364            $ 259,500.00   79.85                                  0.250                    0.017       0.358
5018382            $ 318,621.32   70.00                                  0.250                    0.017       0.000
5018385            $ 299,575.15   78.95                                  0.250                    0.017       0.983
5018403            $ 254,590.96   69.67                                  0.250                    0.017       0.358
5018405            $ 355,442.90   80.00                                  0.250                    0.017       0.483
5018411            $ 281,159.33   90.00                           06     0.250                    0.017       0.483
5018433            $ 355,000.00   74.74                                  0.250                    0.017       0.608
5018450            $ 269,556.07   37.24                                  0.250                    0.017       0.233
5018468            $ 360,000.00   57.97                                  0.250                    0.017       0.000
5018470            $ 296,557.78   90.00                           12     0.250                    0.017       0.733
5018479            $ 439,328.34   80.00                                  0.250                    0.017       0.608
5018509            $ 164,536.49   76.72                                  0.250                    0.017       0.608
5018518            $ 219,664.16   80.00                                  0.250                    0.017       0.608
5018590            $ 500,000.00   60.98                                  0.250                    0.017       0.608
5018606            $ 262,794.83   51.27                                  0.250                    0.017       0.483
5018621            $ 280,780.79   75.95                                  0.250                    0.017       0.483
5018631            $ 271,698.11   79.99                                  0.250                    0.017       0.000
5018634            $ 649,480.20   63.35                                  0.250                    0.017       0.358
5018636            $ 280,000.00   65.12                                  0.250                    0.017       0.000
5018682            $ 360,000.00   75.00                                  0.250                    0.017       0.608
5018695            $ 399,672.12   61.54                                  0.250                    0.017       0.233
5018711            $ 380,000.00   69.09                                  0.250                    0.017       0.358
5018713            $ 369,704.12   60.66                                  0.250                    0.017       0.358
5018747            $ 649,426.51   65.00                                  0.250                    0.017       0.000
5018748            $ 471,622.54   80.00                                  0.250                    0.017       0.358
5018789            $ 609,512.19   69.71                                  0.250                    0.017       0.358
5018794            $ 320,000.00   68.09                                  0.250                    0.017       1.233
5018798            $ 247,756.57   79.99                                  0.250                    0.017       0.483
5018873            $ 650,000.00   67.01                                  0.250                    0.017       0.983
5018885            $ 400,000.00   67.80                                  0.250                    0.017       0.000
5018887            $ 321,722.76   67.79                                  0.250                    0.017       0.000
5018912            $ 266,425.98   66.91                                  0.250                    0.017       0.108
5018915            $ 228,000.00   49.57                                  0.250                    0.017       0.483
5018960            $ 408,000.00   68.00                                  0.250                    0.017       0.233
5019081            $ 391,678.68   80.00                                  0.250                    0.017       0.233
5019172            $ 271,574.35   80.00                                  0.250                    0.017       0.483
5019174            $ 281,757.20   80.00                                  0.250                    0.017       0.000
5019191            $ 335,000.00   62.62                                  0.250                    0.017       0.608
5019209            $ 264,000.00   80.00                                  0.250                    0.017       0.483
5019243            $ 434,685.15   69.60                                  0.250                    0.017       0.858
5019263            $ 285,787.74   61.51                                  0.250                    0.017       0.733
5019278            $ 452,646.62   62.48                                  0.250                    0.017       0.483
5019295            $ 66,500.00    89.99                           06     0.250                    0.017       0.108
5019311            $ 364,100.00   77.47                                  0.250                    0.017       0.358
5019320            $ 450,139.73   55.07                                  0.250                    0.017       0.358
5019333            $ 304,762.07   73.49                                  0.250                    0.017       0.483
5019340            $ 346,000.00   69.90                                  0.250                    0.017       0.483
5019351            $ 274,795.91   58.52                                  0.250                    0.017       0.733
5019387            $ 290,000.00   46.77                                  0.250                    0.017       0.108
5019398            $ 299,293.65   73.17                                  0.250                    0.017       0.483
5019420            $ 308,000.00   71.63                                  0.250                    0.017       1.108
5019466            $ 277,783.12   65.41                                  0.250                    0.017       0.483
5019479            $ 292,000.00   80.00                                  0.250                    0.017       0.000
5019483            $ 325,000.00   62.08                                  0.250                    0.017       0.358
5019528            $ 265,000.00   67.60                                  0.250                    0.017       0.358
5019553            $ 258,982.24   80.00                                  0.250                    0.017       0.108
5019586            $ 268,550.00   73.58                                  0.250                    0.017       0.108
5019619            $ 280,769.66   61.76                                  0.250                    0.017       0.233
5019620            $ 340,000.00   69.39                                  0.250                    0.017       0.233
5019639            $ 448,000.00   80.00                                  0.250                    0.017       0.233
5019648            $ 251,812.97   63.16                                  0.250                    0.017       0.733
5019649            $ 998,294.91   52.58                                  0.250                    0.017       0.983
5019669            $ 500,000.00   55.56                                  0.250                    0.017       0.358
5019677            $ 460,000.00   69.70                                  0.250                    0.017       0.000
5019679            $ 551,568.60   67.03                                  0.250                    0.017       0.483
5019687            $ 329,225.90   68.45                                  0.250                    0.017       0.483
5019706            $ 400,000.00   64.52                                  0.250                    0.017       0.358
5019750            $ 263,960.00   80.00                                  0.250                    0.017       0.733
5019865            $ 200,000.00   31.01                                  0.250                    0.017       0.733
5019894            $ 290,250.00   90.00                           11     0.250                    0.017       0.608
5019938            $ 311,200.00   80.00                                  0.250                    0.017       0.233
5019947            $ 339,741.28   80.00                                  0.250                    0.017       0.608
5019957            $ 265,000.00   55.79                                  0.250                    0.017       0.483
5019964            $ 439,621.16   42.31                                  0.250                    0.017       0.000
5020064            $ 308,740.39   77.44                                  0.250                    0.017       0.108
5020099            $ 400,000.00   80.00                                  0.250                    0.017       0.358
5020105            $ 279,265.18   69.99                                  0.250                    0.017       0.108
5020122            $ 350,000.00   58.33                                  0.250                    0.017       0.233
5020174            $ 283,783.90   80.00                                  0.250                    0.017       0.608
5020241            $ 250,000.00   72.46                                  0.250                    0.017       0.733
5020263            $ 408,722.88   55.65                                  0.250                    0.017       0.358
5020280            $ 850,000.00   61.15                                  0.250                    0.017       0.358
5020308            $ 319,000.00   74.19                                  0.250                    0.017       0.358
5020311            $ 350,695.43   78.22                                  0.250                    0.017       0.000
5020373            $ 350,000.00   59.12                                  0.250                    0.017       0.000
5020455            $ 267,790.93   80.00                                  0.250                    0.017       0.483
5020513            $ 307,106.93   71.63                                  0.250                    0.017       0.000
5020528            $ 371,687.47   59.81                                  0.250                    0.017       0.108
5020549            $ 357,425.74   80.00                                  0.250                    0.017       0.358
5020592            $ 300,000.00   63.69                                  0.250                    0.017       0.000
5020596            $ 162,981.95   74.99                                  0.250                    0.017       0.858
5020622            $ 275,000.00   64.71                                  0.250                    0.017       0.233
5020658            $ 490,366.97   80.00                                  0.250                    0.017       0.000
5020692            $ 257,400.00   51.48                                  0.250                    0.017       0.233
5020707            $ 338,000.00   56.33                                  0.250                    0.017       0.358
5020809            $ 450,000.00   69.77                                  0.250                    0.017       0.358
5020842            $ 281,419.14   79.99                                  0.250                    0.017       0.233
5020879            $ 466,817.04   80.00                                  0.250                    0.017       0.233
5020880            $ 316,800.00   80.00                                  0.250                    0.017       0.000
5020926            $ 393,300.00   80.00                                  0.250                    0.017       0.358
5020927            $ 346,000.00   69.90                                  0.250                    0.017       0.483
5020963            $ 290,000.00   69.05                                  0.250                    0.017       0.608
5021029            $ 539,523.57   60.00                                  0.250                    0.017       0.000
5021053            $ 549,549.16   68.75                                  0.250                    0.017       0.233
5021060            $ 365,000.00   78.33                                  0.250                    0.017       1.233
5021067            $ 299,266.36   46.72                                  0.250                    0.017       0.483
5021070            $ 308,000.00   77.97                                  0.250                    0.017       0.483
5021091            $ 315,000.00   53.39                                  0.250                    0.017       0.483
5021154            $ 281,000.00   48.87                                  0.250                    0.017       0.000
5021163            $ 422,000.00   64.92                                  0.250                    0.017       0.233
5021193            $ 550,548.35   36.73                                  0.250                    0.017       0.233
5021236            $ 448,000.00   77.91                                  0.250                    0.017       1.233
5021268            $ 370,000.00   74.75                                  0.250                    0.017       1.358
5021269            $ 808,500.00   70.00                                  0.250                    0.017       0.733
5021287            $ 324,746.46   66.06                                  0.250                    0.017       0.483
5021292            $ 524,610.37   75.00                                  0.250                    0.017       0.733
5021323            $ 257,798.73   44.10                                  0.250                    0.017       0.483
5021342            $ 492,895.64   57.70                                  0.250                    0.017       0.233
5021398            $ 297,112.21   95.00                           06     0.250                    0.017       0.358
5021404            $ 283,872.64   58.62                                  0.250                    0.017       0.358
5021411            $ 370,000.00   61.56                                  0.250                    0.017       0.108
5021418            $ 373,918.86   47.11                                  0.250                    0.017       0.108
5021422            $ 487,609.75   69.71                                  0.250                    0.017       0.358
5021455            $ 265,573.31   62.59                                  0.250                    0.017       0.358
5021460            $ 499,579.93   54.05                                  0.250                    0.017       0.108
5021463            $ 499,000.00   71.39                                  0.250                    0.017       0.108
5021485            $ 329,820.08   90.00                           01     0.250                    0.017       0.358
5021496            $ 270,000.00   56.84                                  0.250                    0.017       0.733
5021513            $ 209,654.72   72.41                                  0.250                    0.017       0.233
5021545            $ 357,439.77   42.87                                  0.250                    0.017       0.483
5021573            $ 319,200.00   80.00                                  0.250                    0.017       0.233
5021575            $ 358,113.39   70.00                                  0.250                    0.017       0.358
5021584            $ 999,180.30   44.44                                  0.250                    0.017       0.233
5021585            $ 273,475.65   74.99                                  0.250                    0.017       0.233
5021586            $ 224,810.97   59.21                                  0.250                    0.017       0.108
5021632            $ 535,500.00   70.00                                  0.250                    0.017       0.733
5021673            $ 317,000.00   69.67                                  0.250                    0.017       1.233
5021679            $ 350,650.40   80.00                                  0.250                    0.017       0.483
5021680            $ 354,371.85   69.61                                  0.250                    0.017       0.000
5021701            $ 468,000.00   55.06                                  0.250                    0.017       0.233
5021703            $ 274,513.40   78.57                                  0.250                    0.017       0.000
5021713            $ 329,470.65   73.33                                  0.250                    0.017       0.358
5021721            $ 248,469.37   89.89                           01     0.250                    0.017       0.983
5021811            $ 459,260.00   75.00                                  0.250                    0.017       0.608
5021817            $ 369,704.12   69.94                                  0.250                    0.017       0.358
5021835            $ 314,400.00   79.59                                  0.250                    0.017       0.733
5021905            $ 406,712.74   77.08                                  0.250                    0.017       0.983
5021913            $ 310,473.31   80.00                                  0.250                    0.017       0.108
5021929            $ 581,511.05   48.50                                  0.250                    0.017       0.108
5021930            $ 479,129.79   63.16                                  0.250                    0.017       0.000
5022030            $ 74,840.10    70.00                                  0.250                    0.017       0.358
5022035            $ 276,478.73   37.19                                  0.250                    0.017       0.358
5022040            $ 314,760.31   57.27                                  0.250                    0.017       0.608
5022054            $ 275,400.00   77.58                                  0.250                    0.017       0.733
5022078            $ 369,411.60   79.33                                  0.250                    0.017       0.483
5022085            $ 360,000.00   54.55                                  0.250                    0.017       0.358
5022109            $ 387,800.00   71.81                                  0.250                    0.017       0.233
5022156            $ 319,433.78   87.67                           01     0.250                    0.017       0.000
5022158            $ 365,000.00   68.87                                  0.250                    0.017       0.358
5022177            $ 375,000.00   67.57                                  0.250                    0.017       0.608
5022347            $ 454,769.33   75.92                                  0.250                    0.017       0.358
5022363            $ 540,056.95   65.12                                  0.250                    0.017       0.233
5022367            $ 380,000.00   76.77                                  0.250                    0.017       0.733
5022379            $ 280,000.00   80.00                                  0.250                    0.017       0.483
5022399            $ 550,000.00   59.33                                  0.250                    0.017       0.358
5022412            $ 425,000.00   43.63                                  0.250                    0.017       0.233
5022427            $ 396,800.00   80.00                                  0.250                    0.017       0.233
5022459            $ 261,500.00   68.82                                  0.250                    0.017       0.358
5022520            $ 252,512.46   95.00                           01     0.250                    0.017       0.733
5022535            $ 350,000.00   60.07                                  0.250                    0.017       0.358
5022542            $ 331,000.00   49.40                                  0.250                    0.017       0.108
5022544            $ 265,000.00   62.35                                  0.250                    0.017       0.358
5022568            $ 258,500.00   68.03                                  0.250                    0.017       0.358
5022602            $ 324,746.46   69.59                                  0.250                    0.017       0.483
5022626            $ 560,000.00   70.00                                  0.250                    0.017       0.483
5022894            $ 575,000.00   61.17                                  0.250                    0.017       0.233
5022929            $ 498,400.00   80.00                                  0.250                    0.017       0.233
5022946            $ 319,262.88   90.00                           33     0.250                    0.017       0.733
5022956            $ 332,000.00   80.00                                  0.250                    0.017       0.358
5023043            $ 299,760.09   55.02                                  0.250                    0.017       0.358
5023131            $ 300,000.00   60.00                                  0.250                    0.017       0.483
5023142            $ 400,000.00   79.21                                  0.250                    0.017       0.483
5023143            $ 519,106.37   79.99                                  0.250                    0.017       0.608
5023172            $ 324,491.42   51.18                                  0.250                    0.017       0.483
5023174            $ 271,500.00   90.00                           33     0.250                    0.017       0.483
5023211            $ 564,337.04   80.00                                  0.250                    0.017       0.233
5023239            $ 384,249.39   73.33                                  0.250                    0.017       0.483
5023256            $ 452,255.19   53.29                                  0.250                    0.017       0.233
5023294            $ 359,581.39   70.00                                  0.250                    0.017       0.000
5023324            $ 307,782.62   80.00                                  0.250                    0.017       0.983
5023382            $ 295,000.00   79.95                                  0.250                    0.017       0.483
5023384            $ 199,679.17   54.79                                  0.250                    0.017       0.358
5023435            $ 504,606.04   73.72                                  0.250                    0.017       0.483
5023462            $ 399,687.96   79.91                                  0.250                    0.017       0.483
5023470            $ 539,000.00   70.00                                  0.250                    0.017       0.858
5023512            $ 292,798.35   48.51                                  0.250                    0.017       1.108
5023602            $ 257,798.73   60.00                                  0.250                    0.017       0.483
5023622            $ 305,000.00   57.89                                  0.250                    0.017       0.358
5023623            $ 494,000.00   66.76                                  0.250                    0.017       0.358
5023626            $ 630,000.00   70.00                                  0.250                    0.017       0.483
5023641            $ 392,000.00   80.00                                  0.250                    0.017       0.608
5023649            $ 285,000.00   72.15                                  0.250                    0.017       1.358
5023849            $ 321,729.49   59.08                                  0.250                    0.017       0.108
5023897            $ 449,657.58   71.43                                  0.250                    0.017       0.608
5023997            $ 274,361.05   95.00                           33     0.250                    0.017       1.108
5024015            $ 437,241.31   80.00                                  0.250                    0.017       0.233
5024068            $ 380,800.00   80.00                                  0.250                    0.017       0.483
5024069            $ 327,750.75   42.58                                  0.250                    0.017       0.608
5024140            $ 262,773.56   68.13                                  0.250                    0.017       0.000
5024147            $ 355,000.00   67.62                                  0.250                    0.017       0.233
5024173            $ 461,429.68   71.08                                  0.250                    0.017       0.233
5024186            $ 260,100.00   90.00                           01     0.250                    0.017       0.608
5024252            $ 322,235.64   53.88                                  0.250                    0.017       0.233
5024272            $ 635,000.00   55.22                                  0.250                    0.017       0.108
5024280            $ 324,959.00   66.32                                  0.250                    0.017       0.733
5024384            $ 617,505.80   70.27                                  0.250                    0.017       0.358
5024392            $ 254,590.94   62.96                                  0.250                    0.017       0.358
5024433            $ 271,552.78   78.84                                  0.250                    0.017       0.233
5024531            $ 542,700.00   78.65                                  0.250                    0.017       0.358
5024640            $ 267,785.68   80.00                                  0.250                    0.017       0.358
5024643            $ 272,000.00   80.00                                  0.250                    0.017       0.608
5024644            $ 450,000.00   60.40                                  0.250                    0.017       0.358
5024671            $ 414,000.00   78.11                                  0.250                    0.017       0.483
5024679            $ 268,000.00   50.57                                  0.250                    0.017       0.483
5024702            $ 268,500.00   62.44                                  0.250                    0.017       0.733
5024705            $ 447,000.00   62.96                                  0.250                    0.017       0.108
5024867            $ 297,767.53   69.30                                  0.250                    0.017       0.483
5024905            $ 545,552.44   78.00                                  0.250                    0.017       0.233
5024971            $ 274,990.59   80.00                                  0.250                    0.017       0.608
5024993            $ 468,000.00   80.00                                  0.250                    0.017       0.483
5025007            $ 494,573.81   69.72                                  0.250                    0.017       0.000
5025026            $ 590,439.04   53.72                                  0.250                    0.017       0.483
5025027            $ 420,000.00   56.00                                  0.250                    0.017       1.108
5025037            $ 432,300.00   80.00                                  0.250                    0.017       0.483
5025066            $ 540,000.00   79.41                                  0.250                    0.017       1.108
5025143            $ 280,000.00   80.00                                  0.250                    0.017       0.483
5025211            $ 307,277.44   53.02                                  0.250                    0.017       0.858
5025243            $ 418,000.00   83.60                           01     0.250                    0.017       0.733
5025282            $ 305,000.00   74.39                                  0.250                    0.017       1.358
5025287            $ 250,000.00   41.67                                  0.250                    0.017       0.608
5025329            $ 437,640.97   67.38                                  0.250                    0.017       0.233
5025365            $ 265,276.94   90.00                           11     0.250                    0.017       0.108
5025370            $ 293,776.28   73.50                                  0.250                    0.017       0.608
5025393            $ 356,500.00   72.02                                  0.250                    0.017       0.483
5025400            $ 257,798.73   73.71                                  0.250                    0.017       0.483
5025542            $ 263,197.61   90.00                           24     0.250                    0.017       0.608
5025559            $ 500,000.00   50.00                                  0.250                    0.017       0.000
5025595            $ 342,500.00   69.90                                  0.250                    0.017       0.483
5025606            $ 303,774.38   80.00                                  0.250                    0.017       0.733
5025800            $ 550,000.00   73.83                                  0.250                    0.017       1.233
5025823            $ 283,700.00   64.48                                  0.250                    0.017       0.483
5025826            $ 294,000.00   70.00                                  0.250                    0.017       0.233
5025830            $ 495,000.00   66.44                                  0.250                    0.017       0.108
5025848            $ 300,000.00   79.08                                  0.250                    0.017       0.358
5025852            $ 352,000.00   74.11                                  0.250                    0.017       0.483
5025873            $ 380,000.00   57.58                                  0.250                    0.017       0.000
5025890            $ 373,000.00   71.05                                  0.250                    0.017       1.358
5025902            $ 390,000.00   52.00                                  0.250                    0.017       0.108
5025906            $ 392,693.42   68.95                                  0.250                    0.017       0.483
5025921            $ 506,000.00   60.96                                  0.250                    0.017       0.483
5025924            $ 314,900.00   69.21                                  0.250                    0.017       0.108
5025953            $ 448,631.96   79.47                                  0.250                    0.017       0.233
5025971            $ 280,000.00   40.00                                  0.250                    0.017       0.608
5025987            $ 277,000.00   44.32                                  0.250                    0.017       0.608
5026005            $ 279,676.17   79.99                                  0.250                    0.017       0.358
5026071            $ 319,744.10   80.00                                  0.250                    0.017       0.358
5026079            $ 374,950.00   76.36                                  0.250                    0.017       0.108
5026184            $ 360,000.00   80.00                                  0.250                    0.017       0.358
5026194            $ 460,000.00   67.15                                  0.250                    0.017       0.358
5026292            $ 308,071.20   89.88                           17     0.250                    0.017       0.733
5026319            $ 367,698.35   62.91                                  0.250                    0.017       0.233
5026329            $ 416,000.00   61.18                                  0.250                    0.017       0.483
5026352            $ 298,000.00   77.40                                  0.250                    0.017       0.483
5026369            $ 320,000.00   54.98                                  0.250                    0.017       0.108
5026375            $ 599,508.18   58.54                                  0.250                    0.017       0.233
5026415            $ 316,000.00   79.98                                  0.250                    0.017       0.483
5026437            $ 274,763.23   68.75                                  0.250                    0.017       0.000
5026517            $ 332,100.00   78.14                                  0.250                    0.017       0.608
5026571            $ 355,000.00   61.10                                  0.250                    0.017       0.233
5026574            $ 619,404.27   80.00                                  0.250                    0.017       0.358
5026586            $ 254,801.08   78.46                                  0.250                    0.017       0.483
5026587            $ 300,000.00   63.83                                  0.250                    0.017       0.983
5026623            $ 955,500.00   65.00                                  0.250                    0.017       0.233
5026653            $ 380,000.00   54.68                                  0.250                    0.017       0.483
5026687            $ 351,000.00   68.16                                  0.250                    0.017       0.483
5026703            $ 360,000.00   69.90                                  0.250                    0.017       0.358
5026706            $ 630,000.00   69.00                                  0.250                    0.017       0.483
5026708            $ 260,000.00   77.61                                  0.250                    0.017       0.483
5026728            $ 321,100.00   60.02                                  0.250                    0.017       0.483
5026729            $ 299,747.96   61.86                                  0.250                    0.017       0.108
5026730            $ 360,218.77   72.10                                  0.250                    0.017       0.483
5026734            $ 276,000.00   80.00                                  0.250                    0.017       0.000
5026739            $ 509,602.15   53.68                                  0.250                    0.017       0.483
5026800            $ 280,000.00   43.08                                  0.250                    0.017       0.483
5026823            $ 299,754.09   47.24                                  0.250                    0.017       0.233
5026853            $ 326,000.00   67.92                                  0.250                    0.017       0.233
5026870            $ 374,000.00   76.33                                  0.250                    0.017       0.233
5026949            $ 292,500.00   90.00                           11     0.250                    0.017       0.233
5026996            $ 265,950.00   69.99                                  0.250                    0.017       0.733
5027007            $ 824,000.00   56.44                                  0.250                    0.017       0.358
5027078            $ 145,000.00   51.79                                  0.250                    0.017       0.983
5027091            $ 412,161.87   58.93                                  0.250                    0.017       0.233
5027103            $ 340,000.00   80.00                                  0.250                    0.017       0.358
5027119            $ 320,000.00   80.00                                  0.250                    0.017       0.733
5027156            $ 379,696.11   61.49                                  0.250                    0.017       0.358
5027159            $ 408,000.00   74.18                                  0.250                    0.017       0.608
5027217            $ 424,660.13   50.00                                  0.250                    0.017       0.358
5027237            $ 300,000.00   60.01                                  0.250                    0.017       0.358
5027266            $ 270,000.00   73.97                                  0.250                    0.017       1.358
5027270            $ 647,000.00   62.82                                  0.250                    0.017       0.233
5027275            $ 448,000.00   80.00                                  0.250                    0.017       1.108
5027279            $ 322,400.00   80.00                                  0.250                    0.017       0.108
5027314            $ 260,000.00   80.00                                  0.250                    0.017       0.233
5027343            $ 323,000.00   43.07                                  0.250                    0.017       0.108
5027361            $ 274,500.00   62.39                                  0.250                    0.017       0.483
5027413            $ 266,000.00   60.45                                  0.250                    0.017       0.733
5027414            $ 287,786.26   80.00                                  0.250                    0.017       0.733
5027506            $ 259,797.17   80.00                                  0.250                    0.017       0.483
5027593            $ 348,000.00   80.00                                  0.250                    0.017       0.233
5027788            $ 630,000.00   70.00                                  0.250                    0.017       0.108
5027869            $ 519,000.00   53.23                                  0.250                    0.017       0.358
5027884            $ 780,000.00   65.00                                  0.250                    0.017       1.108
5027888            $ 457,000.00   64.37                                  0.250                    0.017       0.358
5027938            $ 348,000.00   39.10                                  0.250                    0.017       0.358
5027972            $ 400,000.00   28.07                                  0.250                    0.017       0.483
5027973            $ 272,000.00   59.78                                  0.250                    0.017       0.608
5027986            $ 300,000.00   61.22                                  0.250                    0.017       0.108
5028104            $ 648,094.03   79.68                                  0.250                    0.017       0.483
5028158            $ 299,776.76   93.64                           01     0.250                    0.017       0.733
5028204            $ 374,700.11   55.56                                  0.250                    0.017       0.358
5028352            $ 313,500.00   62.08                                  0.250                    0.017       0.733
5028423            $ 296,562.65   80.00                                  0.250                    0.017       0.358
5028458            $ 354,000.00   76.13                                  0.250                    0.017       0.608
5028479            $ 420,396.52   85.00                           01     0.250                    0.017       0.108
5028630            $ 251,798.47   79.50                                  0.250                    0.017       0.358
5028635            $ 510,000.00   56.98                                  0.250                    0.017       0.733
5028654            $ 295,000.00   47.58                                  0.250                    0.017       0.233
5028685            $ 462,500.00   76.76                                  0.250                    0.017       0.233
5028708            $ 252,000.00   80.00                                  0.250                    0.017       0.233
5028711            $ 300,000.00   60.00                                  0.250                    0.017       0.608
5028764            $ 272,000.00   53.33                                  0.250                    0.017       0.483
5028836            $ 312,500.00   75.76                                  0.250                    0.017       0.608
5028922            $ 500,000.00   73.53                                  0.250                    0.017       0.608
5029073            $ 290,000.00   78.38                                  0.250                    0.017       0.108
5029091            $ 350,000.00   48.61                                  0.250                    0.017       1.358
5029107            $ 320,000.00   63.24                                  0.250                    0.017       0.608
5029133            $ 528,000.00   80.00                                  0.250                    0.017       1.358
5029268            $ 296,779.58   68.28                                  0.250                    0.017       0.733
5029284            $ 458,500.00   76.42                                  0.250                    0.017       1.233
5029301            $ 269,799.62   60.40                                  0.250                    0.017       0.733
5029305            $ 366,200.00   53.85                                  0.250                    0.017       0.358
5029329            $ 303,650.90   79.99                                  0.250                    0.017       0.233
5029341            $ 305,000.00   69.32                                  0.250                    0.017       0.608
5029354            $ 399,680.13   49.94                                  0.250                    0.017       0.358
5029361            $ 252,504.07   67.73                                  0.250                    0.017       0.233
5029366            $ 269,799.62   79.41                                  0.250                    0.017       0.733
5029374            $ 399,695.63   80.00                                  0.250                    0.017       0.608
5029385            $ 267,980.16   90.00                           13     0.250                    0.017       0.233
5029419            $ 435,000.00   71.83                                  0.250                    0.017       0.233
5029433            $ 397,689.52   80.00                                  0.250                    0.017       0.483
5029474            $ 423,660.93   66.77                                  0.250                    0.017       0.358
5029481            $ 387,000.00   46.91                                  0.250                    0.017       0.608
5029552            $ 296,100.00   90.00                           13     0.250                    0.017       0.733
5029625            $ 275,000.00   65.48                                  0.250                    0.017       0.733
5029746            $ 370,000.00   53.24                                  0.250                    0.017       0.608
5029761            $ 330,000.00   52.38                                  0.250                    0.017       0.000
5029805            $ 236,000.00   74.92                                  0.250                    0.017       0.733
5029950            $ 301,270.58   90.00                           01     0.250                    0.017       0.608
5030131            $ 490,000.00   59.39                                  0.250                    0.017       0.358
5030190            $ 414,084.68   80.00                                  0.250                    0.017       0.608
5030208            $ 369,000.00   79.87                                  0.250                    0.017       1.233
5030254            $ 304,168.38   67.64                                  0.250                    0.017       0.608
5030269            $ 492,605.75   68.95                                  0.250                    0.017       0.358
5030274            $ 360,000.00   90.00                           13     0.250                    0.017       0.733
5030275            $ 420,137.95   56.82                                  0.250                    0.017       0.000
5030299            $ 358,371.67   86.96                           11     0.250                    0.017       0.733
5030300            $ 253,602.01   57.68                                  0.250                    0.017       0.483
5030320            $ 264,771.84   58.89                                  0.250                    0.017       0.000
5030334            $ 264,000.00   74.79                                  0.250                    0.017       0.233
5030344            $ 296,756.55   49.50                                  0.250                    0.017       0.233
5030370            $ 310,757.39   51.83                                  0.250                    0.017       0.483
5030379            $ 392,000.00   80.00                                  0.250                    0.017       0.108
5030385            $ 268,790.15   67.25                                  0.250                    0.017       0.483
5030417            $ 249,785.24   67.75                                  0.250                    0.017       0.483
5030425            $ 399,655.61   43.72                                  0.250                    0.017       0.000
5030436            $ 508,000.00   80.00                                  0.250                    0.017       1.233
5030438            $ 281,979.85   59.41                                  0.250                    0.017       0.483
5030469            $ 454,653.77   70.00                                  0.250                    0.017       0.608
5030479            $ 228,750.00   75.00                                  0.250                    0.017       0.608
5030496            $ 349,720.11   74.47                                  0.250                    0.017       0.358
5030519            $ 515,847.27   64.53                                  0.250                    0.017       0.483
5030522            $ 314,760.31   90.00                           01     0.250                    0.017       0.608
5030541            $ 279,781.57   65.88                                  0.250                    0.017       0.483
5030547            $ 271,760.02   64.76                                  0.250                    0.017       0.000
5030554            $ 365,714.48   80.00                                  0.250                    0.017       0.483
5030559            $ 436,641.79   65.71                                  0.250                    0.017       0.233
5030581            $ 410,600.00   80.00                                  0.250                    0.017       0.858
5030647            $ 302,969.29   80.00                                  0.250                    0.017       0.608
5030688            $ 349,726.96   75.36                                  0.250                    0.017       0.483
5030719            $ 359,732.82   75.00                                  0.250                    0.017       0.733
5030754            $ 300,000.00   80.00                                  0.250                    0.017       0.358
5030795            $ 500,000.00   68.49                                  0.250                    0.017       0.608
5030802            $ 441,700.00   66.92                                  0.250                    0.017       0.483
5030955            $ 329,000.00   68.54                                  0.250                    0.017       1.108
5031026            $ 259,100.00   79.97                                  0.250                    0.017       0.733
5031106            $ 332,500.00   63.33                                  0.250                    0.017       0.608
5031200            $ 280,250.00   95.00                           06     0.250                    0.017       0.608
5031291            $ 292,759.83   63.70                                  0.250                    0.017       0.233
5031293            $ 388,000.00   49.43                                  0.250                    0.017       0.608
5031309            $ 559,481.32   80.00                                  0.250                    0.017       0.000
5031312            $ 395,375.64   53.33                                  0.250                    0.017       0.233
5031327            $ 249,762.50   62.50                                  0.250                    0.017       0.733
5031343            $ 341,233.59   52.54                                  0.250                    0.017       0.483
5031345            $ 281,763.09   58.14                                  0.250                    0.017       0.108
5031382            $ 333,000.00   57.91                                  0.250                    0.017       0.233
5031401            $ 498,730.57   54.05                                  0.250                    0.017       0.358
5031402            $ 480,000.00   80.00                                  0.250                    0.017       0.108
5031408            $ 256,000.00   88.28                           11     0.250                    0.017       0.000
5031465            $ 340,188.26   85.00                           11     0.250                    0.017       0.483
5031472            $ 500,000.00   64.52                                  0.250                    0.017       0.733
5031475            $ 278,749.08   80.00                                  0.250                    0.017       0.733
5031523            $ 275,568.08   80.00                                  0.250                    0.017       0.483
5031531            $ 451,600.00   69.48                                  0.250                    0.017       0.483
5031560            $ 342,715.37   73.98                                  0.250                    0.017       0.000
5031586            $ 389,773.75   80.00                                  0.250                    0.017       0.358
5031602            $ 434,429.94   80.00                                  0.250                    0.017       0.000
5031619            $ 350,000.00   63.41                                  0.250                    0.017       0.608
5031621            $ 334,171.38   50.38                                  0.250                    0.017       0.233
5031628            $ 309,426.16   72.94                                  0.250                    0.017       0.608
5031651            $ 293,991.46   70.96                                  0.250                    0.017       0.000
5031684            $ 299,257.97   74.63                                  0.250                    0.017       0.233
5031750            $ 276,544.56   79.14                                  0.250                    0.017       0.233
5031882            $ 278,000.00   67.80                                  0.250                    0.017       0.358
5031956            $ 377,600.00   80.00                                  0.250                    0.017       0.000
5031979            $ 319,355.06   66.67                                  0.250                    0.017       0.108
5032050            $ 310,000.00   56.47                                  0.250                    0.017       0.483
5032095            $ 285,000.00   78.08                                  0.250                    0.017       1.358
5032096            $ 381,000.00   78.56                                  0.250                    0.017       1.358
5032100            $ 380,000.00   80.00                                  0.250                    0.017       0.608
5032269            $ 358,705.73   54.39                                  0.250                    0.017       0.233
5032280            $ 292,759.83   86.18                           01     0.250                    0.017       0.233
5032282            $ 279,758.92   80.00                                  0.250                    0.017       0.000
5032301            $ 419,647.14   80.00                                  0.250                    0.017       0.108
5032311            $ 307,000.00   89.77                           11     0.250                    0.017       0.233
5032319            $ 376,380.14   79.96                                  0.250                    0.017       0.233
5032322            $ 350,000.00   46.36                                  0.250                    0.017       0.733
5032338            $ 532,145.01   77.25                                  0.250                    0.017       0.358
5032347            $ 314,519.13   88.73                           17     0.250                    0.017       0.608
5032350            $ 281,640.83   94.92                                  0.250                    0.017       0.733
5032372            $ 286,548.25   80.00                                  0.250                    0.017       0.358
5032383            $ 504,189.91   72.14                                  0.250                    0.017       0.358
5032410            $ 274,497.94   90.00                           06     0.250                    0.017       0.233
5032441            $ 418,000.00   74.64                                  0.250                    0.017       0.733
5032463            $ 306,954.34   80.00                                  0.250                    0.017       0.358
5032465            $ 323,171.23   90.00                           24     0.250                    0.017       0.108
5032536            $ 277,554.04   80.00                                  0.250                    0.017       0.358
5032556            $ 315,517.63   80.00                                  0.250                    0.017       0.608
5032559            $ 303,051.38   90.00                           01     0.250                    0.017       0.233
5032568            $ 309,941.93   90.00                           11     0.250                    0.017       0.358
5032584            $ 294,526.79   78.67                                  0.250                    0.017       0.358
5032598            $ 275,184.30   62.69                                  0.250                    0.017       0.358
5032614            $ 279,307.43   67.63                                  0.250                    0.017       0.233
5032637            $ 502,617.25   79.97                                  0.250                    0.017       0.608
5032658            $ 332,948.31   60.73                                  0.250                    0.017       0.483
5032667            $ 277,919.26   80.00                                  0.250                    0.017       0.000
5032727            $ 499,600.16   21.74                                  0.250                    0.017       0.358
5032728            $ 447,349.44   74.67                                  0.250                    0.017       0.858
5032745            $ 296,000.00   80.00                                  0.250                    0.017       0.358
5032753            $ 349,410.24   68.63                                  0.250                    0.017       0.108
5032824            $ 440,000.00   64.71                                  0.250                    0.017       0.000
5032828            $ 399,655.60   42.02                                  0.250                    0.017       0.000
5032982            $ 560,000.00   80.00                                  0.250                    0.017       0.108
5033008            $ 391,000.00   52.84                                  0.250                    0.017       1.358
5033077            $ 420,000.00   68.29                                  0.250                    0.017       0.733
5033123            $ 268,735.14   77.13                                  0.250                    0.017       0.000
5033127            $ 317,539.49   53.41                                  0.250                    0.017       0.233
5033145            $ 319,486.69   79.21                                  0.250                    0.017       0.358
5033166            $ 279,770.48   70.00                                  0.250                    0.017       0.233
5033179            $ 277,086.81   75.00                                  0.250                    0.017       0.733
5033209            $ 291,444.43   80.00                                  0.250                    0.017       0.000
5033219            $ 370,810.29   75.15                                  0.250                    0.017       0.233
5033230            $ 296,499.54   66.29                                  0.250                    0.017       0.108
5033260            $ 283,214.85   79.99                                  0.250                    0.017       0.358
5033270            $ 357,203.87   75.00                                  0.250                    0.017       0.608
5033278            $ 350,000.00   46.67                                  0.250                    0.017       0.483
5033309            $ 309,437.98   80.00                                  0.250                    0.017       0.000
5033340            $ 391,355.49   80.00                                  0.250                    0.017       0.233
5033362            $ 259,593.12   80.00                                  0.250                    0.017       0.483
5033367            $ 343,500.47   80.00                                  0.250                    0.017       0.858
5033377            $ 352,405.16   67.88                                  0.250                    0.017       0.108
5033411            $ 369,089.91   79.57                                  0.250                    0.017       0.233
5033479            $ 338,760.02   80.00                                  0.250                    0.017       0.233
5033509            $ 341,696.01   80.00                                  0.250                    0.017       0.108
5033585            $ 294,514.96   65.56                                  0.250                    0.017       0.233
5033639            $ 471,684.08   75.00                                  0.250                    0.017       0.000
5033673            $ 309,464.68   62.00                                  0.250                    0.017       0.000
5033686            $ 303,500.17   80.00                                  0.250                    0.017       0.233
5033746            $ 291,772.21   80.00                                  0.250                    0.017       0.483
5033772            $ 580,313.57   75.00                                  0.250                    0.017       0.358
5033798            $ 478,841.60   80.00                                  0.250                    0.017       0.358
5033811            $ 292,494.04   67.51                                  0.250                    0.017       0.000
5033851            $ 256,766.59   80.00                                  0.250                    0.017       0.108
5033871            $ 314,748.10   64.29                                  0.250                    0.017       0.358
5033887            $ 480,624.77   68.71                                  0.250                    0.017       0.483
5033910            $ 94,925.89    42.41                                  0.250                    0.017       0.483
5033919            $ 278,782.36   69.75                                  0.250                    0.017       0.483
5033927            $ 499,559.98   69.44                                  0.250                    0.017       0.483
5033934            $ 290,167.77   80.00                                  0.250                    0.017       0.358
5033947            $ 261,000.00   60.00                                  0.250                    0.017       0.733
5033958            $ 269,773.17   64.92                                  0.250                    0.017       0.108
5033984            $ 274,768.97   69.49                                  0.250                    0.017       0.108
5033994            $ 283,045.24   90.00                           06     0.250                    0.017       0.358
5034002            $ 401,186.79   74.35                                  0.250                    0.017       0.483
5034014            $ 325,000.00   67.71                                  0.250                    0.017       0.483
5034055            $ 950,000.00   60.61                                  0.250                    0.017       0.233
5034058            $ 385,900.00   52.15                                  0.250                    0.017       0.108
5034290            $ 317,445.94   80.00                                  0.250                    0.017       0.358
5034360            $ 419,900.00   79.83                                  0.250                    0.017       0.733
5034369            $ 323,747.24   80.00                                  0.250                    0.017       0.483
5034383            $ 349,424.55   66.54                                  0.250                    0.017       0.233
5034387            $ 311,900.00   79.99                                  0.250                    0.017       0.608
5034550            $ 296,774.00   67.50                                  0.250                    0.017       0.608
5034572            $ 349,424.55   67.96                                  0.250                    0.017       0.233
5034585            $ 366,906.36   79.84                                  0.250                    0.017       0.358
5034594            $ 598,912.25   72.73                                  0.250                    0.017       0.000
5034608            $ 299,469.18   40.00                                  0.250                    0.017       0.000
5034625            $ 299,494.48   58.16                                  0.250                    0.017       0.108
5034634            $ 382,006.19   80.00                                  0.250                    0.017       0.000
5034636            $ 263,565.94   80.00                                  0.250                    0.017       0.233
5034641            $ 272,212.65   95.00                           13     0.250                    0.017       0.358
5034644            $ 253,602.51   76.74                                  0.250                    0.017       0.483
5034650            $ 331,454.15   77.23                                  0.250                    0.017       0.233
5034690            $ 382,554.28   80.00                                  0.250                    0.017       0.108
5034725            $ 299,007.73   55.56                                  0.250                    0.017       0.233
5034742            $ 599,013.50   32.88                                  0.250                    0.017       0.233
5034748            $ 278,600.00   80.00                                  0.250                    0.017       0.233
5034749            $ 281,785.41   77.90                                  0.250                    0.017       0.608
5034842            $ 405,332.47   72.50                                  0.250                    0.017       0.233
5035121            $ 251,750.00   95.00                           06     0.250                    0.017       0.858
5035156            $ 324,752.70   54.17                                  0.250                    0.017       0.608
5035166            $ 291,788.66   80.00                                  0.250                    0.017       0.858
5035185            $ 478,616.95   73.69                                  0.250                    0.017       0.358
5035206            $ 272,287.42   70.78                                  0.250                    0.017       0.483
5035216            $ 464,637.26   79.49                                  0.250                    0.017       0.483
5035226            $ 351,725.40   67.05                                  0.250                    0.017       0.483
5035230            $ 326,731.96   58.39                                  0.250                    0.017       0.233
5035258            $ 359,682.38   64.29                                  0.250                    0.017       0.000
5035275            $ 298,155.40   80.00                                  0.250                    0.017       0.233
5035294            $ 269,794.54   47.37                                  0.250                    0.017       0.608
5035354            $ 346,326.62   49.52                                  0.250                    0.017       0.000
5035368            $ 256,299.90   77.73                                  0.250                    0.017       0.483
5035389            $ 329,529.67   68.00                                  0.250                    0.017       0.233
5035405            $ 592,014.33   75.00                                  0.250                    0.017       0.233
5035416            $ 349,705.95   78.83                                  0.250                    0.017       0.108
5035426            $ 434,643.43   79.82                                  0.250                    0.017       0.233
5035432            $ 333,000.00   64.04                                  0.250                    0.017       0.233
5035438            $ 253,806.72   75.15                                  0.250                    0.017       0.608
5035444            $ 287,763.92   80.00                                  0.250                    0.017       0.233
5035454            $ 302,751.63   74.81                                  0.250                    0.017       0.233
5035469            $ 382,216.13   70.83                                  0.250                    0.017       0.733
5035476            $ 424,651.63   73.28                                  0.250                    0.017       0.233
5035486            $ 249,784.75   72.46                                  0.250                    0.017       0.000
5035496            $ 281,780.01   79.44                                  0.250                    0.017       0.483
5035505            $ 579,547.55   80.00                                  0.250                    0.017       0.483
5035547            $ 424,660.13   73.91                                  0.250                    0.017       0.358
5035566            $ 486,829.28   80.00                                  0.250                    0.017       0.608
5035586            $ 367,698.35   73.16                                  0.250                    0.017       0.233
5035590            $ 309,258.56   79.97                                  0.250                    0.017       0.483
5035598            $ 393,692.64   74.34                                  0.250                    0.017       0.483
5035601            $ 337,736.32   75.96                                  0.250                    0.017       0.483
5035676            $ 314,735.36   68.19                                  0.250                    0.017       0.108
5035681            $ 348,000.00   58.00                                  0.250                    0.017       1.358
5035685            $ 352,500.00   75.00                                  0.250                    0.017       0.608
5035731            $ 364,112.30   79.99                                  0.250                    0.017       0.733
5035752            $ 278,813.00   78.66                                  0.250                    0.017       0.483
5035773            $ 315,200.00   79.20                                  0.250                    0.017       0.733
5035792            $ 335,447.56   80.00                                  0.250                    0.017       0.233
5035813            $ 313,508.61   72.35                                  0.250                    0.017       0.483
5035833            $ 243,804.88   80.00                                  0.250                    0.017       0.358
5035838            $ 283,297.55   77.81                                  0.250                    0.017       0.233
5035841            $ 280,560.26   79.15                                  0.250                    0.017       0.483
5035855            $ 431,654.54   80.00                                  0.250                    0.017       0.358
5035877            $ 323,747.25   80.00                                  0.250                    0.017       0.483
5035892            $ 295,536.79   80.00                                  0.250                    0.017       0.483
5035897            $ 330,129.17   80.00                                  0.250                    0.017       0.233
5035903            $ 321,163.60   80.00                                  0.250                    0.017       0.000
5035925            $ 345,402.53   79.90                                  0.250                    0.017       0.000
5035934            $ 357,117.47   80.00                                  0.250                    0.017       0.733
5035942            $ 252,638.83   43.51                                  0.250                    0.017       0.358
5035965            $ 310,941.71   80.00                                  0.250                    0.017       0.108
5036037            $ 340,000.00   56.06                                  0.250                    0.017       0.000
5036057            $ 274,000.00   67.65                                  0.250                    0.017       0.483
5036174            $ 326,400.00   59.35                                  0.250                    0.017       0.108
5036218            $ 640,674.42   74.99                                  0.250                    0.017       0.233
5036227            $ 267,496.30   74.36                                  0.250                    0.017       0.608
5036240            $ 284,777.67   60.64                                  0.250                    0.017       0.483
5036261            $ 253,911.42   75.18                                  0.250                    0.017       0.733
5036262            $ 287,775.33   72.00                                  0.250                    0.017       0.483
5036276            $ 304,749.99   79.22                                  0.250                    0.017       0.233
5036278            $ 281,019.45   75.00                                  0.250                    0.017       0.233
5036291            $ 302,064.18   59.27                                  0.250                    0.017       0.483
5036302            $ 247,811.29   80.00                                  0.250                    0.017       0.608
5036323            $ 363,708.91   79.13                                  0.250                    0.017       0.358
5036352            $ 253,791.80   76.51                                  0.250                    0.017       0.233
5036373            $ 342,732.43   60.18                                  0.250                    0.017       0.483
5036377            $ 264,366.55   70.00                                  0.250                    0.017       0.000
5036401            $ 327,744.13   55.59                                  0.250                    0.017       0.483
5036453            $ 288,480.33   84.91                           06     0.250                    0.017       0.608
5036468            $ 272,226.68   69.86                                  0.250                    0.017       0.233
5036486            $ 332,477.24   44.37                                  0.250                    0.017       0.233
5036491            $ 289,768.09   46.77                                  0.250                    0.017       0.358
5036500            $ 459,622.93   71.88                                  0.250                    0.017       0.233
5036512            $ 287,669.77   82.26                           01     0.250                    0.017       0.358
5036514            $ 297,267.92   85.00                           33     0.250                    0.017       0.483
5036526            $ 283,778.45   78.45                                  0.250                    0.017       0.483
5036547            $ 639,948.54   49.27                                  0.250                    0.017       0.000
5036582            $ 311,474.26   80.00                                  0.250                    0.017       0.108
5036592            $ 274,774.58   61.11                                  0.250                    0.017       0.233
5036644            $ 254,562.69   80.00                                  0.250                    0.017       0.233
5036657            $ 648,468.02   59.00                                  0.250                    0.017       0.233
5036684            $ 377,190.56   78.65                                  0.250                    0.017       0.233
5036688            $ 427,000.00   79.07                                  0.250                    0.017       1.233
5036697            $ 279,561.82   77.89                                  0.250                    0.017       0.483
5036709            $ 284,760.56   71.97                                  0.250                    0.017       0.108
5036724            $ 342,718.84   70.00                                  0.250                    0.017       0.233
5036735            $ 266,888.73   80.00                                  0.250                    0.017       0.233
5036737            $ 264,593.42   80.00                                  0.250                    0.017       0.483
5036762            $ 279,371.37   79.43                                  0.250                    0.017       0.000
5036766            $ 369,054.64   89.00                           11     0.250                    0.017       0.358
5036823            $ 339,454.59   80.00                                  0.250                    0.017       0.358
5036846            $ 500,000.00   78.13                                  0.250                    0.017       0.233
5036858            $ 319,473.87   80.00                                  0.250                    0.017       0.233
5036919            $ 564,559.24   74.34                                  0.250                    0.017       0.483
5037129            $ 375,000.00   50.40                                  0.250                    0.017       0.108
5037130            $ 320,000.00   39.02                                  0.250                    0.017       0.608
5037209            $ 269,778.68   73.97                                  0.250                    0.017       0.233
5037218            $ 399,672.13   71.43                                  0.250                    0.017       0.233
5037234            $ 325,252.32   52.08                                  0.250                    0.017       0.608
5037283            $ 351,711.46   88.00                           33     0.250                    0.017       0.233
5037313            $ 299,771.72   75.38                                  0.250                    0.017       0.608
5037339            $ 319,750.37   67.37                                  0.250                    0.017       0.483
5037366            $ 454,562.40   62.74                                  0.250                    0.017       0.733
5037382            $ 373,193.84   90.00                           33     0.250                    0.017       0.233
5037403            $ 467,597.06   78.00                                  0.250                    0.017       0.000
5037405            $ 296,600.00   89.89                           17     0.250                    0.017       0.983
5037408            $ 352,710.65   74.32                                  0.250                    0.017       0.233
5037430            $ 339,721.30   70.83                                  0.250                    0.017       0.233
5037448            $ 471,640.85   69.93                                  0.250                    0.017       0.608
5037466            $ 513,285.57   75.00                                  0.250                    0.017       0.000
5037470            $ 307,747.53   73.33                                  0.250                    0.017       0.233
5037479            $ 270,000.00   90.00                           33     0.250                    0.017       0.358
5037485            $ 323,209.95   69.56                                  0.250                    0.017       0.733
5037495            $ 279,770.48   73.68                                  0.250                    0.017       0.233
5037504            $ 249,795.07   79.37                                  0.250                    0.017       0.233
5037523            $ 449,631.13   54.55                                  0.250                    0.017       0.233
5037652            $ 266,806.75   93.68                           11     0.250                    0.017       0.858
5037736            $ 255,200.00   80.00                                  0.250                    0.017       0.483
5037753            $ 650,000.00   60.47                                  0.250                    0.017       0.608
5037815            $ 319,750.37   59.53                                  0.250                    0.017       0.483
5037937            $ 295,000.00   69.41                                  0.250                    0.017       0.608
5038205            $ 244,804.07   77.29                                  0.250                    0.017       0.358
5038206            $ 314,000.00   75.85                                  0.250                    0.017       0.233
5038273            $ 327,744.13   80.00                                  0.250                    0.017       0.483
5038295            $ 259,786.88   68.42                                  0.250                    0.017       0.233
5038320            $ 262,500.00   73.94                                  0.250                    0.017       0.483
5038337            $ 339,728.10   74.40                                  0.250                    0.017       0.358
5038366            $ 331,741.00   80.00                                  0.250                    0.017       0.483
5038393            $ 287,752.03   80.00                                  0.250                    0.017       0.000
5038406            $ 354,723.06   78.89                                  0.250                    0.017       0.483
5038561            $ 390,000.00   69.64                                  0.250                    0.017       0.608
5038667            $ 398,559.65   80.00                                  0.250                    0.017       0.358
5038678            $ 500,000.00   67.11                                  0.250                    0.017       0.733
5039190            $ 334,400.00   79.62                                  0.250                    0.017       0.233
5039209            $ 241,316.23   69.20                                  0.250                    0.017       0.608
5039223            $ 280,350.00   89.00                           33     0.250                    0.017       0.358
5039242            $ 278,771.30   79.71                                  0.250                    0.017       0.233
5039262            $ 296,238.40   79.07                                  0.250                    0.017       0.000
5039317            $ 351,718.51   80.00                                  0.250                    0.017       0.358
5039366            $ 277,783.13   79.43                                  0.250                    0.017       0.483
5039385            $ 374,714.65   75.00                                  0.250                    0.017       0.608
5039406            $ 414,676.25   78.30                                  0.250                    0.017       0.483
5039432            $ 515,587.36   80.00                                  0.250                    0.017       0.358
5039437            $ 266,000.00   82.35                           33     0.250                    0.017       0.358
5039521            $ 355,975.62   79.82                                  0.250                    0.017       0.000
5039707            $ 500,000.00   79.21                                  0.250                    0.017       0.233
5039721            $ 113,517.79   80.00                                  0.250                    0.017       0.858
5039759            $ 114,912.50   37.58                                  0.250                    0.017       0.608
5039835            $ 261,140.12   80.00                                  0.250                    0.017       0.483
5039843            $ 350,000.00   65.42                                  0.250                    0.017       0.608
5039849            $ 452,000.00   62.34                                  0.250                    0.017       0.733
5039853            $ 262,200.33   80.00                                  0.250                    0.017       0.608
5040141            $ 600,000.00   80.00                                  0.250                    0.017       0.608
5040236            $ 329,722.76   78.38                                  0.250                    0.017       0.108
5040253            $ 281,250.00   90.00                           06     0.250                    0.017       0.233
5040347            $ 191,864.48   80.00                                  0.250                    0.017       0.983
5040374            $ 76,942.85    50.33                                  0.250                    0.017       0.733
5040383            $ 246,816.69   56.14                                  0.250                    0.017       0.733
5040403            $ 324,540.26   80.00                                  0.250                    0.017       0.358
5040413            $ 295,774.77   78.31                                  0.250                    0.017       0.608
5040579            $ 302,264.02   74.69                                  0.250                    0.017       0.483
5040614            $ 328,500.00   42.39                                  0.250                    0.017       0.233
5040634            $ 291,575.98   68.71                                  0.250                    0.017       0.858
5040643            $ 395,720.51   77.65                                  0.250                    0.017       0.983
5040678            $ 450,000.00   50.00                                  0.250                    0.017       0.483
5040706            $ 519,225.75   80.00                                  0.250                    0.017       0.733
5040750            $ 287,746.77   80.00                                  0.250                    0.017       0.983
5040785            $ 246,821.23   75.30                                  0.250                    0.017       0.858
5040797            $ 291,772.22   74.49                                  0.250                    0.017       0.483
5040798            $ 164,674.60   80.00                                  0.250                    0.017       0.608
5040807            $ 303,768.68   80.00                                  0.250                    0.017       0.608
5040810            $ 174,870.12   69.44                                  0.250                    0.017       0.733
5040812            $ 299,777.35   79.68                                  0.250                    0.017       0.733
5041160            $ 256,199.99   72.23                                  0.250                    0.017       0.483
5041183            $ 258,000.00   78.18                                  0.250                    0.017       0.608
5041202            $ 286,400.00   77.41                                  0.250                    0.017       0.608
5041233            $ 474,656.20   25.00                                  0.250                    0.017       0.858
5041333            $ 330,000.00   75.00                                  0.250                    0.017       0.608
5041514            $ 256,299.90   90.00                           12     0.250                    0.017       0.483
5041547            $ 308,559.10   80.00                                  0.250                    0.017       0.483
5041692            $ 287,775.33   90.00                           01     0.250                    0.017       0.483
5041709            $ 582,510.21   74.74                                  0.250                    0.017       0.108
5041952            $ 328,594.81   73.56                                  0.250                    0.017       0.983
5041962            $ 448,025.00   75.00                                  0.250                    0.017       0.000
5041971            $ 363,458.04   79.48                                  0.250                    0.017       0.733
5042002            $ 540,000.00   80.00                                  0.250                    0.017       0.233
5042026            $ 296,000.00   74.94                                  0.250                    0.017       0.358
5042037            $ 270,300.00   71.13                                  0.250                    0.017       0.233
5042050            $ 293,276.67   94.98                           33     0.250                    0.017       0.608
5042052            $ 648,957.31   79.46                                  0.250                    0.017       0.358
5042069            $ 286,000.00   73.33                                  0.250                    0.017       0.358
5042087            $ 250,818.33   79.94                                  0.250                    0.017       0.858
5042108            $ 286,259.30   76.40                                  0.250                    0.017       0.108
5042185            $ 545,000.00   57.37                                  0.250                    0.017       0.608
5042195            $ 281,000.00   53.52                                  0.250                    0.017       0.358
5042482            $ 314,772.01   87.50                           06     0.250                    0.017       0.858
5042485            $ 259,786.88   74.24                                  0.250                    0.017       0.233
5042576            $ 219,819.67   29.33                                  0.250                    0.017       0.233
5042578            $ 173,764.35   74.99                                  0.250                    0.017       0.483
5042913            $ 100,000.00   55.56                                  0.250                    0.017       1.608
5042930            $ 330,000.00   60.55                                  0.250                    0.017       0.233
5042953            $ 375,000.00   75.00                                  0.250                    0.017       0.000
5042971            $ 295,757.37   89.70                           33     0.250                    0.017       0.233
5043006            $ 325,000.00   72.22                                  0.250                    0.017       0.233
5043064            $ 395,494.95   58.74                                  0.250                    0.017       0.108
5043065            $ 468,965.00   70.00                                  0.250                    0.017       0.733
5043086            $ 79,934.42    61.54                                  0.250                    0.017       0.233
5043106            $ 399,687.96   72.07                                  0.250                    0.017       0.483
5043352            $ 297,899.20   65.22                                  0.250                    0.017       0.483
5043361            $ 266,571.70   70.45                                  0.250                    0.017       0.358
5043431            $ 232,915.06   90.00                           12     0.250                    0.017       0.608
5043510            $ 249,026.76   68.02                                  0.250                    0.017       0.858
5043549            $ 233,732.29   57.32                                  0.250                    0.017       0.858
5043576            $ 648,347.70   76.47                                  0.250                    0.017       0.233
5043839            $ 340,000.00   53.97                                  0.250                    0.017       0.233
5043889            $ 283,794.46   80.00                                  0.250                    0.017       0.858
5043969            $ 262,589.85   90.00                                  0.250                    0.017       0.358
5044286            $ 296,600.62   88.61                           13     0.250                    0.017       0.108
5044288            $ 476,800.00   80.00                                  0.250                    0.017       0.108
5047319            $ 256,000.00   80.00                                  0.250                    0.017       0.358
5047370            $ 337,736.33   79.53                                  0.250                    0.017       0.483
5047391            $ 299,000.00   74.75                                  0.250                    0.017       0.000
5047397            $ 347,570.40   80.00                                  0.250                    0.017       0.233
5047401            $ 300,000.00   75.00                                  0.250                    0.017       0.233
5047409            $ 293,000.00   65.11                                  0.250                    0.017       0.233
5047410            $ 371,500.00   72.84                                  0.250                    0.017       0.608
5047426            $ 424,000.00   78.52                                  0.250                    0.017       0.358
5047440            $ 300,000.00   63.83                                  0.250                    0.017       0.233
5047455            $ 312,500.00   65.10                                  0.250                    0.017       0.233
5047459            $ 305,000.00   74.39                                  0.250                    0.017       0.233
5047465            $ 347,000.00   78.86                                  0.250                    0.017       0.608
5047468            $ 316,350.00   66.60                                  0.250                    0.017       0.233
5047474            $ 296,600.00   70.79                                  0.250                    0.017       0.233
5047490            $ 343,000.00   65.96                                  0.250                    0.017       0.608
5047515            $ 532,000.00   59.78                                  0.250                    0.017       0.358
5047517            $ 330,000.00   67.35                                  0.250                    0.017       0.733
5047542            $ 388,000.00   80.00                                  0.250                    0.017       0.108
5047580            $ 331,000.00   56.10                                  0.250                    0.017       0.358
5047699            $ 390,000.00   48.75                                  0.250                    0.017       0.233
5047702            $ 307,000.00   60.79                                  0.250                    0.017       0.358
5047716            $ 345,000.00   67.38                                  0.250                    0.017       0.483
5047720            $ 75,600.00    70.00                                  0.250                    0.017       0.858
5047737            $ 413,000.00   64.23                                  0.250                    0.017       0.108
5047771            $ 471,000.00   72.46                                  0.250                    0.017       0.233
5047801            $ 384,400.00   78.45                                  0.250                    0.017       0.608
5047812            $ 355,000.00   72.45                                  0.250                    0.017       0.483
5047828            $ 312,000.00   52.00                                  0.250                    0.017       0.733
5047845            $ 380,000.00   39.38                                  0.250                    0.017       0.608
5047850            $ 375,491.96   34.16                                  0.250                    0.017       0.233
5047874            $ 420,000.00   76.36                                  0.250                    0.017       0.233
5047891            $ 440,000.00   80.00                                  0.250                    0.017       0.233
5047916            $ 320,000.00   74.42                                  0.250                    0.017       0.233
5047951            $ 252,000.00   80.00                                  0.250                    0.017       0.233
5047958            $ 581,000.00   77.47                                  0.250                    0.017       0.358
5047984            $ 241,000.00   79.02                                  0.250                    0.017       0.608
5048022            $ 247,000.00   79.42                                  0.250                    0.017       0.233
5048026            $ 275,950.00   79.99                                  0.250                    0.017       0.608
5049097            $ 250,000.00   86.81                           33     0.250                    0.017       0.858
5054590            $ 532,000.00   80.00                                  0.250                    0.017       0.358
7623550            $ 299,391.12   94.64                           11     0.250                    0.017       0.608



                                                                                  $ 712,759,563.61

COUNT:                            1981
WAC:                       7.173711633
WAM:                       358.0321408
WALTV:                     71.29066849

                                   EXHIBIT F-3

           [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1999-18 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)          (ii)                                  (iii)     (iv)       (v)          (vi)    (vii)       (viii)
-----        ---------------------------    ----- -------- --------  --------  ----------   --------    ----------
                                                                        NET
MORTGAGE                                                   MORTGAGE  MORTGAGE    CURRENT    ORIGINAL    SCHEDULED
LOAN                                         ZIP  PROPERTY INTEREST  INTEREST    MONTHLY    TERM TO     MATURITY
NUMBER       CITY                  STATE    CODE    TYPE     RATE      RATE      PAYMENT    MATURITY      DATE
--------     ------------------------------------------------------  --------  ----------   --------    -----------
4836563      BROOKLYN              NY       11215   COP      7.625     6.500   $ 1,953.51     360       1-Jun-28
4859300      FRESNO                CA       93706   SFD      7.375     6.500   $ 2,434.64     360       1-Jun-28
4906133      ALTA                  WY       83422   SFD      7.625     6.500   $ 9,909.11     360       1-Sep-28
4944998      PEBBLE BEACH          CA       93953   SFD      7.250     6.500   $11,453.74     360       1-Oct-28
4959907      DELUTH                GA       30136   SFD      6.875     6.500   $ 3,270.84     339       1-Jun-26
4961205      RAMONA                CA       92065   SFD      7.125     6.500   $ 1,684.30     360       1-Dec-28
4962689      KAILUA                HI       96734   SFD      6.875     6.500   $ 2,622.45     360       1-Nov-28
4962792      INTERLAKEN ESTATES    NJ       07712   SFD      7.375     6.500   $ 2,072.02     360       1-Dec-28
4962859      ALEXANDRIA            VA       22314   SFD      7.375     6.500   $ 3,453.37     360       1-Nov-28
4963238      CHAPEL HILL           NC       27514   SFD      7.500     6.500   $ 3,348.65     360       1-Dec-28
4963288      DISNEY                OK       74340   SFD      7.000     6.500   $ 1,746.41     360       1-Dec-28
4963322      DOUGLAS               MI       49406   SFD      7.375     6.500   $ 1,830.28     360       1-Nov-28
4963337      HENDERSON             NV       89012   SFD      7.375     6.500   $ 1,933.89     360       1-Oct-28
4963362      NAPLES                FL       34109   SFD      6.250     5.983   $ 1,970.29     360       1-Nov-28
4963395      SAN FRANCISCO         CA       94114   LCO      7.125     6.500   $ 2,155.89     360       1-Dec-28
4967917      BROOKLINE             MA       02446   SFD      7.250     6.500   $ 2,421.73     360       1-Jan-29
4972463      PEACHTREE CITY        GA       30269   SFD      7.125     6.500   $ 2,019.35     334       1-Jul-26
4972529      BOYNTON BEACH         FL       33436   LCO      7.750     6.500   $ 2,090.98     360       1-May-28
4972575      DELAND                FL       32724   SFD      6.875     6.500   $ 1,863.35     306       1-Jun-24
4975828      LODI TOWNSHIP         MI       48176   SFD      7.250     6.500   $ 1,903.96     360       1-Nov-28
4977055      BRUNSWICK             GA       31520   SFD      7.250     6.500   $ 1,552.94     360       1-Sep-28
4981357      TIBURON               CA       94920   SFD      7.500     6.500   $13,984.30     360       1-Jan-29
4981400      INDIAN WELLS          CA       92210   SFD      7.625     6.500   $14,638.57     240       1-Aug-18
4984536      RANCHO MIRAGE         CA       92270   LCO      7.375     6.500   $ 1,699.93     360       1-Jan-29
4984553      COLFAX                CA       95736   SFD      7.500     6.500   $ 2,342.36     360       1-Feb-29
4984591      BENSENVILLE           IL       60106   SFD      6.875     6.500   $ 2,380.71     360       1-Jan-29
4984596      INVERNESS             IL       60010   SFD      7.750     6.500   $ 1,922.85     360       1-Jan-29
4987703      JACKSONVILLE          FL       32224   SFD      7.375     6.500   $ 1,706.62     263       1-Aug-20
4988563      SAINT SIMONS ISLAND   GA       31522   LCO      7.500     6.500   $ 1,957.80     360       1-May-28
4992024      BALL GROUND           GA       30107   SFD      7.000     6.500   $ 2,744.37     360       1-Mar-29
4992193      DUNSTABLE             MA       01827   SFD      7.000     6.500   $ 1,656.61     360       1-Jun-29
4992232      NASHVILLE             TN       37221   SFD      7.000     6.500   $ 1,961.98     360       1-Feb-29
4992487      OCALA                 FL       34471   SFD      6.500     6.233   $ 1,580.17     360       1-Feb-29
4997486      PORT ST. LUCIE        FL       34986   PUD      7.250     6.500   $ 2,038.20     355       1-Apr-28
4997682      TAMPA                 FL       33606   SFD      7.125     6.500   $ 3,114.00     341       1-Jul-27
4997693      ORMOND BEACH          FL       32176   SFD      7.375     6.500   $ 2,748.70     277       1-Aug-21
4997699      BOCA RATON            FL       33428   SFD      7.125     6.500   $ 2,004.99     360       1-Jan-29
4997707      JACKSONVILLE          FL       32256   SFD      6.750     6.483   $ 3,587.89     316       1-Apr-25
4999192      BRIGHTON              CO       80601   SFD      6.875     6.500   $ 1,944.51     360       1-Feb-29
4999421      PEPPER PIKE           OH       44124   SFD      7.500     6.500   $ 2,072.48     360       1-May-29
5001135      MADISON               AL       35758   SFD      7.250     6.500   $ 2,046.53     360       1-May-29
5001616      SOUTHERN SHORES       NC       27949   SFD      7.000     6.500   $ 1,995.91     360       1-Oct-28
5001630      HERNDON               VA       20171   SFD      6.875     6.500   $ 1,616.05     360       1-Mar-29
5001653      PORTLAND              OR       97219   SFD      7.000     6.500   $ 1,783.02     360       1-Mar-29
5001829      MIDDLETOWN            MD       21769   SFD      6.875     6.500   $ 1,786.85     360       1-Mar-29
5001834      BETHUSDA              MD       20816   SFD      7.250     6.500   $ 2,135.22     360       1-Mar-29
5001841      HOPKINTON             MA       01748   SFD      7.125     6.500   $ 3,503.34     360       1-Mar-29
5001873      CAMPBELL              CA       95008   SFD      7.250     6.500   $ 1,841.88     360       1-Mar-29
5001879      PARKER                CO       80134   SFD      7.125     6.500   $ 2,442.23     360       1-Oct-28
5001890      MCLEAN                VA       22101   SFD      6.750     6.483   $ 1,699.33     360       1-Mar-29
5001919      BELLEVUE              WA       98006   SFD      7.125     6.500   $ 1,960.53     360       1-Mar-29
5001922      MENLO PARK            CA       94025   SFD      7.250     6.500   $ 2,967.47     360       1-Mar-29
5001926      HARRISBURG            PA       17112   SFD      6.750     6.483   $ 2,852.22     360       1-Mar-29
5001929      MCLEAN                VA       22102   SFD      7.125     6.500   $ 1,768.52     360       1-Mar-29
5001934      SCOTTSDALE            AZ       85262   SFD      6.750     6.483   $ 3,236.51     360       1-Mar-29
5001948      SISTERS               OR       97759   SFD      6.875     6.500   $ 2,759.11     360       1-Mar-29
5001949      WARRENTON             VA       20187   SFD      7.125     6.500   $ 1,711.25     360       1-Mar-29
5001992      MARIETTA              GA       30062   SFD      6.875     6.500   $ 2,259.84     360       1-Mar-29
5001998      ISSAQUAH              WA       98029   SFD      7.000     6.500   $ 4,191.41     360       1-Feb-29
5002029      ATLANTA               GA       30328   SFD      6.875     6.500   $ 1,631.82     360       1-Mar-29
5002047      EASTON                MD       21601   SFD      7.250     6.500   $ 2,012.42     360       1-Mar-29
5002063      OAKTON                VA       22124   SFD      6.875     6.500   $ 2,217.80     360       1-Mar-29
5002082      PORTLAND              OR       97229   SFD      6.875     6.500   $ 3,192.68     360       1-Mar-29
5002088      BEND                  OR       97701   SFD      7.125     6.500   $ 3,200.17     360       1-Mar-29
5002102      JACKSON               TN       38305   SFD      7.250     6.500   $ 2,088.01     360       1-Mar-29
5002106      EUGENE                OR       97401   SFD      7.250     6.500   $ 2,501.88     360       1-Mar-29
5002107      PHOENIX               AZ       85021   SFD      7.000     6.500   $ 4,018.43     360       1-Mar-29
5002112      VANCOUVER             WA       98665   SFD      6.875     6.500   $ 1,773.71     360       1-Mar-29
5002124      GENEVA                IL       60134   SFD      7.375     6.500   $ 1,756.39     360       1-Mar-29
5002129      SCOTTSDALE            AZ       85259   SFD      6.875     6.500   $ 2,562.02     360       1-Mar-29
5002133      POTOMAC               MD       20854   SFD      6.875     6.500   $ 3,898.88     360       1-Mar-29
5002140      MANASSAS              VA       20112   SFD      7.000     6.500   $ 1,995.91     360       1-Mar-29
5002141      DUVALL                WA       98019   SFD      6.875     6.500   $ 1,996.74     360       1-Mar-29
5002151      GREEN BROOK           NJ       08812   SFD      7.000     6.500   $ 2,162.24     360       1-Mar-29
5002919      RENO                  NV       89509   SFD      7.000     6.500   $ 1,922.72     360       1-Mar-29
5002921      GAITHERSBURG          MD       20878   SFD      6.875     6.500   $ 3,284.64     360       1-Mar-29
5002932      PORTLAND              OR       97210   SFD      6.875     6.500   $ 2,496.33     360       1-Mar-29
5002943      LOS ALTOS             CA       94022   SFD      7.250     6.500   $ 2,885.61     360       1-Mar-29
5002966      SAN FRANCISCO         CA       94127   SFD      7.250     6.500   $ 2,435.37     360       1-Feb-29
5002974      SAN JOSE              CA       95120   SFD      7.125     6.500   $ 2,742.04     360       1-Mar-29
5003053      LIBERTYVILLE          IL       60048   SFD      7.000     6.500   $ 1,889.46     360       1-Feb-29
5003072      RIVER FOREST          IL       60305   SFD      7.000     6.500   $ 2,320.58     360       1-Mar-29
5003085      ELDERSBURG            MD       21784   SFD      7.125     6.500   $ 1,565.05     360       1-Mar-29
5003088      NEW LENOX             IL       60451   SFD      7.250     6.500   $ 1,684.98     360       1-Mar-29
5003093      LOS ALTOS             CA       94403   SFD      6.750     6.483   $ 2,107.95     360       1-Mar-29
5003105      NEWCASTLE             WA       98058   SFD      7.000     6.500   $ 1,756.40     360       1-Mar-29
5003122      WAYNE                 IL       60184   SFD      6.875     6.500   $ 1,690.28     360       1-Feb-29
5003567      DALLAS                TX       75252   SFD      7.500     6.500   $ 1,771.81     360       1-Mar-29
5003582      PLEASANTON            CA       94588   SFD      7.000     6.500   $ 2,421.71     360       1-Mar-29
5003612      PLEASANTON            CA       94588   SFD      6.875     6.500   $ 1,786.85     360       1-Mar-29
5003623      DREXEL HILL           PA       19026   SFD      7.250     6.500   $ 1,903.27     360       1-Mar-29
5003706      PALO ALTO             CA       94306   SFD      7.125     6.500   $ 2,053.50     360       1-Mar-29
5003738      WOODSTOCK             MD       21163   SFD      7.125     6.500   $ 2,166.01     360       1-Mar-29
5003743      EL SOBRANTE           CA       94803   SFD      6.625     6.358   $ 1,782.63     360       1-Mar-29
5003764      SALEM                 OR       97303   SFD      6.875     6.500   $ 2,575.17     360       1-Mar-29
5003778      CARLISLE              MA       01741   SFD      7.250     6.500   $ 2,884.88     240       1-Mar-19
5003783      SANTA CLARA           CA       95050   SFD      7.250     6.500   $ 2,087.46     360       1-Mar-29
5003784      APEX                  NC       27502   SFD      6.875     6.500   $ 1,796.05     360       1-Mar-29
5003787      FAIRFAX STATION       VA       22039   SFD      7.125     6.500   $ 1,802.88     360       1-Mar-29
5003796      UNION CITY            CA       94587   SFD      6.875     6.500   $ 1,997.06     360       1-Mar-29
5003798      PHOENIX               AZ       85018   SFD      7.000     6.500   $ 3,129.59     360       1-Mar-29
5003800      FOLSOM                CA       95630   SFD      7.375     6.500   $ 2,417.37     360       1-Mar-29
5003813      TUCSON                AZ       85737   SFD      7.500     6.500   $ 2,640.93     360       1-Mar-29
5003819      POTOMAC               MD       20854   SFD      6.875     6.500   $ 3,967.85     360       1-Nov-28
5003828      PORTLAND              OR       97229   SFD      6.875     6.500   $ 2,029.13     360       1-Apr-29
5003833      SAN JOSE              CA       95125   SFD      6.875     6.500   $ 2,627.72     360       1-Mar-29
5003854      EL DORADO HILLS       CA       95762   SFD      6.875     6.500   $ 2,207.28     360       1-Feb-29
5003860      SPOKANE               WA       99208   SFD      7.250     6.500   $ 1,886.22     360       1-Mar-29
5003886      FRANKLIN              TN       37067   SFD      7.000     6.500   $ 1,969.30     360       1-Mar-29
5003901      PORTLAND              OR       97266   SFD      6.875     6.500   $ 1,943.99     360       1-Mar-29
5003910      BELLEAIR              FL       33756   SFD      7.125     6.500   $ 2,358.01     360       1-Mar-29
5003983      LORTON                VA       22079   SFD      6.625     6.358   $ 1,654.89     360       1-Mar-29
5004366      GLENDALE              CA       91208   SFD      7.500     6.500   $ 2,796.86     360       1-Jan-29
5004371      READING               PA       19605   SFD      6.500     6.233    $ 670.00      360       1-Feb-29
5004385      MONTEREY              CA       93940   SFD      7.375     6.500   $ 2,348.29     360       1-Feb-29
5004548      BABYLON               NY       11702   SFD      7.000     6.500   $ 1,037.87     360       1-Mar-26
5004693      LOS ANGELES           CA       90056   SFD      7.500     6.500   $ 2,007.62     287       1-Nov-22
5004762      TEMECULA              CA       92592   SFD      7.375     6.500    $ 794.28      360       1-Feb-29
5005075      ROHNERT PARK          CA       94928   SFD      7.250     6.500   $ 1,746.37     360       1-Oct-28
5005165      FAIRFAX               VA       22033   SFD      6.750     6.483   $ 2,137.78     360       1-Feb-29
5005227      STANWOOD              WA       98292   SFD      6.875     6.500   $ 2,200.72     360       1-Mar-29
5005280      HOUSTON               TX       77070   SFD      7.750     6.500   $ 1,644.17     360       1-Dec-28
5005456      REDONDO BEACH         CA       90278   SFD      7.125     6.500   $ 1,422.89     360       1-Mar-29
5005536      ROCKLAND              DE       19732   SFD      7.125     6.500   $ 1,807.59     360       1-Mar-29
5005583      WESTWOOD              MA       02090   SFD      7.125     6.500   $ 2,027.22     360       1-Mar-29
5005868      SUNNYVALE             CA       94089   SFD      8.625     6.500   $ 2,800.04     360       1-Nov-27
5005986      ISSAQUAH              WA       98029   SFD      7.125     6.500   $ 1,987.47     360       1-Oct-28
5006160      CAPE MAY              NJ       08204   SFD      8.750     6.500   $ 2,021.82     360       1-Jul-28
5006731      BATON ROUGE           LA       70810   SFD      6.875     6.500   $ 2,627.72     360       1-May-29
5007740      TAMPA                 FL       33629   SFD      7.250     6.500   $ 3,034.08     350       1-Apr-28
5007765      NASHVILLE             TN       37215   SFD      6.500     6.233   $ 2,000.88     346       1-Oct-27
5007770      SAVANNAH              GA       31405   SFD      7.125     6.500   $ 1,684.30     360       1-Oct-28
5008434      JACKSONVILLE          FL       32225   SFD      7.500     6.500   $ 2,393.72     351       1-Dec-27
5008451      FORT LAUDERDALE       FL       33301   SFD      7.000     6.500   $ 3,648.41     360       1-Feb-29
5008558      LOUDON                TN       37774   SFD      6.875     6.500   $ 2,154.73     360       1-Mar-29
5009225      BRENTWOOD             TN       37027   SFD      6.625     6.358   $ 2,829.20     350       1-Jan-28
5009372      EAST ELMHURST         NY       11369   SFD      7.500     6.500    $ 929.41      264       1-Dec-20
5009587      NEW YORK              NY       10010   COP      7.500     6.500    $ 996.38      360       1-Jan-29
5009619      MALONE                NY       12953   SFD      8.125     6.500    $ 710.01      360       1-Feb-29
5009662      SCARSDALE             NY       10583   SFD      7.375     6.500   $ 3,056.23     360       1-Mar-29
5010186      HOLLYWOOD             FL       33019   SFD      7.625     6.500   $ 2,272.02     360       1-Mar-29
5011145      ATLANTA               GA       30342   SFD      7.000     6.500   $ 2,054.45     360       1-Mar-29
5011191      OVIEDO                FL       32765   SFD      6.750     6.483   $ 1,608.52     360       1-Apr-29
5011237      ATHENS                GA       30607   SFD      7.000     6.500   $ 2,894.07     360       1-Mar-29
5011238      RALEIGH               NC       27615   SFD      6.875     6.500   $ 1,839.40     360       1-Apr-29
5011257      ATLANTA               GA       30328   SFD      7.125     6.500   $ 3,115.27     360       1-Dec-28
5011283      INDIAN SHORES         FL       34635   HCO      7.750     6.500   $ 1,755.21     314       1-Jan-25
5011290      ATLANTA               GA       30305   SFD      6.750     6.483   $ 2,432.24     360       1-Nov-28
5011298      ATLANTA               GA       30309   SFD      6.750     6.483   $ 4,215.89     360       1-Nov-28
5023152      BOULDER               CO       80301   SFD      6.750     6.483   $ 2,756.54     360       1-Feb-29
5023181      ENGLEWOOD             CO       80110   SFD      7.250     6.500   $ 2,387.62     360       1-Mar-29
5023197      SAN RAFAEL            CA       94901   SFD      7.125     6.500   $ 2,142.42     360       1-Apr-29
5023245      SANTA ROSA            CA       95405   SFD      7.250     6.500   $ 1,084.66     360       1-Mar-29
5023255      ARCADIA               CA       91007   SFD      7.250     6.500   $ 2,449.01     360       1-Mar-29
5023266      MIDDLETOWN            OH       45044   SFD      6.875     6.500    $ 549.19      360       1-Apr-29
5023277      SNOWMASS VILLAGE      CO       81615   SFD      7.000     6.500   $ 1,995.91     360       1-Mar-29
5023282      LEWISVILLE            TX       75067   SFD      7.250     6.500    $ 741.53      360       1-Apr-29
5023283      SOUTH JORDAN          UT       84095   SFD      7.375     6.500   $ 1,381.36     360       1-Mar-29
5023298      SAN MARINO            CA       91108   SFD      7.750     6.500   $ 5,086.53     360       1-Mar-29
5023308      LAFAYETTE             CO       80026   SFD      7.125     6.500   $ 1,765.14     360       1-Mar-29
5023319      BARRINGTON            RI       02806   SFD      7.750     6.500   $ 1,045.96     360       1-Mar-29
5023323      PASADENA              CA       91104   SFD      7.250     6.500   $ 1,773.66     360       1-Mar-29
5023331      GLENWOOD SPRINGS      CO       81601   PUD      7.500     6.500   $ 3,496.07     360       1-Apr-29
5023332      SEAL BEACH            CA       90743   SFD      7.000     6.500   $ 1,995.91     360       1-Mar-29
5023337      ENCINO                CA       91316   SFD      7.250     6.500   $ 4,174.92     360       1-Apr-29
5023341      EDWARDS               CO       81632   SFD      7.125     6.500   $ 2,273.80     360       1-Mar-29
5023348      BARRINGTON            RI       02806   SFD      7.625     6.500   $ 1,058.15     360       1-Apr-29
5023351      SCOTTSDALE            AZ       85259   SFD      7.500     6.500    $ 769.14      360       1-Apr-29
5023354      LAS VEGAS             NV       89128   SFD      7.500     6.500    $ 524.42      360       1-Mar-29
5023358      ENCINITAS             CA       92024   SFD      7.125     6.500   $ 2,189.59     360       1-Apr-29
5023362      BEAVERTON             OR       97008   SFD      7.250     6.500   $ 1,893.72     360       1-Apr-29
5023375      DALLAS                TX       75225   PUD      7.000     6.500   $ 2,120.65     360       1-Mar-29
5023385      SAN FRANCISCO         CA       94110   SFD      7.625     6.500   $ 2,236.63     360       1-Mar-28
5023395      BEAVER CREEK          CO       81620   LCO      7.875     6.500   $ 4,415.67     360       1-Apr-29
5023397      EUGENE                OR       97405   SFD      7.125     6.500    $ 606.35      360       1-Mar-29
5023407      DANVILLE              CA       94506   SFD      7.125     6.500   $ 1,077.95     360       1-Mar-29
5023409      SCOTTSDALE            AZ       85253   SFD      7.625     6.500   $ 1,323.58     360       1-Apr-29
5023419      PHOENIX               AZ       85027   SFD      7.375     6.500   $ 1,899.36     360       1-Mar-29
5023422      PORTLAND              OR       97225   LCO      7.375     6.500    $ 531.82      360       1-Apr-29
5023427      PARK CITY             UT       84060   SFD      7.500     6.500   $ 1,936.82     360       1-Jan-29
5023432      HOUSTON               TX       77024   SFD      7.000     6.500   $ 1,790.99     360       1-Apr-29
5023440      SEATTLE               WA       98115   SFD      6.625     6.358   $ 2,561.24     360       1-Feb-29
5023496      IRVINE                CA       92612   LCO      7.250     6.500   $ 2,251.18     360       1-Apr-29
5023520      PRESCOTT              AZ       86303   SFD      7.125     6.500   $ 2,270.44     360       1-Apr-29
5023532      SCOTTSDALE            AZ       85255   PUD      7.375     6.500    $ 932.42      360       1-Apr-29
5023709      PALO ALTO             CA       94306   SFD      7.375     6.500   $ 2,969.90     360       1-Mar-29
5023719      HOUSTON               TX       77098   SFD      6.875     6.500   $ 2,920.71     360       1-Mar-29
5023729      ORANGE                CA       92869   SFD      7.250     6.500   $ 2,796.92     360       1-Feb-29
5023736      AVON                  CO       81620   SFD      7.250     6.500   $ 1,875.98     360       1-Feb-29
5023744      SEABROOK              TX       77586   SFD      7.125     6.500   $ 2,102.00     360       1-Feb-29
5023747      HALF MOON BAY         CA       94019   SFD      7.000     6.500   $ 2,428.35     360       1-Feb-29
5023760      AVON                  CO       81620   SFD      7.500     6.500   $ 1,520.79     360       1-Mar-29
5023774      LAFUNA NIGUEL         CA       92677   SFD      7.375     6.500   $ 2,632.85     360       1-Feb-29
5023782      MONTE SERENO          CA       95030   PUD      7.000     6.500   $ 1,696.52     360       1-Mar-29
5023788      SURPRISE              AZ       85374   SFD      7.250     6.500    $ 511.63      360       1-Oct-28
5023790      SOQUEL                CA       95073   SFD      7.500     6.500   $ 2,796.86     360       1-Mar-29
5023796      MEDFORD               OR       97504   SFD      7.125     6.500    $ 639.02      360       1-Feb-29
5023803      ARCADIA               CA       91006   SFD      7.375     6.500   $ 2,762.70     360       1-Feb-29
5023804      ARCADIA               CA       91007   SFD      7.375     6.500   $ 2,762.70     360       1-Feb-29
5023810      PORTLAND              OR       97266   SFD      7.000     6.500   $ 3,233.37     360       1-Mar-29
5023813      EL CERRITO            CA       94530   SFD      7.375     6.500   $ 2,614.90     360       1-Feb-29
5023826      EL CAJON              CA       92020   SFD      7.000     6.500   $ 1,204.20     360       1-Feb-29
5023827      AURORA                CO       80015   SFD      6.750     6.483   $ 1,186.93     360       1-Feb-29
5023828      TEMECULA              CA       92592   SFD      7.000     6.500    $ 820.32      360       1-Mar-29
5023834      PORTLAND              OR       97206   SFD      7.500     6.500    $ 540.85      360       1-Mar-29
5023839      VAIL                  CO       81657   LCO      7.000     6.500    $ 738.49      360       1-Mar-29
5023843      PHOENIX               AZ       85253   SFD      7.125     6.500   $ 3,233.18     360       1-Mar-29
5023845      ROGUE RIVER           OR       97537   SFD      7.250     6.500   $ 1,093.53     360       1-Mar-29
5023852      PARK CITY             UT       84098   SFD      7.000     6.500    $ 838.29      360       1-Feb-29
5023853      CHARLOTTE             NC       28211   SFD      7.250     6.500   $ 2,558.16     360       1-Feb-29
5023855      SANVILLE              CA       94506   SFD      7.250     6.500   $ 2,723.93     360       1-Mar-29
5023868      PRINDA                CA       94563   SFD      7.000     6.500   $ 4,324.47     360       1-Mar-29
5023872      SALT LAKE CITY        UT       84108   SFD      7.000     6.500   $ 1,876.16     360       1-Feb-29
5023880      JAMUL                 CA       91935   PUD      7.500     6.500   $ 2,076.67     360       1-Aug-28
5023881      PAONIA                CO       81428   SFD      7.500     6.500    $ 445.75      360       1-Mar-29
5023885      WILTON                CT       06897   SFD      7.125     6.500   $ 3,705.45     360       1-Mar-29
5023888      ROGUE RIVER           OR       97537   SFD      7.500     6.500    $ 656.56      360       1-Mar-29
5023894      BEND                  OR       97701   SFD      7.375     6.500   $ 3,626.04     360       1-Feb-29
5023896      MONUMENT              CO       80132   SFD      7.250     6.500   $ 2,084.39     360       1-Feb-29
5023911      AVON                  CT       06001   SFD      7.375     6.500   $ 2,975.84     360       1-Mar-29
5023913      ENCINITAS             CA       92024   SFD      6.875     6.500   $ 1,724.44     360       1-Mar-29
5023918      ORINDA                CA       94563   SFD      7.375     6.500   $ 6,423.28     360       1-Mar-29
5023920      GRESHAM               OR       97080   SFD      7.500     6.500   $ 2,447.25     360       1-Feb-29
5023928      BOULDER               CO       80304   SFD      7.000     6.500   $ 1,763.05     360       1-Feb-29
5023929      FREMONT               CA       94536   SFD      7.500     6.500   $ 1,838.93     360       1-Oct-28
5023935      ARCADIA               CA       91006   SFD      7.000     6.500   $ 2,049.13     360       1-Feb-29
5023938      SCOTTSDALE            AZ       85255   SFD      7.125     6.500   $ 3,072.16     360       1-Feb-29
5023941      LOS GATOS             CA       95030   SFD      7.875     6.500   $ 6,199.34     360       1-Feb-29
5023942      SUMNER                WA       99390   SFD      7.000     6.500   $ 1,763.05     360       1-Feb-29
5023946      TAHOMA                CA       96142   SFD      7.250     6.500   $ 1,937.38     360       1-Feb-29
5023951      MORAGA                CA       94556   SFD      7.000     6.500   $ 1,916.07     360       1-Nov-28
5023955      ENCINO                CA       91436   SFD      7.000     6.500   $ 3,393.04     360       1-Feb-29
5023966      SHERMAN               CT       06784   SFD      7.375     6.500   $ 1,484.95     360       1-Feb-29
5023972      PHEONIX               AZ       85048   SFD      7.625     6.500   $ 1,544.41     360       1-Mar-29
5023995      BELLAIRE              TX       77401   SFD      7.375     6.500   $ 2,900.84     360       1-Apr-29
5024008      SOUTH WELLFLEET       MA       02663   SFD      7.750     6.500   $ 1,024.47     360       1-Mar-29
5024010      ESCONDIDO             CA       92025   SFD      7.625     6.500   $ 2,172.93     360       1-Apr-29
5024024      MONTGOMERY            TX       77356   SFD      7.000     6.500   $ 2,262.03     360       1-Feb-29
5024026      DEL MAR               CA       92014   SFD      7.250     6.500   $ 2,718.47     360       1-Apr-29
5024057      ANAHEIM               CA       90620   SFD      7.375     6.500   $ 1,978.78     360       1-Mar-29
5024067      TELLURIDE             CO       81435   SFD      7.000     6.500   $ 2,494.88     360       1-Mar-29
5024078      MONTGOMERY            TX       77356   SFD      7.000     6.500   $ 3,637.38     360       1-Apr-29
5024085      EDWARDS               CO       81632   SFD      7.250     6.500   $ 1,816.29     360       1-Apr-29
5024093      BORING                OR       97009   SFD      7.125     6.500   $ 2,176.11     360       1-Mar-29
5024103      YARDLEY               PA       19067   SFD      7.125     6.500   $ 1,819.04     360       1-Feb-29
5024114      KINGWOOD              TX       77345   SFD      7.125     6.500   $ 2,021.16     360       1-Jan-29
5024180      DURANGO               CO       81301   SFD      7.250     6.500   $ 2,694.60     360       1-Feb-29
5024207      MESA                  AZ       85215   SFD      7.125     6.500   $ 1,795.47     360       1-Feb-29
5024286      PARADISE VALLEY       AZ       85253   SFD      7.000     6.500   $ 2,427.03     360       1-Mar-29
5024308      SAN DIEGO             CA       92131   SFD      7.375     6.500   $ 1,886.58     360       1-Feb-29
5024340      PARK CITY             UT       84098   SFD      7.375     6.500   $ 2,268.87     360       1-Feb-29
5024345      PARADISE              AZ       85253   SFD      7.500     6.500   $ 1,908.86     360       1-Apr-29
5024360      MEDFORD               OR       97501   SFD      7.125     6.500    $ 673.72      360       1-Apr-29
5024378      HOUSTON               TX       77005   SFD      7.250     6.500   $ 1,726.59     360       1-Feb-29
5024379      SANTA ROSA            CA       95404   SFD      7.250     6.500   $ 4,140.81     360       1-Mar-29
5024386      GILBERT               AZ       85296   SFD      6.875     6.500    $ 984.08      360       1-Feb-29
5024400      PORTLAND              OR       97229   SFD      7.500     6.500   $ 2,489.20     360       1-Feb-29
5024404      FOSTER CITY           CA       94404   SFD      7.250     6.500   $ 3,042.51     360       1-Mar-29
5024412      DRAPER                UT       84020   SFD      7.250     6.500   $ 1,738.19     360       1-Feb-29
5024420      SAN DIEGO             CA       92129   SFD      7.125     6.500   $ 1,179.01     360       1-Mar-29
5024429      SANDY                 UT       84093   SFD      7.500     6.500   $ 1,475.35     360       1-Feb-29
5024440      PHOENIX               AZ       85020   SFD      7.250     6.500   $ 4,433.81     360       1-Mar-29
5024443      BRENTWOOD             TN       37027   SFD      7.500     6.500   $ 1,713.08     360       1-Apr-29
5024450      JUPITER               FL       33477   SFD      7.250     6.500   $ 3,121.92     360       1-Feb-29
5024451      SHERMAN OAKS          CA       91423   SFD      7.625     6.500   $ 2,505.59     360       1-Apr-29
5024467      PARK CITY             UT       84060   SFD      7.125     6.500   $ 2,374.86     360       1-Jan-29
5024486      SALMON                ID       83467   SFD      7.625     6.500    $ 884.74      360       1-Apr-29
5024503      SUNRIVER              OR       97707   LCO      7.625     6.500    $ 517.40      360       1-Apr-29
5024508      SCOTTSDALE            AZ       85260   PUD      7.250     6.500    $ 750.40      360       1-Apr-29
5024513      KALISPELL             MT       59901   SFD      7.375     6.500    $ 668.57      360       1-Apr-29
5024521      HAILEY                ID       83333   SFD      7.250     6.500   $ 1,262.03     360       1-Feb-29
5024522      MINTURN               CO       81645   SFD      7.250     6.500    $ 750.40      360       1-Feb-29
5024530      PORTLAND              OR       97201   SFD      7.250     6.500   $ 3,069.79     360       1-Feb-29
5024542      PROVO                 UT       84604   SFD      7.000     6.500   $ 2,075.75     360       1-Feb-29
5024543      PALO ALTO             CA       94303   SFD      7.250     6.500   $ 3,670.11     360       1-Mar-29
5024554      KEYSTONE              CO       80435   HCO      7.875     6.500   $ 1,722.76     360       1-Feb-29
5024556      SAN DIEGO             CA       92111   SFD      7.250     6.500   $ 1,398.46     360       1-Feb-29
5024562      EDGARTOWN             MA       02539   SFD      7.625     6.500   $ 1,592.54     360       1-Mar-29
5024563      GLENDALE              AZ       85308   PUD      7.375     6.500   $ 3,080.41     360       1-Feb-29
5024847      HOUSTON               TX       77098   SFD      7.000     6.500   $ 2,235.42     360       1-Mar-29
5025111      POWDER SPRINGS        GA       30127   SFD      7.000     6.500   $ 2,281.99     360       1-Nov-28
5025166      CHULUOTA              FL       32766   SFD      7.000     6.500   $ 2,478.25     360       1-Mar-29
5025185      SARASOTA              FL       34233   SFD      7.000     6.500   $ 1,875.40     352       1-Feb-28
5025334      CARY                  NC       27511   SFD      7.125     6.500   $ 1,832.52     360       1-Apr-29
5025352      CHAMBLEE              GA       30341   SFD      7.500     6.500   $ 2,058.49     360       1-Mar-29
5025508      FRANKLIN              TN       37069   SFD      7.000     6.500   $ 3,619.98     351       1-Apr-28
5025514      HENDERSON             TN       37075   SFD      7.125     6.500   $ 2,658.83     360       1-Mar-29
5026228      SAN DIEGO             CA       92109   MF2      7.375     6.500   $ 2,762.71     360       1-Jan-28
5026357      DANVILLE              KY       40422   SFD      7.000     6.500   $ 2,395.09     360       1-Apr-29
5026394      BETHANY               CT       06524   SFD      6.625     6.358   $ 1,602.06     360       1-Apr-29
5026436      RIDGEFIELD            CT       06877   SFD      7.250     6.500   $ 1,760.02     360       1-Apr-29
5026450      LAUDERDALE            FL       33304   SFD      7.250     6.500   $ 3,410.88     360       1-Jul-28
5026476      EASTON                CT       06612   SFD      7.250     6.500   $ 2,067.00     360       1-Apr-29
5026486      WESTFORD              MA       01886   SFD      7.250     6.500   $ 2,117.48     360       1-Mar-29
5026498      GROSSE POINTE SHORES  MI       48236   SFD      7.250     6.500   $ 3,410.89     360       1-Mar-29
5026524      ORLANDO               FL       32836   SFD      6.750     6.483   $ 3,242.99     360       1-Jan-29
5026532      OCEANSIDE             CA       92056   SFD      6.750     6.483   $ 1,965.25     360       1-Apr-29
5026552      KNOXVILLE             TN       37922   SFD      6.875     6.500   $ 1,735.00     360       1-Dec-27
5026561      LAWRENCE              NY       11559   SFD      7.125     6.500   $ 2,358.02     360       1-Apr-29
5026589      FAIRFIELD             CT       06430   SFD      6.750     6.483   $ 1,809.59     360       1-Apr-29
5026600      LIBERTYVILLE          IL       60048   SFD      7.250     6.500   $ 2,046.53     360       1-Mar-29
5026604      LITTLE ROCK           AR       72207   SFD      7.250     6.500   $ 3,581.43     360       1-Apr-29
5026617      LAKE FOREST           IL       60045   SFD      7.125     6.500   $ 2,570.24     360       1-Apr-29
5026630      MONROE                LA       71201   SFD      6.875     6.500   $ 1,708.01     360       1-Apr-29
5026642      CARLSBAD              CA       92009   SFD      7.250     6.500   $ 2,063.59     360       1-Mar-29
5026647      SCOTTSDALE            AZ       85262   SFD      7.625     6.500   $ 2,043.75     360       1-Apr-29
5026651      STAMFORD              CT       06905   SFD      7.125     6.500   $ 1,819.04     360       1-Mar-29
5026671      WILTON                CT       06897   SFD      7.125     6.500   $ 2,019.68     240       1-Apr-19
5026690      WESTPORT              CT       06880   SFD      7.375     6.500   $ 2,103.11     360       1-Apr-29
5026707      SUNNYVALE             CA       94087   SFD      7.375     6.500   $ 2,232.27     360       1-Apr-29
5026911      FOND DU LAC           WI       54935   SFD      6.750     6.483   $ 2,417.96     240       1-Mar-19
5026972      YOUNGSVILLE           LA       70592   SFD      7.000     6.500   $ 2,794.28     360       1-Jan-29
5027023      LONGMONT              CO       80501   SFD      7.125     6.500   $ 1,846.53     360       1-Apr-29
5027030      DUBLIN                CA       94568   SFD      6.875     6.500   $ 2,548.88     360       1-Apr-29
5027036      LOS ANGELES           CA       91326   SFD      7.250     6.500   $ 2,035.27     360       1-Apr-29
5027045      RANCHO SANTA MARGARIT CA       92688   SFD      7.625     6.500   $ 2,123.38     360       1-Apr-29
5027058      TINLEY PARK           IL       60477   SFD      7.500     6.500   $ 1,877.39     360       1-Apr-29
5027068      MORGANTOWN            WV       26508   SFD      7.250     6.500   $ 1,889.63     360       1-Mar-29
5027097      SAN DIEGO             CA       92110   SFD      7.500     6.500   $ 1,756.78     360       1-Apr-29
5027102      MARIETTA              GA       30067   SFD      6.875     6.500   $ 2,049.62     360       1-Mar-29
5027108      OKLAHOMA CITY         OK       73131   SFD      6.875     6.500   $ 1,666.30     360       1-Mar-29
5027121      SHEBOYGAN FALLS       WI       53085   SFD      7.250     6.500   $ 1,773.66     360       1-Nov-28
5027147      ST LOUIS              MO       63105   SFD      6.875     6.500   $ 2,149.80     360       1-Mar-29
5027155      MONTGOMERY            AL       36111   SFD      7.000     6.500   $ 2,198.16     360       1-Apr-29
5027160      HERNDON               VA       20171   SFD      7.000     6.500   $ 1,993.92     360       1-Mar-29
5027170      PROSPECT HEIGHTS      IL       60070   SFD      7.125     6.500   $ 2,506.24     360       1-Apr-29
5027186      PEACHTREE CITY        GA       30269   SFD      7.000     6.500   $ 1,696.53     360       1-Mar-29
5027210      SIMONS ISLAND         GA       31522   PUD      7.000     6.500   $ 2,661.22     360       1-Mar-29
5027218      SIMI VALLEY           CA       93065   SFD      7.000     6.500   $ 2,112.34     360       1-Mar-29
5027231      WESTPORT              CT       06880   SFD      6.750     6.483   $ 1,751.22     360       1-Apr-29
5027236      RICHMOND              VA       23233   SFD      6.750     6.483   $ 1,969.14     360       1-Apr-29
5027282      MADISONVILLE          LA       70447   SFD      6.625     6.358   $ 2,081.02     360       1-Apr-29
5027320      SAN DIEGO             CA       92131   SFD      7.375     6.500   $ 2,583.13     360       1-Apr-29
5027326      WHEATON               IL       60187   SFD      7.125     6.500   $ 1,920.10     360       1-Apr-29
5027329      BELLAIRE              MI       49615   SFD      7.500     6.500   $ 2,020.73     360       1-Feb-29
5027344      AMELIA ISLAND         FL       32034   SFD      6.875     6.500   $ 2,207.28     360       1-Apr-29
5027394      PHOENIX               AZ       85016   SFD      7.250     6.500   $ 2,204.30     348       1-Mar-28
5027399      YORBA LINDA           CA       92887   SFD      6.875     6.500   $ 2,824.79     360       1-Apr-29
5027402      WHITE HALL            MD       21161   SFD      7.250     6.500   $ 1,982.40     360       1-Apr-29
5027406      OWENSBORO             KY       42303   SFD      7.125     6.500   $ 2,627.51     360       1-Mar-29
5027422      FORT WORTH            TX       76109   SFD      7.125     6.500   $ 2,236.75     360       1-Apr-29
5027423      PHOENIX               AZ       85045   SFD      7.250     6.500   $ 1,893.72     360       1-Mar-29
5027490      EAST SETAUKEY         NY       11733   SFD      7.250     6.500   $ 1,742.96     360       1-Feb-29
5027498      PHOENIX               MD       21131   SFD      7.250     6.500   $ 1,991.95     360       1-Mar-29
5027522      JERICHO               NY       11753   SFD      7.750     6.500   $ 1,869.84     360       1-Apr-29
5027548      WAYNESBORO            VA       22980   SFD      7.250     6.500   $ 3,983.50     240       1-Mar-19
5027549      VISTA                 CA       92084   SFD      7.000     6.500   $ 1,696.53     360       1-Apr-29
5027611      SCOTTS VALLEY         CA       95066   SFD      6.875     6.500   $ 2,154.40     360       1-Nov-28
5027648      LEXINGTON             KY       40502   SFD      7.500     6.500   $ 3,146.47     360       1-Feb-29
5027650      TELLURIDE             CO       81435   SFD      7.500     6.500   $ 2,237.49     360       1-Mar-29
5027657      SAN ANTONIO           TX       78261   SFD      6.875     6.500   $ 1,937.95     360       1-Mar-29
5027658      ESCONDIDO             CA       92025   SFD      7.000     6.500   $ 1,969.30     360       1-Mar-29
5027662      DAYTON                OH       45409   SFD      7.375     6.500   $ 2,016.78     360       1-Apr-29
5027681      PINEHURST             NC       28374   SFD      7.250     6.500   $ 4,720.66     360       1-May-29
5027688      POWELL                OH       43065   SFD      6.750     6.483   $ 3,784.57     360       1-Mar-29
5027703      PALO ALTO             CA       94306   SFD      7.250     6.500   $ 2,619.56     360       1-Apr-29
5027717      SALT LAKE CITY        UT       84108   SFD      7.000     6.500   $ 1,896.11     360       1-Mar-29
5027731      WELLESLEY             MA       02481   SFD      7.375     6.500   $ 2,175.63     360       1-Apr-29
5027736      COLORADO SPRINGS      CO       80906   SFD      7.000     6.500   $ 2,854.81     360       1-Jan-29
5027741      PHOENIX               AZ       85018   SFD      7.000     6.500   $ 2,914.03     360       1-Mar-29
5027759      PROVIDENCE            RI       02906   SFD      6.750     6.483   $ 1,777.16     360       1-Apr-29
5027800      PHOENIX               AZ       85028   SFD      7.125     6.500   $ 2,856.57     360       1-Mar-29
5027801      LEESBURG              VA       20176   SFD      7.375     6.500   $ 2,414.26     360       1-Mar-29
5027803      LITTLETON             CO       80127   SFD      7.250     6.500   $ 2,011.06     360       1-Apr-29
5027804      WESTERN SPRINGS       IL       60558   SFD      7.125     6.500   $ 2,576.98     360       1-Mar-29
5027812      MONKTON               MD       21111   SFD      7.500     6.500   $ 3,496.08     360       1-Apr-29
5027818      HARBOR SPRINGS        MI       49740   SFD      7.625     6.500   $ 2,123.38     360       1-Apr-29
5027823      ST LOUIS              MO       63127   SFD      7.125     6.500   $ 2,903.74     360       1-Apr-29
5027829      SAINT JOSEPH          MO       64505   SFD      7.125     6.500   $ 1,869.57     360       1-Apr-29
5027837      NEWTON                MA       02166   SFD      7.250     6.500   $ 3,912.29     360       1-Mar-29
5027850      LA VERNE              CA       91750   SFD      6.875     6.500   $ 1,966.52     360       1-Apr-29
5027868      LAKEWOOD              CO       80226   SFD      6.750     6.483   $ 2,659.25     360       1-Apr-29
5027871      AUSTIN                TX       78743   SFD      7.000     6.500   $ 2,152.26     360       1-Apr-29
5027873      MARIETTA              OH       45750   SFD      7.250     6.500   $ 1,719.09     360       1-Apr-29
5028868      BIRMINGHAM            AL       35223   SFD      7.250     6.500   $ 3,432.71     360       1-Apr-29
5032693      PROVIDENCE            RI       02906   SFD      6.750     6.483   $ 3,242.99     360       1-Apr-29
5032705      ORLANDO               FL       32836   SFD      7.375     6.500   $ 2,151.29     337       1-Mar-27
5032729      ALEXANDRIA            VA       22314   SFD      6.875     6.500   $ 2,102.18     360       1-Nov-28
5032732      KENNESAW              GA       30144   SFD      6.500     6.233   $ 3,099.66     360       1-Nov-28
5032749      LEXINGTON             KY       40515   SFD      6.875     6.500   $ 2,364.94     360       1-Mar-29
5032765      MARIETTA              GA       30068   SFD      6.750     6.483   $ 3,924.96     356       1-Jul-28
5032783      SAN MARTIN            CA       95046   SFD      7.125     6.500   $ 2,587.08     360       1-Apr-29
5032788      MURFREESBORO          TN       37127   SFD      6.750     6.483   $ 1,759.00     360       1-Mar-29
5032807      WINTER HAVEN          FL       33881   SFD      7.375     6.500   $ 1,838.84     290       1-Dec-22
5032835      ATLANTA               GA       30307   SFD      7.000     6.500   $ 1,759.01     360       1-Feb-29
5033776      ACWORTH               GA       30101   PUD      7.000     6.500   $ 1,862.85     360       1-Apr-29
5033805      ST PETERSBURG         FL       33703   SFD      7.375     6.500   $ 1,917.47     348       1-Apr-28
5033827      BRADENTON             FL       34202   SFD      7.000     6.500   $ 1,726.86     351       1-Jul-28
5033835      SAVANNAH              GA       31411   SFD      6.875     6.500   $ 2,410.93     360       1-Apr-29
5033841      BIRMINGHAM            AL       35223   SFD      7.250     6.500   $ 2,319.40     360       1-Feb-29
5033883      PACE                  FL       32571   SFD      7.125     6.500   $ 1,697.77     360       1-Mar-29
5033903      DAVIE                 FL       33328   PUD      7.500     6.500   $ 1,656.94     354       1-Jun-28
5034499      FLOWERY BRANCH        GA       30542   SFD      6.875     6.500   $ 1,760.57     360       1-Mar-29
5034514      ATHENS                GA       30606   SFD      7.250     6.500   $ 1,981.04     360       1-Apr-29
5034534      MIAMI                 FL       33133   SFD      7.125     6.500   $ 2,122.21     360       1-Apr-29
5034645      ATLANTA               GA       30309   SFD      7.125     6.500   $ 3,732.67     317       1-Jan-25
5034666      CORAL GABLES          FL       33134   SFD      7.250     6.500   $ 1,719.08     360       1-Mar-29
5034805      LIGHTHOUSE POINT      FL       33064   SFD      7.250     6.500   $ 2,139.30     360       1-May-29
5036921      CHARLOTTE             NC       28226   SFD      7.000     6.500   $ 1,995.24     360       1-Apr-29






NASCOR
NMI / 1999-18 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(continued)

(i)                      (ix)       (x)        (xi)              (xii)       (xiii)       (xiv)              (xv)              (xvi)
-----         --------------      ------       ---------      ----------     -------      -----------    -----------        --------
                     CUT-OFF
MORTGAGE                DATE                                   MORTGAGE                   T.O.P.            MASTER             FIXED
LOAN               PRINCIPAL                                   INSURANCE     SERVICE      MORTGAGE         SERVICE          RETAINED
NUMBER               BALANCE        LTV        SUBSIDY           CODE          FEE        LOAN               FEE               YIELD
--------      --------------      ------       ---------      ----------     -------      -----------    -----------        --------
4836563         $ 273,517.30       80.00                                      0.250                         0.017              0.858
4859300         $ 349,041.50       61.30                                      0.250                         0.017              0.608
4906133       $ 1,386,997.70       65.12                                      0.250                         0.017              0.858
4944998       $ 1,660,826.89       69.96                                      0.250                         0.017              0.483
4959907         $ 481,228.14       78.17                                      0.250                         0.017              0.108
4961205         $ 248,314.21       69.44                                      0.250                         0.017              0.358
4962689         $ 396,811.70       80.00                                      0.250                         0.017              0.108
4962792         $ 298,372.35       68.18                                      0.250                         0.017              0.608
4962859         $ 497,287.23       99.01                                      0.250                         0.017              0.608
4963238         $ 476,749.97       99.98                                      0.250                         0.017              0.733
4963288         $ 261,190.06      100.00                                      0.250                         0.017              0.233
4963322         $ 263,562.28       88.33                                      0.250                         0.017              0.608
4963337         $ 278,258.44       98.25                                      0.250                         0.017              0.608
4963362         $ 317,841.15       86.49                                      0.250                         0.017              0.000
4963395         $ 317,524.97      100.00                                      0.250                         0.017              0.358
4967917         $ 353,531.54       73.20                                      0.250                         0.017              0.483
4972463         $ 289,206.65       72.42                                      0.250                         0.017              0.358
4972529         $ 289,077.01       81.07                                      0.250                         0.017              0.983
4972575         $ 266,640.44       53.51                                      0.250                         0.017              0.108
4975828         $ 277,547.98       90.62                          06          0.250                         0.017              0.483
4977055         $ 226,006.80       68.98                                      0.250                         0.017              0.483
4981357       $ 1,992,485.15       57.14                                      0.250                         0.017              0.733
4981400       $ 1,767,058.10       45.00                                      0.250                         0.017              0.858
4984536         $ 245,178.02       98.45                                      0.250                         0.017              0.608
4984553         $ 333,996.20      100.00                                      0.250                         0.017              0.733
4984591         $ 360,739.76       80.00                                      0.250                         0.017              0.108
4984596         $ 267,440.52       80.00                                      0.250                         0.017              0.983
4987703         $ 219,117.29       64.24                                      0.250                         0.017              0.608
4988563         $ 277,194.93       80.00                                      0.250                         0.017              0.733
4992024         $ 411,479.71       75.00                                      0.250                         0.017              0.233
4992193         $ 249,000.00       65.01                                      0.250                         0.017              0.233
4992232         $ 293,818.96       73.73                                      0.250                         0.017              0.233
4992487         $ 248,822.51       78.90                                      0.250                         0.017              0.000
4997486         $ 295,385.22       80.00                                      0.250                         0.017              0.483
4997682         $ 453,130.71       79.79                                      0.250                         0.017              0.358
4997693         $ 359,598.45       53.72                                      0.250                         0.017              0.608
4997699         $ 296,395.85       79.98                                      0.250                         0.017              0.358
4997707         $ 525,587.91       55.73                                      0.250                         0.017              0.000
4999192         $ 294,883.28       80.00                                      0.250                         0.017              0.108
4999421         $ 296,180.02       87.18                          11          0.250                         0.017              0.733
5001135         $ 299,765.97       74.07                                      0.250                         0.017              0.483
5001616         $ 297,991.53       72.29                                      0.250                         0.017              0.233
5001630         $ 245,376.42       80.00                                      0.250                         0.017              0.108
5001653         $ 267,337.08       63.06                                      0.250                         0.017              0.233
5001829         $ 271,310.51       80.00                                      0.250                         0.017              0.108
5001834         $ 312,263.03       79.24                                      0.250                         0.017              0.483
5001841         $ 516,570.55       77.61                                      0.250                         0.017              0.358
5001873         $ 269,364.29       72.97                                      0.250                         0.017              0.483
5001879         $ 360,132.13       80.00                                      0.250                         0.017              0.358
5001890         $ 261,319.45       69.68                                      0.250                         0.017              0.000
5001919         $ 290,297.69       70.46                                      0.250                         0.017              0.358
5001922         $ 433,975.80       55.41                                      0.250                         0.017              0.483
5001926         $ 438,559.39       66.13                                      0.250                         0.017              0.000
5001929         $ 261,866.47       70.00                                      0.250                         0.017              0.358
5001934         $ 497,300.45       78.79                                      0.250                         0.017              0.000
5001948         $ 418,935.35       80.00                                      0.250                         0.017              0.108
5001949         $ 253,286.42       84.67                          06          0.250                         0.017              0.358
5001992         $ 343,128.00       68.80                                      0.250                         0.017              0.108
5001998         $ 627,916.22       57.27                                      0.250                         0.017              0.233
5002029         $ 247,770.33       94.99                          06          0.250                         0.017              0.108
5002047         $ 294,305.43       56.08                                      0.250                         0.017              0.483
5002063         $ 336,744.22       80.00                                      0.250                         0.017              0.108
5002082         $ 484,352.24       75.94                                      0.250                         0.017              0.108
5002088         $ 473,853.65       74.80                                      0.250                         0.017              0.358
5002102         $ 305,359.33       61.83                                      0.250                         0.017              0.483
5002106         $ 365,079.20       58.21                                      0.250                         0.017              0.483
5002107         $ 600,797.79       73.21                                      0.250                         0.017              0.233
5002112         $ 269,315.60       73.57                                      0.250                         0.017              0.108
5002124         $ 253,715.92       94.40                          12          0.250                         0.017              0.608
5002129         $ 389,011.43       72.22                                      0.250                         0.017              0.108
5002133         $ 591,995.55       61.82                                      0.250                         0.017              0.108
5002140         $ 299,257.96       84.03                          06          0.250                         0.017              0.233
5002141         $ 303,179.53       80.00                                      0.250                         0.017              0.108
5002151         $ 324,196.11       73.86                                      0.250                         0.017              0.233
5002919         $ 288,285.18       74.29                                      0.250                         0.017              0.233
5002921         $ 498,732.59       42.74                                      0.250                         0.017              0.108
5002932         $ 378,827.64       51.91                                      0.250                         0.017              0.108
5002943         $ 422,004.06       68.78                                      0.250                         0.017              0.483
5002966         $ 355,875.88       74.84                                      0.250                         0.017              0.483
5002974         $ 405,239.27       67.83                                      0.250                         0.017              0.358
5003053         $ 283,060.65       94.98                          12          0.250                         0.017              0.233
5003072         $ 347,937.25       80.00                                      0.250                         0.017              0.233
5003085         $ 231,523.78       79.98                                      0.250                         0.017              0.358
5003088         $ 245,912.38       83.73                          06          0.250                         0.017              0.483
5003093         $ 324,155.80       42.29                                      0.250                         0.017              0.000
5003105         $ 263,336.89       80.00                                      0.250                         0.017              0.233
5003122         $ 256,427.88       88.72                                      0.250                         0.017              0.108
5003567         $ 252,832.28       75.64                                      0.250                         0.017              0.733
5003582         $ 363,099.63       80.00                                      0.250                         0.017              0.233
5003612         $ 271,310.51       79.77                                      0.250                         0.017              0.108
5003623         $ 278,343.09       90.00                          01          0.250                         0.017              0.483
5003706         $ 304,064.40       80.00                                      0.250                         0.017              0.358
5003738         $ 319,867.95       76.73                                      0.250                         0.017              0.358
5003743         $ 277,659.03       80.00                                      0.250                         0.017              0.000
5003764         $ 391,006.32       80.00                                      0.250                         0.017              0.108
5003778         $ 362,948.64       67.59                                      0.250                         0.017              0.483
5003783         $ 305,279.54       53.22                                      0.250                         0.017              0.483
5003784         $ 272,706.95       89.71                          06          0.250                         0.017              0.108
5003787         $ 266,954.17       66.90                                      0.250                         0.017              0.358
5003796         $ 303,027.71       80.00                                      0.250                         0.017              0.108
5003798         $ 469,236.47       66.25                                      0.250                         0.017              0.233
5003800         $ 349,196.09       63.64                                      0.250                         0.017              0.608
5003813         $ 376,853.82       89.99                          06          0.250                         0.017              0.733
5003819         $ 600,386.34       72.34                                      0.250                         0.017              0.108
5003828         $ 308,359.51       82.37                                      0.250                         0.017              0.108
5003833         $ 398,784.34       72.99                                      0.250                         0.017              0.108
5003854         $ 334,861.14       80.00                                      0.250                         0.017              0.108
5003860         $ 275,754.11       77.89                                      0.250                         0.017              0.483
5003886         $ 295,267.85       79.96                                      0.250                         0.017              0.233
5003901         $ 295,036.42       80.00                                      0.250                         0.017              0.108
5003910         $ 349,155.35       49.30                                      0.250                         0.017              0.358
5003983         $ 257,762.12       79.99                                      0.250                         0.017              0.000
5004366         $ 398,497.03       75.47                                      0.250                         0.017              0.733
5004371         $ 105,613.55      100.00                                      0.250                         0.017              0.000
5004385         $ 338,955.58       76.40                                      0.250                         0.017              0.608
5004548         $ 139,519.51      100.00                                      0.250                         0.017              0.233
5004693         $ 265,443.41      100.00                                      0.250                         0.017              0.733
5004762         $ 114,646.72       96.23                                      0.250                         0.017              0.608
5005075         $ 254,114.44       80.00                                      0.250                         0.017              0.483
5005165         $ 328,201.02       80.00                                      0.250                         0.017              0.000
5005227         $ 334,150.84       74.44                                      0.250                         0.017              0.108
5005280         $ 228,512.28       90.00                          06          0.250                         0.017              0.983
5005456         $ 210,690.32       80.00                                      0.250                         0.017              0.358
5005536         $ 267,652.50       70.61                                      0.250                         0.017              0.358
5005583         $ 300,173.83       77.15                                      0.250                         0.017              0.358
5005868         $ 355,689.56       90.00                          06          0.250                         0.017              1.858
5005986         $ 291,853.74       55.69                                      0.250                         0.017              0.358
5006160         $ 254,670.92       79.81                                      0.250                         0.017              1.983
5006731         $ 399,663.95       62.99                                      0.250                         0.017              0.108
5007740         $ 439,712.60       80.00                                      0.250                         0.017              0.483
5007765         $ 310,532.75       28.40                                      0.250                         0.017              0.000
5007770         $ 248,366.97       62.50                                      0.250                         0.017              0.358
5008434         $ 337,520.17       62.26                                      0.250                         0.017              0.733
5008451         $ 546,570.19       66.47                                      0.250                         0.017              0.233
5008558         $ 327,168.57       59.64                                      0.250                         0.017              0.108
5009225         $ 434,917.37       76.15                                      0.250                         0.017              0.000
5009372         $ 118,906.51       58.54                                      0.250                         0.017              0.733
5009587         $ 141,957.22       71.25                                      0.250                         0.017              0.733
5009619          $ 95,372.25       75.00                                      0.250                         0.017              1.358
5009662         $ 441,483.68       75.00                                      0.250                         0.017              0.608
5010186         $ 320,298.57       89.78                          06          0.250                         0.017              0.858
5011145         $ 308,036.21       80.00                                      0.250                         0.017              0.233
5011191         $ 247,571.76       80.00                                      0.250                         0.017              0.000
5011237         $ 433,924.04       51.18                                      0.250                         0.017              0.233
5011238         $ 279,528.19       68.80                                      0.250                         0.017              0.108
5011257         $ 460,148.18       80.00                                      0.250                         0.017              0.358
5011283         $ 234,112.88       62.05                                      0.250                         0.017              0.983
5011290         $ 372,701.45       31.25                                      0.250                         0.017              0.000
5011298         $ 646,015.78       65.00                                      0.250                         0.017              0.000
5023152         $ 423,523.96       38.64                                      0.250                         0.017              0.000
5023181         $ 349,175.92       70.00                                      0.250                         0.017              0.483
5023197         $ 317,489.91       62.97                                      0.250                         0.017              0.358
5023245         $ 158,625.65       70.04                                      0.250                         0.017              0.483
5023255         $ 358,154.76       55.66                                      0.250                         0.017              0.483
5023266          $ 83,408.04       48.32                                      0.250                         0.017              0.108
5023277         $ 299,257.96       37.50                                      0.250                         0.017              0.233
5023282         $ 108,529.89       74.97                                      0.250                         0.017              0.483
5023283         $ 199,540.64       47.62                                      0.250                         0.017              0.608
5023298         $ 708,486.93       67.62                                      0.250                         0.017              0.983
5023308         $ 261,367.72       65.50                                      0.250                         0.017              0.358
5023319         $ 145,688.87       74.87                                      0.250                         0.017              0.983
5023323         $ 259,387.84       66.67                                      0.250                         0.017              0.483
5023331         $ 499,255.54       54.95                                      0.250                         0.017              0.733
5023332         $ 299,257.96       74.07                                      0.250                         0.017              0.233
5023337         $ 611,042.28       80.00                                      0.250                         0.017              0.483
5023341         $ 336,685.50       59.00                                      0.250                         0.017              0.358
5023348         $ 149,282.91       58.63                                      0.250                         0.017              0.858
5023351         $ 109,836.21       59.46                                      0.250                         0.017              0.733
5023354          $ 74,831.97       53.96                                      0.250                         0.017              0.733
5023358         $ 324,478.65       68.42                                      0.250                         0.017              0.358
5023362         $ 277,165.59       80.00                                      0.250                         0.017              0.483
5023375         $ 317,961.59       75.00                                      0.250                         0.017              0.233
5023385         $ 312,412.43       80.00                                      0.250                         0.017              0.858
5023395         $ 608,159.03       62.46                                      0.250                         0.017              1.108
5023397          $ 89,762.56       54.05                                      0.250                         0.017              0.358
5023407         $ 159,613.87       47.76                                      0.250                         0.017              0.358
5023409         $ 186,728.44       56.67                                      0.250                         0.017              0.858
5023419         $ 274,368.36       32.35                                      0.250                         0.017              0.608
5023422          $ 76,882.46       74.76                                      0.250                         0.017              0.608
5023427         $ 275,959.22       71.03                                      0.250                         0.017              0.733
5023432         $ 268,757.40       79.99                                      0.250                         0.017              0.233
5023440         $ 398,576.64       42.11                                      0.250                         0.017              0.000
5023496         $ 329,483.58       69.92                                      0.250                         0.017              0.483
5023520         $ 336,459.42       72.47                                      0.250                         0.017              0.358
5023532         $ 134,753.52       22.50                                      0.250                         0.017              0.608
5023709         $ 429,012.38       71.67                                      0.250                         0.017              0.608
5023719         $ 443,460.41       76.66                                      0.250                         0.017              0.108
5023729         $ 408,709.01       54.67                                      0.250                         0.017              0.483
5023736         $ 274,134.11       58.51                                      0.250                         0.017              0.483
5023744         $ 310,993.08       80.00                                      0.250                         0.017              0.358
5023747         $ 363,792.76       66.36                                      0.250                         0.017              0.233
5023760         $ 217,012.73       50.00                                      0.250                         0.017              0.733
5023774         $ 380,029.03       70.33                                      0.250                         0.017              0.608
5023782         $ 254,369.27       25.50                                      0.250                         0.017              0.233
5023788          $ 74,521.96       42.90                                      0.250                         0.017              0.483
5023790         $ 399,103.84       49.08                                      0.250                         0.017              0.733
5023796          $ 94,543.89       74.98                                      0.250                         0.017              0.358
5023803         $ 398,771.26       72.73                                      0.250                         0.017              0.608
5023804         $ 398,771.26       69.32                                      0.250                         0.017              0.608
5023810         $ 484,797.91       64.80                                      0.250                         0.017              0.233
5023813         $ 377,436.98       51.16                                      0.250                         0.017              0.608
5023826         $ 180,097.80       74.79                                      0.250                         0.017              0.233
5023827         $ 182,364.45       73.20                                      0.250                         0.017              0.000
5023828         $ 122,995.02       72.53                                      0.250                         0.017              0.233
5023834          $ 77,176.72       59.96                                      0.250                         0.017              0.733
5023839         $ 110,221.41       87.68                          13          0.250                         0.017              0.233
5023843         $ 478,741.84       76.19                                      0.250                         0.017              0.358
5023845         $ 159,922.57       67.92                                      0.250                         0.017              0.483
5023852         $ 125,583.25       56.00                                      0.250                         0.017              0.233
5023853         $ 373,650.33       63.03                                      0.250                         0.017              0.483
5023855         $ 398,359.87       74.92                                      0.250                         0.017              0.483
5023868         $ 648,392.25       54.17                                      0.250                         0.017              0.233
5023872         $ 279,853.21       54.76                                      0.250                         0.017              0.233
5023880         $ 294,732.76       75.19                                      0.250                         0.017              0.733
5023881          $ 63,607.17       74.13                                      0.250                         0.017              0.733
5023885         $ 548,424.94       55.00                                      0.250                         0.017              0.358
5023888          $ 93,689.64       63.02                                      0.250                         0.017              0.733
5023894         $ 523,387.30       75.00                                      0.250                         0.017              0.608
5023896         $ 304,587.88       79.36                                      0.250                         0.017              0.483
5023911         $ 429,344.15       75.59                                      0.250                         0.017              0.608
5023913         $ 261,834.60       75.00                                      0.250                         0.017              0.108
5023918         $ 927,219.67       62.00                                      0.250                         0.017              0.608
5023920         $ 348,951.22       58.72                                      0.250                         0.017              0.733
5023928         $ 264,123.50       49.07                                      0.250                         0.017              0.233
5023929         $ 261,403.97       73.46                                      0.250                         0.017              0.733
5023935         $ 306,981.27       80.00                                      0.250                         0.017              0.233
5023938         $ 454,528.32       80.00                                      0.250                         0.017              0.358
5023941         $ 852,623.13       45.00                                      0.250                         0.017              1.108
5023942         $ 264,123.50       88.33                          11          0.250                         0.017              0.233
5023946         $ 283,105.74       80.00                                      0.250                         0.017              0.483
5023951         $ 285,901.55       69.40                                      0.250                         0.017              0.233
5023955         $ 507,437.69       79.07                                      0.250                         0.017              0.233
5023966         $ 214,339.56       51.56                                      0.250                         0.017              0.608
5023972         $ 217,723.20       72.61                                      0.250                         0.017              0.858
5023995         $ 419,358.86       80.00                                      0.250                         0.017              0.608
5024008         $ 142,695.25       57.20                                      0.250                         0.017              0.983
5024010         $ 306,554.19       76.75                                      0.250                         0.017              0.858
5024024         $ 338,875.42       79.07                                      0.250                         0.017              0.233
5024026         $ 397,876.39       48.30                                      0.250                         0.017              0.483
5024057         $ 281,762.19       75.00                                      0.250                         0.017              0.608
5024067         $ 374,072.47       53.57                                      0.250                         0.017              0.233
5024078         $ 545,826.08       77.22                                      0.250                         0.017              0.233
5024085         $ 265,833.35       79.72                                      0.250                         0.017              0.483
5024093         $ 322,220.50       70.22                                      0.250                         0.017              0.358
5024103         $ 269,128.62       66.50                                      0.250                         0.017              0.358
5024114         $ 298,786.12       57.69                                      0.250                         0.017              0.358
5024180         $ 393,756.22       52.32                                      0.250                         0.017              0.483
5024207         $ 265,510.04       74.03                                      0.250                         0.017              0.358
5024286         $ 363,897.70       80.00                                      0.250                         0.017              0.233
5024308         $ 272,310.92       76.09                                      0.250                         0.017              0.608
5024340         $ 327,490.89       90.00                          13          0.250                         0.017              0.608
5024345         $ 272,593.51       70.00                                      0.250                         0.017              0.733
5024360          $ 99,839.59       40.82                                      0.250                         0.017              0.358
5024378         $ 252,303.04       74.99                                      0.250                         0.017              0.483
5024379         $ 605,570.84       55.18                                      0.250                         0.017              0.483
5024386         $ 148,984.27       71.39                                      0.250                         0.017              0.108
5024400         $ 354,731.37       70.50                                      0.250                         0.017              0.733
5024404         $ 444,949.90       74.33                                      0.250                         0.017              0.483
5024412         $ 253,997.68       89.40                          11          0.250                         0.017              0.483
5024420         $ 174,577.66       69.17                                      0.250                         0.017              0.358
5024429         $ 210,367.75       74.04                                      0.250                         0.017              0.733
5024440         $ 648,419.73       59.09                                      0.250                         0.017              0.483
5024443         $ 244,635.20       74.47                                      0.250                         0.017              0.733
5024450         $ 456,196.21       73.22                                      0.250                         0.017              0.483
5024451         $ 353,485.95       60.00                                      0.250                         0.017              0.858
5024467         $ 351,073.71       75.00                                      0.250                         0.017              0.358
5024486         $ 124,818.49       43.10                                      0.250                         0.017              0.858
5024503          $ 72,993.84       74.97                                      0.250                         0.017              0.858
5024508         $ 109,827.86       64.71                                      0.250                         0.017              0.483
5024513          $ 96,652.24       80.00                                      0.250                         0.017              0.608
5024521         $ 184,417.47       62.71                                      0.250                         0.017              0.483
5024522         $ 109,653.64       27.85                                      0.250                         0.017              0.483
5024530         $ 448,583.07       75.00                                      0.250                         0.017              0.483
5024542         $ 310,968.05       64.46                                      0.250                         0.017              0.233
5024543         $ 536,733.30       50.05                                      0.250                         0.017              0.483
5024554         $ 236,854.83       90.00                          13          0.250                         0.017              1.108
5024556         $ 201,703.54       70.69                                      0.250                         0.017              0.483
5024562         $ 199,634.21       53.57                                      0.250                         0.017              0.858
5024563         $ 444,629.97       61.94                                      0.250                         0.017              0.608
5024847         $ 335,168.91       80.00                                      0.250                         0.017              0.233
5025111         $ 340,997.12       85.75                                      0.250                         0.017              0.233
5025166         $ 371,275.37       72.33                                      0.250                         0.017              0.233
5025185         $ 278,023.46       80.00                                      0.250                         0.017              0.233
5025334         $ 271,563.67       80.00                                      0.250                         0.017              0.358
5025352         $ 293,740.42       95.00                          01          0.250                         0.017              0.733
5025508         $ 537,622.53       75.00                                      0.250                         0.017              0.233
5025514         $ 393,697.58       79.89                                      0.250                         0.017              0.358
5026228         $ 394,563.18       70.80                                      0.250                         0.017              0.608
5026357         $ 359,408.10       80.00                                      0.250                         0.017              0.233
5026394         $ 249,757.28       72.73                                      0.250                         0.017              0.000
5026436         $ 257,565.50       77.01                                      0.250                         0.017              0.483
5026450         $ 480,704.41       77.52                                      0.250                         0.017              0.483
5026476         $ 302,525.83       79.74                                      0.250                         0.017              0.483
5026486         $ 309,669.16       80.00                                      0.250                         0.017              0.483
5026498         $ 498,822.75       62.19                                      0.250                         0.017              0.483
5026524         $ 497,823.19       75.76                                      0.250                         0.017              0.000
5026532         $ 302,476.79       77.69                                      0.250                         0.017              0.000
5026552         $ 259,913.57       63.64                                      0.250                         0.017              0.108
5026561         $ 349,438.55       51.85                                      0.250                         0.017              0.358
5026589         $ 278,518.22       88.57                          12          0.250                         0.017              0.000
5026600         $ 299,092.45       70.59                                      0.250                         0.017              0.483
5026604         $ 524,178.42       70.00                                      0.250                         0.017              0.483
5026617         $ 380,888.02       61.53                                      0.250                         0.017              0.358
5026630         $ 259,561.89       52.53                                      0.250                         0.017              0.108
5026642         $ 301,787.75       78.57                                      0.250                         0.017              0.483
5026647         $ 288,289.43       75.00                                      0.250                         0.017              0.858
5026651         $ 269,348.40       90.00                          12          0.250                         0.017              0.358
5026671         $ 257,021.50       60.71                                      0.250                         0.017              0.358
5026690         $ 304,035.17       50.75                                      0.250                         0.017              0.608
5026707         $ 322,706.61       71.19                                      0.250                         0.017              0.608
5026911         $ 315,936.27       74.82                                      0.250                         0.017              0.000
5026972         $ 418,258.40       75.00                                      0.250                         0.017              0.233
5027023         $ 273,640.34       80.00                                      0.250                         0.017              0.358
5027030         $ 387,346.21       80.00                                      0.250                         0.017              0.108
5027036         $ 297,883.12       80.00                                      0.250                         0.017              0.483
5027045         $ 299,564.36       66.67                                      0.250                         0.017              0.858
5027058         $ 268,100.23       75.00                                      0.250                         0.017              0.733
5027068         $ 276,347.81       66.11                                      0.250                         0.017              0.483
5027097         $ 250,875.90       75.00                                      0.250                         0.017              0.733
5027102         $ 311,209.13       77.04                                      0.250                         0.017              0.108
5027108         $ 253,007.03       95.00                          13          0.250                         0.017              0.108
5027121         $ 258,554.22       77.84                                      0.250                         0.017              0.483
5027147         $ 326,420.47       76.82                                      0.250                         0.017              0.108
5027155         $ 329,856.74       80.00                                      0.250                         0.017              0.233
5027160         $ 298,958.69       90.00                          11          0.250                         0.017              0.233
5027170         $ 371,403.25       78.65                                      0.250                         0.017              0.358
5027186         $ 254,218.36       70.25                                      0.250                         0.017              0.233
5027210         $ 399,010.59       62.02                                      0.250                         0.017              0.233
5027218         $ 316,714.67       79.99                                      0.250                         0.017              0.233
5027231         $ 269,533.75       71.05                                      0.250                         0.017              0.000
5027236         $ 303,075.75       78.86                                      0.250                         0.017              0.000
5027282         $ 324,424.92       50.90                                      0.250                         0.017              0.000
5027320         $ 373,429.07       80.00                                      0.250                         0.017              0.608
5027326         $ 284,542.82       73.08                                      0.250                         0.017              0.358
5027329         $ 288,134.00       85.00                          11          0.250                         0.017              0.733
5027344         $ 335,433.82       44.80                                      0.250                         0.017              0.108
5027394         $ 319,182.18       80.00                                      0.250                         0.017              0.483
5027399         $ 429,275.43       73.88                                      0.250                         0.017              0.108
5027402         $ 290,145.25       76.47                                      0.250                         0.017              0.483
5027406         $ 389,058.78       79.92                                      0.250                         0.017              0.358
5027422         $ 331,467.42       80.00                                      0.250                         0.017              0.358
5027423         $ 276,946.41       79.88                                      0.250                         0.017              0.483
5027490         $ 254,695.49       70.97                                      0.250                         0.017              0.483
5027498         $ 291,312.52       80.00                                      0.250                         0.017              0.483
5027522         $ 260,630.38       90.00                          06          0.250                         0.017              0.983
5027548         $ 501,096.86       61.31                                      0.250                         0.017              0.483
5027549         $ 254,580.72       76.12                                      0.250                         0.017              0.233
5027611         $ 325,987.89       80.00                                      0.250                         0.017              0.108
5027648         $ 448,651.54       75.00                                      0.250                         0.017              0.733
5027650         $ 319,283.07       76.19                                      0.250                         0.017              0.733
5027657         $ 294,252.19       73.75                                      0.250                         0.017              0.108
5027658         $ 295,267.85       74.00                                      0.250                         0.017              0.233
5027662         $ 291,554.24       57.25                                      0.250                         0.017              0.608
5027681         $ 691,460.17       80.00                                      0.250                         0.017              0.483
5027688         $ 581,984.36       66.04                                      0.250                         0.017              0.000
5027703         $ 383,399.07       67.37                                      0.250                         0.017              0.483
5027717         $ 284,295.08       95.00                                      0.250                         0.017              0.233
5027731         $ 314,519.14       74.47                                      0.250                         0.017              0.608
5027736         $ 427,320.72       84.14                          11          0.250                         0.017              0.233
5027741         $ 436,916.62       74.87                                      0.250                         0.017              0.233
5027759         $ 198,526.85       80.00                                      0.250                         0.017              0.000
5027800         $ 422,976.74       80.00                                      0.250                         0.017              0.358
5027801         $ 348,406.82       84.64                          12          0.250                         0.017              0.608
5027803         $ 294,338.65       72.43                                      0.250                         0.017              0.483
5027804         $ 381,576.88       85.96                          12          0.250                         0.017              0.358
5027812         $ 499,255.52       64.27                                      0.250                         0.017              0.733
5027818         $ 299,351.35       40.00                                      0.250                         0.017              0.858
5027823         $ 430,308.60       74.96                                      0.250                         0.017              0.358
5027829         $ 277,054.86       75.00                                      0.250                         0.017              0.358
5027837         $ 572,149.69       74.87                                      0.250                         0.017              0.483
5027850         $ 298,811.91       75.00                                      0.250                         0.017              0.108
5027868         $ 409,292.01       43.62                                      0.250                         0.017              0.000
5027871         $ 322,968.10       77.95                                      0.250                         0.017              0.233
5027873         $ 251,605.63       80.00                                      0.250                         0.017              0.483
5028868         $ 502,412.55       80.00                                      0.250                         0.017              0.483
5032693         $ 499,136.60       80.00                                      0.250                         0.017              0.000
5032705         $ 304,539.35       71.92                                      0.250                         0.017              0.608
5032729         $ 318,085.42       74.07                                      0.250                         0.017              0.108
5032732         $ 487,245.83       80.00                                      0.250                         0.017              0.000
5032749         $ 359,087.47       73.47                                      0.250                         0.017              0.108
5032765         $ 599,250.11       55.84                                      0.250                         0.017              0.000
5032783         $ 383,384.02       80.00                                      0.250                         0.017              0.358
5032788         $ 270,495.56       79.07                                      0.250                         0.017              0.000
5032807         $ 241,541.14       57.81                                      0.250                         0.017              0.608
5032835         $ 263,518.32       70.69                                      0.250                         0.017              0.233
5033776         $ 279,539.62       80.00                                      0.250                         0.017              0.233
5033805         $ 274,543.87       76.39                                      0.250                         0.017              0.608
5033827         $ 257,150.31       79.73                                      0.250                         0.017              0.233
5033835         $ 366,381.58       69.25                                      0.250                         0.017              0.108
5033841         $ 338,929.41       80.00                                      0.250                         0.017              0.483
5033883         $ 251,391.84       80.00                                      0.250                         0.017              0.358
5033903         $ 234,787.36       88.68                          06          0.250                         0.017              0.733
5034499         $ 267,298.02       72.83                                      0.250                         0.017              0.108
5034514         $ 289,945.55       80.00                                      0.250                         0.017              0.483
5034534         $ 314,494.71       91.30                          06          0.250                         0.017              0.358
5034645         $ 526,335.88       76.06                                      0.250                         0.017              0.358
5034666         $ 251,406.69       80.00                                      0.250                         0.017              0.483
5034805         $ 313,355.37       84.99                          06          0.250                         0.017              0.483
5036921         $ 299,406.92       57.67                                      0.250                         0.017              0.233


                                                                                                           $ 135,180,655.86

COUNT:                       399
WAC:                 7.169508707
WAM:                 351.2761348
WALTV:                69.8733542


NASCOR
NMI / 1999-18 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON-RELOCATION LOANS



(i)            (xvii)                            (xviii)
-----          -----------                       -----------

MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER         SERVICER                          SELLER
--------       -----------------------------------------------------------------
4836563        CHASE MANHATTAN BANK              CHASE MANHATTAN BANK
4859300        NATIONAL CITY MORTGAGE CO.        NATIONAL CITY MORTGAGE CO.
4906133        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4944998        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4959907        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4961205        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4962689        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4962792        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4962859        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4963238        MERRILL LYNCH CREDIT CORP         MERRILL LYNCH CREDIT CORP
4963288        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4963322        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4963337        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4963362        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4963395        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4967917        COUNTRYWIDE FUNDING CORP.         COUNTRYWIDE FUNDING CORP.
4972463        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4972529        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4972575        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4975828        FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
4977055        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4981357        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4981400        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
4984536        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4984553        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4984591        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4984596        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
4987703        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4988563        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4992024        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4992193        PLYMOUTH SAVINGS BANK             PLYMOUTH SAVINGS BANK
4992232        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4992487        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4997486        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4997682        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4997693        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4997699        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4997707        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4999192        FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
4999421        HUNTINGTON MORTGAGE COMPANY       HUNTINGTON MORTGAGE COMPANY
5001135        HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5001616        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001630        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001653        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001829        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001834        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001841        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001873        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001879        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001890        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001919        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001922        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001926        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001929        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001934        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001948        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001949        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001992        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5001998        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002029        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002047        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002063        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002082        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002088        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002102        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002106        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002107        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002112        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002124        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002129        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002133        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002140        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002141        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002151        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002919        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002921        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002932        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002943        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002966        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5002974        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003053        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003072        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003085        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003088        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003093        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003105        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003122        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003567        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003582        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003612        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003623        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003706        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003738        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003743        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003764        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003778        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003783        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003784        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003787        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003796        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003798        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003800        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003813        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003819        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003828        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003833        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003854        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003860        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003886        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003901        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003910        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5003983        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5004366        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5004371        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5004385        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5004548        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5004693        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5004762        MERRILL LYNCH CREDIT CORP.        MERRILL LYNCH CREDIT CORP.
5005075        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005165        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005227        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005280        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005456        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005536        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005583        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005868        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5005986        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5006160        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5006731        HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5007740        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5007765        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5007770        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5008434        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5008451        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5008558        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5009225        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5009372        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
5009587        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
5009619        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
5009662        NOVUS FINANCIAL CORPORATION       NOVUS FINANCIAL CORPORATION
5010186        FT MORTGAGE COMPANIES             FT MORTGAGE COMPANIES
5011145        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011191        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011237        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011238        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011257        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011283        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011290        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5011298        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5023152        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023181        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023197        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023245        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023255        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023266        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023277        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023282        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023283        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023298        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023308        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023319        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023323        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023331        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023332        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023337        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023341        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023348        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023351        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023354        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023358        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023362        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023375        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023385        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023395        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023397        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023407        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023409        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023419        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023422        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023427        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023432        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023440        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023496        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023520        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023532        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023709        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023719        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023729        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023736        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023744        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023747        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023760        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023774        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023782        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023788        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023790        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023796        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023803        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023804        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023810        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023813        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023826        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023827        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023828        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023834        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023839        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023843        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023845        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023852        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023853        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023855        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023868        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023872        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023880        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023881        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023885        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023888        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023894        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023896        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023911        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023913        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023918        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023920        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023928        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023929        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023935        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023938        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023941        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023942        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023946        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023951        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023955        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023966        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023972        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5023995        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024008        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024010        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024024        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024026        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024057        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024067        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024078        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024085        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024093        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024103        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024114        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024180        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024207        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024286        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024308        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024340        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024345        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024360        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024378        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024379        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024386        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024400        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024404        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024412        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024420        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024429        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024440        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024443        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024450        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024451        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024467        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024486        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024503        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024508        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024513        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024521        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024522        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024530        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024542        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024543        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024554        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024556        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024562        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024563        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5024847        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5025111        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025166        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025185        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025334        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025352        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025508        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5025514        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5026228        BANK UNITED OF TEXAS              BANK UNITED OF TEXAS
5026357        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026394        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026436        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026450        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5026476        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026486        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026498        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026524        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5026532        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026552        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5026561        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026589        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026600        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026604        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026617        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026630        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026642        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026647        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026651        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026671        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026690        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026707        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026911        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5026972        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027023        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027030        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027036        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027045        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027058        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027068        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027097        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027102        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027108        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027121        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027147        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027155        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027160        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027170        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027186        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027210        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027218        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027231        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027236        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027282        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027320        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027326        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027329        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027344        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027394        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027399        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027402        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027406        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027422        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027423        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027490        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027498        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027522        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027548        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027549        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027611        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027648        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027650        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027657        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027658        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027662        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027681        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5027688        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027703        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027717        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027731        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027736        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027741        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027759        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027800        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027801        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027803        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027804        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027812        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027818        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027823        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027829        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027837        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027850        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027868        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027871        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5027873        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5028868        HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5032693        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5032705        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032729        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032732        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032749        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032765        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032783        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5032788        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032807        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5032835        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033776        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033805        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033827        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033835        BANCBOSTON MORTGAGE CORP.         BANCBOSTON MORTGAGE CORP.
5033841        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033883        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5033903        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034499        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034514        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034534        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034645        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034666        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5034805        SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
5036921        FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP




COUNT:                                       399
WAC:                                 7.169508707
WAM:                                 351.2761348
WALTV:                                69.8733542

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)



Loan Information

      Name of Mortgagor:               _____________________________

      Servicer
      Loan No.:                        _____________________________



Custodian/Trust Administrator

      Name:                             _____________________________

      Address:                          _____________________________

      Custodian/Trustee                 _____________________________

      Mortgage File No.:                _____________________________



Seller

      Name:                             _____________________________

      Address:                          _____________________________

      Certificates:
                                          Mortgage Pass-Through Certificates,
                                          Series 1999-18

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-18, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 29, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.


( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ------------.


( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.


( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.


( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:  __________________________


                                       Title:  ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                          AFFIDAVIT    PURSUANT   TO   SECTION
                                          860E(e)(4)  OF THE INTERNAL  REVENUE
                                          CODE OF 1986,  AS  AMENDED,  AND FOR
                                          NON-ERISA INVESTORS

STATE OF          ) )
                  ) ss:
COUNTY OF          )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's  Taxpayer  Identification  Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a
"disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                       [NAME OF PURCHASER]



                                       By:__________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of           , 19 __.
                                                          ----------



-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





          [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288
Re:   Norwest Asset Securities Corporation,
            Series 1999-18, Class [A-R][A-LR]

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]



                                       ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-18
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER



                                                    ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.] The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the June 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b    No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c)   The     Purchaser     acknowledges     that    its     Class
[A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:  ______________________________



                                       Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-18
                CLASS [A-9] [A-22] [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER




                                                     ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18, Class [A-9] [A-22] [B-1][B-2][B-3] Certificates (the "Class [A-9] [A-22]
[B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [A-9] [A-22] [B-1][B-2][B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-9] [A-22] [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or
(iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:  _____________________________



                                       Its:  _____________________________


                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                  Norwest Mortgage, Inc. Servicing Agreement

             First Union Mortgage Corporation Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                         Bank United Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

               NOVUS Financial Corporation Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

              National City Mortgage Company Servicing Agreement

                  FT Mortgage Companies Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                      HomeSide Lending Servicing Agreement

                  Plymouth Savings Bank Servicing Agreement

              Chase Manhattan Mortgage Corp. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This  SPECIAL   SERVICING  AND   COLLATERAL   FUND   AGREEMENT  (the
"Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

             _____ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of June 29, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.
 intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund  established and maintained  pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's   Election  to  Delay  Foreclosure
Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's  Election to Commence  Foreclosure
Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-18. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   bin the case of the Purchaser,




                  Attention:

            Section 4.05      Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:  _______________________________







                                       By:____________________________________
                                       Name:__________________________________
                                       Title:  _______________________________